   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 1995
                                                       REGISTRATION NO. 33-

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-4
                           REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                             SEQUOIA SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      3571                   04-2738973
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF     CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)
    INCORPORATION OR
      ORGANIZATION)

              400 NICKERSON ROAD, MARLBOROUGH, MASSACHUSETTS 01752
                                 (508) 480-0800
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
      INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                             CORNELIUS P. MCMULLAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SEQUOIA SYSTEMS, INC.
                               400 NICKERSON ROAD
                        MARLBOROUGH, MASSACHUSETTS 01752
                                 (508) 480-0800
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

  DAVID A. WESTENBERG, ESQ.  JEREMY F. SWETT, ESQ.        ROBERT WHILDEN, ESQ.
    HALE AND DORR            SEQUOIA SYSTEMS, INC.       VINSON & ELKINS, L.L.P.
   60 STATE STREET             400 NICKERSON ROAD         2500 FIRST CITY TOWER
BOSTON, MASSACHUSETTS   MARLBOROUGH, MASSACHUSETTS 01752       1001 FANNIN
                  02109                                   HOUSTON, TEXAS 77002
    (617) 526-6000                                           (713) 758-2222


                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and certain other conditions under the Merger Agreement are met or waived.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                         PROPOSED
                                          PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF     AMOUNT        MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE    OFFERING    REGISTRATION
       REGISTERED        REGISTERED(1)  PER SHARE(2)     PRICE(2)       FEE(3)
- ---------------------------------------------------------------------------------
Common Stock, $.40 par
 value per share.......    5,273,000       $4.00      $21,092,000.00  $7,274.00

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) The estimated maximum number of shares issuable in the Transaction described herein.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), and based upon the average of the high and low prices reported on the Nasdaq National Market on February 16, 1995.
(3) A fee of $3,527.00 was previously paid by the Registrant pursuant to Rule 14a-6 promulgated under the Securities Exchange Act of 1934, as amended, in connection with the filing of the preliminary Proxy Statement/Prospectus on December 23, 1994. Pursuant to Rule 457(b) under the Securities Act, such fee is being credited against the registration fee, and accordingly, an additional fee of $3,747.00 is being paid upon filing of this Registration Statement.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             SEQUOIA SYSTEMS, INC.

           CROSS-REFERENCE SHEET SHOWING LOCATIONS IN THE PROSPECTUS
                   OF THE RESPONSES TO THE ITEMS OF FORM S-4
                    (PURSUANT TO ITEM 501 OF REGULATION S-K)

             FORM S-4
      ITEM NUMBER AND CAPTION                  LOCATION IN PROSPECTUS
      -----------------------        -------------------------------------------
A. INFORMATION ABOUT THE
TRANSACTION
 1.Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus.....  Facing Page; Cross Reference Sheet; Outside
                                     Front Cover Page of Proxy
                                     Statement/Prospectus
 2.Inside Front and Outside Back
      Cover Pages of Prospectus....  Inside Front Cover Page of Proxy Statement/
                                     Prospectus; Available Information; Table of
                                     Contents
 3.Risk Factors, Ratio of Earnings
      to Fixed Charges and Other     Summary; Risk Factors; Selected Historical
      Information..................  and Unaudited Pro Forma Financial Data;
                                     Unaudited Pro Forma Combined Condensed
                                     Financial Statements
 4.Terms of the Transaction........  Summary; The Merger; The Merger Agreement
 5.Pro Forma Financial Information.  Unaudited Pro Forma Combined Condensed
                                     Financial Data
 6.Material Contacts with the
      Company Being Acquired.......  Summary; The Merger; The Merger Agreement;
                                     Stock Option Agreements
 7.Additional Information Required
      for Reoffering by Persons and
      Parties Deemed to be
      Underwriters.................  Not Applicable
 8.Interests of Named Experts and
      Counsel......................  Legal Matters; Experts
 9.Disclosure of Commission
      Position on Indemnification
      for Securities Act
      Liabilities..................  Not Applicable
B. INFORMATION ABOUT THE REGISTRANT
10.Information with Respect to S-3
 Registrants.......................  Not Applicable
11.Incorporation of Certain
      Information by Reference.....  Not Applicable
12.Information with Respect to S-2
      or S-3 Registrants...........  Available Information; Incorporation of
                                     Certain Documents by Reference; Summary;
                                     Sequoia Systems, Inc.; Selected Historical
                                     and Unaudited Pro Forma Financial Data
13.Incorporation of Certain          Incorporation of Certain Documents by
      Information by Reference.....  Reference
14.Information with Respect to
      Registrants Other Than S-2 or
      S-3 Registrants..............  Not Applicable
C. INFORMATION ABOUT THE COMPANY
 BEING ACQUIRED
15.Information with Respect to S-3
      Companies....................  Not Applicable
16.Information with Respect to S-2
      or S-3 Companies.............  Not Applicable

              FORM S-4
       ITEM NUMBER AND CAPTION                   LOCATION IN PROSPECTUS
       -----------------------         -------------------------------------------
17.Information with Respect to
      Companies Other Than S-2 or S-3
      Companies......................  Available Information; Incorporation of
                                       Certain Documents by Reference; Summary;
                                       SPCO, Inc.; Selected Historical and
D. VOTING AND MANAGEMENT INFORMATION   Unaudited Pro Forma Financial Data
18.Information if Proxies, Consents
      or Authorizations are to be
      Solicited......................  Outside Front Cover Page of Proxy
                                       Statement/ Prospectus; Incorporation of
                                       Certain Documents by Reference; Summary;
                                       The Meeting; The Merger; Sequoia Systems,
                                       Inc.; Comparison of Stockholder Rights
19.Information if Proxies, Consents
      or Authorizations are not to be
      Solicited or in an Exchange
      Offer..........................  Not Applicable

                                                                February  , 1995

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of Sequoia Systems, Inc. ("Sequoia"). The Special Meeting will be held at the Radisson Inn, 75 Felton Street, Marlborough, Massachusetts on Wednesday, March 29, 1995 at 9:00 a.m.

  At this important meeting, you will be asked to approve the issuance of approximately 5,273,000 shares of Sequoia Common Stock in connection with Sequoia's acquisition of Texas Microsystems, Inc. and certain affiliated entities (collectively, the "TMI Group"), as described in the accompanying Proxy Statement/Prospectus.

  You will also be asked to approve an amendment to Sequoia's Restated Certificate of Incorporation increasing the number of authorized shares of Sequoia Common Stock from 25,000,000 shares to 35,000,000 shares.

  Other matters on which your votes will be requested at the Special Meeting are (a) the election of two Class I Directors to the Board of Directors; (b) approval of amendments to Sequoia's 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan; (c) approval of amendments to the 1993 Employee Stock Purchase Plan; (d) approval of the 1995 Outside Directors' Stock Option Plan; and (e) ratification of the appointment of Sequoia's independent accountants for the fiscal year ending June 30, 1995.

  The accompanying Proxy Statement/Prospectus provides a description of the proposals to be presented at the Special Meeting and extensive information concerning Sequoia and the TMI Group. Please give this information your careful attention.

  SEQUOIA'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TMI GROUP TRANSACTION AND BELIEVES THAT IT IS IN THE BEST INTERESTS OF SEQUOIA AND ITS STOCKHOLDERS. THE BOARD RECOMMENDS A VOTE FOR THE TMI GROUP TRANSACTION AND THE OTHER PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING. THE REASONS FOR THE BOARD'S RECOMMENDATION AND A DESCRIPTION OF CERTAIN FACTORS THAT STOCKHOLDERS SHOULD CONSIDER IN DECIDING HOW TO VOTE AT THE SPECIAL MEETING ARE SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

  Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by carefully reading the enclosed proxy materials and then signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience.

                                          Sincerely,

                                          Francis J. Hughes, Jr.
                                          Chairman

                             SEQUOIA SYSTEMS, INC.
                               400 Nickerson Road
                        Marlborough, Massachusetts 01752

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                                                February  , 1995

To the Stockholders of
SEQUOIA SYSTEMS, INC.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Sequoia Systems, Inc., a Delaware corporation ("Sequoia"), will be held on Wednesday, March 29, 1995, at the Radisson Inn, 75 Felton Street, Marlborough, Massachusetts 01752, commencing at 9:00 a.m., local time, for the following purposes:

1. To approve the issuance of approximately 5,273,000 shares of Common Stock, par value $.40 per share, of Sequoia ("Sequoia Common Stock") pursuant to the Merger and Stock Purchase Agreement, dated as of November 9, 1994 and amended as of February 7, 1995, among Sequoia, Sequoia Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Sequoia ("Sub"), SPCO, Inc., a Delaware corporation ("SPCO"), and Keystone International, Inc., a Delaware corporation ("Keystone"), pursuant to which, among other things: (a) Sub will be merged with and into SPCO, which will be the surviving corporation, and SPCO will become a wholly-owned subsidiary of Sequoia; (b) each outstanding share of Common Stock, par value $.01 per share, of SPCO will be converted into the right to receive .5015674 share of Sequoia Common Stock, for an aggregate of 4,447,649 shares of Sequoia Common Stock, subject to certain escrow obligations; (c) Sequoia will purchase from Keystone all shares of common stock of Texas Microsystems, Inc., a Delaware corporation ("TMI"), and Texas Micro Electronics, Inc., a Delaware corporation, owned by Keystone in exchange for an aggregate of 752,351 shares of Sequoia Common Stock; and (d) certain outstanding options to purchase shares of the common stock of TMI will be exchanged for an aggregate of approximately 73,000 shares of Sequoia Common Stock, subject to certain escrow obligations (collectively, the "Acquisition Proposal");

2. To approve an amendment to the Restated Certificate of Incorporation of Sequoia increasing the number of authorized shares of Sequoia Common Stock from 25,000,000 shares to 35,000,000 shares (the "Charter Amendment");

3. To elect Dean C. Campbell and John F. Smith as the Class I Directors on the Board of Directors of Sequoia;

4. To approve amendments to Sequoia's 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan increasing the aggregate number of shares of Sequoia Common Stock available for issuance under such plans from 2,425,000 to 3,700,000 shares and providing that no employee may receive options for more than 500,000 shares in any calendar year;

5. To approve amendments to Sequoia's 1993 Employee Stock Purchase Plan increasing from 250,000 to 750,000 the number of shares available for issuance under such plan and increasing the term of such plan for an additional two years;

6. To approve Sequoia's 1995 Outside Directors' Stock Option Plan; and

7. To ratify the appointment by the Board of Directors of Sequoia of Coopers & Lybrand, L.L.P. as Sequoia's independent accountants for the fiscal year ending June 30, 1995.

  The Board of Directors of Sequoia has fixed the close of business on January 30, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

  The affirmative vote of the holders of a majority of the shares of Sequoia Common Stock present or represented at the Special Meeting is necessary to approve each of the matters to be considered at the Special Meeting, except that the affirmative vote of the holders of a majority of the outstanding shares of Sequoia Common Stock is necessary to approve the Charter Amendment and the affirmative vote of the holders of a plurality of the votes cast is necessary to elect the two Class I Directors, provided, in each instance, that a quorum is present. Holders of Sequoia Common Stock are not entitled to dissenters' appraisal rights in connection with the Acquisition Proposal.

  Sequoia's 1994 Annual Report to Stockholders was mailed to all Sequoia stockholders on or about September 23, 1994.

  All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, after you have carefully reviewed the enclosed proxy materials, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. If you attend the meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked at any time before its exercise in the manner specified herein.

                                          Sincerely,

                                          Jeremy F. Swett, Secretary

  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS.

                           PROXY STATEMENT/PROSPECTUS

                               ----------------

SEQUOIA SYSTEMS, INC.                                SPCO, INC.
400 NICKERSON ROAD                                   C/O TEXAS MICROSYSTEMS,
MARLBOROUGH, MASSACHUSETTS 01752                     INC.
TEL: (508) 480-0800                                  5959 CORPORATE DRIVE
                                                     HOUSTON, TEXAS 77036
                                                     TEL: (713) 541-8200

PROXY STATEMENT for the              and             PROSPECTUS for Issuance
Special Meeting of Stockholders                      of
of Sequoia Systems, Inc. to be                       Shares of Sequoia Common
held on March 29, 1995                               Stock,
                                                     $.40 par value

  This Proxy Statement/Prospectus is being furnished to holders of Common Stock, par value $.40 per share ("Sequoia Common Stock"), of Sequoia Systems, Inc., a Delaware corporation ("Sequoia"), in connection with the solicitation of proxies by the Board of Directors of Sequoia (the "Sequoia Board") for use at the Special Meeting of Stockholders of Sequoia (the "Special Meeting") to be held on Wednesday, March 29, 1995 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

  This Proxy Statement/Prospectus is also being furnished to holders of Common Stock, par value $.01 per share ("SPCO Common Stock"), of SPCO, Inc., a Delaware corporation ("SPCO"), in connection with the solicitation of the written consent of such stockholders (the "SPCO Written Consent") in accordance with Section 228 of the Delaware General Corporation Law ("DGCL") by the Board of Directors of SPCO (the "SPCO Board") relating to the Merger (as defined herein) and the other transactions contemplated by the Merger and Stock Purchase Agreement (the "Acquisition Agreement"), dated as of November 9, 1994 and amended as of February 7, 1995, among Sequoia Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Sequoia ("Sub"), SPCO, and Keystone International, Inc., a Delaware corporation ("Keystone"). The Acquisition Agreement is attached hereto as Annex A and incorporated herein by reference.

  This Proxy Statement/Prospectus constitutes a prospectus of Sequoia with respect to approximately 5,273,000 shares of Sequoia Common Stock to be issued in exchange for (i) all outstanding shares of SPCO Common Stock in connection with the merger of Sub with and into SPCO (the "Merger"), (ii) all unvested options to acquire Common Stock, $.01 par value per share ("TMI Common Stock"), of Texas Microsystems, Inc., a Delaware corporation and a majority-owned subsidiary of SPCO ("TMI"), and (iii) all shares of (a) TMI Common Stock and
(b) Common Stock, $.01 par value per share, of Texas Micro Electronics, Inc. ("TME"), a Delaware corporation and a majority-owned subsidiary of TMI (the "TME Common Stock"), owned by Keystone (the "Keystone Shares") (collectively, the "Transaction"). All information contained in this Proxy Statement/Prospectus relating to Sequoia has been supplied by Sequoia, all information relating to SPCO, TMI and TME has been supplied by SPCO and all information relating to Keystone has been supplied by Keystone.

  See "Risk Factors" for certain information that should be considered by stockholders of both Sequoia and SPCO. See "Glossary of Certain Defined Terms" for definitions of certain terms used in this Proxy Statement/Prospectus.

                               ----------------

 THE SECURITIES TO BE ISSUED  PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE
  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES AND EXCHANGE COMMISSION
   OR ANY  STATE SECURITIES COMMISSION  NOR HAS THE  SECURITIES AND EXCHANGE
    COMMISSION OR ANY STATE SECURITIES  COMMISSION PASSED UPON THE ACCURACY
     OR  ADEQUACY OF THIS  PROXY STATEMENT/PROSPECTUS.  ANY REPRESENTATION
      TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

  This Proxy Statement/Prospectus, the accompanying form of proxy (for Sequoia stockholders) and the accompanying form of SPCO Written Consent (for SPCO stockholders) are first being mailed to the respective stockholders of Sequoia and SPCO on or about February , 1995.

         The date of this Proxy Statement/Prospectus is February  , 1995.

                             AVAILABLE INFORMATION

  Sequoia is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Sequoia with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Sequoia Common Stock is traded on the Nasdaq National Market. Reports and other information concerning Sequoia can also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

  Sequoia has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Sequoia Common Stock to be issued pursuant to the Acquisition Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following Sequoia documents, heretofore filed by Sequoia with the Commission, are incorporated by reference in this Proxy Statement/Prospectus:

    1. Sequoia's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, filed with the Commission on September 7, 1994, as amended by Amendment No. 1 thereto on Form 10-K/A filed with the Commission on October 27, 1994, and as further amended by Amendment No. 2 thereto on Form 10-K/A filed with the Commission on February 21, 1995;

    2. Sequoia's Quarterly Report on Form 10-Q for the three months ended October 2, 1994 filed with the Commission on November 16, 1994;

    3. Sequoia's Quarterly Report on Form 10-Q for the three months ended January 1, 1995 filed with the Commission on February 14, 1995; and

    4. The description of Sequoia's capital stock contained in Sequoia's Registration Statement on Form 8-A filed with the Commission on January 18, 1990.

  All documents and reports subsequently filed by Sequoia pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE RELATING TO SEQUOIA WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF SEQUOIA COMMON STOCK, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, DIRECTED TO SEQUOIA SYSTEMS, INC., 400 NICKERSON ROAD, MARLBOROUGH, MASSACHUSETTS 01752, ATTENTION: SECRETARY (TELEPHONE NUMBER (508) 480-0800). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 22, 1995. SEQUOIA'S 1994 ANNUAL REPORT TO STOCKHOLDERS WAS MAILED TO ALL SEQUOIA STOCKHOLDERS ON OR ABOUT SEPTEMBER 23, 1994.

  NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SEQUOIA, SPCO, TMI, TME OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SEQUOIA, SPCO, TMI OR TME SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


  Sequoia, Topix and Total Availability Solutions are registered trademarks of Sequoia.
  Pick is a trademark of Pick Systems, Inc.
  UNIX and Novell are registered trademarks of Novell, Inc.
  Informix is a registered trademark of Informix Software, Inc.
  UniData is a registered trademark of Unidata, Inc.
  UniVerse is a registered trademark of VMark Software, Inc.
  Oracle is a registered trademark of Oracle Corporation.
  Texas Micro and Texas Microsystems are registered trademarks of TMI. OmniRACK and XpressRack are trademarks of Intel Corporation.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   2
SUMMARY...................................................................   6
RISK FACTORS..............................................................  13
SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA................  19
COMPARATIVE PER SHARE DATA................................................  23
MARKET PRICE INFORMATION AND DIVIDEND POLICY..............................  24
THE MEETING...............................................................  25
  General.................................................................  25
  Matters To Be Considered................................................  25
  Voting at the Special Meeting; Record Date..............................  25
  Proxies.................................................................  26
  SPCO Written Consent....................................................  27
ITEM 1--APPROVAL OF THE TRANSACTION.......................................  28
  Background of the Transaction...........................................  28
  Reasons for the Transaction; Recommendations of the Boards of Directors.  29
  Opinion of Sequoia's Financial Advisor..................................  31
  Interests of Certain Persons in the Transaction.........................  33
  Agreements to Vote......................................................  33
  Certain Arrangements Regarding the Sequoia Board Following the Transac-
   tion...................................................................  33
  Accounting Treatment....................................................  33
  Certain Federal Income Tax Consequences.................................  34
  Federal Securities Law Consequences.....................................  35
  Nasdaq National Market Quotation........................................  36
  Appraisal Rights........................................................  36
  Regulatory Approvals....................................................  36
THE ACQUISITION AGREEMENT.................................................  36
  Restructuring Prior to the Transaction..................................  36
  The Transaction.........................................................  37
  Conversion of Securities................................................  37
  Ownership of Sequoia After the Transaction..............................  38
  Representations and Warranties..........................................  38
  Certain Covenants.......................................................  39
  Registration Rights.....................................................  39
  Representation on the Sequoia Board.....................................  39
  No Solicitation.........................................................  40
  Non-Competition.........................................................  40
  Employment and Advisory Arrangements with Messrs. Stewart and Patterson.  40
  Related Matters After the Transaction...................................  40
  Indemnification.........................................................  41
  Escrow..................................................................  41
  Conditions..............................................................  42
  Stock Option and Benefit Plans..........................................  43
  Termination; Termination Fees and Expenses..............................  43
  Dispute Resolution......................................................  44
  Amendment and Waiver....................................................  44
THE TMI GROUP.............................................................  45
  Business of the TMI Group...............................................  45

                                                                           PAGE
                                                                           ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS OF THE TMI GROUP...................................   48
SEQUOIA SYSTEMS, INC. ....................................................   53
  Business of Sequoia.....................................................   53
  Directors and Executive Officers of Sequoia.............................   62
  Security Ownership of Certain Beneficial Owners and Management..........   67
  Report of the Sequoia Compensation Committee............................   68
  Comparative Stock Performance...........................................   71
  Certain Relationships and Related Transactions..........................   71
COMPARISON OF STOCKHOLDER RIGHTS..........................................   72
  Number, Classification and Removal of Directors.........................   72
  Stockholder Actions and Meetings........................................   72
  Transactions with Interested Stockholders...............................   72
  Approval of Certain Charter Amendments..................................   73
DESCRIPTION OF SEQUOIA CAPITAL STOCK......................................   73
  General.................................................................   73
  Sequoia Common Stock....................................................   74
  Sequoia Preferred Stock.................................................   74
  Transfer Agent and Registrar............................................   74
APPRAISAL RIGHTS OF SPCO STOCKHOLDERS.....................................   74
  Written Demand for Appraisal............................................   75
  Other Procedures........................................................   75
ITEM 2--AMENDMENT TO SEQUOIA'S RESTATED CERTIFICATE OF INCORPORATION......   77
  Board Recommendation....................................................   77
ITEM 3--ELECTION OF DIRECTORS.............................................   77
  Board and Committee Meetings............................................   78
  Board Recommendation....................................................   79
ITEM 4--APPROVAL OF AMENDMENTS TO 1986 INCENTIVE STOCK OPTION PLAN AND
 1986 SUPPLEMENTAL STOCK OPTION PLAN......................................   79
  Federal Income Tax Consequences.........................................   80
  Board Recommendation....................................................   81
ITEM 5--APPROVAL OF AMENDMENTS TO 1993 EMPLOYEE STOCK PURCHASE PLAN.......   81
  Federal Income Tax Consequences.........................................   81
  Board Recommendation....................................................   82
ITEM 6--APPROVAL OF THE 1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN.........   82
  Federal Income Tax Consequences.........................................   82
  Board Recommendation....................................................   83
ITEM 7--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS..............   83
  Board Recommendation....................................................   84
LEGAL MATTERS.............................................................   84
EXPERTS...................................................................   84
STOCKHOLDER PROPOSALS.....................................................   84
ACCOMPANYING SEQUOIA REPORTS..............................................   84
GLOSSARY OF CERTAIN DEFINED TERMS.........................................   85
INDEX TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS......  F-1
ANNEX A MERGER AND STOCK PURCHASE AGREEMENT...............................  A-1
      AMENDMENT NO. 1 TO MERGER AND STOCK PURCHASE AGREEMENT.............. A-77
ANNEX B OPINION OF BROADVIEW ASSOCIATES, L.P. ............................  B-1
ANNEX C SECTION 262 OF THE DGCL...........................................  C-1
ANNEX D 1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN.........................  D-1

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement/ Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Proxy Statement/Prospectus and the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus. A glossary of certain defined terms appears under the heading "Glossary of Certain Defined Terms". Unless the context otherwise requires, (i) SPCO, TMI and TME are (after giving effect to the BriskHeat Spin-Off described herein) collectively referred to in this Proxy Statement/Prospectus as the "TMI Group", and (ii) all references herein to Sequoia, SPCO, TMI and TME include their respective subsidiaries. Stockholders are urged to read this Proxy Statement/Prospectus and the Annexes and other documents attached hereto in their entirety.

THE COMPANIES

 Sequoia

  Sequoia designs, manufactures, markets and services highly modular and easily expandable, totally available computer systems based on the UNIX operating system. Sequoia systems are used primarily for on-line transaction processing ("OLTP") and in other interactive environments in which system availability, fast response time and data integrity are critical. The principal executive offices of Sequoia are located at 400 Nickerson Road, Marlborough, Massachusetts 01752 and its telephone number is (508) 480-0800. See "Sequoia Systems, Inc.".

 The TMI Group

  SPCO is a holding company and has no material net assets other than its TMI Common Stock. The TMI Group is engaged in the business of manufacturing and selling microcomputers and related products for use in harsh computing environments such as telecommunications, data acquisition and process control. The TMI Group's products are used in a variety of applications such as voice mail systems, engine testing, central office telecommunications, data acquisition process control and military applications. The principal executive offices of the TMI Group are located at 5959 Corporate Drive, Houston, Texas 77242 and its telephone number is (713) 541-8200. See "The TMI Group".

  As part of the transactions contemplated by the Acquisition Agreement, the TMI Group and certain of its affiliates are engaging in a series of transactions (the "Restructuring"). In connection with the Restructuring, SPCO spun-off the Common Stock, $.01 par value per share (the "BriskHeat Common Stock"), of BriskHeat Corporation, a Delaware corporation ("BriskHeat"), pro rata among SPCO's stockholders on October 31, 1994 (the "BriskHeat Spin-Off'') and, prior to the Closing (the "Closing") of the Transaction: (i) SPCO will effect a 170-for-1 stock split (the "SPCO Stock Split"); (ii) certain stockholders of TME will contribute their TME Common Stock to TMI; and (iii) certain options to acquire TMI Common Stock have been or will be exercised and the shares of TMI Common Stock issued upon such exercises will be exchanged for an aggregate of 367,500 shares of SPCO Common Stock (the "TMI Option Exchange").

  As a result of the Restructuring, immediately prior to the Closing: (i) SPCO will own approximately 85.53% of the outstanding capital stock of TMI; (ii) TMI will own 85% of the outstanding capital stock of TME; (iii) Keystone will own approximately 14.47% of the outstanding capital stock of TMI; and (iv) Keystone will own 15% of the outstanding capital stock of TME. See "The Acquisition Agreement--Restructuring Prior to the Transaction".

DATE AND PLACE OF THE SPECIAL MEETING

  The Special Meeting will be held on Wednesday, March 29, 1995 at the Radisson Inn, 75 Felton Street, Marlborough, Massachusetts 01752, commencing at 9:00 a.m., local time. See "The Meeting".

STOCKHOLDERS ENTITLED TO VOTE

  Holders of record of shares of Sequoia Common Stock at the close of business on January 30, 1995 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 9,866,956 shares of Sequoia Common Stock outstanding, each of which will entitle the holder thereof to one vote on each matter to be acted upon or which may properly come before the Special Meeting.

  The SPCO Board intends to circulate the SPCO Written Consent in accordance with Section 228 of the DGCL on or about the date of this Proxy Statement/Prospectus to the holders of record of shares of SPCO Common Stock in order to approve the Merger and the Acquisition Agreement. As of the date hereof, there are 50,000 shares of SPCO Common Stock outstanding and 8,867,500 shares will be outstanding after giving effect to the SPCO Stock Split and the TMI Option Exchange. Each outstanding share of SPCO Common Stock will entitle the holder thereof to one vote in consenting or withholding consent to each matter covered by the SPCO Written Consent. See "The Meeting--SPCO Written Consent".

PURPOSES OF THE SPECIAL MEETING AND THE SPCO WRITTEN CONSENT

 Special Meeting

  The purpose of the Special Meeting is to consider and vote upon: (i) the issuance of approximately 5,273,000 shares of Sequoia Common Stock pursuant to the Acquisition Agreement (the "Acquisition Proposal"); (ii) an amendment to Sequoia's Restated Certificate of Incorporation increasing the number of authorized shares of Sequoia Common Stock from 25,000,000 shares to 35,000,000 shares (the "Charter Amendment"); (iii) the election of Dean C. Campbell and John F. Smith as the Class I Directors of Sequoia (the "Director Proposal");
(iv) amendments to Sequoia's 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan (collectively, the "Option Plans") increasing the number of shares of Sequoia Common Stock available for issuance under the Option Plans from 2,425,000 to 3,700,000 shares and providing that no employee may receive options for more than 500,000 shares in any calendar year; (v) amendments to Sequoia's 1993 Employee Stock Purchase Plan increasing from 250,000 to 750,000 the number of shares available for issuance under such plan and increasing the term of such plan for an additional two years; (vi) adoption of Sequoia's 1995 Outside Directors' Stock Option Plan (the "1995 Outside Directors' Plan"); and (vii) the ratification of the appointment by the Sequoia Board of Coopers & Lybrand, L.L.P. ("Coopers & Lybrand") as Sequoia's independent accountants for the fiscal year ending June 30, 1995 (the "Accountants Proposal"). See "The Meeting--Matters to be Considered".

 SPCO Written Consent

  The purpose of the SPCO Written Consent is to solicit the approval of the holders of SPCO Common Stock to the Merger and the Acquisition Agreement. See "The Meeting--SPCO Written Consent".

VOTES REQUIRED

 Sequoia

  Assuming that a quorum is present, the required votes at the Special Meeting are as follows. The approval of the Acquisition Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Sequoia Common Stock present or represented at the Special Meeting. The approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of Sequoia Common Stock. The approval of the Director Proposal will require the affirmative vote of a plurality of the votes cast for the election of directors at the Special Meeting. The approval of the amendments to the Option

Plans and the 1993 Employee Stock Purchase Plan and the adoption of the 1995 Outside Directors' Plan (collectively, the "Plan Proposals") will require the affirmative vote of the holders of a majority of the outstanding shares of Sequoia Common Stock present or represented at the Special Meeting. The ratification of the Accountants Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Sequoia Common Stock present or represented at the Special Meeting. The approval of the Charter Amendment, the Director Proposal, the Plan Proposals and the Accountants Proposal is not a condition to the approval of the Acquisition Proposal. See "The Meeting--Voting at the Special Meeting; Record Date".

  The By-laws of the National Association of Securities Dealers, Inc. ("NASD") require a Nasdaq National Market issuer to obtain stockholder approval for any transaction in connection with the acquisition of capital stock or assets of another company if (i) the common stock to be issued in such transaction will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance, or (ii) the number of shares to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance. Sequoia proposes to issue approximately 5,273,000 shares of Common Stock in the Transaction, representing approximately 53.4% of its outstanding shares of Common Stock outstanding immediately prior to the Transaction (based on 9,866,956 shares outstanding at January 31, 1995). As a result, approval of the Transaction by Sequoia's stockholders is required.

 SPCO

  The approval of the Merger and the Acquisition Agreement by SPCO's stockholders will require the written consent of the holders of a majority of the outstanding shares of SPCO Common Stock. See "The Meeting--SPCO Written Consent".

 Effects of Abstentions and "Broker Non-Votes"

  Shares of Sequoia Common Stock held by stockholders who abstain from voting will be counted for determining the presence or absence of a quorum for the transaction of business at the Special Meeting but will not be counted as votes for or against the respective proposals. With respect to broker non-votes, there is case law to the effect that such shares may be counted for determining the presence or absence of a quorum, but should not be counted for purposes of determining the number of shares voting with respect to the particular proposal(s) on which the broker has expressly not voted. Accordingly, broker non-votes will not be counted as voting shares of Sequoia Common Stock with respect to the proposals considered at the Special Meeting. Since the Charter Amendment requires the affirmative vote of a majority of the outstanding shares of Sequoia Common Stock, an abstention or broker non-vote will have the same effect as a vote against the Charter Amendment.

EFFECT OF THE TRANSACTION

  Upon consummation of the Merger, pursuant to the Acquisition Agreement, (i) Sub will be merged with and into SPCO, which will be the surviving corporation, and SPCO will become a wholly-owned subsidiary of Sequoia, and (ii) each issued and outstanding share of SPCO Common Stock will be converted into the right to receive .5015674 share of Sequoia Common Stock. Stockholders of SPCO will receive an aggregate of 4,447,649 shares of Sequoia Common Stock in the Merger. See "The Acquisition Agreement--The Transaction" and "--Conversion of Securities".

  Simultaneously with the Merger, pursuant to the Acquisition Agreement, Sequoia will purchase from Keystone all of the Keystone Shares in exchange for 752,351 shares of Sequoia Common Stock.

  In addition, Sequoia will issue at the Effective Time (as herein defined), in exchange for all unvested options to acquire TMI Common Stock (the "Unvested TMI Options"), such number of shares of Sequoia Common Stock as is equal in value, based on the closing sales price per share of Sequoia Common Stock on the Nasdaq National Market on the date of Closing (the "Closing Date"), to the value of the Unvested TMI Options. The value of the Unvested TMI Options will be determined by the Black-Scholes method of option valuation on the Closing Date. Sequoia estimates that approximately 73,000 shares of Sequoia Common Stock will be issued in exchange for the Unvested TMI Options.

  Fractional shares of Sequoia Common Stock will not be issued in connection with the Transaction. Persons otherwise entitled to a fractional share of Sequoia Common Stock will be paid the value of such fraction in cash based on the closing sales price per share of Sequoia Common Stock on the Nasdaq National Market on the Closing Date. See "The Acquisition Agreement--The Transaction" and "--Conversion of Securities".

  Based upon the capitalization of Sequoia as of January 31, 1995 and the expected capitalization of SPCO at the Effective Time, immediately after the consummation of the Transaction the stockholders of SPCO, including holders of options to acquire TMI Common Stock who participate in the TMI Option Exchange and holders of Unvested TMI Options, will own an aggregate of approximately 29.9%, and Keystone will own approximately 5.0%, of the then outstanding shares of Sequoia Common Stock. See "The Acquisition Agreement--Ownership of Sequoia After the Transaction".

INDEMNIFICATION

  The Acquisition Agreement provides that the stockholders of SPCO, holders of Unvested TMI Options and Keystone (the "Indemnifying Persons") shall, jointly and severally, indemnify and hold harmless, in the manner specified in the Acquisition Agreement, Sequoia, the Continuing Corporation (as defined herein) and its subsidiaries against Damages (as defined herein) arising from: (i) a misrepresentation or breach of warranty, (ii) failure to perform any covenants and (iii) the BriskHeat Spin-Off. See "The Acquisition Agreement-- Indemnification".

ESCROW

  In order to secure the indemnification obligations of the Indemnifying Persons, 10% of the shares of Sequoia Common Stock to be issued in the Transaction will be held in escrow. See "The Acquisition Agreement--Escrow".

RECOMMENDATIONS; FAIRNESS OPINION

  The Sequoia Board has unanimously approved the Acquisition Agreement and the issuance of shares of Sequoia Common Stock in the Transaction and unanimously recommends that holders of Sequoia Common Stock vote FOR the Acquisition Proposal. In making its recommendation with respect to the Transaction, the Sequoia Board considered, among other things, the opinion of Broadview Associates, L.P. ("Broadview"), Sequoia's financial advisor, delivered to the Sequoia Board in writing on November 9, 1994, to the effect that the issuance of shares of Sequoia Common Stock in the Transaction is fair from a financial point of view to Sequoia's stockholders.

  A copy of the opinion of Broadview, which sets forth the assumptions made, matters considered and scope of Broadview's review, is attached to this Proxy Statement/Prospectus as Annex B and should be read in its entirety. See "Item 1--Approval of the Transaction--Opinion of Sequoia's Financial Advisor", which also contains a description of the fees to be paid to Broadview.

  The SPCO Board has unanimously approved the Acquisition Agreement and unanimously recommends that holders of SPCO Common Stock approve the Merger and the Acquisition Agreement. In making its recommendation, the SPCO Board did not obtain a fairness opinion with respect to the proposed Transaction but considered, among other things, the perceived benefits to SPCO and its stockholders of the Merger, including enhanced liquidity with respect to such stockholders' investment in SPCO.

  For a discussion of the factors considered by the Sequoia Board and the SPCO Board in reaching their decisions, see "Item 1--Approval of the Transaction-- Reasons for the Transaction; Recommendations of the Boards of Directors".

AGREEMENTS TO VOTE; INTERESTS OF CERTAIN PARTIES

  As of January 31, 1995, directors and executive officers of Sequoia and their affiliates may be deemed to beneficially own approximately 7.2% of the outstanding shares of Sequoia Common Stock. Each director and executive officer of Sequoia has advised Sequoia that he intends to vote or direct the vote of all the shares of Sequoia Common Stock over which he has voting control FOR approval of the Acquisition Proposal, the Charter Amendment, the Director Proposal, the Plan Proposals and the Accountants Proposal.

  As of January 31, 1995, directors and executive officers of SPCO and their affiliates may be deemed to beneficially own 100% of the outstanding shares of SPCO Common Stock. Each director and executive officer of SPCO has indicated that he intends to consent to (and to cause all shares of SPCO Common Stock over which he has voting control to consent to) approval of the Merger and the Acquisition Agreement. Therefore, approval of the Merger and the Acquisition Agreement by the SPCO stockholders should be considered highly likely. However, since closing of the Transaction is subject to the fulfillment or waiver of the conditions contained in the Acquisition Agreement, closing of the Transaction cannot be guaranteed. See "The Acquisition Agreement--Conditions".

  As part of the Transaction, W. Wayne Patterson and J. Michael Stewart, officers and controlling stockholders of the TMI Group, will enter into agreements with Sequoia which become effective at the Closing. See "The Acquisition Agreement--Employment and Advisory Arrangements with Messrs. Stewart and Patterson".

EFFECTIVE TIME OF THE TRANSACTION

  It is anticipated that the Transaction will become effective as promptly as practicable after Sequoia's stockholders approve the Acquisition Proposal and SPCO's stockholders approve the Merger and the Acquisition Agreement and all other conditions to the Transaction have been satisfied or waived, including the filing of a Certificate of Merger in the State of Delaware (the "Effective Time"). It is anticipated that, assuming all conditions are met, the Transaction will close shortly after the Special Meeting.

DIRECTORS AND EXECUTIVE OFFICERS OF SEQUOIA AFTER THE TRANSACTION

  Pursuant to the Acquisition Agreement, the Sequoia Board at the Effective Time will consist of seven directors and, as of the Effective Time, the Sequoia Board will elect: (i) J. Michael Stewart as a Class III director of Sequoia to serve an initial term ending at the Annual Meeting of Stockholders of Sequoia held after the fiscal year ending June 30, 1996; and (ii) a designee, who is reasonably acceptable to the Sequoia Board, of W. Wayne Patterson as a Class II director of Sequoia to serve an initial term ending at the Annual Meeting of Stockholders held after the fiscal year ending June 30, 1995. Mr. Patterson has not yet indicated his designation of a Sequoia Board member. See "Item 3-- Election of Directors".

  Upon the Effective Time, the executive officers of Sequoia will be as follows: Cornelius P. McMullan, President and Chief Executive Officer; Jack J. Stiffler, Executive Vice President, Chief Technical Officer and General Manager, Technology Business Unit; Richard B. Goldman, Vice President, Finance and Chief Financial Officer; J. Michael Stewart, Executive Vice President; David A. Butler, Vice President and Treasurer; Ronald J. Gellert, Vice President and General Manager, Systems Business Unit; William C. Gould, Vice President, Customer Service; Andrew P. Wood, Vice President, Manufacturing; Geoffrey R. Cluett, Vice President, International; John M. Owens, Vice President, Engineering; and Jeremy F. Swett, Vice President, General Counsel and Secretary. See "Sequoia Systems, Inc.--Directors and Executive Officers of Sequoia".

DIRECTORS AND EXECUTIVE OFFICERS OF THE TMI GROUP AFTER THE TRANSACTION

  Upon the Effective Time, the directors of Sub (Messrs. McMullan, Goldman and Francis J. Hughes, Jr., currently a member of the Sequoia Board) shall become the directors of SPCO (the name of which shall be changed to Sequoia Holdings, Inc.), and Mr. Stewart will become the President and Chief Operating Officer of TMI. Sequoia will be entitled to designate the other directors and officers of the TMI Group and to change such designations from time to time.

CONDITIONS TO THE TRANSACTION

  The obligations of Sequoia, SPCO and Keystone to consummate the Transaction are subject to the satisfaction of certain conditions, including, but not limited to: (i) obtaining requisite stockholder approvals and consents; (ii) the number of Dissenting Shares (as defined in the Acquisition Agreement) not exceeding 1% of the outstanding shares of SPCO capital stock; (iii) quotation on the Nasdaq National Market of the Sequoia Common Stock to be issued pursuant to the Acquisition Agreement; (iv) the absence of any injunction prohibiting consummation of the Transaction; (v) the continuing accuracy of the representations and warranties made in the Acquisition Agreement on and as of the Effective Time; (vi) the Registration Statement of which this Proxy Statement/Prospectus is a part having become effective in accordance with the Securities Act; (vii) the receipt of certain opinions with respect to tax matters; (viii) there not having occurred a material adverse change in the business of either the TMI Group or Sequoia; and (ix) confirmation of certain accountants' letters with respect to qualification of the Transaction as a pooling of interests transaction.

  As of the date of this Proxy Statement/Prospectus, Sequoia has filed an Additional Shares Listing Application with the Nasdaq National Market; neither Sequoia nor the TMI Group is aware of any injunction relating to the Transaction or of any change in the accuracy in their respective representations and warranties in the Acquisition Agreement; the Registration Statement of which this Proxy Statement/Prospectus is a part has been declared effective by the Commission; and there has been no material adverse change in the business of Sequoia or, to the best of Sequoia's knowledge, in the business of the TMI Group. If the requisite stockholder approvals and consents are obtained, Sequoia believes that all conditions to the closing of the Transaction will be satisfied in a timely manner. See "The Acquisition Agreement--Conditions".

TERMINATION

  The Acquisition Agreement is subject to termination: (i) by mutual written consent of Sequoia, SPCO and Keystone; (ii) at the option of either Sequoia, Keystone or SPCO if the Transaction is not consummated before March 31, 1995;
(iii) by any party in the event that the approval of Sequoia's stockholders or the consent of SPCO's stockholders is not obtained; and (iv) upon the occurrence of certain other events. The March 31, 1995 deadline may be extended by mutual agreement of Sequoia, Keystone and SPCO. In the event that Sequoia's stockholders do not approve the Acquisition Proposal and the Acquisition Agreement has not been terminated by Sequoia (due to SPCO's or Keystone's uncured breach) or by mutual written consent of Sequoia, Keystone and SPCO, Sequoia will be required to reimburse SPCO and Keystone for their respective reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Acquisition Agreement, up to an aggregate of $150,000. See "The Acquisition Agreement--Termination; Termination Fees and Expenses".

SURRENDER OF CERTIFICATES

  If the Transaction becomes effective, Keystone and the holders of record of SPCO Common Stock will be required to surrender their stock certificates in exchange for certificates representing shares of Sequoia Common Stock and a cash payment in lieu of fractional shares, if any. CERTIFICATES SHOULD NOT BE SURRENDERED AT THIS TIME. See "The Acquisition Agreement--Conversion of Securities".

APPRAISAL RIGHTS

  Holders of SPCO Common Stock are entitled to dissenters' appraisal rights under the DGCL in connection with the Merger. In accordance with the DGCL, if the requisite stockholder consent has been obtained pursuant to the SPCO Written Consent and assuming all other conditions have been satisfied, the surviving corporation following the Merger is required to notify each SPCO stockholder who did not execute the SPCO Written Consent that such stockholder may have the right to receive payment in cash of an amount equal to the "fair value" of such stockholder's shares of SPCO Common Stock, as determined in a judicial proceeding in the Chancery Court of the State of Delaware. The procedure for demanding and perfecting appraisal rights is summarized under the caption "Appraisal Rights of SPCO Stockholders", and the provisions of Section 262 of the DGCL are included as Annex C to this Proxy Statement/Prospectus. Holders of Sequoia Common Stock are not entitled to dissenters' appraisal rights under the DGCL in connection with the Merger because Sequoia is not a constituent corporation in the Merger. See "Item 1--Approval of the Transaction--Appraisal Rights".

  Because Sequoia is not a constituent corporation in the Merger, its stockholders do not possess dissenters' rights of appraisal under Delaware law. See "The Transaction--Appraisal Rights". In the event of a challenge to the Transaction, Sequoia intends to assert all defenses available to it under applicable law. The execution of a proxy in favor of the Transaction by a Sequoia stockholder would be used as a defense to any subsequent legal challenge to the Transaction brought by such a stockholder.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Merger is intended to be a tax-free reorganization so that no gain or loss would be recognized by Sequoia or SPCO and no gain or loss would be recognized by SPCO's stockholders, except in respect of cash received in lieu of fractional shares, if any. A condition to the Transaction is that Sequoia and SPCO receive at Closing an opinion from Arthur Andersen LLP ("Arthur Andersen"), SPCO's independent accountants, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the BriskHeat Spin-Off constitutes a tax-free distribution under Section 355 of the Code. In addition, it is also a condition to the Transaction that Sequoia be advised in writing by Coopers & Lybrand that there is a reasonable basis for SPCO to report the BriskHeat Spin-Off as a tax-free transaction. In the event that the BriskHeat Spin-Off is deemed a taxable transaction, Sequoia, as the sole stockholder of SPCO following the Merger, would assume the resultant tax liability. For a further discussion of certain federal income tax consequences of the Transaction, see "Item 1--Approval of the Transaction--Certain Federal Income Tax Consequences". See also "The Acquisition Agreement--Conditions". If Sequoia were to assume such liability, it could, under certain circumstances, seek indemnification from the Indemnifying Persons under the terms of the Acquisition Agreement. See "The Acquisition Agreement--Indemnification".

ACCOUNTING TREATMENT

  Both Sequoia and SPCO believe that the Transaction will qualify as a pooling of interests for accounting and financial reporting purposes and have been so advised by their respective independent accountants. A condition to the Transaction is that Sequoia and SPCO receive letters from Coopers & Lybrand, Sequoia's independent accountants, and Arthur Andersen, SPCO's independent accountants, stating that, in their respective opinions, the Transaction will qualify for pooling of interests treatment for accounting and financial reporting purposes. See "Item 1--Approval of the Transaction--Accounting Treatment" and "The Acquisition Agreement--Conditions".

REGULATORY APPROVALS

  No state or federal regulatory approvals are required relating to the Merger, the Acquisition Agreement or the Transaction, other than the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part.

COMPARISON OF STOCKHOLDER RIGHTS

  See "Comparison of Stockholder Rights" for a summary of the material differences between the rights of holders of Sequoia Common Stock and the rights of holders of SPCO Common Stock and TMI Common Stock.

                                  RISK FACTORS

  The following risk factors should be considered by holders of SPCO Common Stock in evaluating whether to approve the Merger and the Acquisition Agreement and thereby become holders of Sequoia Common Stock and by holders of Sequoia Common Stock in evaluating whether to approve the Acquisition Proposal. These factors should be considered in conjunction with the other information included and incorporated by reference in this Proxy Statement/Prospectus.

UNCERTAINTIES RELATING TO THE TRANSACTION

  Management and Coordination of Operations. The Sequoia Board and the SPCO Board have each approved the Acquisition Agreement with the expectation that the Transaction will benefit both Sequoia and the TMI Group. See Item 1-- Approval of the Transaction--Reasons for the Transaction; Recommendations of the Boards of Directors". Achieving the anticipated benefits of the Transaction will depend in part upon whether the businesses of Sequoia and the TMI Group can be managed and coordinated in an efficient and effective manner after the Effective Time, and there can be no assurance that this will occur. Following the Transaction, Sequoia and the TMI Group will each operate in a largely independent manner, exposing the other to the risks inherent in decentralized management. The difficulties of managing and coordinating the businesses of Sequoia and the TMI Group may be increased by the geographic separation of the organizations and their decentralized managements. The coordination of the businesses of Sequoia and the TMI Group following the Transaction may require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined companies.

  Transaction Costs. The TMI Group and Sequoia estimate that they will incur direct transaction costs of approximately $2,100,000 associated with the Transaction, which costs are being charged to operations as incurred. This amount is a preliminary estimate only and is therefore subject to change. There can be no assurance that Sequoia and the TMI Group will not incur additional charges to reflect costs associated with the Transaction.

RISKS COMMON TO SEQUOIA AND THE TMI GROUP

  Dependence on Key Personnel. The success of Sequoia and the TMI Group will depend upon the continued contributions of key personnel, several of whom would be difficult to replace. If certain of these people were to leave Sequoia or the TMI Group, the operating results of both companies could be adversely affected. Pursuant to the terms of its Credit Agreement with State Street Bank and Trust Company, Sequoia is required to maintain key man life insurance on the life of Mr. Jack J. Stiffler, Executive Vice President, Chief Technical Officer and General Manager of Sequoia's Technology Business Unit, in the amount of $1,000,000. The TMI Group does not currently maintain, nor intend to acquire, insurance on the lives of any of its personnel. Furthermore, competition for employees in the computer industry is often intense, and there can be no assurance that Sequoia and the TMI Group will be able to attract and retain skilled employees. Additionally, the management of both companies must continue to motivate employees in light of organizational and structural uncertainties in connection with the Transaction.

  International Sales and Currency Exchange. Sales outside of the United States accounted for approximately 15% and 22% of Sequoia's revenues in fiscal 1993 and 1994, respectively, and approximately 17% and 20% of the TMI Group's revenues in fiscal 1993 and 1994, respectively. For Sequoia and the TMI Group, sales outside the United States accounted for 14% and 19% of revenues, respectively, during the first half of fiscal 1994, and 23% and 19% of revenues, respectively, during the first half of fiscal 1995. Sequoia and the TMI Group expect that sales outside of the United States will continue to account for a significant portion of Sequoia's and the TMI Group's revenues in future periods.

  Sequoia's international customers have historically been concentrated in the U.K., through a Sequoia subsidiary; in the Far East, where Sequoia has ongoing licensing agreements with Samsung and Toshiba; in Australia, where Sequoia has had a distributor; and through its own sales force in Canada. Sales in fiscal

1994 from the U.K., the Far East, Australia and Canada comprised 7%, 8%, 3% and 2% of Sequoia's revenues, respectively. For fiscal 1993, sales from the U.K., the Far East, Australia and Canada comprised 6%, 3%, 2% and 4% of Sequoia's revenues, respectively. On July 1, 1994, Sequoia acquired certain assets of its Australian distributor and, as a result, sales in Australia increased to 14% of revenues for the six months ended January 1, 1995 as compared to 2% of revenues for the six months ended January 2, 1994. Sequoia's sales outside of the United States are primarily denominated in foreign currencies. Gains and losses on the conversion to U.S. dollars of receivables and payables arising from international operations may contribute to fluctuations in Sequoia's results of operations. With respect to the TMI Group, for the fiscal year ended June 30, 1994, 11% of sales were derived from Europe, predominantly the United Kingdom, France and Germany, 3% of sales were to one distributor in Israel, and the remaining 6% of sales outside the United States were evenly split between the Far East and the Western Hemisphere.

  Sales outside of the United States are subject to inherent risks, including unexpected changes in regulatory requirements and tariffs, difficulties in staffing and managing foreign operations, longer payment cycles and potentially adverse tax consequences. In addition, the laws of certain countries relating to the protection of proprietary rights may not protect Sequoia's and the TMI Group's products and intellectual property rights to the same extent as do the laws of the United States. Additionally, Sequoia's and the TMI Group's international business may be materially and adversely affected by fluctuations in currency exchange rates, increases in duty rates, exchange or price controls or other restrictions on foreign currencies and difficulties in obtaining export licenses. Sequoia's and the TMI Group's businesses have been affected, and may continue to be affected, by lower sales levels during the summer months in Europe.

  Dependence on Distributors. Sequoia and the TMI Group sell, market and support their respective products through value-added resellers ("VARs"), distributors and original equipment manufacturers ("OEMs"). Sequoia and the TMI Group believe that their respective VAR, OEM and distributor networks represent an important part of their overall sales and distribution strategies. Approximately 17% of Sequoia's revenue for the fiscal year ended June 30, 1994 was attributable to sales to CSC Healthcare Systems, Inc. ("CSC Healthcare"). CSC Healthcare is a wholly-owned subsidiary Computer Sciences Corporation, a publicly traded corporation listed on the New York Stock Exchange. The loss of, or a substantial reduction in the orders from, CSC Healthcare would have a material adverse effect on Sequoia's results of operations. During the quarter ended October 2, 1994, sales to two customers, CSC Healthcare and KHP Services, Inc. ("KHP"), represented 19% and 14%, respectively, of Sequoia's revenues, and during the quarter ended October 3, 1993, sales to one customer, CSC Healthcare, represented 16% of Sequoia's revenues. During the quarter and six month period ended January 1, 1995, sales to CSC Healthcare represented 22% and 21%, respectively, and sales to KHP represented 7% and 10%, respectively, of Sequoia's revenues. While the TMI Group is not dependent on any single VAR, OEM or distributor, the loss of, or changes in the relationship with or performance by, several VARs, OEMs or distributors could have a material adverse effect on the TMI Group's revenues and operating results. Furthermore, the loss of, or changes in the relationship with or performance by, one or more international distributors could have a material adverse effect on Sequoia's and the TMI Group's respective revenues and operating results. Sequoia's and the TMI Group's future revenues may be affected in part by factors which influence the business of their direct and indirect resellers, such as the resellers' purchasing patterns and inventory levels.

RISKS RELATING TO SEQUOIA

  Need for Increased System Sales. During fiscal years 1993 and 1994 most of Sequoia's revenue was attributable to sales of upgrades to existing customers. In order to compete effectively in the future, Sequoia will be required to increase its system sales to existing or new customers, which will require the development of new systems. There can be no assurance that Sequoia will develop such new systems, either directly or through third parties, or that if developed such new systems will achieve market acceptance.

  Need to Enlarge Installed Base. While sales of expansion systems and upgrades to existing customers have provided a reliable source of revenues during periods when sales of systems to new customers have been slow, such revenue could decline significantly in the future if Sequoia fails to develop competitively priced upgrade features and products for new and existing customers or if Sequoia is unable to enlarge the size of its installed base.

  New Product Development. To compete effectively in the future, Sequoia will be required to improve and enhance its current products and services and to develop or acquire new products and services in order to respond quickly to changing market conditions. The rapid pace of technological change will continue to put pressure on the relative price/performance attributes of Sequoia's products.

  Sequoia is dependent on continued market acceptance of its implementation of the Pick database product. Should demand for this product decline, a substantial negative impact on Sequoia's financial results could result.

  Sequoia has contracted with Toshiba Corporation for the development of a new fault-tolerant computer system based on the PowerPC microprocessor. Sequoia's future success in the fault-tolerant hardware marketplace is highly dependent on the timely market introduction and market acceptance of such product. First customer shipment of this product is expected to occur no earlier than late in calendar year 1996. See "Sequoia Systems, Inc.--Business of Sequoia--Strategic Alliances".

  In conjunction with Novell, Sequoia is currently developing a fault-tolerant software component for a future release of the UNIX operating system supplied by Novell. Sequoia executed a Software Cooperation Agreement on April 5, 1994 with UNIX System Laboratories, a subsidiary of Novell. For the six months ended January 1, 1995 Sequoia incurred approximately $420,000 in expenses for the development of a fault-tolerant software component for a future release of the UNIX operating system supplied by Novell. If Novell does not include Sequoia's fault-tolerant software in a future release of the UNIX operating system, or if the Novell implementation of UNIX containing the Sequoia fault-tolerant software fails to achieve significant market acceptance, Sequoia's growth opportunities will be diminished.

  Sequoia's future success will depend in large part on the ability of current licensees, and the willingness of future licensees, to develop products that may be marketed and sold by Sequoia, or which provide royalty income for Sequoia. There can be no assurance that Sequoia will be successful in obtaining new licensees or that any such licensees will successfully develop products that achieve market acceptance. See "Sequoia Systems, Inc.--Product Development".

  Quarterly Fluctuations in Financial Results. Sequoia generally ships products promptly after receipt of specific purchase orders from customers and historically has not maintained a significant backlog of orders. See "Sequoia Systems, Inc.--Backlog". Because of the relatively high average selling price of Sequoia's systems (approximately $445,000 in fiscal 1994) and because a disproportionate number of purchase orders typically are received by Sequoia toward the end of each quarter, a significant portion of Sequoia's shipments historically have occurred near the end of each quarter, and minor timing differences in receipt of customer orders and shipment of systems can produce significant fluctuations in quarterly revenues and profits. Sequoia's gross profit as a percentage of revenues is affected primarily by: (i) the relative mix between higher margin product sales and lower margin service revenues, (ii) the relative sales mix within product sales between higher margin system upgrades and lower margin system sales, and (iii) the proportion of sales made through resellers and the level of discounts offered by Sequoia to its customers and resellers. For the foregoing reasons, Sequoia's quarterly financial results have varied significantly in the past and Sequoia expects that its financial results may continue to fluctuate from quarter to quarter. Consequently, there can be no assurance that Sequoia will remain profitable on a quarterly or annual basis in the future.

  Competition. The OLTP and the broader general purpose computer markets are highly competitive and are characterized by rapid technological change. Many of Sequoia's existing and potential competitors have substantially greater financial, marketing and technological resources than Sequoia. Sequoia's principal competitors in the fault-tolerant OLTP market currently include Tandem Computers Incorporated and Stratus Computer, Inc. In the broader general purpose non fault-tolerant OLTP marketplace, Sequoia's primary competitors include Hewlett-Packard Company, Sequent Computer Systems, Inc., Data General Corporation, Digital Equipment Corporation, International Business Machines Corporation and Pyramid Technology Corp. See "Sequoia Systems, Inc.--Business of Sequoia--Competition". There can be no assurance that Sequoia will have the resources necessary to compete successfully in the future.

  Volatility of Stock Price. As is frequently the case with the stock of high-technology companies, the market price of the Sequoia Common Stock has been, and may continue to be, volatile. Factors such as quarterly fluctuations in results of operations, announcements of technological innovations or the introduction of new products by Sequoia or its competitors, and macroeconomic conditions generally, may have a significant impact on the market price of the Sequoia Common Stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, which have particularly affected the market price for the shares of many high-technology companies and which, on occasion, have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Sequoia Common Stock. Past financial performance should not be considered a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods. Any shortfall in revenue or earnings from the levels anticipated by securities analysts could have an immediate and significant effect on the trading price of the Sequoia Common Stock in any given period. Additionally, Sequoia may not learn of such shortfalls until late in a fiscal quarter, which could result in an even more immediate and adverse effect on the trading price of Sequoia Common Stock.

  Reliance on Third-Party Software. Sequoia's computer systems require application programs designed for either the Pick or UNIX operating environments. Increased sales of Sequoia systems will depend, in part, on the willingness of Sequoia's potential VAR and OEM customers to develop their own application programs and the market acceptance of those programs for commercial use. Essential for this to occur will be Sequoia's ability to continue to offer Pick and UNIX development tools and support services, as well as certain popular enabling technology products, including user interfaces, interoperability features and enhanced networking capabilities.

  Key Components. Sequoia purchases most of the components of its systems and virtually all of its peripheral devices from other manufacturers. Most of the components and peripherals used in Sequoia's systems are available from a number of different suppliers, although Sequoia purchases certain major items from single suppliers to achieve economies of scale. Although Sequoia believes that alternative sources for these items could be developed in a short period of time if required, future shortages of such components or peripherals could result in production delays. Two key components used in Sequoia's systems for which alternative sources are not readily available are the Motorola microprocessors and the power supply component obtained from Elgin E/2/, Inc. Although Sequoia attempts to obtain the Motorola microprocessors through multiple vendors and to maintain a one-month supply of power supply components, the inability to obtain adequate supplies of these components or other essential components at any time would materially adversely affect Sequoia's operations.

  Dependence on Proprietary Technology. Sequoia relies principally upon its patents, copyright protection and its trade secret program to protect its proprietary technology. In addition, Sequoia generally enters into confidentiality and/or license agreements with its employees, distributors, customers and potential customers and limits access to and distribution of its software, documentation and other proprietary information. There can be no assurance that the steps taken by Sequoia in this regard will be adequate to deter misappropriation or independent third party development of its technology. Although Sequoia believes that its products and technology do not infringe on any existing proprietary rights of others, the use of patents to protect software has increased, and there can be no assurance that third parties will not assert infringement claims in the future.

  Anti-Takeover Provisions. Certain provisions of Delaware law and Sequoia's Restated Certificate of Incorporation and By-Laws may have the effect of delaying or preventing a change in control or acquisition of Sequoia. Such provisions include a classified Board of Directors, "blank check" preferred stock (the terms of which may be fixed by the Sequoia Board without stockholder approval), a prohibition on stockholder action by written consent in lieu of a meeting, and certain procedural requirements governing stockholder meetings. See "Comparison of Stockholder Rights".

  Concentration of Voting Power. Upon completion of the Transaction Messrs. Stewart and Patterson, together with their affiliates, will beneficially own in the aggregate approximately 28.2% of the outstanding shares of Sequoia Common Stock (based on the 9,866,956 shares outstanding at January 31, 1995). This represents a significant concentration of voting power in a limited number of persons and could permit Messrs. Stewart and Patterson, either acting alone or in concert with each other or others, to influence matters requiring approval by Sequoia's stockholders. Such voting power could also have the effect of delaying or preventing a change in control or acquisition of Sequoia. See "The Acquisition Agreement--Ownership of Sequoia After the Transaction".

RISKS RELATING TO THE TMI GROUP

  Fluctuations in Quarterly Performance. A substantial portion of the TMI Group's revenues in each quarter generally results from shipments during the quarter of orders received in that quarter. The TMI Group establishes its expenditure levels based on its expected revenues. As a result, if anticipated sales and shipments in any quarter do not occur when expected, expenditure levels could be disproportionately high and the TMI Group's operating results for that quarter, and possibly future quarters, would be adversely affected. In addition, the TMI Group's operating results may fluctuate as a result of a number of factors, including product mix, the introduction of new products by the TMI Group or its competitors, increased competition, changes in material costs, shortages of components, customer discounts and the timing of orders from and shipment to major customers.

  Competition. The market for the TMI Group's products is intensely competitive and is characterized by rapid technological change, rapid rates of product obsolescence and the frequent introduction of competitive products, often at lower prices and/or with greater functionality. Several of the TMI Group's competitors are major corporations with substantially greater financial, marketing and technological resources than those of the TMI Group which, if they decided to do so, they could direct at the market for the TMI Group's products. There can be no assurance that the TMI Group will have the financial resources, technical expertise or marketing, distribution and support capabilities to compete successfully in the future.

  Key Components. The TMI Group purchases most of the components of its products and virtually all of its peripheral devices from other manufacturers. Most of the components and peripherals used in the TMI Group's products are available from a number of different suppliers. Although the TMI Group believes that alternative sources for these items could be developed in a short period of time if required, future shortages of such components or peripherals could result in production delays. Certain microprocessors used in the TMI Group's products are available only from Intel Corporation and Sun Microsystems, Inc. The inability to obtain these components and other essential components at any time could adversely affect the TMI Group's operations.

  Reliance on Third-Party Manufacturing. The TMI Group relies primarily on two contract manufacturers, AVEX Electronics Inc. and Kronoservices S.A. de C.V., for the manufacture of several high-volume components used to assemble its products. Although such arrangement offers cost advantages to the TMI Group and eliminates the need for the TMI Group to incur certain of the capital expenditures associated with manufacturing, reliance on third-party manufacturers gives the TMI Group less control over the manufacturing process for these components than if it undertook such activities itself. Any failure of the TMI Group's manufacturers to manufacture and deliver components as planned, or any problems with the quality of such components, could have a material adverse affect on the TMI Group. In addition, such manufacturers could cease manufacturing components for the TMI Group with little notice. If such manufacturers were to cease manufacturing the TMI Group's components, the TMI Group would be required to arrange for alternative manufacturing sources. Although this would be likely to result in a disruption of the TMI Group's operations and could result in delayed shipments of the TMI Group's products, its impact would be mitigated by the TMI Group's in-house capability and available capacity (with moderate cost increases) to manufacture such components.

  Product Development and Technological Change. The market for the TMI Group's products is characterized by rapidly changing technology and user needs, requiring significant expenditures for product development. The TMI Group believes that its future success will depend upon its ability to develop, manufacture and market products which meet changing user needs and which successfully anticipate or respond to technological changes in architectural standards on a cost-effective and timely basis. The TMI Group's failure to develop technological improvements, to adapt its products to technological changes or to adopt emerging industry standards would have a material adverse effect on the TMI Group's business.


  Importance of Proprietary Rights. The TMI Group's ability to compete may be affected by its ability to protect its proprietary information. The TMI Group also relies to some extent on technology which it obtains from others. It may be necessary or desirable to license additional technology in the future, and there can be no assurance that the TMI Group can obtain these licenses or other rights on commercially reasonable terms.

           SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

  The following selected historical financial data of Sequoia and the TMI Group have been derived from their respective historical consolidated or combined financial statements and should be read in conjunction with such consolidated or combined financial statements and the notes thereto incorporated by reference or included herein, respectively. The selected historical financial data of the TMI Group as of and for the two years ended June 30, 1991, along with the selected historical financial data of Sequoia and the TMI Group as of January 1, 1995 and December 31, 1994, respectively, and for the six months ended January 1, 1995 and January 2, 1994 and December 31, 1994 and 1993, respectively, have been derived from the unaudited consolidated or combined financial statements of Sequoia and the TMI Group, respectively. The selected pro forma financial data is derived from the pro forma combined condensed financial statements appearing elsewhere herein, which give effect to the Transaction as a pooling of interests, and should be read in conjunction with such pro forma statements and the notes thereto.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been consummated, nor is it necessarily indicative of the future operating results or financial position of Sequoia or the TMI Group.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                             SEQUOIA SYSTEMS, INC.

                                      YEAR ENDED JUNE 30,                 SIX MONTHS ENDED
                          ---------------------------------------------- ------------------
                                                                          JAN. 1,   JAN. 2,
                            1994   1993(2)   1992(1)     1991     1990      1995     1994
                          -------- --------  --------  -------- -------- ---------- -------
                                                                            (UNAUDITED)
HISTORICAL STATEMENT OF
 OPERATIONS DATA:
 Revenues...............  $44,765  $ 41,019  $62,588   $58,654  $48,612   $21,849   $21,475
 Income (loss) from op-
  erations..............    8,607   (26,901)  (3,871)    4,651    4,839     1,441     3,845
 Net income (loss)......    8,567   (31,033)  (3,940)    4,437    4,470     1,792     3,849
 Net income (loss) per
  share.................     0.87     (3.63)   (0.48)     0.49     0.61      0.17      0.41
 Weighted average number
  of common and common
  share equivalents out-
  standing..............    9,877     8,556    8,255     9,080    7,337    10,300     9,445
                          JUNE 30, JUNE 30,  JUNE 30,  JUNE 30, JUNE 30, JANUARY 1,
                            1994     1993      1992      1991     1990      1995
                          -------- --------  --------  -------- -------- ----------
HISTORICAL BALANCE SHEET
 DATA:
 Working capital........  $20,998  $  8,189  $31,638   $37,046  $40,703   $22,783
 Total assets...........   32,810    27,971   55,290    58,124   54,857    35,079
 Long-term obligations,
  excluding current
  portion of long term
  debt and capital lease
  obligations...........      190       844      501       959      395       130
 Total stockholders' eq-
  uity..................   23,460    11,786   42,323    45,058   45,250    25,345

                                   TMI GROUP

                                   YEAR ENDED JUNE 30,            SIX MONTHS ENDED
                         ---------------------------------------- -----------------
                                                                  DEC. 31, DEC. 31,
                         1994(4) 1993(4)   1992    1991    1990     1994     1993
                         ------- -------  ------- ------- ------- -------- --------
                                                    (UNAUDITED)      (UNAUDITED)
HISTORICAL STATEMENT OF
 OPERATIONS DATA:
 Revenues............... $47,061 $40,304  $37,427 $36,066 $28,209 $24,694  $22,930
 Income from operations.   2,646   1,076      524   2,306   1,816   1,611    1,324
 Income (loss) before
  cumulative effect of
  change in accounting
  principle (3).........   1,914     (19)     292   1,217     867     935      757
 Net income.............   1,914     152      292   1,217     867     935      757
 Pro forma net income
  per share (5).........    0.19    0.01     0.03    0.12    0.09    0.09     0.07
 Pro forma weighted
  average number of
  common and common
  share equivalents
  outstanding (5).......  10,340  10,201   10,182  10,104  10,026  10,374   10,267

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

                                 (IN THOUSANDS)

                                   TMI GROUP

                          JUNE 30, JUNE 30, JUNE 30, JUNE 30, JUNE 30,  DEC. 31,
                            1994     1993     1992     1991     1990      1994
                          -------- -------- -------- -------- -------- -----------
                                                        (UNAUDITED)    (UNAUDITED)
HISTORICAL BALANCE SHEET
 DATA:
 Working capital........  $ 5,282  $ 5,077  $ 6,336  $ 6,213  $ 4,971    $ 5,817
 Total assets...........   17,599   18,191   13,905   16,438   12,076     19,091
 Long-term obligations,
  excluding current por-
  tion of long-term
  debt..................    1,645    3,381    4,153    4,833    4,365      1,332
 Total stockholders' eq-
  uity..................    6,024    4,058    3,930    3,629    2,411      7,091

- --------
(1) See Note 1, related to certain restatements, to the notes to consolidated financial statements included in the Sequoia Amendment No. 2 to the Annual Report on Form 10-K for the fiscal year ended June 30, 1994 incorporated by reference herein.
(2) Sequoia adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109") effective July 1, 1993. The adoption of SFAS 109 had no impact on Sequoia's results of operations in the fiscal year ended June 30, 1994.
(3) The TMI Group adopted SFAS 109 effective July 1, 1992. The adoption of SFAS 109 resulted in a cumulative benefit of $171,000 to the TMI Group in the fiscal year ended June 30, 1993.
(4) During fiscal 1993, the Internal Revenue Service (the "IRS") disallowed certain of the TMI Group's deductions. As a result, an assessment of $346,000 was recorded in the fiscal 1993 tax provision and, as a result of the final agreement reached with the IRS in fiscal 1994, a $215,000 benefit was recorded in the fiscal 1994 tax provision.
(5) Pro forma net income per share and pro forma weighted average number of common and common share equivalents outstanding are computed based on the equivalent TMI Group shares to be exchanged in the Transaction, including common stock equivalents. See Note 10 to the TMI Group combined financial statements included herein.

              UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     YEAR ENDED JUNE 30,      SIX MONTHS ENDED
                                  --------------------------  -----------------
                                                              JAN. 1,  JAN. 2,
                                   1994     1993      1992      1995     1994
                                  ------- --------  --------  -------- --------
PRO FORMA COMBINED STATEMENT OF
 OPERATIONS DATA:(1)
 Revenues........................ $91,826 $ 81,323  $100,015  $ 46,543 $ 44,405
 Income (loss) from operations...  11,253  (25,825)   (3,347)    3,052    5,169
 Income (loss) before cumulative
  effect of a change in
  accounting
  principles (2).................  10,481  (31,052)   (3,648)    2,727    4,606
 Net income (loss)...............  10,481  (30,881)   (3,648)    2,727    4,606
 Net income (loss) per share.....    0.69    (2.23)    (0.27)     0.18     0.31
 Weighted average number of com-
  mon and common share equiva-
  lents
  outstanding....................  15,150   13,829    13,528    15,573   14,718
                                                              JAN. 1,
                                                                1995
                                                              --------
PRO FORMA COMBINED BALANCE SHEET
 DATA:(3)
 Working capital.................                             $ 28,599
 Total assets....................                               54,170
 Long-term obligations, excluding
  current portion of long-term
  debt and capitalized lease
  obligations....................                                1,462
 Total stockholders' equity......                               32,436

- --------
(1) The pro forma combined statement of operations data for all periods presented give effect to the proposed Transaction, on a pooling of interests basis, as if it occurred at the beginning of the earliest period presented.
(2) Sequoia and the TMI Group adopted SFAS 109 effective at the beginning of fiscal 1993 and 1992, respectively. The adoption of SFAS 109 had no impact on the results of operations of Sequoia and resulted in a cumulative benefit from the change in accounting principle of $171,000 for the TMI Group in the year of adoption.
(3) The pro forma combined balance sheet data give effect to the proposed Transaction, on a pooling of interests basis, as if it occurred as of January 1, 1995.

                           COMPARATIVE PER SHARE DATA

  The following tables set forth certain unaudited historical per share data of Sequoia and the TMI Group and combined per share data on an unaudited pro forma basis after giving effect to the Transaction, on a pooling of interests basis, and after giving effect to the issuance of approximately 5,273,000 shares of Sequoia Common Stock in the Transaction. This data should be read in conjunction with the selected historical and pro forma financial data, the unaudited pro forma combined condensed financial statements and notes thereto included elsewhere in this Proxy Statement/Prospectus and the separate historical financial statements of Sequoia and the TMI Group included or incorporated by reference herein and notes thereto. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Transaction been in effect as of the beginning of the periods presented and should not be construed as representative of future operations. Neither Sequoia nor the TMI Group has ever declared or paid cash dividends on its respective shares of Common Stock.

                                             COMPARATIVE PER SHARE DATA
                                         -------------------------------------
                                                                 SIX MONTHS
                                         YEAR ENDED JUNE 30,        ENDED
                                         --------------------  ---------------
                                                               JAN. 1, JAN. 2,
                                         1994   1993    1992    1995    1994
                                         ----- ------  ------  ------- -------
SEQUOIA HISTORICAL:
  Net income (loss) (1)................. $0.87 ($3.63) ($0.48)  $0.17   $0.41
  Book value (2)........................ $2.39                  $2.58
TMI GROUP HISTORICAL:
  Pro forma net income (1)(3)........... $0.19 $ 0.01  $ 0.03   $0.09   $0.07
  Pro forma book value (3).............. $0.60                  $0.69
PRO FORMA COMBINED--SEQUOIA AND TMI
 GROUP:
  Net income (loss) (4)................. $0.69 ($2.23) ($0.27)  $0.18   $0.31
  Book value (4)........................ $1.95                  $2.15
EQUIVALENT PRO FORMA COMBINED--TMI
 GROUP:
  Net income (loss) (5)................. $0.35 ($1.12) ($0.14)  $0.09   $0.16
  Book value (5)........................ $0.98                  $1.08

- --------
(1) Sequoia and the TMI Group adopted SFAS 109 effective at the beginning of fiscal 1993 and fiscal 1992, respectively. The adoption of SFAS 109 had no impact on the results of operations of Sequoia and resulted in a cumulative benefit from the change in accounting principle of $171,000 for the TMI Group in the year of adoption.

(2) Historical book value per share is computed by dividing total stockholders' equity by the number of shares of Sequoia Common Stock outstanding at the end of the period.

(3) Pro forma net income per share is computed based on the equivalent TMI Group shares to be exchanged in the Transaction, including common stock equivalents. Pro forma book value per share is computed by dividing total stockholders' equity by the equivalent TMI Group shares to be exchanged in the Transaction. See Note 10 to the TMI Group combined financial statements included herein.

(4) Pro forma combined net income (loss) per share is computed by dividing pro forma net income by the Sequoia weighted average number of common and common equivalent shares after giving effect to the approximately 5,273,000 shares of Sequoia Common Stock to be issued in connection with the Transaction. Pro forma combined book value per share is computed by dividing pro forma combined stockholders' equity by the number of shares of Sequoia Common Stock after giving effect to the approximately 5,273,000 shares of Sequoia Common Stock to be issued in connection with the Transaction. Pro forma book value per share does not reflect the exercise of outstanding stock options.

(5) Equivalent pro forma combined net income (loss) and book value per share are computed by multiplying the pro forma combined net income per share and book value per share by the conversion ratio in the Merger of .5015674.

                  MARKET PRICE INFORMATION AND DIVIDEND POLICY

  Sequoia Common Stock is quoted on the Nasdaq National Market. There is no public market for any class or series of SPCO capital stock.

  The table below sets forth, for the fiscal quarters indicated, the reported high and low closing sales prices of the Sequoia Common Stock on the Nasdaq National Market, in each case based on published financial sources.

                                                          SEQUOIA COMMON STOCK
                                                          ---------------------
                                                             HIGH       LOW
                                                          ---------- ----------
   Fiscal 1993
     Quarter Ended September 27, 1992....................    $8.875     $5.000
     Quarter Ended December 27, 1992.....................    $7.000     $1.375
     Quarter Ended March 28, 1993........................    $3.813     $1.625
     Quarter Ended June 30, 1993.........................    $3.000     $1.750
   Fiscal 1994
     Quarter Ended October 3, 1993.......................    $3.500     $1.750
     Quarter Ended January 2, 1994.......................    $6.000     $2.750
     Quarter Ended April 3, 1994.........................    $6.843     $3.9375
     Quarter Ended June 30, 1994.........................    $5.875     $3.250
   Fiscal 1995
     Quarter Ended October 2, 1994.......................    $5.875     $3.500
     Quarter Ended January 1, 1995.......................    $4.750     $3.250
     Quarter Ending April 2, 1995 (through February 16,
      1995)..............................................    $4.375     $3.500
                                                          ---------- ----------

- --------
  The closing sales price of Sequoia Common Stock on the Nasdaq National Market on February 16, 1995 was $4.00 per share. On January 31, 1995, there were approximately 559 holders of record of Sequoia Common Stock.

  Although the number of shares of Sequoia Common Stock to be issued in the Merger is fixed at 5,200,000, the market price of Sequoia Common Stock is subject to fluctuation; therefore, the market value of the shares of Sequoia Common Stock that holders of SPCO Common Stock and Keystone will receive may increase or decrease prior to the Closing. The number of shares of Sequoia Common Stock to be issued in exchange for the Unvested TMI Options, which is estimated to be approximately 73,000, will vary based on the market price of Sequoia Common Stock.

  Sequoia has never paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. Sequoia intends to retain future earnings to fund the development and growth of its business.

  SEQUOIA'S STOCKHOLDERS AND SPCO'S STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SEQUOIA COMMON STOCK.

                                  THE MEETING

GENERAL

  This Proxy Statement/Prospectus is being furnished to holders of Sequoia Common Stock in connection with the solicitation of proxies by the Sequoia Board for use at the Special Meeting to be held on Wednesday, March 29, 1995, at the Radisson Inn, 75 Felton Street, Marlborough, Massachusetts 01752, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof.

  This Proxy Statement/Prospectus is also being furnished to holders of SPCO Common Stock in connection with the solicitation of the written consent of SPCO's stockholders to the Merger and the Acquisition Agreement in accordance with Section 228 of the DGCL by the SPCO Board.

  This Proxy Statement/Prospectus, the accompanying form of proxy (for the stockholders of Sequoia) and the accompanying form of SPCO Written Consent (for the stockholders of SPCO) are first being mailed on or about the date of this Proxy Statement/Prospectus.

MATTERS TO BE CONSIDERED

 Special Meeting

  The purpose of the Special Meeting is to consider and vote upon: (i) the issuance of approximately 5,273,000 shares of Sequoia Common Stock pursuant to the Acquisition Agreement; (ii) an amendment to Sequoia's Restated Certificate of Incorporation increasing the number of authorized shares of Sequoia Common Stock from 25,000,000 shares to 35,000,000 shares; (iii) the election of two Class I Directors of Sequoia; (iv) amendments to Sequoia's 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan increasing the number of shares of Sequoia Common Stock available for issuance under such plans from 2,425,000 to 3,700,000 and providing that no employee may receive options for more than 500,000 shares in any calendar year; (v) amendments to Sequoia's 1993 Employee Stock Purchase Plan increasing from 250,000 to 750,000 the number of shares of Sequoia Common Stock available for issuance under such plan and increasing the term of such plan for an additional two years; (vi) adoption of Sequoia's 1995 Outside Directors' Stock Option Plan; (vii) the ratification of the appointment by the Sequoia Board of Coopers & Lybrand as Sequoia's independent accountants for the fiscal year ending June 30, 1995; and (viii) such other matters as may properly be brought before the Special Meeting, or any postponements or adjournments thereof.

 SPCO Written Consent

  The SPCO Board intends to seek the written consent, pursuant to Section 228 of the DGCL, of SPCO's stockholders to approve the Merger and the Acquisition Agreement on or about the date of this Proxy Statement/Prospectus.

 Board Recommendations

  The Sequoia Board has unanimously approved the Acquisition Proposal, the Charter Amendment, the Director Proposal, the Plan Proposals and the Accountants Proposal and recommends a vote FOR approval of all such proposals.

  The SPCO Board has unanimously approved the Merger and the Acquisition Agreement and recommends that its stockholders CONSENT TO the approval of the Merger and the Acquisition Agreement.

VOTING AT THE SPECIAL MEETING; RECORD DATE

  The Sequoia Board has fixed January 30, 1995 as the record date for the determination of the Sequoia stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of

Sequoia Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date there were 9,866,956 shares of Sequoia Common Stock outstanding. Each holder of record of shares of Sequoia Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Sequoia Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

  Assuming that a quorum is present, the required votes of the Special Meeting are as follows. The approval of the Acquisition Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Sequoia Common Stock present or represented at the Special Meeting. The approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of Sequoia Common Stock. The approval of the Director Proposal will require the affirmative vote of a plurality of the votes cast for the election of directors at the Special Meeting. The approval of the Plan Proposals and the Accountants Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Sequoia Common Stock present or represented at the Special Meeting. The approval of the Charter Amendment, the Director Proposal, the Plan Proposals and the Accountants Proposal is not a condition to the approval of the Acquisition Proposal.

  The By-laws of the NASD require a Nasdaq National Market issuer to obtain stockholder approval for any transaction in connection with the acquisition of capital stock or assets of another company if (i) the common stock to be issued in such transaction will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance, or (ii) the number of shares to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance. Sequoia proposes to issue approximately 5,273,000 shares of Common Stock in the Transaction, representing approximately 53.4% of its outstanding shares of Common Stock outstanding immediately prior to the Transaction (based on 9,866,956 shares outstanding at January 31, 1995). As a result, approval of the Transaction by Sequoia's stockholders is required.

  As of January 31, 1995, directors and executive officers of Sequoia and their affiliates may be deemed to beneficially own approximately 7.2% of the outstanding shares of Sequoia Common Stock. Each director and executive officer of Sequoia has advised Sequoia that he intends to vote or direct the vote of all shares of Sequoia Common Stock over which he has voting control FOR approval of the Acquisition Proposal, the Charter Amendment, the Director Proposal, the Plan Proposals and the Accountants Proposal.

  As of January 31, 1995, SPCO and its officers, directors and affiliates owned no shares of Sequoia Common Stock, except that John Leonardo, an executive officer of TMI, owned 80,000 shares of Sequoia Common Stock.

PROXIES

  This Proxy Statement/Prospectus is being furnished to the stockholders of Sequoia in connection with the solicitation of proxies on behalf of the Sequoia Board for use at the Special Meeting.

  All shares of Sequoia Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted:

  FOR approval of the Acquisition Proposal, the Charter Amendment, the Director Proposal, the Plan Proposals and the Accountants Proposal.

  If any other matters are properly presented at the Special Meeting for consideration the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Sequoia, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Sequoia, before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Sequoia Systems, Inc., 400 Nickerson Road, Marlborough, Massachusetts 01752, Attention: Secretary, prior to the commencement of the Special Meeting.

  All expenses of Sequoia's solicitation of proxies, including the cost of preparing and mailing this Proxy Statement/Prospectus, will be borne by Sequoia. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Sequoia in person or by telephone, telegram or other means of communication. Such directors, officers and employees soliciting proxies will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Sequoia has retained Morrow & Co., Inc. for assistance in connection with the Special Meeting at an estimated expense of approximately $5,500, plus reasonable out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Sequoia will reimburse such persons for reasonable expenses incurred in connection therewith.

SPCO WRITTEN CONSENT

  This Proxy Statement/Prospectus is being furnished to the stockholders of SPCO on behalf of the SPCO Board for use in connection with the SPCO Written Consent. The expenses of obtaining the SPCO Written Consent, which are not expected to be material, will be borne by SPCO.

  The SPCO Board intends to circulate the SPCO Written Consent to the holders of SPCO Common Stock pursuant to Section 228 of the DGCL on or about the date of this Proxy Statement/Prospectus. As of January 31, 1995, and prior to the SPCO Stock Split, there were 50,000 shares of SPCO Common Stock outstanding. The purpose of the SPCO Written Consent is to solicit the approval of the holders of SPCO Common Stock to the Merger and the Acquisition Agreement. The approval by SPCO's stockholders of the Merger and the Acquisition Agreement will require the affirmative consent of the holders of a majority of the outstanding shares of SPCO Common Stock.

  As of January 31, 1995, directors and executive officers of SPCO and their affiliates may be deemed to beneficially own 100% of the outstanding shares of SPCO Common Stock. Each director and executive officer of SPCO has indicated his intention to consent to (and to cause all shares of SPCO Common Stock over which he has voting control to consent to) approval of the Merger and the Acquisition Agreement. As of January 31, 1995, Sequoia and its officers, directors and affiliates owned no shares of SPCO Common Stock.

  If the SPCO Written Consent is properly executed and returned by holders of a majority of the outstanding shares of SPCO Common Stock, the holders of SPCO Common Stock will have, in accordance with the DGCL, approved the Merger and the Acquisition Agreement.

  SPCO STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR SIGNED SPCO WRITTEN CONSENTS.

                      ITEM 1--APPROVAL OF THE TRANSACTION

BACKGROUND OF THE TRANSACTION

  In recent years Sequoia has from time to time had discussions with other participants in the fault-tolerant computer industry in an effort to expand Sequoia's fault-tolerant product offerings. In the course of such discussions, Sequoia has considered possible alliances, combinations and transactions with various industry participants, including companies both larger and smaller than Sequoia. In particular, Sequoia has considered product marketing alliances, product development ventures, acquisitions and related transactions.

  During this same period of time, the senior management of the TMI Group began to consider similar strategic alliances, combinations and transactions.

  In the spring of 1994, on behalf of the senior management of the TMI Group, Needham & Co., an investment banking firm retained by the TMI Group ("Needham"), approached Sequoia and suggested a possible business combination. Shortly thereafter, the senior management of Sequoia and the TMI Group began discussions concerning such a possible business combination. To facilitate these discussions, on May 9, 1994, the parties entered into a Confidentiality Agreement under which each agreed to maintain the confidentiality of the other party's confidential information.

  On June 7, 1994, as part of a regularly scheduled meeting of the Sequoia Board, the management of Sequoia reported to the Sequoia Board as to the status of the discussions with the TMI Group and addressed questions and comments of the Sequoia Board with respect to a possible business combination with the TMI Group. The Sequoia Board authorized and instructed management to explore the possibility of a business combination with the TMI Group and to continue discussions with representatives of the TMI Group.

  Shortly after the June 7, 1994 Sequoia Board meeting, Messrs. McMullan and Patterson, the Chief Executive Officers of Sequoia and the TMI Group, respectively, further discussed the possibility of considering a combination of the two companies. Following this conversation, the senior management teams of Sequoia and the TMI Group began to explore the feasibility of a strategic business combination.

  Following several weeks of discussions between the senior management of Sequoia and the TMI Group, in person and by telephone, on or about July 21, 1994 the parties concluded that they could not reach agreement on the terms of a transaction and negotiations were terminated.

  The primary reasons negotiations terminated on or about July 21, 1994 concerned (i) the inability by the parties, as a result of volatility in the price of Sequoia Common Stock, to agree as to the existence and level of certain caps and collars on the number of shares of Sequoia Common Stock to be issued in the Transaction, and (ii) the number of representatives on Sequoia's Board of Directors sought by TMI Group management and the roles those representatives would play as members of Sequoia's Board.

  During early August 1994, at the suggestion of the TMI Group, representatives of Sequoia and the TMI Group reopened negotiations. As a result of such negotiations, it was ultimately agreed that the number of shares to be issued in the Transaction would be fixed, that the TMI Group would be entitled to two representatives on Sequoia's Board of Directors and that the roles to be played by those representatives would be determined by the Sequoia Board in the ordinary course after their election.

  At a meeting of the Sequoia Board on August 18, 1994, after preliminary discussion concerning (i) the strategic factors that supported a possible business combination and (ii) the product line, technology and market position of the TMI Group, the Sequoia Board authorized Mr. McMullan to continue negotiations with the management of the TMI Group. On the same date, Sequoia and the TMI Group entered into an agreement which obligated the TMI Group not to solicit other acquisition offers prior to September 14, 1994 and also included customary provisions regarding due diligence and confidentiality.

  An understanding on the general structure of a transaction was reached on August 22, 1994. During the balance of August and September, Messrs. McMullan and Goldman of Sequoia engaged in a series of discussions and negotiations with Messrs. Patterson and Stewart of the TMI Group, both at meetings in Houston, Texas and Marlborough, Massachusetts and by telephone. The parties simultaneously conducted due diligence as to each other's business and discussed the business, operations and technology of each company and of the combined company that would result from a business combination, including potential opportunities to leverage each other's business and realize economies of scale. Sequoia delivered a first draft of a proposed Acquisition Agreement to the TMI Group on September 2, 1994.

  On October 4, 1994, as part of a special meeting of the Sequoia Board, Sequoia's management made a presentation on the considerations related to, and addressed questions of the Sequoia Board with respect to, a possible business combination with the TMI Group. Specifically, management reported on the results of its review of the technology of the TMI Group and its views regarding the organizational structure of a combined entity. Sequoia's legal counsel reviewed the principal terms of the proposed Acquisition Agreement and related documents and engaged in a discussion with Sequoia Board members concerning the directors' fiduciary duties in considering a business combination. Broadview Associates, L.P. ("Broadview"), Sequoia's financial advisor, reviewed the strategic rationale for, and certain financial analyses relating to, the proposed business combination. See "Item 1--Approval of The Transaction--Opinion of Sequoia's Financial Advisor". The Sequoia Board authorized Sequoia's management to continue the discussions with the TMI Group as to a possible business combination.

  Negotiations between the management of Sequoia and the TMI Group continued throughout October and early November, both as to the structure of the transaction and the form of the Acquisition Agreement. Final agreement on the aggregate amount of consideration to be paid by Sequoia for all outstanding shares of SPCO Common Stock, the Unvested TMI Options and the Keystone Shares was reached over the course of several discussions between Mr. McMullan and the TMI Group's management (which was in contact with Keystone as well) during the period of October 28 to November 1, 1994.

  At a regularly scheduled meeting of the Sequoia Board on November 8, 1994, Messrs. McMullan and Goldman reviewed the course of recent negotiations, including changes to the structure of the transaction and the consideration to be paid, and counsel summarized the status of the Acquisition Agreement and related documents. Mr. McMullan also reviewed recent TMI Group financial data and potential product and technology opportunities presented by a business combination of the TMI Group and Sequoia. OnNovember 8, 1994 Broadview delivered its oral opinion relating to the fairness of the proposed transaction and delivered their written opinion on November 9, 1994. The Sequoia Board, acting on the recommendation of Sequoia's management and in view of the favorable fairness opinion of Broadview, approved the proposed Transaction, Acquisition Agreement and related documents.

  On November 9, 1994, Sequoia, Sub, SPCO and Keystone executed the Acquisition Agreement. The Acquisition Agreement was amended as of February 7, 1995 in order to provide that the Tax Opinion will be delivered to the TMI Group and to make certain other minor changes.

  Due to the unusual and complex structure of the TMI Group prior to the Transaction and the desire of Sequoia to structure the Transaction in a manner qualifying for accounting treatment as a "pooling of interests" as well as the liability and indemnification considerations typically present in acquisition transactions, the structual considerations were complex. The ultimate structure of the Transaction reflected the judgment of the parties as to the best means to implement the principal goals of the parties within the context of negotiated financial terms.

REASONS FOR THE TRANSACTION; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  The Sequoia Board recommends that the stockholders of Sequoia approve the Transaction and the Acquisition Agreement and vote FOR the approval of the Acquisition Proposal for the reasons set forth below. The SPCO Board recommends that the stockholders of SPCO CONSENT TO the approval of the Merger and the Acquisition Agreement for the reasons set forth below.

 Sequoia's Reasons for the Transaction

  Sequoia believes that the Transaction will benefit Sequoia in several important ways:

  First, by combining its fault-tolerant product offerings with those of the TMI Group, Sequoia would be able to develop and subsequently offer a fault-tolerant product line ranging from a desktop personal computer to a large server. Sequoia believes that the broadened fault-tolerant product line resulting from the two companies' complementary products would give Sequoia a competitive advantage.

  Second, Sequoia has identified the telecommunications industry as a desirable market for its products. The TMI Group has achieved initial market penetration in the telecommunications marketplace, in large part by introducing SPARC-based computer products (based on a Reduced Instruction Set Computing Chip originally developed by Sun) which meet Bellcore Network Equipment Building Specifications ("NEBS"). Leveraging Sequoia's computer systems and technology with that of the TMI Group affords Sequoia the opportunity to (i) utilize the TMI Group's technology to assist Sequoia in developing NEBS-compliant, fault-tolerant servers, and (ii) increase each company's penetration in the telecommunications market under the TMI Group's established brand name.

  Third, the Transaction would enable Sequoia to explore the possibility of utilizing the TMI Group's existing distribution channels to more efficiently sell Sequoia products in Europe.

  Fourth, although not a primary reason for undertaking the Transaction, the Transaction would initially double the combined entity's size (based on fiscal 1994 revenues of Sequoia and the TMI Group), providing a critical mass which could result in certain cost efficiencies (such as in materials procurement and financing) and thus enabling each of the constituent entities to operate more efficiently.

  Fifth, the TMI Group possesses significant surface mount manufacturing capabilities. Following the Transaction, Sequoia intends to consider outsourcing certain of its manufacturing needs through the TMI Group rather than through more expensive, unaffiliated third parties.

  The Sequoia Board also considered a number of risks associated with the Transaction prior to its approval thereof, including (i) the fact that the TMI Group operates in the highly-competitive industrial computer market against much larger and better financed companies, including IBM and Siemens; (ii) the TMI Group's reliance on a limited number of suppliers and manufacturers for certain key components; (iii) the business risks inherent in the significant amount of international sales of the TMI Group; and (iv) the TMI Group's lack of proprietary technology which could limit the TMI Group's protection against existing and future competitors.

  On balance, however, the Sequoia Board determined that the benefits outweighed the potential risks and unanimously approved the Transaction.

 The TMI Group's Reasons for the Merger

  In addition to the joint benefits summarized above, the SPCO Board believes that the following are additional reasons for stockholders of SPCO to CONSENT TO the approval of the Merger and Acquisition Agreement:

  The combination of the TMI Group and Sequoia would provide the TMI Group with access to Sequoia's proprietary technology, particularly in the areas of fault tolerance and data integrity, which the TMI Group believes it can utilize in its microcomputer products. The greater financial resources made available by the combined companies, including greater access to financial markets, and the TMI Group's position as a unit of a publicly-traded corporation, are expected to enhance the TMI Group's ability to sell its products to large customers in the telecommunications market.

  In addition, although not a principal reason for the Transaction, the Transaction would provide SPCO's stockholders with increased liquidity with respect to their investment in SPCO.

OPINION OF SEQUOIA'S FINANCIAL ADVISOR

  Sequoia retained Broadview in early 1993 to act as Sequoia's financial advisor with respect to potential business combinations with other parties. Broadview, an independent advisory firm, has offices in Redwood City, California, Fort Lee, New Jersey and London, England. Broadview specializes in mergers and acquisitions of information technology businesses. Sequoia selected Broadview, after considering a number of competing firms, based upon Broadview's reputation in the industry and its expertise in valuing companies similar to the TMI Group.

  Pursuant to the terms of its engagement of Broadview, Sequoia has agreed to pay Broadview a fee based on the value of the consideration to be paid by Sequoia in the Transaction. This fee is estimated to be between $410,000 and $515,000, payable in cash upon the consummation of the Transaction, for assisting Sequoia in the planning and negotiation of the financial aspects of the Transaction, including the rendering of its opinion for which Broadview was separately engaged in October 1994.

  The amount of consideration to be paid by Sequoia in connection with the Transaction was determined as the result of negotiations among Sequoia, Keystone and the TMI Group. Broadview was then asked by Sequoia to determine the fairness, from a financial point of view, of such consideration to the stockholders of Sequoia.

  Broadview delivered to the Sequoia Board its oral opinion on November 8, 1994, and its written opinion dated November 9, 1994, each to the effect that, as of its respective date and based upon and subject to certain matters as stated in the written opinion, the Transaction is fair to Sequoia's stockholders from a financial point of view. Broadview relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, Broadview did not make or obtain an independent evaluation or appraisal of the assets and liabilities of Sequoia or SPCO or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. No limitations were imposed by Sequoia on Broadview with respect to the investigations made or procedures followed by Broadview in rendering its opinion. A COPY OF THE OPINION OF BROADVIEW IS ATTACHED HERETO AS ANNEX B. STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY BROADVIEW.

  In rendering its opinion, Broadview, among other things, (i) reviewed the terms of the Acquisition Agreement; (ii) reviewed the TMI Group's combined financial statements for the fiscal years ended June 30, 1991, 1992 and 1993 and draft combined financial statements for the fiscal year ended June 30, 1994; (iii) analyzed certain financial projections prepared by the management of the TMI Group; (iv) reviewed certain information relating to the business, revenue, backlog, earnings and assets of the TMI Group provided by the TMI Group's management; (v) reviewed market research studies provided by the TMI Group's management relating to the TMI Group and competitive trends in the information technology ("IT") industry; (vi) analyzed both public and private information concerning other mergers and acquisitions in the IT industry; and
(vii) participated in discussions with the management of the TMI Group concerning the operations, business strategy, financial performance and future prospects of the TMI Group.

  Broadview assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was publicly available or furnished to Broadview by the TMI Group or Sequoia. With respect to the financial projections reviewed by Broadview, Broadview assumed that such projections were reasonably prepared and reflected the best estimates and good faith judgments of the respective managements of the TMI Group and Sequoia as to the future performance of the TMI Group and Sequoia. Broadview did not make or obtain an independent appraisal or valuation of any of the TMI Group's assets.

  In preparing its opinion to the Sequoia Board, Broadview performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Broadview's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of such methods to particular circumstances.

Accordingly, such an opinion is not readily susceptible of summary description. Broadview believes that its fairness analysis must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion.

  The following is a brief summary of Broadview's presentation to the Sequoia Board made onNovember 8, 1994.

  Broadview employed a (i) transaction comparables analysis, (ii) public company comparables analysis, (iii) discounted cash flow analysis to determine the value of the TMI Group, and (iv) relative contribution analysis. In addition, Broadview identified certain factors which positively affected the TMI Group valuation (including the TMI Group's strong market position, telecommunications market penetration, diversified products and high growth market segment) and other factors which negatively affected the TMI Group's valuation (including the TMI Group's highly competitive market segment, lack of proprietary technology and limited management infrastructure) (collectively, the "Valuation Factors"). Each component of Broadview's analysis is summarized below:

  Transaction Comparables Analysis. Using data obtained from Broadview's proprietary database of mergers and acquisitions in the IT industry, Broadview compared adjusted price to revenue multipliers for seven other transactions in the IT industry. Broadview found that the median adjusted price to revenue multiplier was .55. Broadview then applied a 25% premium to this median to reflect the strong market position of the TMI Group as well as its weighting of the other Valuation Factors yielding an overall valuation of the TMI Group of approximately $31.2 million. This valuation is greater than the estimated consideration of approximately $20.6 million (calculated by multiplying 5.2 million shares of Sequoia Common Stock by $3.97, the 30-day average closing price of Sequoia Common Stock as of November 8, 1994) (the "Estimated Consideration") and therefore supports Broadview's recommendation as to the fairness of the Transaction.

  Public Company Comparables Analysis. Using publicly available information, Broadview analyzed various financial multiples including total market capitalization to revenue and price to earnings multiples of public companies sharing many characteristics of the TMI Group. This analysis is designed to demonstrate the value public markets place on companies in a given market segment. Broadview examined ten public companies and found a median trailing twelve-month revenue growth of 11.5%, a pre-tax margin of 8.0%, a total market capitalization to revenue ratio of .93 and a price to earnings ratio of 15.4. Based on these findings and its consideration of the Valuation Factors, Broadview applied no discount or premium to the total market capitalization to revenue or price to earnings multiples when valuing the TMI Group yielding an overall valuation of the TMI Group of approximately $28.4 million. This valuation is greater than the Estimated Consideration and therefore supports Broadview's recommendation as to the fairness of the Transaction.

  Discounted Cash Flow Analysis. Broadview then employed a three-year projected free cash flow estimate from June 30, 1994 to June 30, 1997. These cash flow analyses were based on financial projections prepared by the management of the TMI Group and assumed discount rates between 12% and 18% and a base case of 15% yielding an overall valuation of the TMI Group of $33.9 million. This valuation is greater than the Estimated Consideration and therefore supports Broadview's recommendation as to the fairness of the Transaction.

  Relative Contribution Analysis. In addition, Broadview performed a relative contribution analysis based on Sequoia's and the TMI Group's projected revenue and operating income for the fiscal year endingJune 30, 1995. This analysis adjusted each company's number of shares for cash and debt levels to determine the relative contributions of each company independent of its balance sheet. This analysis showed that the valuation of the TMI Group based on revenue and operating income contributions is 35.3% and 27.1%, respectively, of the combined entity. Equally weighted, these figures represent a value of 31.2%, slightly below the agreed upon consideration of approximately 5.2 million shares, or approximately 33.35% of the combined entity on a fully-diluted basis. Based on this analysis, Sequoia's stockholders are giving up a slightly more than proportionate ownership interest in the combined entity based on relative revenue and operating income contributions. This analysis, therefore, weakens Broadview's recommendation as to the fairness of the Transaction.

  From an overall perspective, it was Broadview's opinion that the Transactions Comparables Analysis, Public Company Comparables Analysis and Discounted Cash Flow Analysis far outweigh the Relative Contribution Analysis, therefore supporting Broadview's recommendation as to the fairness of the Transaction.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

  In considering the recommendation of the Sequoia Board with respect to the Acquisition Proposal, and the recommendation of the SPCO Board with respect to the Merger and the Acquisition Agreement, stockholders should be aware that certain members of the management of the TMI Group and the SPCO Board have interests in the Transaction that are in addition to the interests of stockholders of Sequoia and SPCO generally. The SPCO Board consists of J. Michael Stewart and W. Wayne Patterson, SPCO's principal stockholders. In addition, Mr. Stewart will be hired by Sequoia and Mr. Patterson will enter into an advisory agreement with Sequoia at the Effective Time. See "The Acquisition Agreement--Employment and Advisory Arrangements with Messrs. Stewart and Patterson". The Board of Directors of each of Sequoia and SPCO was aware of these interests and considered them, among other matters, in approving the Acquisition Proposal, the Merger, the Acquisition Agreement and the transactions contemplated thereby.

AGREEMENTS TO VOTE

  As of January 31, 1995, directors and executive officers of Sequoia and their affiliates may be deemed to beneficially own approximately 7.2% of the outstanding shares of Sequoia Common Stock. Each director and executive officer of Sequoia has advised Sequoia that he intends to vote or direct the vote of all the outstanding shares of Sequoia Common Stock over which he has voting control in favor of approval of the Acquisition Proposal, the Charter Amendment, the Director Proposal, the Plan Proposals and the Accountants Proposal.

  As of January 31, 1995, directors and executive officers of SPCO and their affiliates may be deemed to beneficially own 100% of the outstanding shares of SPCO Common Stock. Each director and executive officer of SPCO has indicated that he intends to consent to (and to cause all shares of SPCO Common Stock over which he has voting control to consent to) approval of the Merger and the Acquisition Agreement. Therefore, approval of the Merger and the Acquisition Agreement by the SPCO stockholders should be considered highly likely. However, since closing of the Transaction is subject to the fulfillment or waiver of the conditions contained in the Acquisition Agreement, closing of the Transaction cannot be guaranteed. See "The Acquisition Agreement-- Conditions".

CERTAIN ARRANGEMENTS REGARDING THE SEQUOIA BOARD FOLLOWING THE TRANSACTION

  Pursuant to the Acquisition Agreement, the full Sequoia Board at the Effective Time will consist of seven directors, one of whom shall be designated by W. Wayne Patterson, subject to the reasonable approval of the Sequoia Board, and the other of whom shall be J. Michael Stewart. Mr. Patterson has not yet indicated his designation of a Sequoia Board member. See "Item 3--Election of Directors".

  Upon the Effective Time, the executive officers of Sequoia will be as follows: Cornelius P. McMullan, President and Chief Executive Officer; Jack J. Stiffler, Executive Vice President and Chief Technical Officer and General Manager, Technology Business Unit; Richard B. Goldman, Vice President, Finance and Chief Financial Officer; J. Michael Stewart, Executive Vice President; David A. Butler, Vice President and Treasurer; Ronald J. Gellert, Vice President and General Manager, Systems Business Unit; William C. Gould, Vice President, Customer Service; Andrew P. Wood, Vice President Manufacturing, Geoffrey R. Cluett, Vice President, International, John M. Owens, Vice President, Engineering; and Jeremy F. Swett, Vice President, General Counsel and Secretary. See "Sequoia Systems, Inc.--Directors and Executive Officers of Sequoia".

ACCOUNTING TREATMENT

  The Transaction is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Sequoia and the TMI Group have been advised by, and will receive letters from Coopers & Lybrand, Sequoia's independent accountants, and Arthur Andersen, the TMI Group's independent accountants, to the effect that, the Transaction will qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Sequoia and the TMI Group will be carried forward to the combined entity at their recorded amounts, income of the combined entity will include income of Sequoia and the TMI Group for the entire fiscal year in which the combination occurs and the reported income of the separate companies for prior periods will be combined and restated as income of the combined company. Consummation of the Transaction is conditioned upon receipt of such letters at the Effective Time. See "The Acquisition Agreement--Conditions" and "Unaudited Pro Forma Combined Condensed Financial Statements".

  The respective affiliates of Sequoia and the TMI Group will each execute written agreements to the effect that such person will not transfer shares of Sequoia Common Stock or SPCO Common Stock during the period beginning 30 days preceding the Effective Time and ending on the date that Sequoia publishes financial statements which reflect 30 days of combined operations of Sequoia (which agreements relate to the ability of Sequoia to account for the Transaction as a pooling of interests).

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following addresses the material federal income tax considerations of the Transaction that are applicable to holders of SPCO Common Stock. This section reflects the advice of Arthur Andersen, independent accountants to the TMI Group, to the effect that (i) the Merger will constitute a "reorganization" (a "Reorganization") within the meaning of Section 368 of the Code, and (ii) the BriskHeat Spin-Off constitutes a tax-free transaction to SPCO and the stockholders of SPCO under Section 355 of the Code. Such advice is based on certain assumptions and subject to certain limitations. It is a condition to the Closing of the Transaction that Arthur Andersen render an opinion to the foregoing effect.

  SPCO's stockholders should be aware that this section does not deal with all federal income tax considerations that may be relevant to particular SPCO stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are foreign persons or who acquired their SPCO Common Stock through stock option or stock purchase programs or in other compensatory transactions. In addition, other than with respect to the BriskHeat Spin-Off, the following discussion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger) including, without limitation, the exercise of options or rights to purchase SPCO Common Stock in anticipation of the Merger. Finally, no foreign, state or local tax considerations are addressed herein. Accordingly, SPCO'S STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM.

  The following discussion is based on Arthur Andersen's interpretation of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The IRS is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Transaction to Sequoia, the TMI Group and their respective stockholders.

  Subject to the limitations and qualifications referred to herein, and as a result of the Transaction's qualifying as a Reorganization and the BriskHeat Spin-Off constituting a tax-free transaction, Arthur Andersen is of the opinion that:

    (a) No gain or loss will be recognized by the holders of SPCO Common Stock upon the receipt of Sequoia Common Stock solely in exchange for such SPCO Common Stock in the Merger (except to the extent of cash received in lieu of fractional shares, if any).

    (b) The aggregate tax basis of the Sequoia Common Stock so received by SPCO's stockholders in the Merger (including any fractional share of Sequoia Common Stock not actually received) will be the same as the aggregate tax basis of the SPCO Common Stock surrendered in exchange therefor.

    (c) The holding period of the Sequoia Common Stock so received by each SPCO stockholder in the Merger will include the period for which the SPCO Common Stock surrendered in exchange therefor was considered to be held, provided that the SPCO Common Stock so surrendered is held as a capital asset at the Effective Time.

    (d) Cash payments received by holders of SPCO Common Stock in lieu of a fractional share will be treated as if such fractional share of Sequoia Common Stock has been issued in the Merger and then redeemed by Sequoia.

    (e) None of Sequoia, Sub or SPCO will recognize gain or loss solely as a result of the Merger.

    (f) The BriskHeat Spin-Off will constitute a tax-free transaction to SPCO and its stockholders.

  Neither Sequoia nor SPCO has requested a ruling from the IRS in connection with the Transaction. However, it is a condition of the respective obligations of Sequoia and SPCO to consummate the Transaction that such parties receive a confirming tax opinion from Arthur Andersen to the effect that for federal income tax purposes: (i) the Merger will constitute a Reorganization, and (ii) the BriskHeat Spin-Off will constitute a tax-free transaction to SPCO and its stockholders. This opinion to be rendered at the Closing of the Transaction, which is referred to herein as the "Tax Opinion," neither binds the IRS nor precludes the IRS from adopting a contrary position. The Tax Opinion will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations of Sequoia, the TMI Group and Sub, including representations in certain certificates of the respective managements of Sequoia, the TMI Group and Sub dated on or prior to the date of this Proxy Statement/Prospectus.

  A successful IRS challenge to the Reorganization status of the Merger would result in a SPCO stockholder recognizing gain or loss with respect to each share of Common Stock of SPCO surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time of the Merger, of the Sequoia Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Sequoia Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger.

  Even if the Merger qualifies as a Reorganization, a recipient of shares of Sequoia Common Stock would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely SPCO Common Stock). All or a portion of such gain may be taxable as ordinary income. Gain would also have to be recognized to the extent that a SPCO stockholder was treated as receiving (directly or indirectly) consideration other than Sequoia Common Stock in exchange for the stockholder's SPCO Common Stock.

  If the BriskHeat Spin-Off is deemed a taxable transaction, the TMI Group would realize gain to the extent that the fair market value of the BriskHeat Common Stock exceeds the TMI Group's tax basis in such shares. The tax liability resulting from a "taxable spin-off" would be borne by Sequoia as the sole stockholder of SPCO following the Effective Time of the Merger. If the BriskHeat Spin-Off is taxable, the IRS could dispute the valuation of the BriskHeat Common Stock resulting in a greater tax burden to the TMI Group and Sequoia.

FEDERAL SECURITIES LAW CONSEQUENCES

  All shares of Sequoia Common Stock received by Messrs. Stewart and Patterson and by other persons who may be deemed to be "affiliates" (as such term is defined under the Securities Act) of SPCO prior to the Transaction may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of Sequoia), pursuant to an effective Registration Statement under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of SPCO or Sequoia generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Acquisition Agreement requires SPCO to use its best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of Sequoia Common Stock issued to such person in the Transaction in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder. For purposes of the resale provisions of Rule 145, Sequoia has been advised by the TMI Group that Keystone is not an affiliate of SPCO. All shares of Sequoia Common Stock received by Keystone and other persons who are not affiliates of SPCO or Sequoia will be freely transferable.

  The Acquisition Agreement provides that Sequoia shall provide SPCO's stockholders and Keystone with certain registration rights relating to the shares of Sequoia Common Stock they receive in the Transaction. See "The Acquisition Agreement--Registration Rights".

NASDAQ NATIONAL MARKET QUOTATION

  It is a condition to the Closing of the Transaction that the shares of Sequoia Common Stock to be issued in the Transaction be approved for quotation of the Nasdaq National Market. An Additional Shares Listing Application was filed on February 7, 1995 for listing the shares of Sequoia Common Stock on the Nasdaq National Market in order to satisfy this condition.

APPRAISAL RIGHTS

  Holders of Sequoia Common Stock are not entitled to dissenters' appraisal rights under the DGCL in connection with the Transaction because Sequoia is not a constituent corporation in the Merger. Holders of SPCO Common Stock are entitled to dissenters' appraisal rights under the DGCL. See "Appraisal Rights of SPCO Stockholders".

REGULATORY APPROVALS

  No state or federal regulatory approvals are required relating to the Transaction, the Acquisition Agreement or the transactions contemplated thereby other than the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part.

                           THE ACQUISITION AGREEMENT

  The following is a brief summary of the background of the Transaction and of certain provisions of the Acquisition Agreement. Such summary is qualified in its entirety by reference to the Acquisition Agreement. Stockholders of Sequoia and of SPCO are urged to read the Acquisition Agreement in its entirety for a more complete description of the Transaction.

RESTRUCTURING PRIOR TO THE TRANSACTION

  As part of the transactions contemplated by this Proxy Statement/Prospectus, the TMI Group and certain of its affiliates are undertaking the series of transactions summarized below.

  Prior to October 31, 1994, SPCO owned 50,000 shares of the issued and outstanding shares of the Common Stock, $.01 par value per share ("BriskHeat Common Stock"), of BriskHeat, representing 100% of the issued and outstanding capital stock of BriskHeat. BriskHeat had no class of capital stock issued or outstanding except for the BriskHeat Common Stock. On October 31, 1994, SPCO effected the BriskHeat Spin-Off, pursuant to which SPCO distributed its BriskHeat Common Stock pro rata among its stockholders. As of the date of the execution of the Acquisition Agreement (the "Execution Date"), Messrs. Patterson and Stewart each owned 42.5% of the TME Common Stock, and Keystone owned 15% of the TME Common Stock.

  As of the Execution Date, Messrs. Patterson and Stewart and their respective affiliates owned, in the aggregate, 50,000 shares of SPCO Common Stock, representing 100% of the then issued and outstanding capital stock of SPCO. As of the Execution Date, SPCO owned 8,500,000 shares of TMI Common Stock, representing 85% of the issued and outstanding capital stock of TMI, and Keystone owned 1,500,000 shares of TMI Common Stock, representing 15% of the issued and outstanding capital stock of TMI. In addition, at the Execution Date, there were outstanding options to purchase 965,000 shares of TMI Common Stock (the "TMI Options"), of which 367,500 shares were exercisable at the Execution Date and the balance were unexercisable.

  Prior to the Closing of the transactions contemplated by the Acquisition Agreement, the following transactions will be consummated in the following sequence. First, SPCO will effect a 170-for-1 stock split with respect to the 50,000 shares of SPCO Common Stock issued and outstanding as of the Execution Date, as a result of which there will be 8,500,000 shares of SPCO Common Stock issued and outstanding immediately after such stock split. Second, Messrs. Patterson and Stewart will contribute their TME Common Stock to TMI as a capital contribution (the "TME Stock Contribution"). Third, the TMI Options, to the extent exercisable at the Execution Date, have been or will be exercised and the 367,500 shares of TMI Common Stock issued upon such exercise will be contributed to SPCO in exchange for an aggregate of 367,500 shares of SPCO Common Stock.

  Immediately prior to the Closing, and after giving effect to the foregoing transactions, (i) SPCO will own 8,867,500 shares of TMI Common Stock, representing approximately 85.53% of the issued and outstanding capital stock of TMI, (ii) TMI will own 85% of the issued and outstanding capital stock of TME, (iii) Keystone will own 1,500,000 shares of TMI Common Stock, representing approximately 14.47% of the issued and outstanding capital stock of TMI, and
(iv) Keystone will own 15% of the issued and outstanding capital stock of TME.

  The Acquisition Agreement contemplates the merger of Sub with and into SPCO (the "Merger"). In the Merger, the stockholders of record of SPCO at the Effective Time will receive capital stock of Sequoia in exchange for all of the issued and outstanding capital stock of SPCO. Simultaneously with the Merger, Sequoia will (i) purchase from Keystone the Keystone Shares in exchange for 752,351 shares of Sequoia Common Stock, and (ii) issue an aggregate of approximately 73,000 shares of Sequoia Common Stock in exchange for the Unvested TMI Options.

  At the Effective Time, and after giving effect to the Transaction and the other transactions contemplated in the Acquisition Agreement: (i) Sequoia will own 100% of the issued and outstanding capital stock of SPCO, approximately 14.47% of the issued and outstanding capital stock of TMI and 15% of the issued and outstanding capital stock of TME, (ii) SPCO will own approximately 85.53% of the issued and outstanding capital stock of TMI, and (iii) TMI will own 85% of the issued and outstanding capital stock of TME.

THE TRANSACTION

  The Acquisition Agreement provides that, following the approval of the Acquisition Proposal by the requisite number of the stockholders of Sequoia, and the approval of the Merger and the Acquisition Agreement by the requisite number of the stockholders of SPCO, and the satisfaction or waiver of the other conditions to the Transaction, Sub will be merged with and into SPCO, with SPCO continuing as the continuing corporation (the "Continuing Corporation"), which will be a wholly-owned subsidiary of Sequoia. The name of the Continuing Corporation will be changed to Sequoia Holdings, Inc.

  If all such conditions to the Transaction are satisfied or waived, the Transaction will become effective upon the filing by SPCO of a duly executed Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger.

CONVERSION OF SECURITIES

  Upon consummation of the Merger each issued and outstanding share of SPCO Common Stock (other than shares owned by SPCO as treasury stock, which will be cancelled) will be converted into the right to receive .5015674 share of Sequoia Common Stock. SPCO stockholders will receive an aggregate of 4,447,649 shares of Sequoia Common Stock in the Merger. Simultaneously with the Merger,
(i) Keystone will receive

752,351 shares of Sequoia Common Stock for the Keystone Shares, and (ii) the three holders of the Unvested TMI Options will receive an aggregate of approximately 73,000 shares of Sequoia Common Stock.

  If any person would be entitled to receive a fractional share of Sequoia Common Stock in the Transaction, then, in lieu of such fractional share, cash will be paid in an amount equal to the fair market value of such fractional share of Sequoia Common Stock. Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Continuing Corporation.

  At the Effective Time, the stockholders of SPCO will deliver certificates evidencing all shares of SPCO Common Stock and Keystone will deliver certificates representing the Keystone Shares in exchange for certificates evidencing the shares of Sequoia Common Stock to which such holders have become entitled, subject to escrow obligations. SPCO STOCKHOLDERS SHOULD NOT SUBMIT THEIR CERTIFICATES DIRECTLY TO SEQUOIA.

  After the Effective Time, each certificate evidencing SPCO Common Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of whole shares of Sequoia Common Stock which the holder of such certificate is entitled to receive and the right to receive any cash payment in lieu of a fractional share of Sequoia Common Stock pursuant to the Acquisition Agreement. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by Sequoia until such holder's certificate has been exchanged. Subject to applicable laws, such dividends and distributions, together with any cash payment in lieu of a fractional share of Sequoia Common Stock, will be paid, without interest.

OWNERSHIP OF SEQUOIA AFTER THE TRANSACTION

  Based upon the capitalization of Sequoia as of January 31, 1995 and the expected capitalization of the TMI Group at the Effective Time, the ownership of Sequoia Common Stock immediately following consummation of the Transaction will be approximately as follows:

HOLDERS                                              NUMBER OF SHARES PERCENTAGE
- -------                                              ---------------- ----------
Current Sequoia Stockholders........................     9,866,956       65.1%
W. Wayne Patterson (1)..............................     2,131,661       14.1
J. Michael Stewart (1)..............................     2,131,661       14.1
Keystone............................................       752,351        5.0
Former holders of vested TMI Options (2)............       184,327        1.2
Former holders of Unvested TMI Options..............        73,000        0.5
                                                        ----------      -----
  Total.............................................    15,139,956      100.0%
                                                        ==========      =====

- --------
(1) Includes affiliates of such holder.
(2) Former holders of vested TMI Options who exercise such TMI Options and exchange the shares of TMI Common Stock issued upon exercise for SPCO Common Stock prior to the Effective Time.

REPRESENTATIONS AND WARRANTIES

  The Acquisition Agreement contains various customary representations and warranties relating to, among other things: (a) due organization, valid existence and good standing of each of Sequoia, SPCO, TMI, TME and Keystone;
(b) the capital structure of each of Sequoia, SPCO, TMI and TME; (c) the authorization, execution, delivery and enforceability of the Acquisition Agreement, the consummation of the transactions contemplated by the Acquisition Agreement and matters relating to each of the parties; (d) conflicts under charters or By-laws, required consents or approvals and violations of any instruments or law; (e) documents and financial statements of each of Sequoia and the TMI Group and the accuracy of the information contained therein; (f) undisclosed liabilities; (g) the absence of certain material adverse changes or events; (h) taxes, tax returns and audits; (i) properties; (j) intellectual property; (k) agreements, contracts and commitments; (l) litigation; (m) environmental matters; (n) employee benefit plans; (o) compliance with laws;

(p) eligibility of the Transaction for pooling of interests treatment; (q) interested party transactions; and (r) the accuracy of information supplied by Sequoia, the TMI Group and Keystone in connection with the Registration Statement and this Proxy Statement/Prospectus.

  The Acquisition Agreement provides that all representations and warranties survive the Closing for a period of twelve months, except that: (i) certain environmental representations made by the TMI Group survive until 36 months after the Closing Date; (ii) certain representations made by the TMI Group with respect to TME's license agreement with IBM survive until 18 months after the Closing Date; and (iii) any claim based upon fraud or a willful misrepresentation by any party survives the Closing without limitation.

CERTAIN COVENANTS

  Each of the parties to the Acquisition Agreement has agreed to: (i) use its respective best efforts to consummate the transactions contemplated by the Acquisition Agreement; (ii) obtain all waivers, permits, consents, approvals, or other authorizations from third parties and governmental entities necessary for the consummation of the transactions contemplated by the Acquisition Agreement; (iii) jointly prepare and file with the Commission under the Exchange Act proxy materials for the purpose of soliciting proxies from Sequoia stockholders to vote in favor of the Acquisition Proposal; (iv) use its respective best efforts to cause the Transaction to be accounted for as a "pooling of interests" under applicable accounting and financial reporting rules; and (v) promptly notify the other party in writing of the occurrence of any event or development that would (a) render any statement, representation or warranty of any party in the Acquisition Agreement inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by any party or failure by any party to comply with any agreement or covenant in the Acquisition Agreement applicable to such party.

  SPCO has also agreed (and to cause the TMI Group) to: (i) carry on its business in the ordinary course of business in substantially the same manner as previously conducted; (ii) preserve intact its current business operations;
(iii) not accelerate, amend or change the period of exercisability of options to acquire the capital stock of SPCO and TMI; (iv) not to issue, sell, deliver or agree to issue or deliver any stock of SPCO or any other securities or any rights to acquire such securities; (iv) not to split, combine or reclassify any of its capital stock; (vi) not to declare or set aside any dividends or other distributions in respect of its capital stock; (vii) not to create or incur any debt not currently outstanding; (viii) not to amend its charter or By-laws;
(ix) not to change in any material respect its accounting principles or practices; and (x) not to enter into, amend, terminate or take any action (or avoid taking action) which would violate the terms of any material agreement.

REGISTRATION RIGHTS

  Sequoia has agreed to provide, subject to certain limitations, SPCO's stockholders, the holders of Unvested TMI Options and Keystone with certain rights to register under the Securities Act the shares of Sequoia Common Stock issued in the Transaction. Such registration rights include (i) two demand registrations, provided that no such demand shall be made within 12 months of the Closing, and (ii) an unlimited number of incidental registrations. As part of its registration rights obligations, Sequoia generally shall be responsible for all expenses associated with preparing and filing the registration statements for such registrations.

REPRESENTATION ON THE SEQUOIA BOARD

  The Sequoia Board has agreed, effective as of the Effective Time, (i) to elect J. Michael Stewart to serve on the Sequoia Board as a Class III director for an initial term ending at the Annual Meeting of Stockholders of Sequoia held after the fiscal year ending June 30, 1996 and (ii) to elect a designee of
W. Wayne Patterson, subject to the reasonable approval of the Sequoia Board, to serve on the Sequoia Board as a Class II director for an initial term ending at the Annual Meeting of Stockholders of Sequoia held after the fiscal year ending June 30, 1995. Mr. Patterson has not yet indicated his designation of a Sequoia Board member.

NO SOLICITATION

  The Acquisition Agreement provides that the TMI Group will not, directly or indirectly, through any officer, director, employee, representative or agent of the TMI Group, (i) solicit, initiate or encourage any inquiries or proposals that constitute a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving SPCO or any of its subsidiaries, other than the transactions contemplated by the Acquisition Agreement, or (ii) provide any non-public information to anyone with respect to the business, assets or properties of the TMI Group other than as contemplated by the Acquisition Agreement.

  The TMI Group is required to promptly notify Sequoia of, and disclose all details of, any inquiries, discussions or negotiations of the nature described above or request for non-public information or access to its properties, books or records.

NON-COMPETITION

  Messrs. Patterson and Stewart have agreed in the Acquisition Agreement that, for a period of five years after the Effective Time, neither of them nor any of their affiliates will, except as an officer or employee of Sequoia or the TMI Group, develop, manufacture, market or sell any product which competes with any existing or proposed product manufactured, marketed, sold or under development by Sequoia or the TMI Group at or prior to the Effective Time. During such five-year period, Messrs. Patterson and Stewart have also agreed not to (i) be employed by or to provide services to any competitor of Sequoia or the TMI Group, (ii) recruit or solicit any employee, consultant or subcontractor of Sequoia or the TMI Group, or (iii) solicit, divert or take away the business or patronage of any clients, customers or accounts of Sequoia or the TMI Group.

EMPLOYMENT AND ADVISORY ARRANGEMENTS WITH MESSRS. STEWART AND PATTERSON

  Effective as of the Closing, Sequoia will hire Mr. Stewart as Executive Vice President of Sequoia and as President and Chief Operating Officer of TMI. Mr. Stewart will receive an initial annual salary of $187,500 and customary employee benefits. Mr. Stewart will be an employee at-will of Sequoia. Mr. Stewart has agreed to sign Sequoia's standard invention assignment and confidentiality agreement for employees.

  As of the Closing, Sequoia will enter into a one-year agreement with Mr. Patterson pursuant to which he will render up to 75 days per year of advisory services relating to transition arrangements, financial planning and other organization matters for a fee of $12,500 per month. Sequoia will also continue to provide to Mr. Patterson his current office space and secretarial services without charge and will reimburse Mr. Patterson for reasonable and necessary expenses. Mr. Patterson has agreed to cause TMI to sell to BriskHeat, at the Effective Time, the automobile and office furniture currently used by him at a purchase price equal to its book value.

RELATED MATTERS AFTER THE TRANSACTION

  At the Effective Time, Sub will be merged with and into SPCO, and SPCO will be the surviving corporation and a wholly-owned subsidiary of Sequoia. Accordingly, each of SPCO's subsidiaries will become indirect subsidiaries of Sequoia. Each share of the common stock of Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of SPCO Common Stock. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of SPCO Common Stock.

  Unless otherwise determined by Sequoia prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the Continuing Corporation except the name will change to Sequoia Holdings, Inc. The By-laws of Sub, as in effect immediately prior to the Effective Time, will be the By-laws of the Continuing Corporation except that the name will be changed to Sequoia Holdings, Inc.

  The directors of Sub immediately prior to the Effective Time will be the initial directors of the Continuing Corporation, and the officers of Sub immediately prior to the Effective Time will be the initial officers of the Continuing Corporation, in each case until their respective successors are duly elected or appointed and qualified. In addition, at the Effective Time, J. Michael Stewart will become the President and Chief Operating Officer of TMI.

  After the Closing, the TMI Group plans to do business as "Texas Microsystems, a Sequoia Systems Company".

INDEMNIFICATION

  The Acquisition Agreement provides that the stockholders of SPCO, holders of Unvested TMI Options and Keystone (collectively, the "Indemnifying Persons") shall, jointly and severally, indemnify and hold harmless Sequoia and the Continuing Corporation from any debts, obligations, monetary damages, fines, fees deficiencies and the like ("Damages") arising from: (i) a misrepresentation or breach of a warranty; (ii) failure to perform a covenant or agreement of such parties; (iii) the BriskHeat Spin-Off; (iv) any failure to have good and marketable title to the securities conveyed; and (v) any claim by a SPCO stockholder to appraisal, preemptive or other similar rights.

  The Acquisition Agreement provides that if the Closing occurs, and subject to the following paragraph, (i) the aggregate liability of the Indemnifying Persons for Damages shall not exceed an amount equal to the fair market value of the Escrow Shares (as defined below), and (ii) the Indemnifying Persons shall not be liable unless and until, and only to the extent that, the aggregate Damages exceed $150,000.

  Notwithstanding the foregoing, the Acquisition Agreement provides that the indemnification obligations of the Indemnifying Persons shall, with respect to the BriskHeat Spin-Off, (i) survive until expiration of all applicable statutes of limitation in the relevant jurisdictions of each taxing authority, and (ii) not be subject to the $150,000 threshold specified in the preceding paragraph. See "Item 1--Approval of the Transaction--Certain Federal Tax Consequences".

ESCROW

  In order to secure the indemnification obligations of the Indemnifying Persons under the Acquisition Agreement, 10% of the shares of Sequoia Common Stock issued to the Indemnifying Persons in the Transaction (the "Escrow Shares") will be held in escrow. At the Closing, Sequoia, W. Wayne Patterson, as the Indemnification Representative of the Indemnifying Persons, and The First National Bank of Boston (the "Escrow Agent") will enter into an Escrow Agreement substantially in the form attached to the Acquisition Agreement (the "Escrow Agreement"). The Indemnifying Persons will be entitled to vote their Escrow Shares and to receive cash dividends, if any, on the Escrow Shares while held in escrow. Any securities distributed with respect to the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, will be delivered to the Escrow Agent and held in escrow pursuant to the Escrow Agreement.

  Sequoia will be entitled to make claims for indemnification against the Escrow Shares in accordance with the procedures established in the Escrow Agreement and Acquisition Agreement. In the event of a dispute as to Sequoia's entitlement to be indemnified, such dispute will be settled by binding arbitration in Boston, Massachusetts. In the event that Sequoia prevails in a claim for indemnification, Escrow Shares having a fair market value (based upon the last sales price per share of the Sequoia Common Stock on the Closing Date) will be released from escrow to Sequoia.

  One-half of the Escrow Shares will be distributed to the Indemnifying Persons on the first anniversary of the Closing and the remaining Escrow Shares will be distributed to the Indemnifying Persons on the date on which the last applicable statute of limitations in any relevant jurisdiction of any taxing authority shall have expired with respect to the BriskHeat Spin-Off, except that in the event there is on either such date a pending claim for indemnification the Escrow Agent shall retain in escrow at least sufficient shares to satisfy the pending claim. All distributions of Escrow Shares among the Indemnifying Persons shall be made pro rata in relation to each such person's proportionate percentage of shares of Sequoia Common Stock received in the Transaction.

  The Indemnification Representative will have full authority to defend and/or settle any claims for which the Indemnifying Persons may be required to indemnify Sequoia. All decisions and actions by the Indemnification Representative under the Escrow Agreement will be binding upon all Indemnifying Persons. Sequoia, on the one hand, and the Indemnifying Persons, on the other hand, will each pay one-half of the Escrow Agent's fees and, in general, will share the fees and expenses of any arbitration proceeding equally. The Indemnifying Persons will be obligated to reimburse the Indemnification Representative for his reasonable expenses (including attorneys' fees) incurred in connection with the performance of his duties as the Indemnification Representative. The Escrow Agreement limits the liability of the Escrow Agent in various ways and requires Sequoia and the Indemnifying Persons to indemnify the Escrow Agent against certain losses, liabilities and expenses, except to the extent resulting from the Escrow Agent's willful misconduct or negligence.

CONDITIONS

  The respective obligations of Sequoia, SPCO and Keystone to effect the Transaction and the other transactions contemplated in the Acquisition Agreement are subject to the following conditions, among others: (a) the Acquisition Proposal shall have been approved by the requisite percentage of the stockholders of Sequoia and the approval of the Merger and the Acquisition Agreement shall have been consented to by the requisite percentage of the stockholders of SPCO; (b) the receipt of all material governmental authorizations, consents, orders or approvals; (c) the Registration Statement of which this Proxy Statement/Prospectus is a part shall have been declared effective by the Commission and shall not be the subject of a stop order or proceedings seeking a stop order; (d) no temporary restraining order, preliminary or permanent injunction or other order shall be in effect nor shall there be any proceeding seeking any of the foregoing that prevents, or seeks to prevent, the consummation of the Transaction; (e) no action shall be taken, nor any statute, rule, regulation, or order be enacted, entered, enforced or deemed applicable to the Transaction which makes the consummation of the Transaction illegal; (f) the receipt of letters of Coopers & Lybrand and Arthur Andersen by Sequoia and SPCO, respectively, dated as of the date of this Proxy Statement/Prospectus and confirmed in writing at the Effective Time, stating that the business combination will qualify as a pooling of interests transaction under generally accepted accounting principles (see "The Transaction--Accounting Treatment"); (g) the receipt by Sequoia and SPCO of certain legal opinions; (h) the receipt by Sequoia of executed agreements from holders of Unvested TMI Option Shares agreeing to be bound by the terms of the Escrow Agreement; (i) the approval of the shares of Sequoia Common Stock to be issued in the Transaction for quotation on the Nasdaq National Market; (j) receipt by Sequoia and SPCO of a written opinion from Arthur Andersen, independent accountants of SPCO, to the effect that the Transaction will be treated for federal income tax purposes as a Reorganization and that the BriskHeat Spin-Off will constitute a tax-free transaction for federal income tax purposes (see "Item 1--Approval of the Transaction--Certain Federal Income Tax Consequences"); (k) the accuracy in all material respects of the representations and warranties of each party set forth in the Acquisition Agreement; and (l) the performance in all material respects of all obligations of each party required to be performed under the Acquisition Agreement.

  In addition, Sequoia's obligations are further subject to the condition that:
(i) Sequoia shall be reasonably satisfied that the royalty payments due to IBM pursuant to the Agreement between TME and IBM, dated as of October 1, 1993, will not exceed a specified amount; (ii) that each of the BriskHeat Spin-Off, the TME Stock Contribution and the TMI Option Exchange shall have occurred in a manner acceptable to Sequoia; and (iii) Sequoia shall have received the resignations of each director and officer of SPCO and its subsidiaries as specified by Sequoia in writing.

  As of the date of this Proxy Statement/Prospectus, Sequoia has filed an Additional Shares Listing Application with the Nasdaq National Market; neither Sequoia nor the TMI Group is aware of any injunction relating to the Transaction or of any change in the accuracy in their respective representations and warranties in the Acquisition Agreement; the Registration Statement of which this Proxy Statement/Prospectus is a part has been declared effective by the Commission; and there has been no material adverse change in the business of Sequoia or, to the best of Sequoia's knowledge, in the business of the TMI Group. If the requisite stockholder approvals and consents are obtained, Sequoia believes that all conditions to the closing of the Transaction will be satisfied in a timely manner.

STOCK OPTION AND BENEFIT PLANS

  Prior to the Effective Time, the TMI Options, to the extent exercisable on the Execution Date, have been or will be exercised as part of the TMI Option Exchange. Prior to the Effective Time, all outstanding options, warrants, rights providing for the issuance of SPCO stock (or the stock of any other member of the TMI Group), other than the TMI Options to the extent exercisable on the Execution Date, will be terminated. In exchange for the Unvested TMI Options, Sequoia shall issue such number of shares of Sequoia Common Stock as is equal in value, based on the last sales price per share of Sequoia Common Stock on the Nasdaq National Market on the Closing Date, to the value, based on the Black-Scholes method of option valuation, of the Unvested TMI Options. Sequoia currently estimates that it will issue approximately 73,000 shares of Sequoia Common Stock in exchange for Unvested TMI Options. The actual number of shares will be determined as of the Closing and may vary from 73,000, and approval of the Transaction by Sequoia's stockholders will be deemed to constitute approval of the issuance of the actual number of shares issued in exchange for the Unvested TMI Options.

TERMINATION; TERMINATION FEES AND EXPENSES

  The Acquisition Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Transaction by the stockholders of Sequoia or the SPCO Written Consent:

    (a) by mutual written consent of Sequoia, SPCO and Keystone;

    (b) by either Sequoia, SPCO or Keystone if the Transaction is not consummated by March 31, 1995, unless such date is extended by mutual agreement of Sequoia, SPCO and Keystone (provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any obligation under the Acquisition Agreement has been the cause of or resulted in the failure of the Transaction to occur on or before such date); or

    (c) by Sequoia, SPCO or Keystone if, at the Special Meeting (including any adjournment or postponement) or in connection with the SPCO Written Consent, the requisite vote of the stockholders of Sequoia in favor of the Acquisition Proposal, or the requisite consent of the stockholders of SPCO in favor of the Merger and the Acquisition Agreement shall not have been obtained.

  In the event of any termination of the Acquisition Agreement by either Sequoia or SPCO as provided above, the Acquisition Agreement will become void and there will be no liability or obligation on the part of Sequoia, SPCO, Sub, Keystone or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in the Acquisition Agreement, provided that the provisions relating to confidentiality of information shall survive such termination.

  The Acquisition Agreement further provides that in the event that Sequoia's stockholders do not approve the Acquisition Proposal and the Acquisition Agreement has not been terminated by Sequoia (due to SPCO's or Keystone's uncured breach) or by mutual written consent of Sequoia, Keystone and SPCO, Sequoia will promptly pay to SPCO and Keystone a termination fee equal to SPCO's and Keystone's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Acquisition Agreement from August 12, 1994 until Sequoia notifies SPCO and Keystone that such stockholder approval has not been obtained. Such termination fee, if any, shall not exceed an aggregate of $150,000.

DISPUTE RESOLUTION

  The Acquisition Agreement provides that disputes under the Acquisition Agreement shall be submitted to arbitration in Boston, Massachusetts. The prevailing party in any arbitration will be entitled to an award of its reasonable attorneys' fees and the non-prevailing party will be obligated to pay such fees, together with the other fees, costs and expenses of the arbitration proceeding.

AMENDMENT AND WAIVER

  The Acquisition Agreement may be amended at any time by action taken or authorized by the respective Boards of Directors of Sequoia, SPCO and Keystone, but after approval by the stockholders of Sequoia and SPCO of the Transaction, no amendment may be made which by law requires further approval by such stockholders, without such further approval. Sequoia and SPCO, by action taken or authorized by their respective Boards of Directors after approval by their respective stockholders, and Keystone may extend the time for performance of the obligations of the other parties to the Acquisition Agreement, may waive inaccuracies in the representations or warranties contained in the Acquisition Agreement and may waive compliance with any agreements or conditions contained in the Acquisition Agreement. However, Sequoia does not intend to waive any material conditions to its obligations under the Acquisition Agreement, including receipt of the Tax Opinion. In the event that a material condition to Sequoia's obligation to consummate the Transaction cannot be fulfilled, Sequoia will not waive such condition and the Transaction will not be consummated absent resolicitation of proxies (accompanied by updated solicitation material) and a new vote by Sequoia's stockholders.

                                 THE TMI GROUP

BUSINESS OF THE TMI GROUP

 Corporate Structure

  SPCO, which was incorporated in Delaware in 1989, is a holding company which as of the Effective Time will have no material net assets other than shares of capital stock of TMI. At the Effective Time, SPCO will also indirectly own shares of capital stock of TME, which will then be a majority-owned subsidiary of TMI. SPCO, TMI and TME are (after giving effect to the BriskHeat Spin-Off described herein) collectively referred to herein as the "TMI Group". See "The Acquisition Agreement--Restructuring Prior to the Transaction".

 General

  TMI was incorporated in Delaware in 1989. It was formed to acquire certain assets from Keystone in a transaction which became effective May 19, 1989. TME, incorporated in Delaware in 1991, was formed primarily to serve certain of TMI's manufacturing needs. The TMI Group's principal executive offices are located at 5959 Corporate Drive, Houston, Texas 77036 and its telephone number is (713) 541-8200.

  The TMI Group is engaged in the business of manufacturing and selling microcomputers and related products designed for harsh computing environments, such as telecommunications, data acquisition and process control. The TMI Group's products are used in a variety of applications such as voice mail systems, engine testing, central office telecommunications and military applications. Its products are designed and built for high reliability, easy maintenance and industry compatibility.

 Products and Markets

  From its inception, the TMI Group's growth strategy has been based on product differentiation. Its product differentiation strategy was already in place when, operating as a division within Keystone, it introduced its first microcomputer in 1985. The TMI Group's first product differed from a desktop personal computer ("PC") in that it was rack-mounted, its active components were on a plug-in central processor unit ("CPU") rather than on a permanently mounted motherboard, and the system was resistant to heat, shock, dust, vibration and electromagnetic interference and radio frequency interference (EMI/RFI). The TMI Group believes that the use of a passive backplane with a plug-in CPU, rather than a motherboard, decreases repair time and increases expansion capability. The TMI Group's first complete "ruggedized" PC was used for seismic testing in remote locations. Since being introduced in 1985, the TMI Group's ruggedized microcomputers have been used in a wide variety of application in fields as diverse as telecommunications and heavy manufacturing.

  The TMI Group has broadened its market opportunities by developing a range of fault-tolerant features for the PC. In addition to these enhancements, the TMI Group has focused its development efforts on products for central office telecommunications applications based on Sun's SPARC architecture, incorporating remote alarming and monitoring features, and mobile and vehicle based computing. The TMI Group was awarded and recently completed a contract by the federal government to develop prototypes of a "soldier's computer" to be used by the military in various field applications.

  The TMI Group's products primarily serve two market segments: industrial and telecommunications. In these segments, the TMI Group's products are most frequently used in "mission-critical" or "job-critical" applications where reliability, availability and/or data integrity are essential to the enterprise. The TMI Group believes that the growing need for extremely dependable microcomputers will make "mission-critical" applications one of the most rapidly expanding sectors of the microcomputer industry.

  For the industrial market, the TMI Group's traditional business and its substantially larger market segment, the TMI Group provides microcomputers that operate reliably in harsh industrial environments, allowing microcomputers a significant role in process control, discrete manufacturing and data acquisition. Its systems and board-level products are used in applications that often have government-mandated requirements for up-to-the-minute reporting of data, such as environmental safety information, batch processing, financial data or transit monitoring.

  For the telecommunications market, the central office environment has very rigorous standards for operating equipment. Telecommunications computer systems must comply with Bellcore's Network Equipment Building Specifications (NEBS) specifications and standards, which include 48-volt power, heat and dust protection, earthquake resistance, alarming and remote monitoring features. Because of its experience in designing and building reliable rack-mounted systems that operate under harsh conditions, the TMI Group believes that the telecommunications industry presents significant opportunities for its products.

 Competition

  The TMI Group's board-level products, rack-mounted chassis and systems products compete in the industrial market with the products of Diversified Technology, Industrial Computer Source and I-Bus and, to a lesser extent, IBM and others in the United States and with Siemens A.G. and others in Europe. The TMI Group competes in the telecommunications market with DEC, Motorola, Tandem, Stratus and Hewlett-Packard, as well as several smaller companies.

  The TMI Group believes that it competes effectively based its engineering responsiveness to special needs and the price/performance characteristics, SPARC architecture and flexibility of its products, helping to offset the greater recognition and broader service and support resources of these larger competitors.

 Marketing and Sales

  The TMI Group markets its products in the United States through a combination of a direct sales organization and a group of manufacturer's representatives that sell primarily to various resellers, including OEMs, VARs and systems integrators.

  The TMI Group sells its products outside the United States primarily through distributors. It currently has 32 international distributors in 26 countries.

 Product Development

  The TMI Group's product development efforts are devoted to enhancing and broadening its current line of products by focusing on reliability, availability and data integrity as core features.

 Manufacturing

  The TMI Group manufactures low-volume board level products itself, and contracts for high-volume components with independent manufacturers. See "Risk Factors--Risks Relating to the TMI Group". The TMI Group's manufacturing operations also include assembly, testing and overall quality control.

  The TMI Group purchases substantially all of the peripheral devices and components used in its systems from other manufacturers. Most of the components and peripherals are available from a number of different suppliers, although certain major items are procured from single sources. Although the TMI Group has not experienced any significant problems in obtaining its required supplies and believes that alternative sources for items could be developed quickly if necessary, future shortages of components or peripherals could result in production delays which might adversely affect its business. Two key components used in its systems for which alternative sources may not be available are Intel microprocessors and SPARC-based CPUs. Any delay or inability to obtain these components at any time would adversely affect the TMI Group's business.

  Certain of the TMI Group's products are manufactured pursuant to a patent license from IBM under which it pays specified royalties.

 Backlog

  At December 31, 1994, the TMI Group had an unfilled order backlog of approximately $5.3 million which was subject to shipment in the subsequent fiscal quarter.

 Employees

  As of December 31, 1994 the TMI Group employed 225 people, including 69 in sales, marketing and administration, 46 in research and development and related engineering activities, 18 in service and support and 92 in manufacturing. The TMI Group believes that its future success will depend in part upon its continued ability to attract and retain highly qualified managerial, technical, selling, marketing, support and manufacturing personnel. Competition in recruiting personnel in the TMI Group's geographic area is often intense. None of its employees is represented by a labor union and the TMI Group considers its employee relations to be good.

 Properties

  The TMI Group's principal administrative, manufacturing, marketing and sales, warehousing and research and development facilities consist of approximately 83,428 square feet in Houston, Texas. It occupies these premises under a lease expiring in 1998 with options to extend the lease for two additional five-year periods. The current annual rental expense for these facilities, including maintenance, insurance, security, utilities and taxes, is approximately $677,000. The TMI Group also leases space in five other locations in the United States and in two locations in Europe. These leases expire on various dates between 1995 and 1998. The TMI Group's aggregate annual rental expense for the fiscal year ended June 30, 1994 was approximately $713,000. See Note 7 of notes to Combined Financial Statements for additional information regarding the TMI Group's lease obligations.

 Legal Proceedings

  The TMI Group is from time to time a party to various lawsuits arising in the ordinary course of business. The TMI Group knows of no pending litigation which is reasonably likely to have a material adverse impact on its financial condition or its results of operations.

 Agreement with Intel Corporation

  On February 1, 1995, the TMI Group acquired certain assets of Intel Corporation ("Intel") related to Intel's OmniRACK and XpressRACK product lines in exchange for an initial cash payment of approximately $650,000 and certain future contingent payments. The TMI Group funded the purchase price by borrowing under its line of credit.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE TMI GROUP

RESULTS OF OPERATIONS

 Years ended June 30, 1993 and 1994

  REVENUES

  The TMI Group's revenues increased 16.8% from $40,304,000 in the fiscal year ended June 30, 1993 ("fiscal 1993") to $47,061,000 in the fiscal year ended June 30, 1994 ("fiscal 1994"). The increase in revenues was primarily attributable to increased international sales as a result of the European economic recovery and increased penetration of the United States telecommunications market. The TMI Group's ability to maintain or increase its level of revenues in the future will primarily depend on the successful introduction of new products, the continuing growth of its current markets and the ability to expand into new market segments.

  During fiscal 1993 and fiscal 1994, approximately 72% and 65%, respectively, of the TMI Group's revenues was derived from the sale of computer systems and peripherals and approximately 28% and 35%, respectively, was derived from the sale of board-level products.

  In fiscal 1993 and fiscal 1994, no single customer accounted for as much as 10% of the TMI Group's revenues.

  Sales outside the United States during fiscal 1993 and fiscal 1994 were $6,723,000 and $9,256,000, respectively, representing 16.7% and 19.7% of revenues during such years. The majority of sales outside the United States occurred in Western Europe and Asia.

  GROSS MARGIN

  The TMI Group's gross margin decreased from 38.9% in fiscal 1993 to 37.4% in fiscal 1994. The margin decline was caused by a more competitive pricing policy with respect to chassis products sold with Intel-based CPUs, by higher discounts to some high-volume customers and, to a lesser extent, by a general decline in margins in the microcomputer industry.

  PRODUCT DEVELOPMENT EXPENSES

  The TMI Group incurred product development expenses of $3,751,000 and $3,871,000 in fiscal 1993 and fiscal 1994, respectively. While product development expenses increased slightly in absolute terms, these expenses decreased as a percentage of revenues from 9.3% to 8.2% primarily as a result of increased revenues. SPARC-based product development expenses increased from fiscal 1993 to fiscal 1994 as a percentage of total research and development expenses.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

  From fiscal 1993 to fiscal 1994, selling, general and administrative expenses increased 2.6% on a revenue increase of 16.8%. As a percentage of revenues, selling, general and administrative expenses declined from 26.6% in fiscal 1993 to 23.3% in fiscal 1994. This improvement as a percentage of revenues resulted from controlling costs while increasing revenues.

  AMORTIZATION OF INTANGIBLE ASSETS

  The charge for amortization of intangible assets declined from $166,000 in fiscal 1993 to $89,000 in fiscal 1994. The intangible assets resulted from the acquisition of certain assets from Keystone in May 1989, and the TMI Group amortized such assets over a period of three to five years. The decrease in amortization expense from fiscal 1993 to fiscal 1994 resulted from the full amortization of certain of these intangible assets during such period.

  INCOME FROM OPERATIONS

  The TMI Group had operating income of $2,645,000 in fiscal 1994 compared to $1,076,000 in fiscal 1993. The increase in operating income resulted from increasing revenues by 16.8% while controlling operating expenses to a 2.2% increase.

  INTEREST EXPENSE

  The TMI Group had interest expense of $445,000 in fiscal 1994 compared to $646,000 in fiscal 1993. This decrease was the result of the reduction of outstanding debt and lower average interest rates. In addition, interest expense in fiscal 1993 included $83,000 of interest paid to the IRS with respect to additional taxes assessed in fiscal 1993 for tax years 1989, 1990 and 1991.

  INCOME TAXES

  The TMI Group provided for income taxes of $351,000 in fiscal 1994 and $512,000 in fiscal 1993. During fiscal 1993, the IRS disallowed certain of the TMI Group's deductions related to the acquisition of certain assets from Keystone in May 1989. To cover this assessment, the fiscal 1993 income tax provision included an additional $346,000. In fiscal 1994, the TMI Group reached an agreement with the IRS, as a result of which the original assessment was reduced by $215,000. Since the original assessment was expensed by the TMI Group in fiscal 1993, the TMI Group recorded a tax benefit of $215,000 in fiscal 1994.

  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR INCOME TAXES

  Effective July 1, 1992, the TMI Group adopted SFAS No. 109, "Accounting for Income Taxes," which replaces SFAS No. 96. The adoption of SFAS No. 109 resulted in a benefit of $171,000 which was recorded as a cumulative effect of change in accounting for income taxes in fiscal 1993.

 Years ended June 30, 1992 and 1993

  REVENUES

  The TMI Group's revenues increased 7.7% from $37,427,000 in the fiscal year ended June 30, 1992 ("fiscal 1992") to $40,304,000 in fiscal 1993. The increase in revenues was primarily attributable to increased penetration of the international market.

  During fiscal 1992 and fiscal 1993, approximately 80% and 72%, respectively, of the TMI Group's revenues was derived from the sale of computer systems and peripherals and approximately 20% and 28%, respectively, was derived from the sale of board-level products.

  In fiscal 1992 and fiscal 1993, no single customer accounted for as much as 10% of the TMI Group's revenues.

  Sales outside the United States during fiscal 1992 and fiscal 1993 were $4,044,000 and $6,723,000, respectively, representing 10.8% and 16.7% of revenues during such years. The majority of sales outside the United States occurred in Western Europe and Asia.

  GROSS MARGIN

  The TMI Group's gross margin decreased from 40.3% in fiscal 1992 to 38.9% in fiscal 1993. The margin decline was caused by its more competitive pricing policy and, to a lesser extent, by a general decline in margins in the microcomputer industry.

 PRODUCT DEVELOPMENT EXPENSES

  The TMI Group incurred product development expenses of $4,137,000 and $3,751,000 in fiscal 1992 and fiscal 1993, respectively. Product development expenses decreased in fiscal 1993 as a result of a reduction in personnel and outside services expenses for Intel-based product development, partially offset by increased expenses for compatibility testing and SPARC-based telecommunications product development.

 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

  Selling, general and administrative expenses increased 6.1% in fiscal 1993 from fiscal 1992. As a percentage of revenues, selling, general and administrative expenses remained relatively constant at 27.0% for fiscal year 1992 and 26.6% for fiscal 1993.

 AMORTIZATION OF INTANGIBLE ASSETS

  The charge for amortization of intangible assets declined from $323,000 in fiscal 1992 to $166,000 in fiscal 1993. The decrease resulted from full amortization of certain assets during fiscal 1992.

  INCOME FROM OPERATIONS

  The TMI Group had operating income of $1,076,000 in fiscal 1993 compared to $524,000 in fiscal 1992. The increase in operating income resulted from a 7.7% increase in revenues coupled with an increase in operating expenses of approximately 1.0%.

  INTEREST EXPENSE

  The TMI Group had interest expense of $646,000 in fiscal 1993 compared to $816,000 in fiscal 1992. This decrease was the result of the reduction of outstanding debt and lower average interest rates, partially offset by $83,000 of interest paid to the IRS in fiscal 1993 for additional taxes assessed in fiscal 1993 with respect to prior tax years.

  INCOME TAXES

  The TMI Group provided for income taxes of $512,000 in fiscal 1993 and a tax benefit of $521,000 in fiscal 1992. During fiscal 1993, the IRS disallowed certain of the TMI Group's deductions related to the acquisition of assets from Keystone in May 1989. The TMI Group provided for $346,000 in additional taxes in fiscal 1993 to cover this assessment. In fiscal 1992, the TMI Group recognized the tax benefit of certain operating losses, carry forwards and research and development tax credits.

  Three and Six Months ended December 31, 1993 and 1994

  REVENUES

  The TMI Group's revenues increased 14.2% from $11,358,000 for the three months ended December 31, 1993 to $12,966,000 for the three months ended December 31, 1994. The TMI Group's revenues increased 7.7% from $22,930,000 in the six months ended December 31, 1993 to $24,694,000 in the six months ended December 31, 1994. This growth in revenue was attributable to increased acceptance of TMI Group products in the telecommunications market.

  For the three months ended December 31, 1993 and December 31, 1994, approximately 61% and 59%, respectively, of the TMI Group's revenues were derived from the sale of computer systems and peripherals and 39% and 41% respectively from the sale of board-level products. For the six months ended December 31, 1993 and December 31, 1994, approximately 67% and 60%, respectively, of the TMI Group's revenues were derived from the sale of computer systems and peripherals and 33% and 40%, respectively, were derived from the sale of board-level products.

  In the three and six months ended December 31, 1993, no single customer accounted for as much as 10% of revenues. In the three and six months ended December 31, 1994, one customer accounted for approximately 16% and 10%, respectively, of revenues.

  Revenues outside the United States during the three months ended December 31, 1993 and December 31, 1994 were $2,009,000 and $2,417,000, representing 17.7%
and 18.6% of revenues during such periods. Revenues outside the United States during the six months ended December 31, 1993 and December 31, 1994 were $4,296,000 and $4,664,000, respectively, representing 18.7% and 18.9% of revenues during such periods. The majority of the revenues outside the United States arose from sales in Western Europe.

  GROSS MARGIN

  The TMI Group's gross margin increased from 35.8% for the three months ended December 31, 1993 to 42.6% for the three months ended December 31, 1994, and increased from 37.1% for the six months ended December 31, 1993 to 40.6% for the six months ended December 31, 1994. The increases in gross margin were due to increased volumes, improved manufacturing efficiencies from an ISO 9000 implementation program and the discontinuation of contract manufacturing by TME. The gross margins on the contract manufacturing at TME have been historically below the TMI Group's overall margin.

  PRODUCT DEVELOPMENT EXPENSES

  For the three months ended December 31, 1993 and December 31, 1994, product development expenses were $905,000 and $1,033,000, respectively. For the six months ended December 31, 1993 and December 31, 1994 product development expenses were $1,856,000 and $2,152,000, respectively. The increases for the three and six month periods ended December 31, 1994 of 14.1% and 15.9% were due to increased expenditures for prototypes resulting from a larger number of new product introductions in the six months ended December 31, 1994.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

  Selling, general and administrative expenses increased 37.7% from $2,440,000 for the three months ended December 31, 1993 to $3,359,000 for the three months ending December 31, 1994. Selling, general and administrative expenses increased 19.6% from $5,236,000 during the six months ended December 31, 1993, to $6,263,000 for the six months ended December 31, 1994. These increases were primarily comprised of higher sales and marketing expenses in Europe and increased staffing in US sales and marketing both to support a greater number of new product introductions and to strengthen sales channels. In addition, expenses for the pending merger with Sequoia Systems, Inc. totaled $205,000 for the six months ended December 31, 1994.

  AMORTIZATION OF INTANGIBLE ASSETS

  The charge for amortization of intangible assets was $83,000 in the six months ended December 31, 1993. There were no charges for amortization expense in the six months ended December 31, 1994, because the intangible assets resulting from the TMI Group's acquisition of assets from Keystone in May 1989 were fully amortized by June 30, 1994.

  INCOME FROM OPERATIONS

  Operating income increased from $678,000 for the three months ended December 31, 1993 to $1,134,000 for the three months ended December 31, 1994. Operating income increased from $1,324,000 in the six months ended December 31, 1993 to $1,611,000 in the six months ended December 31, 1994. These increases were primarily a result of increased gross margins, partially offset by an increase in operating expenses.

  INTEREST EXPENSE

  The TMI Group had interest expense of $132,000 in the six months ended December 31, 1994 compared to $322,000 in the six months ended December 31, 1993 due to the restructuring of debt on June 7, 1994.

  INCOME TAXES

  For the three and six months ended December 31, 1994, the income tax provision increased to $363,000 from $173,000 and to $534,000 from $312,000, respectively due to a higher effective tax rate and increased profitability.

LIQUIDITY AND CAPITAL RESOURCES

  In fiscal 1994, the TMI Group funded its operations primarily through generating positive cash flow from operating activities. This positive cash flow from operating activities continued in the six months ended December 31, 1994.

  The TMI Group had working capital of $5,077,000 and $5,282,000 at June 30, 1993 and June 30, 1994, respectively. The increase in working capital at June 30, 1994 was primarily due to an increase in accounts receivable and federal income tax receivable and a decrease in borrowings under the TMI Group's line of credit, partially offset by a decrease in inventories. Accounts receivable at June 30, 1994 were $509,000 higher than June 30, 1993 as a result of increased revenues. Accounts receivable at December 31, 1994 were $8,388,000, representing an increase of $1,031,000 from June 30, 1994.

  Working capital at December 31, 1994 increased by $535,000 to $5,817,000 from working capital at June 30, 1994, primarily due to increases in accounts receivable and inventory partially offset by lesser increases in accounts payable and accrued liabilities. During the six months ended December 31, 1994, the inventory and accounts receivable increased over amounts at June 30, 1994 due to the growth in revenues.

  Capital expenditures were $1,485,000 in fiscal 1993 and $822,000 in fiscal 1994, respectively. Capital expenditures in fiscal 1994 were primarily for equipment, furniture and fixtures as well as additional leasehold improvements resulting from the relocation of its operations. During the six months ended December 31, 1994, capital expenditures of $394,000 were primarily for equipment. The TMI Group expects to make capital expenditures of approximately $800,000 primarily for engineering and manufacturing equipment and software in the fiscal year ending June 30, 1995.

  On June 7, 1994, the TMI Group borrowed $2,000,000 from the Texas Commerce Bank under a three-year term loan. Due to the positive cash flow from operating activities in fiscal 1994, the TMI Group utilized cash in fiscal 1994 to reduce short-term borrowings by $1,535,000 and repay long-term debt of $3,663,000. The TMI Group also has a revolving line of credit with Texas Commerce Bank, under which up to $4,000,000 is available based on a percentage of accounts receivable. At December 31, 1994, $1,705,000 was outstanding and an additional $2,295,000 was available under the borrowing formula. The line of credit is available to finance working capital and matures November 1, 1995. Interest is payable monthly at the bank's prime rate plus 1/2 percent per annum. There are various financial ratios and other restrictive covenants governing the borrowing arrangement, the most restrictive of which requires a specified level of profitability over a defined four quarter period. The line of credit is collateralized by substantially all of the assets of the TMI Group and personal guarantees of two shareholders of SPCO.

                             SEQUOIA SYSTEMS, INC.

BUSINESS OF SEQUOIA

 General

  Sequoia designs, manufactures, markets and services highly modular and easily expandable totally available computer systems based on the UNIX operating system. Sequoia systems are used primarily for OLTP and other interactive environments in which continuous system availability, fast response time and data integrity are critical.

  Sequoia was incorporated in Delaware in September 1981. Sequoia's principal executive offices are located at 400 Nickerson Road, Marlborough, Massachusetts 01752. Its telephone number is (508) 480-0800.

 Industry Background

  The requirement for immediate access to data created the market for OLTP systems. OLTP has been a requirement at many companies for years--especially those in industries such as airline transportation and banking, where flight reservation systems and automated teller machines have demonstrated the competitive advantages of instant access to data to provide better service. Many companies and industries have moved to an on-line information retrieval environment to process large numbers of transactions. In today's business world companies are also increasingly moving to a distributed computing environment, employing a client/server approach to meet their needs in a multi-platform, multi-vendor network.

  The market for OLTP systems, an estimated $40 billion industry in 1994, is expected to continue to grow at approximately 15% per year. This anticipated growth is fueled by an increasingly complex business environment which demands immediate response to many types of transactions and by the growing use of computers to run all aspects of a company's business. Instant access to data provides a greater degree of service to customers and can generate a competitive advantage. Companies must supply instant information to their customers; for example, information about the availability of their products and services, specific delivery dates, ordering information and pricing information. Availability of information can be the determining factor for success or failure. Thus, businesses have established new information systems-- systems that are customer-focused.

  Companies have been able to evolve to an on-line environment because of the software tools and utilities that have made the easy and fast retrieval of information a reality. Ease of use, portability of software, operating flexibility, high performance and relational database management systems ("RDBMS") have allowed businesses to implement on-line systems. All this has been possible because of the industry trend toward open systems.

  Open systems once meant a UNIX operating environment and little more. Companies originally moved to UNIX so they would not be tied to one particular proprietary platform. Previously, with the majority of applications written for a proprietary platform, any decision to move to another system required a costly and time-consuming rewriting of applications.

  Today, the term "open systems" means much more. It incorporates both hardware and software, communications and networking connectivity, use of standard microprocessors, peripherals and standard protocols. Businesses have embraced open systems for more reasons than vendor independence. Open systems means access to the latest technology, as more hardware and software products are developed. Users have lower software and maintenance costs, as the choice among competing vendors is much greater for an expanded choice of products and functionality, both in hardware and software.

  Continuous system availability is an increasingly important benefit to the on-line business. Sequoia's customers are more frequently requiring total availability to provide 24-hour access to their data. Sequoia's approach prevents failures from disabling the computer system, and provides on-line service and on-line maintenance. It is important to Sequoia's traditional customers that a computer system remain in operation even during regular maintenance or upgrades to larger configurations. These are important features because customers understand that even short periods of downtime can result in reduced productivity and lost revenue.

  Sequoia estimates that industry standard RDBMS account for over $4 billion in annual sales of software and related tools. Among the leading database products are offerings from Oracle, Informix, Sybase, VMark, Unidata and Pick Systems. The Pick product is a flexible database that supports a wide range of commercial business applications and has been ported by Sequoia to operate in a UNIX environment. Sequoia has achieved significant market acceptance utilizing its own proprietary version of the Pick database product, especially for medium to large-sized commercial applications. Pick's market acceptance is due largely to the ease with which it may be used in developing applications and the large number of VARs offering Pick applications. The majority of users of Sequoia's systems utilize the Pick relational database.

  While Sequoia believes that the anticipated growth of the OLTP market, together with the successful market penetration of its Pick database product, will create significant business opportunities for Sequoia in the future, there can be no assurance that the OLTP market will continue to expand or that Sequoia's products will be able to continue to penetrate such market.

 Company Strategy

  Sequoia designs, manufactures and sells fault-tolerant computer systems, and intends to offer highly available systems with selected fault-tolerant features, while also making available its open systems technology to global partners through licensing agreements. The objective of these licensing agreements with larger partners is to enable the research and development capabilities of such partners to produce expanded features that can broaden the market for Sequoia's computer products.

  Sequoia's business strategy incorporates the following key elements:

  BUILDING AND INVESTING ON A STRONG FINANCIAL BASE

  Sequoia's recent positive operating financial results, and focus on conservative cash management and asset utilization, have helped to yield increased liquidity and a strong balance sheet. Sequoia intends to increase its investment in research and development and further expand its channels of distribution, particularly outside the United States. In addition, Sequoia intends to seek opportunities to form strategic alliances, including potential acquisitions.

  INCREASE THE SIZE OF THE INSTALLED BASE

  Sequoia believes that it has a strong and loyal installed base of customers. Sequoia's strategy is to nurture and grow this installed base by providing these customers with the products and services they need to grow and succeed in their respective businesses. Included in this strategy will be the development of migration tools and services to assist installed customers to move to newer Sequoia products in a seamless manner, as well as to attract new customers to switch to Sequoia from competing vendors.

  CREATING ADDITIONAL PRODUCTS, SERVICES AND PROGRAMS

  Sequoia has recently introduced its new Series 500 product line, which offers customers lower priced entry systems, and enhancements to its Series 440 system, which provide significantly improved price/performance attributes. Sequoia has also recently announced its intention to offer highly available systems with selected fault-tolerant features, beginning in fiscal 1996, to users of the Pick database whose requirements do not include fully fault-tolerant products. Sequoia also intends to provide enabling technologies that will enhance the system value in open systems, client/server, heterogeneous computing environments. By offering skilled consulting services, Sequoia can provide expert capabilities to those users who face complex systems integration and software migration issues.

  FOCUS ON A SMALL NUMBER OF TARGETED VERTICAL MARKETS

  Sequoia has focused on a limited number of vertical markets. In particular, Sequoia has developed strong customer relationships through both VAR and end-user channels in the health care claims processing, retail distribution and financial services markets. In order to enhance its market share, Sequoia must attract new customers in these and other markets. The development of additional VAR channels is crucial to the success of this strategy.

  TECHNOLOGY LICENSING AND STRATEGIC PARTNERSHIPS

  Sequoia's Technology Group licenses Sequoia's patented fault-tolerant technology to companies in computer-related industries. Prospective candidates for the licensing of Sequoia's technology are companies that desire or need greater reliability in their computer-related hardware or software products. These companies recognize that a growing number of their customers depend on their products for continuous access to accurate information. Sequoia's current licensing arrangements include Toshiba Corporation, Samsung Electronics Co., Ltd. and Novell, Inc.

  Sequoia's long-term strategy is to enter into licensing agreements with additional companies for the use of Sequoia's fault detection and management software. This software, part of Sequoia's core technology, is designed to detect and avoid hardware failures it senses within a computer system, operating environment or network.

  CUSTOMER SUPPORT, TRAINING AND PROFESSIONAL SERVICES

  Sequoia's Customer Service Operation has a 24-hour, seven-day a week, worldwide telemaintenance and support capability. Customer systems are continuously monitored by the various support systems, as well as a specific Account Manager. Sequoia's Automatic Fault Evaluation program automatically reviews fault messages and opens a service call record. Sequoia also offers a broad array of training and other professional services to assist its customers in maximizing the return on their investment in Sequoia's products. Sequoia's Professional Services Organization provides its customers with a variety of analytical, design, implementation, training and other consulting services.

 Product Strategy

  Sequoia designs, develops and, with its strategic partners, co-develops scalable UNIX-based fault-tolerant multiprocessing systems and has announced plans to offer highly available systems with selected fault-tolerant features to Pick database users beginning in fiscal 1996. Sequoia systems provide users with an open systems environment and, in the case of those that are fully fault-tolerant, total system availability. Sequoia fault-tolerant system features include:

  INDUSTRY STANDARD COMPATIBILITY

  By using industry-standard components, operating systems, database technologies, communications and peripheral devices and protocols, Sequoia's systems can be integrated easily into a wide variety of computing environments and can support new technologies and services without significant system redesign.

  MODULARITY

  Sequoia systems are available in a variety of configurations that provide the customer with flexibility in selecting the combination of memory, processing power and peripheral devices best suited to the customer's particular needs.

  EXPANDABILITY AND UPGRADEABILITY

  The Sequoia architecture enables customers to expand incrementally the processing power and capacity of their systems by adding processors, memory elements and peripheral devices as needed. These additional resources can be incorporated into a Sequoia fault-tolerant system while it continues operating. System performance scales with each additional processor, depending on the application, up to as many as four processors on the Series 40 and new Series 500 and up to 32 processors on the Series 400 and 440. This expandability allows Sequoia to offer systems with a wide range of configurations, from entry level systems cost-effectively supporting as few as 32 users to very large systems supporting well over 2,000 users.

  DIAGNOSTIC CAPABILITY

  The fault detection logic built into each fault-tolerant Sequoia system continually monitors the operation of the system and automatically communicates any fault condition to Sequoia's support center. This remote diagnostic capability allows for cost-effective maintenance of the system.

  DATA INTEGRITY

  Sequoia's fault-tolerant systems are designed to protect data in the event of a failure through a combination of hardware features and TOPIX, Sequoia's proprietary version of the UNIX operating system, on which all Sequoia systems run. The hardware is designed to detect and isolate faults before data can be corrupted. TOPIX re-configures system resources and re-starts the operations that were in process at the time the fault occurred.

  New Products

  As referenced above, in addition to the new Series 500 product line, Sequoia has recently announced its intention to offer, beginning in fiscal 1996, new highly available systems with selected fault-tolerant features that will provide opportunities for those Pick database users not requiring robust fault tolerance in their systems to achieve the benefits of using Sequoia's proprietary Pick database system. These new products will utilize industry standard microprocessor technologies that are compatible with those being used by Sequoia's strategic partners.

 System Architecture

  The architecture of Sequoia's fault-tolerant systems is designed to provide the user with continuous and reliable computer availability and to address the high performance requirements of computer-intensive, on-line applications.

  Sequoia systems achieve fault tolerance and high performance with a tightly coupled symmetric multiprocessing architecture consisting of multiple processors that share memory and are managed by a single operating system. Through this design, tasks are automatically and efficiently distributed over all available processors, which allows the Sequoia platform to support a large number of users and provide scalable growth.

  The system's fault-tolerant hardware design, coupled with Sequoia's UNIX-compatible operating environment, provides continuous system availability and data integrity. If a hardware fault is detected, the faulty module is automatically taken out of service and the operating system returns the system to normal operation without loss of data or program continuity. If the error was due to a transient fault, the module is returned to service. The detection, isolation and correction of the fault all occur automatically without requiring the user's intervention.

 Products

  Sequoia's current computer system product lines are the Sequoia Series 400, Series 440, Series 40 and Series 500 products. By using industry-standard microprocessors, Sequoia believes that it has been able to reduce the amount of time and cost required to enhance the performance of its systems.

  The Series 400 system is the successor to Sequoia's Series 100, Series 200 and Series 300 systems. The Series 400 is a complete computer system consisting of electronics, peripherals, communications interfaces and system software. The Series 400 is based on the Motorola 68040 microprocessor, while the Series 100, 200 and 300 systems were based on the Motorola 68010, 68020 and 68030 microprocessors, respectively.

  The Series 440 is an advanced version of the Series 400. It contains a VME I/O bus structure and a microprocessor with a faster clock speed.

  The Series 40 product, a modified version of the Series 400, is an entry-level system targeted at smaller computing environments. It also contains enhancements to the I/O bus architecture. Like the larger Series 400, the Series 40 is based on the Motorola 68040 microprocessor.

  The new Series 500 is an enhanced version of the Series 40 and offers lower priced entry to fault-tolerant systems performance as well as a number of new operating features. It is also based on the Motorola 68040 microprocessor.

  The end-user list price of a Series 400 and Series 440 ranges from approximately $300,000 to more than $5,000,000, depending upon the configuration. Pricing for the Series 40 starts at $140,000 and for the Series 500 starts at $86,000. Sequoia typically offers discounts from its list prices to resellers and customers in order to meet competitive conditions.

  Sequoia offers a UNIX-based operating system and utilities, database management systems, networking communications and capabilities to support application software.

 Operating System

  All Sequoia systems are based upon TOPIX, Sequoia's proprietary version of the UNIX operating system. Although UNIX was originally developed to work with standard uniprocessor systems, Sequoia designed TOPIX for high-performance OLTP applications in a symmetric multiprocessor fault-tolerant environment, while still adhering to the industry standards defined for UNIX. Compatibility with UNIX standards is an important part of today's open systems environment and is required by the markets Sequoia targets for sales of its products. TOPIX complies with System V Release 3 and selected features of the System V Release 4 of UNIX. Sequoia continues to invest in further enhancements to the TOPIX operating system.

 Database Management

  Sequoia's principal database offering is its own native implementation of Pick, although Oracle and Informix also have been ported to Sequoia's systems. The UniVerse and UniData database products, which have their origins in Pick, are also available on Sequoia's systems.

 Networking Communications

  Sequoia's communications and networking products include a range of IBM, LAN, WAN, telecommunications, X.25, TCP/IP and other industry standard protocols. Sequoia users have the ability to link numerous computer systems and networks together using standard communications protocols, while also being able to customize the system for their particular needs.

 Application Software

  Sequoia believes that there are many programs commercially available for use with its implementation of the Pick database, as well as for UniVerse and UniData, which are "Pick-like" products. Many customers have created application programs or adapted software supplied by others. Many VARs also supply applications written exclusively for the UNIX operating environment in their chosen vertical markets. The availability of the appropriate application solution is a key determinant of overall solution attractiveness.

 Markets and Customers

  Through January 1, 1995, Sequoia has shipped more than 363 systems to more than 210 customers worldwide. Sequoia's customer base crosses a range of markets. In recent years Sequoia has focused its sales and marketing efforts in three primary markets: health care claims processing, retail distribution and financial services.

  Health maintenance organizations typically use Sequoia systems for administrative services. Retail wholesalers and telemarketers use Sequoia systems to support order processing and inventory control requirements. Financial services organizations typically use Sequoia's systems to implement customer applications such as credit card or mortgage processing.

 Strategic Alliances

  A key element of Sequoia's strategy is to enter into strategic alliances for the licensing of its technology; to acquire additional technology for sale with its systems; and to acquire additional product and distribution capabilities. Sequoia currently has strategic alliances with Samsung Electronics Co., Ltd. ("Samsung"), Toshiba Corporation ("Toshiba") and Novell, Inc. ("Novell").

  SAMSUNG

  In July 1990, Sequoia entered into an OEM agreement and a product development and technology license agreement with Samsung. Under the OEM agreement, Samsung has sold Series 300 systems and Series 400 systems in Korea. Under the product agreement, Samsung funded the joint development of the Series 40 system, an entry-level fault-tolerant OLTP system designed to be cost effective for between 40 and 400 users. Sequoia granted Samsung a non-exclusive license to use existing Sequoia technology in the development of the Series 40 system in consideration of Samsung's payment of a non-refundable license fee of $1,500,000. Technology developed in the course of the development of the Series 40 system is jointly owned by Sequoia and Samsung.

  In September 1993, Sequoia and Samsung entered into new agreements that expand upon and supersede the original OEM and product development and technology license agreements. These new agreements, which have a term of five years and may be extended by mutual agreement, are summarized below.

  Sequoia has granted Samsung rights to use certain Sequoia technology in the development of an enhanced Series 40 system and future products. Samsung has granted Sequoia manufacturing rights for the Series 40 system and enhanced Series 40 system and has granted Sequoia the right to OEM future products on a most favored customer basis.

  Samsung has agreed to pay Sequoia royalties with respect to its sales of Series 40 systems (other than sales to Sequoia), and sales of future products which are based on Sequoia's technology, subject to a credit of up to $4,800,000 for Samsung's initial manufacturing license fee and development costs.

  Until December 31, 1995, Sequoia has the exclusive right to sell the Series 40, Series 400 and enhanced products in North America, Western Europe, Australia and New Zealand. Either company may sell into other areas, such as Asia, Eastern Europe, the Middle East and Africa. VARs of either company may sell anywhere in the world without restriction.

  Sequoia, at its option, may act as Samsung's maintenance provider for Series 400 and Series 40 products worldwide, except in Korea. Sequoia will be responsible for negotiating maintenance agreements with Samsung's customers and VARs and will provide second level hardware support and third level support for Sequoia developed software, such as TOPIX.

  TOSHIBA

  Sequoia and Toshiba entered into a development, manufacturing and distribution agreement in December 1991, subsequently amended in April 1994, under which Sequoia and Toshiba agreed to use Sequoia technology to jointly develop a new computer system based on SPARC. Sequoia granted Toshiba exclusive distribution rights in Japan for this SPARC-based system and retained exclusive rights to distribute this SPARC-based system outside of Japan.

  In October 1994, Toshiba informed Sequoia that it had modified its development plans and would develop a new fault-tolerant computer system based on the PowerPC microprocessor instead of the SPARC microprocessor as had been planned. First customer shipment of this product is expected to occur late in calendar year 1996. See "Risk Factors--Risks Relating to Sequoia--New Product Development".

  Sequoia has granted Toshiba a non-exclusive license to use existing Sequoia technology in the development of such systems in consideration of a non-refundable license fee. New technology developed in the course of the development of the systems will be jointly owned by Sequoia and Toshiba. Sequoia has the option to manufacture such jointly-developed products or to purchase them from Toshiba on an OEM basis. The agreement has an initial term of five years from January 1992, with an automatic renewal period of one year unless terminated by either party.

  NOVELL

  In April 1994, Sequoia signed an agreement with Novell's UNIX System Laboratories ("USL"). Under this agreement, Sequoia will work with USL and other USL partners to incorporate certain of Sequoia's fault-tolerant features into future releases of Novell's microkernel-based UNIX operating system. When completed, these future UNIX releases will be compatible, without further modification, with Sequoia's procedures for recovering from detected hardware and software faults. As a result, Sequoia believes that it will be able to offer the latest UNIX releases on its products as soon as such releases become available, thereby potentially opening new opportunities to offer selected modules of its fault-tolerant technology to other distributors and users of USL's UNIX products, particularly the industry leading companies in the client server market.

 Marketing and Sales

  Sequoia markets its systems through a combination of its direct sales organization, distributors and VARs.

  VARs package Sequoia systems with other hardware or applications programs for resale to end-users. Sequoia generally appoints VARs which target particular applications or vertical markets. Sequoia expects to continue its strategy of developing additional working relationships with VARs in key market segments.

  Sequoia's North America sales organization has direct sales and support offices in eleven major metropolitan areas, in addition to 16 VARs.

  Internationally, Sequoia supports its overseas distributors and customers through sales and support personnel based in the United States, Canada, Japan, the United Kingdom and Australia. As of January 1, 1995, Sequoia had seven distributors covering Belgium, France, England, Poland, Russia, Japan and Korea.

 Customer Service and Support

  Sequoia systems provide immediate fault detection, isolation and correction. These functions are designed to take place automatically, without requiring the user's intervention and while the system continues operating. When a faulty component is detected, the system removes the component from service, ensuring that no corrupted data will affect the rest of the system. An electronic message is automatically sent to Sequoia's customer support center by the malfunctioning system to report the error condition. The system tests the isolated component and, if the system determines that the fault is transient, the component is added back into the system. System use is not disrupted during the course of this activity. If the fault is determined to be permanent and is in a field replaceable unit, a component is dispatched via overnight delivery, and can be replaced while the system continues operating. In the event of a permanent fault, the system assesses the remaining resources and balances the work load among them automatically. If the replacement part cannot be installed by the customer, Sequoia will arrange through a subcontractor to send a field service engineer to the customer's site to install the part.

  The architecture of the Sequoia system allows Sequoia to utilize telemaintenance to perform many of the tasks that must be performed by on-site field service engineers for other systems. Telemaintenance, which consists of hot-line support, system monitoring, remote diagnosis, operating system support and downloading, is provided by Sequoia's customer support center. Telemaintenance enables Sequoia to minimize labor costs by reducing the need for on-site visits while maintaining a high level of support to customers.

  Sequoia generally provides end-user purchasers of its systems with a 90-day warranty. Sequoia offers a variety of service agreements to its end-user customers and resellers for ongoing system support. Customers whose systems are under warranty or service agreements are entitled to receive the telemaintenance services described above as well as periodic operating system updates. Sequoia also provides strategic planning, technology migration, system optimization and network services to customers on a fee basis through its Professional Services Group.

 Backlog

  Sequoia typically produces and maintains an inventory of sub-assemblies in standard configurations. Upon the receipt of customers' specific purchase orders, minor reconfigurations are made, if necessary, before shipment. This process permits Sequoia to ship complete systems within 30 days after receipt of purchase orders. As a result, Sequoia generally does not have significant product sales backlog.

 Manufacturing

  Sequoia manufactures its Series 400, Series 440 and Series 500 systems at its headquarters in Marlborough, Massachusetts. Sequoia's manufacturing process consists primarily of assembly, testing and quality control. The production of printed circuit boards is subcontracted and the boards are then incorporated into Sequoia's systems. Sequoia produces standard subsystems which are tailored to customers' specific configurations when purchase orders are received. This method of manufacturing enables Sequoia to respond quickly to customer needs while maintaining a high level of quality. Sequoia purchases the basic system for the Series 40 product line from Samsung on an as-required basis.

  Sequoia purchases substantially all of the peripheral devices and components used in its systems from other manufacturers. Most of the components and peripherals are available from a number of different suppliers. Although Sequoia has not experienced any significant problems in obtaining its required supplies and believes that alternative sources for items could be developed quickly if necessary, future shortages of components or peripherals could result in production delays which might adversely affect its business.

  Two key components used in Sequoia systems for which alternative sources are not readily available are the Motorola microprocessors and the power supply components obtained from Elgin E/2/, Inc. Although Sequoia attempts to obtain the Motorola microprocessors through multiple vendors and to maintain a one-month supply of power supply components, the inability to obtain adequate supplies of these components or other essential components at any time would have a materially adverse effect on Sequoia's business.

 Product Development

  Sequoia's internal product development efforts are focused on extending the current line of products, including the enhancement of the Series 500 and Series 440 systems. Sequoia's hardware development efforts are directed at incorporating advances in microprocessor, memory and peripheral technologies with lower cost packaging, while further improving the price/performance attributes of Sequoia's systems.

  In the software area, Sequoia's development efforts include the continued development of TOPIX networking products and other enabling technology products to run on Sequoia's systems.

  Development of future products will increasingly take place in conjunction with development partnerships such as those presently existing with Samsung, Toshiba and Novell. Joint development of future products using Sequoia's fault-tolerant technology is expected to be pursued through an active licensing program.

  Sequoia's future success will depend in large part on the ability of current licensees, and the willingness of future licensees, to develop products that may be marketed and sold by Sequoia, or which provide royalty income for Sequoia. There can be no assurance that Sequoia will be successful in obtaining new licensees or that any such licensees will successfully develop products that achieve market acceptance.

 Competition

  Sequoia competes in the 40 user to 2,000-plus user range of the OLTP open systems market, where total system availability is critical. Sequoia therefore competes against other fault-tolerant companies and against a wide range of open systems non-fault-tolerant companies which market their products as achieving high availability. The majority of Sequoia's customers use the Pick OA database.

  In the area of fault-tolerant OLTP Systems, Sequoia's primary competitors are Tandem Computers Incorporated and Stratus Computer, Inc. Sequoia believes that it competes effectively in the fault-tolerant market on the basis of its system architecture, price/performance attributes, its version of the UNIX operating system and use of industry standard hardware and software.

  In the broader general purpose non-fault-tolerant OLTP marketplace, Sequoia's primary competitors include Hewlett-Packard, Sequent, Data General, DEC, IBM and Pyramid.

  The computer marketplace is highly competitive and is characterized by rapid changes and improvements in technology. Many of Sequoia's competitors have significantly greater financial, marketing and technological resources than Sequoia. There can be no assurance that Sequoia will have the resources necessary to compete successfully in the future.

 Proprietary Rights

  Sequoia owns eight United States patents and 41 foreign patents. Other United States and foreign patent applications are pending. While Sequoia believes that its patents provide it with protection for its products and the processes through which its systems achieve fault tolerance, Sequoia also believes that such patents may be of less significance to its future success than such factors as innovation, technical skill and management ability and experience. In addition, Sequoia relies on copyright protection and its trade secret program to protect aspects of its proprietary technology.

 Employees

  As of January 1, 1995 Sequoia employed 205 people, including 66 in sales, marketing and administration activities, 50 in research and development and related engineering activities, 50 in customer service and 39 in manufacturing. Sequoia believes that its future success will depend in part upon its continued ability to attract and retain highly qualified managerial, technical, sales, marketing, support and manufacturing personnel. Competition in recruiting technical, marketing and sales personnel in the computer industry is often intense. None of Sequoia's employees is represented by a labor union, and Sequoia considers its employee relations to be good.

 Certain Legal Proceedings

  On May 8, 1992, the Securities and Exchange Commission notified Sequoia that the Commission had begun an informal investigation with respect to Sequoia's revenue recognition policies. On September 28, 1992, after receiving certain documentation and information requested from Sequoia, the Commission notified Sequoia that the Commission had entered a formal order of investigation with respect to these matters. On February 16, 1995, Sequoia and the Commission agreed to a settlement pursuant to which Sequoia consented to the issuance of an injunction against it prohibiting future violations of certain securities laws and regulations but is not required to pay any fines or make any other payments.

DIRECTORS AND EXECUTIVE OFFICERS OF SEQUOIA

 Directors

  Sequoia's Board of Directors is divided into three classes (designated Class I directors, Class II directors and Class III directors), with members of each class serving for staggered three-year terms. There are currently two Class I directors, two Class II directors and one Class III director. In all cases, the term of a director is subject to the election and qualification of his successor and to his earlier death, resignation or removal. Sequoia's current Class I Directors will stand for reelection at the Special Meeting. With respect to each director and nominee, information relating to such director's name, age, the positions and offices held by him, principal occupation, business experience, other directorships and the year in which he became a director of Sequoia can be found under the caption "Item 3--Election of Directors".

 Executive Officers

  Executive officers are elected by the Board of Directors annually at its meeting immediately following the Annual Meeting of Stockholders and hold office until the next annual meeting unless they sooner resign or are removed from office.

  The following table lists the name, age and position of the current executive officers of Sequoia.

NAME                             AGE                  POSITION
- ----                             ---                  --------
Cornelius P. McMullan...........  55 President and Chief Executive Officer
Jack J. Stiffler................  60 Executive Vice President, Chief Technical
                                      Officer and General Manager, Technology
                                      Business Unit
Richard B. Goldman..............  48 Vice President, Finance and Chief Financial
                                      Officer
David A. Butler.................  50 Vice President and Treasurer
Ronald J. Gellert...............  48 Vice President and General Manager, Systems
                                      Business Unit
William C. Gould................  56 Vice President, Customer Service
Andrew P. Wood..................  50 Vice President, Manufacturing
Geoffrey R. Cluett..............  48 Vice President, International
John M. Owens...................  45 Vice President, Engineering
Jeremy F. Swett.................  51 Vice President, General Counsel and
                                      Secretary

  Mr. McMullan joined Sequoia in November 1992 as Vice President, Worldwide Sales and Strategic Accounts and was promoted to President and Chief Executive Officer in December 1992. From November 1980 to October 1992, Mr. McMullan held various management positions at Prime Computer, Inc. ("Prime"), most recently as President, Commercial Systems.

  Dr. Stiffler, a co-founder of Sequoia, has served as Chief Technical Officer since Sequoia's formation in 1981 and has served as Executive Vice President since October 1987 and General Manager, Technology Business Unit since July 1993. From 1967 to 1981, Dr. Stiffler was a consulting scientist for Raytheon Company, a manufacturer of technology and consumer products. Dr. Stiffler is named as an inventor under ten patents for error-control coding and computer technology.

  Mr. Goldman joined Sequoia in October 1992 as Vice President, Finance, and Chief Financial Officer. He also served as Co-Chief Executive Officer from October 1992 until December 1992 and Secretary from March 1993 until December 1994. Mr. Goldman was Senior Vice President and Chief Financial Officer of Connell Limited Partnership, a diversified manufacturing group of companies, from May 1991 until he joined

Sequoia and was Vice President of Finance, Treasurer and Chief Financial Officer of Alliant Computer Systems, Inc. from May 1990 until May 1991. On May 26, 1992, Alliant filed for protection under Federal bankruptcy laws. Before his association with Alliant, Mr. Goldman was employed for more than ten years by Prime, most recently as Vice President of Finance, Administration and Planning and Chief Financial Officer from January 1988 to October 1989.

  Mr. Butler joined Sequoia in January 1988 as Vice President, Finance, Chief Financial Officer and Treasurer and has served as Vice President and Treasurer since August 1990. From 1986 through 1987, he was Director of Finance at Shipley Company, Inc., a multinational specialty chemical manufacturer. From 1985 to 1986, he was Chief Financial Officer at Business Interiors, Inc., a furniture distributor. From 1981 to 1985 he was Controller and Treasurer of Time Share Corporation, a computer time sharing and software company.

  Mr. Gellert joined Sequoia in 1987 as Director of Pick Sales and was promoted to Vice President, Pick Sales in July 1988, to Vice President, Sales in July 1992 and to Vice President and General Manager, Systems Business Unit in July 1993. Prior to joining Sequoia, Mr. Gellert had been employed by The Ultimate Corporation from 1983 through 1987, most recently as Director of Dealer Operations, and had been in charge of the New York branch of McDonnell Douglas Computer Corporation from 1978 to 1982.

  Mr. Gould joined Sequoia in July 1991 as Vice President of Software Engineering and has served as Vice President, Customer Service since April 1993. Prior to joining Sequoia, Mr. Gould was Vice President, Software Engineering at Apollo Computer, Inc. from 1988 to 1991. Prior to 1988, Mr. Gould was employed by Honeywell, Inc., most recently as Vice President, Minicomputer Engineering from 1984 to 1988.

  Mr. Wood joined Sequoia in February 1988 as Director of Materials and was promoted to Vice President, Manufacturing in October 1993. Prior to joining Sequoia, Mr. Wood was employed by Automatix, Inc. where he was Manager of Purchasing from 1980 to 1984, and then Manager of Materials from 1984 to 1988.

  Mr. Cluett was appointed Vice President, Business Development of Sequoia in April 1994 and Vice President, International in July 1994. Prior to joining Sequoia, Mr. Cluett served as a consultant to high-technology companies from 1992 to 1994. He was Vice President, General International Area & Business Development of Prime from 1991 to 1992, following service as General Manager for worldwide field operations of BIS Bank Systems, plc, a software company, from 1990 to 1991. From 1976 to 1991, Mr. Cluett held various positions at Prime, most recently Vice President, International Marketing.

  Mr. Owens joined Sequoia in August 1994 as Vice President, Engineering. Mr. Owens was Executive Vice President from 1990 to 1994 of Charles River Data Systems, a privately held computer server company. From 1987 to 1990, Mr. Owens worked for Encore Computer Corporation where he held positions as Vice President, System Software Products and Vice President, Product Development.

  Mr. Swett joined Sequoia as General Counsel in June 1994 and was elected Vice President, General Counsel and Secretary in December 1994. Prior to joining Sequoia, Mr. Swett was employed by Wyman-Gordon Company, a manufacturer of aerospace components, as Associate General Counsel from 1992 to 1994 and as Corporate Counsel from 1980 to 1992, following several years in counsel positions at Data General Corporation and Honeywell Inc.

 Directors' Compensation

  Sequoia's non-employee directors are paid a fee of $1,750 for each meeting attended (up to a maximum of six meetings per year) and were reimbursed for out-of-pocket expenses incurred in attending Board and Committee meetings. Each non-employee director also received an option to purchase 2,500 shares of Sequoia Common Stock on July 1, 1994 at an exercise price of $3.6875 per share under Sequoia's 1990 Outside Directors' Stock Option Plan (the "1990 Directors' Plan"). The 1990 Directors' Plan has expired and a new

1995 Outside Directors' Stock Option Plan is proposed for adoption at the Special Meeting. See "Item 6--Approval of the 1995 Outside Directors' Stock Option Plan".

  Under a consulting agreement entered into with Sequoia, Francis J. Hughes, Jr., Sequoia's Chairman of the Board, is eligible to receive $1,000 per day for consulting services (up to a maximum of $7,500 per month). Mr. Hughes did not provide any consulting services nor receive any payments under this agreement during fiscal 1994 or the first six months of fiscal 1995.

  Directors who are officers or employees of Sequoia do not receive any additional compensation for their services as directors.

 Named Executive Officers' Compensation

  The following table sets forth all cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the President and Chief Executive Officer and the four other most highly compensated executive officers of Sequoia (such five executive officers are collectively referred to herein as the "named executive officers") whose cash compensation exceeded $100,000 during the fiscal year ended June 30, 1994:

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                             ----------------------------------  -----------------------------
                                                                        AWARDS         PAYOUTS
                                                                 --------------------- -------
                                                      OTHER      RESTRICTED SECURITIES
                                                      ANNUAL       STOCK    UNDERLYING  LTIP    ALL OTHER
NAME AND                                           COMPENSATION   AWARD(S)   OPTIONS/  PAYOUTS COMPENSATION
PRINCIPAL POSITION      YEAR SALARY($)    BONUS($)     ($)          ($)     SARS(#)(1)   ($)       ($)
- ------------------      ---- ---------    -------- ------------  ---------- ---------- ------- ------------
Cornelius P. McMullan.  1994 $206,511     $ 84,000       N/A        N/A      120,000     N/A      $2,690(3)
 President and Chief    1993 $123,076(2)  $ 36,000       N/A        N/A       60,000     N/A      $1,345(3)
  Executive Officer     1992      N/A          N/A       N/A        N/A          N/A     N/A         N/A
Richard B. Goldman....  1994 $177,384     $ 93,875       N/A        N/A       20,000     N/A      $2,391(3)
 Vice President,
  Finance               1993 $128,776(4)  $ 37,500   $ 1,128(5)     N/A      100,000     N/A      $  712(3)
  and Chief Financial   1992      N/A          N/A       N/A        N/A          N/A     N/A         N/A
  Officer
Jack J. Stiffler......  1994 $177,384     $ 78,750       N/A        N/A       25,000     N/A      $1,043(3)
 Executive Vice
  President,            1993 $168,942          N/A   $13,426(5)     N/A       16,000     N/A      $3,589(6)
  Chief Technical
   Officer,             1992 $166,107     $ 62,400   $41,797(5)     N/A       15,000     N/A      $3,980(7)
  and General Manager,
  Technology Business
Ronald J. Gellert.....  1994 $139,326     $103,302       N/A        N/A       15,000     N/A      $1,352(3)
 Vice President, and
  General Manager,      1993 $105,000     $ 55,500   $ 9,557        N/A       35,700     N/A      $1,092(3)
  Systems Business      1992 $ 90,000     $ 81,015       N/A        N/A        1,000     N/A      $  270(8)
William C. Gould......  1994 $130,210     $ 65,000       N/A        N/A       15,000     N/A      $1,232(3)
 Vice President,        1993 $113,586          N/A   $ 1,773(5)     N/A       24,700     N/A      $1,232(3)
  Customer Service      1992 $111,280          N/A       N/A        N/A          N/A     N/A      $1,035(3)

- --------
(1) No stock awards or stock appreciation rights (SARs) were granted to any of the named executive officers during fiscal years 1992, 1993 or 1994.

(2) Mr. McMullan's salary figure includes $28,461 earned as Vice President, Worldwide Sales and Strategic Accounts from November 16, 1992 through January 8, 1993. Mr. McMullan's 1993 annual salary as President and Chief Executive Officer was $200,000.

(3) Represents the value of group term life insurance paid by Sequoia.

(4) Mr. Goldman's 1993 annual salary was $175,000.

(5) Represents vacation buy-out amount.

(6) Represents $3,089, the value of group term life insurance paid by Sequoia, plus $500 for tax services.

(7) Represents $3,480, the value of group term life insurance paid by Sequoia, plus $500 for tax services.

(8) Represents Sequoia contributions to Sequoia's defined contribution retirement plan.

 Option Grants and Exercises

  The following tables summarize (i) option grants and exercises during fiscal 1994 to or by the named executive officers, and (ii) the value of the options held by such persons at the end of fiscal 1994. No SARs were granted during fiscal 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                             POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED
                           NUMBER OF     % OF TOTAL                             ANNUAL RATES OF
                           SECURITIES   OPTIONS/SARS                         STOCK PRICE APPRECIA-
                           UNDERLYING    GRANTED TO  EXERCISE OR            TION FOR OPTION TERM(3)
                          OPTIONS/SARS  EMPLOYEES IN BASE PRICE  EXPIRATION ------------------------
NAME                     GRANTED (#)(1) FISCAL YEAR   ($/SH)(2)     DATE       5%($)      10%($)
- ----                     -------------- ------------ ----------- ---------- ----------- ------------
Cornelius P. McMullan...    100,000          15%       $2.0625    08/03/03  $ 129,710      $328,709
                             20,000           3%       $5.50      01/28/04  $  74,270      $183,420
Richard B. Goldman......     20,000           3%       $3.8750    12/12/03  $  50,775      $126,757
Jack J. Stiffler........     15,000           2%       $2.0625    08/03/03  $  19,456      $ 49,306
                             10,000         1.5%       $4.00      06/07/04  $  25,156      $ 63,750
Ronald J. Gellert.......     15,000           2%       $2.0625    08/03/03  $  19,456      $ 49,306
William C. Gould........     15,000           2%       $2.0625    08/03/03  $  19,456      $ 49,306

- --------
(1) Options generally become exercisable at the rate of 1/48th of the shares subject to the option commencing on the first day of the first month immediately following the month of grant and the first of each month thereafter.

(2) The exercise price is equal to the fair market value of Sequoia Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted and are not intended to forecast future appreciation of the price of the Sequoia Common Stock. The named executive officers will realize no gain upon the exercise of these options without an increase in the price of the Sequoia Common Stock, which increase will benefit all Sequoia stockholders proportionately.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                         UNEXERCISED                IN-THE-MONEY
                           SHARES                      OPTIONS/SARS AT              OPTIONS/SARS
                         ACQUIRED ON    VALUE        FISCAL YEAR END(#)       AT FISCAL YEAR END($)(1)
NAME                     EXERCISE(#) REALIZED($) EXERCISABLE / UNEXERCISABLE EXERCISABLE / UNEXERCISABLE
- ----                     ----------- ----------- --------------------------- ---------------------------
Cornelius P. McMullan...      --           --         56,415 / 123,585           $215,082 / $471,168
Richard B. Goldman......   44,643     $172,992         8,273 /  67,084           $ 31,541 / $255,758
Jack J. Stiffler........      --           --         75,219 /  34,550           $286,772 / $131,722
Ronald J. Gellert.......      --           --         27,056 /  29,769           $103,151 / $113,494
William C. Gould........      --           --         21,373 /  18,327           $ 81,485 / $ 69,872

- --------
(1) On February 16, 1995 the last reported sales price of Sequoia Common Stock on the Nasdaq National Market was $4.00 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following sets forth certain information as of January 31, 1995 with respect to the beneficial ownership of the Sequoia Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and each executive officer named in the Summary Compensation Table under the heading "Executive Compensation;" and
(iii) all directors and executive officers as a group:

NAME AND ADDRESS                 SHARES OF COMMON STOCK   PERCENTAGE OF COMMON
OF 5% BENEFICIAL OWNER          BENEFICIALLY OWNED (1)(2) STOCK OUTSTANDING (2)
- ----------------------          ------------------------- ---------------------
Hewlett-Packard Company........          568,836(3)                5.8%
3000 Hanover Street
Palo Alto, CA 93404
DIRECTORS AND EXECUTIVE
OFFICERS
- -----------------------
Francis J. Hughes, Jr. ........          305,571(4)                3.0
Dean C. Campbell...............           38,004(5)                 *
John F. Smith..................           14,500(6)                 *
A. Theodore Engkvist...........           14,500(7)                 *
Cornelius P. McMullan..........           98,873(8)                 *
Richard B. Goldman.............           30,387(9)                 *
Jack J. Stiffler...............          129,938(10)               1.3
Ronald J. Gellert..............           43,177(11)                *
William C. Gould...............           35,129(12)                *
All Directors and Executive
 Officers as a group (12
 persons)......................          748,654(13)               7.2%

- --------
* Less than 1%

 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares by the respective stockholders. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

 (2) For purposes of this table, the number of shares of Common Stock of the Company owned by each director or executive officer is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which each director or executive officer has sole or shared voting or investment power and also any shares of Common Stock with respect to which any options held by such director or executive officer are exercisable within 60 days after January 31, 1995.

 (3) Hewlett-Packard Company ("Hewlett-Packard") is a public company and, based on its Annual Report on Form 10-K for the fiscal year ended October 31, 1994, its capital stock is held by approximately 72,840 stockholders, and no stockholder, other than David Packard, William R. Hewlett, Susan P. Orr and David Woodby Packard, holds more than 5% of Hewlett-Packard's outstanding capital stock.

 (4) Includes (i) 178,571 shares of Common Stock owned by American Research and Development II, L.P. ("ARD") of which Mr. Hughes is a general partner (or a general partner of a general partner), and (ii) 37,500 shares of Common Stock issuable pursuant to stock options which are exercisable by ARD within 60 days after January 31, 1995, as to each of which Mr. Hughes disclaims beneficial ownership. Also includes 1,500 shares held by Mr. Hughes and 88,000 shares of Common Stock issuable pursuant to stock options which are exercisable by Mr. Hughes within 60 days after January 31, 1995.

 (5) Comprised of 10,504 shares of Common Stock owned by Mr. Campbell and 27,500 shares of Common Stock issuable pursuant to stock options which are exercisable by Mr. Campbell within 60 days after January 31, 1995.

 (6) Comprised of 14,500 shares of Common Stock issuable pursuant to stock options which are exercisable by Mr. Smith within 60 days after January 31, 1995.

 (7) Comprised of 14,500 shares of Common Stock issuable pursuant to stock options which are exercisable by Mr. Engkvist within 60 days after January 31, 1995.

 (8) Comprised of 820 shares of Common Stock owned by Mr. McMullan and 97,706 shares of Common Stock issuable pursuant to stock options which are exercisable by Mr. McMullan within 60 days after January 31, 1995.

 (9) Comprised of 30,387 shares of Common Stock issuable pursuant to stock options which are exercisable by Mr. Goldman within 60 days after January 31, 1995.

(10) Comprised of 41,062 shares held by Mr. Stiffler, 390 shares owned by Mr. Stiffler's wife (as to which Mr. Stiffler disclaims beneficial ownership) and 87,986 shares of Common Stock issuable pursuant to stock options which are exercisable by Mr. Stiffler within 60 days after January 31, 1995.

(11) Comprised of 1,472 shares of Common Stock owned by Mr. Gellert and 41,205 shares of Common Stock issuable pursuant to stock options which are exercisable by Mr. Gellert within 60 days after January 31, 1995.

(12) Comprised of 2,000 shares of Common Stock owned by Mr. Gould and 32,629 shares of Common Stock issuable pursuant to stock options which are exercisable by Mr. Gould within 60 days after January 31, 1995.

(13) Includes an aggregate of 507,488 shares of Common Stock which all executive officers and directors have the right to acquire under outstanding stock options exercisable within 60 days after January 31, 1995. Also includes (i) 178,571 shares of Common Stock owned by ARD of which Mr. Hughes is a general partner (or a general partner of a general partner) and (ii) 37,500 shares of Common Stock issuable pursuant to stock options which are exercisable by ARD within 60 days after January 31, 1995, as to all of which Mr. Hughes disclaims beneficial ownership.

REPORT OF THE SEQUOIA COMPENSATION COMMITTEE

  The Compensation Committee of the Sequoia Board (the "Compensation Committee") is composed of non-employee directors of Sequoia. The Compensation Committee is responsible for establishing and administering the policies which govern both annual compensation and, in conjunction with the full Sequoia Board, equity ownership.

  This report is submitted by the Compensation Committee and addresses Sequoia's policies for the fiscal year ended June 30, 1994 as they apply to Cornelius P. McMullan, the President and Chief Executive Officer of Sequoia, and all of Sequoia's executive officers other than Mr. McMullan.

 Executive Compensation Philosophy

  The Compensation Committee uses its compensation program to achieve the following objectives:

  . To attract and retain superior talent and reward performance.

  . To align management's interest with the success of Sequoia in resolving
    Sequoia's most critical strategic and operational issues by placing a portion of cash compensation at risk in relation to management's resolution of such issues and Sequoia's performance.

  . To align management's interests with Sequoia stockholders by including long-term equity incentives.

  . To increase profitability of Sequoia and, accordingly, increase stockholder value.

  The Compensation Committee believes that the executive compensation program provides an overall level of compensation that is competitive within the computer industry and among companies of comparable size and complexity. For fiscal year 1994, the key goal facing the Compensation Committee was a return to profitability, and the at-risk elements of compensation, which include the annual incentive and stock option plans, provided an additional incentive to the executive officers to attain this goal in fiscal 1994.

 Procedure for Establishing Compensation

  Each fiscal year the Compensation Committee establishes an annual salary plan for Sequoia's senior executive officers based on recommendations by Sequoia's Chief Executive Officer and Director of Human Resources. In addition, the Compensation Committee proposes an annual compensation plan for Sequoia's Chief Executive Officer and submits it for approval to the Sequoia Board.

  The Compensation Committee believes that, based on its review of computer industry compensation data, the base salaries of Sequoia's senior executive officers are comparable to base salaries of senior executive officers of similar companies in the computer industry and that Sequoia's compensation policies must remain competitive in order for it to attract, motivate and retain its key individuals. In determining the size and relative mix of incentive based compensation, the Compensation Committee did not use a consultant but based its decisions on its own assessment of the best means of
(i) remaining competitive with regard to Sequoia's compensation policies and
(ii) helping Sequoia attain certain performance goals.

 Executive Officer Compensation

  Sequoia's executive officers' compensation consists of base salary, annual incentive compensation, long-term incentives in the form of stock options, and certain benefits such as term life insurance and other plans which are generally available to all employees of the Company.

  Base Salary. Base salary compensation is set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and complexity as determined by the Compensation Committee after a review of computer industry compensation data. The Compensation Committee believes that base salary is not the primary compensation tool used to motivate executives of Sequoia.

  Annual and Long-term Incentive Compensation. Annual incentive compensation and long-term incentive compensation are more closely tied to Sequoia's success in achieving financial performance goals and represent the majority of total compensation available to the executives.

    Annual Incentive Compensation. Annual incentive compensation relating to Sequoia's executive officers for the fiscal year ended June 30, 1994 was generally tied to the achievement of (1) critical financial goals related to profitability and, in certain cases, sales and cash position, and (2) specific goals related to the individual executive's functional responsibility.

    Stock Options. The Compensation Committee considers an executive's past performance in determining an award on an annual basis, and in addition the Compensation Committee believes that the retention of an individual is of paramount importance in the determination of stock option grants. Stock options are granted at an option price equal to the fair market value of Sequoia's Common Stock on the date of grant and generally vest over a four-year period. The Compensation Committee believes that stock options provide the most significant compensation opportunity for executives.

    Benefits. Sequoia's executive officers are entitled to receive medical and term life insurance benefits and to participate in Sequoia's 401(k) savings plan on the same basis as other full-time employees of Sequoia, with the exception of an additional two times base salary life insurance at no cost. Sequoia's 1993 Employee Stock Purchase Plan, which is generally available to all employees, including executive officers, allows participants to purchase up to a maximum of 500 shares of Sequoia Common Stock per offering period at a discount of 15% from the fair market value of Sequoia Common Stock at the beginning or end of the applicable offering period.

  The amount of perquisites provided to executive officers, as determined in accordance with the rules of the Commission relating to executive compensation, did not exceed 10% of salary of any executive officer for the fiscal year ended June 30, 1994.

 Chief Executive Officer Compensation

  During the fiscal year ended June 30, 1994, Sequoia's President and Chief Executive Officer, Cornelius P. McMullan, participated in the programs discussed above. The performance criteria for his annual incentive program stressed a return to profitability and the need to position Sequoia for significant future growth. Mr. McMullan received salary and bonus compensation of $290,511, including base salary of $206,511 (which corresponds to an annual salary of $210,000) as President and Chief Executive Officer and a bonus of $84,000.

In conformance with the compensation program specified herein, and in light of Sequoia's performance, the Compensation Committee awarded Mr. McMullan options to acquire 120,000 shares of Sequoia Common Stock in fiscal year 1994.

 Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and four other most-highly-compensated executive officers. Qualifying compensation will not be subject to the deduction limit if certain requirements are met. Although Sequoia has not paid any of its executive officers compensation over $1 million and has no plans to do so, it intends to establish a limit on option grants to employees in a manner that complies with the provisions of the statute. See "Item 4--Approval of Amendments to 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan".

                                          The Compensation Committee

                                          Francis J. Hughes, Jr., Chairman
                                          Dean C. Campbell
                                          John F. Smith

COMPARATIVE STOCK PERFORMANCE

  The cumulative stock performance graph below compares the cumulative shareholder return on Sequoia Common Stock for the period from March 6, 1990 through the fiscal year ended June 30, 1994 with the cumulative return on the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) a group consisting of publicly-traded United States companies in Sequoia's line of business (the "Peer Group") for the same period (assuming an investment of $100 in Sequoia Common Stock, the Nasdaq Composite Index and the Peer Group on March 6, 1990 and reinvestment of all dividends). Measurement points are March 6, 1993 and the last trading days of Sequoia's fiscal years ended June 30, 1990, 1991, 1992, 1993 and 1994. Prior to March 6, 1990, Sequoia Common Stock was not registered under the Securities Exchange Act of 1934, as amended.

  The Peer Group consists of the following companies:

    Tandem Computers Incorporated
    Stratus Computer, Inc.
    Sequent Computer Systems, Inc.
    Pyramid Technology Corporation


                             [GRAPH APPEARS HERE]

                COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN
  AMONG SEQUOIA SYSTEMS INC., NASDAQ STOCK MARKET-US INDEX, AND A PEER GROUP



                                SEQUOIA                  NASDAQ
Measurement period              SYSTEMS       PEER       STOCK
(Fiscal Year Covered)           INC.          GROUP      MRKT-US
- ---------------------           --------     --------    --------
Measurement PT -
02/90                           $   100      $   100     $   100

FYE 06/90                       $   114      $    96     $   110
FYE 06/91                       $   122      $    59     $   116
FYE 06/92                       $   107      $    62     $   139
FYE 06/93                       $    22      $    61     $   175
FYE 06/94                       $    42      $    51     $   176


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In connection with Sequoia's granting of certain distribution rights to Hewlett-Packard Company ("Hewlett-Packard") in December 1989, Sequoia and Hewlett-Packard entered into a patent and technology licensing agreement, and Hewlett-Packard purchased 688,836 shares of Sequoia's Series F Convertible Preferred Stock for an aggregate purchase price of $5,800,000. These shares automatically converted into an equal number of shares of Sequoia Common Stock upon the closing of Sequoia's initial public offering in March 1990. As of January 31, 1995 Hewlett-Packard holds 5.8% of the Sequoia Common Stock. In fiscal

1994, Sequoia received approximately $765,000 from Hewlett-Packard for the purchase of products and services. Sequoia's sales to Hewlett-Packard during the first six months of fiscal 1995 were not material.

                        COMPARISON OF STOCKHOLDER RIGHTS

  The following is a summary of certain of the material differences between the rights of holders of Sequoia Common Stock and the rights of holders of SPCO Common Stock and TMI Common Stock. Since Sequoia, SPCO and TMI are each organized under the laws of the State of Delaware, such differences arise from differences between various provisions of the Restated Certificate of Incorporation and By-laws of SPCO (the "SPCO Charter Documents"), the Certificate of Incorporation and By-laws of Sequoia (the "Sequoia Charter Documents") and the Certificate of Incorporation and By-laws of TMI (the "TMI Charter Documents").

NUMBER, CLASSIFICATION AND REMOVAL OF DIRECTORS

  The Sequoia Charter Documents provide that the number of directors of Sequoia shall be fixed by the Board of Directors or stockholders and that any one or more of the directors of Sequoia may be removed, with or without cause, by the holders of at least 75% of the shares then entitled to vote on an election of directors. Sequoia has a classified Board of Directors consisting of two Class I Directors, two Class II Directors and one Class III Director. Pursuant to Sequoia's By-laws, directors are elected for terms ending on the date of the third annual meeting following the annual meeting at which any given director is elected.

  The SPCO Charter Documents and the TMI Charter Documents both provide that the number of directors shall be fixed by the Board of Directors and that any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. The SPCO Charter Documents and TMI Charter Documents do not provide for classified Boards of Directors.

STOCKHOLDER ACTIONS AND MEETINGS

  The Sequoia Charter Documents provide that any action required or permitted to be taken by the stockholders of Sequoia may be taken only at a duly called annual or special meeting of the stockholders and may not be taken by written consent in lieu of a meeting. The By-laws of Sequoia provide that a stockholder must give advance written notice to Sequoia if the stockholder intends to bring any business before a meeting of stockholders or to make nominations for the board of directors. Sequoia's By-laws require advance notice (i) in the case of an annual meeting, of not less than 30 days' prior to the first anniversary date of the initial written notice of the previous year's annual meeting given to stockholders of record on the record date for such meeting by or at the direction of the Sequoia Board (provided that such stockholder notice is not required to be given more than 60 days prior to an annual meeting), and (ii) in the case of a special meeting, not more than ten days after the date of the initial written notice of such meeting given to stockholders of record on the record date for such meeting by or at the direction of the Sequoia Board.

  The SPCO and TMI By-laws do not contain any restrictions on written consents of stockholders or any such advance notice provisions. The SPCO and TMI By-laws permit any action requiring a stockholder vote to be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

TRANSACTIONS WITH INTERESTED STOCKHOLDERS

  Sequoia, as a publicly held corporation, is subject to Section 203 of the DGCL ("Section 203"). Section 203 prevents an "Interested Stockholder" of a corporation (generally defined to mean any beneficial owner of more than 15% of the corporation's voting stock) from engaging in any "Business Combination" (as defined in Section 203) with the constituent corporation for a period of three years following the date on which such Interested Stockholder became an Interested Stockholder, unless: (i) before such person became an Interested Stockholder, the Board of Directors of the corporation approved the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder; (ii) upon consummation of the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares held by directors who are also officers, and employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(iii) following the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the Business Combination is (x) approved by the Board of Directors of the Corporation, and (y) authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation not then owned by the Interested Stockholder.

  SPCO and TMI are not publicly held and accordingly are not subject to Section 203 of the DGCL.

APPROVAL OF CERTAIN CHARTER AMENDMENTS

  Sequoia's Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of the votes which all Sequoia stockholders would be entitled to cast at any annual election of directors to amend or repeal, or to adopt any provision inconsistent with, certain provisions of Sequoia's Restated Certificate of Incorporation. The provisions of Sequoia's Restated Certificate of Incorporation subject to such 75% vote requirement include those provisions which (i) divide Sequoia's board into three classes serving staggered three-year terms and establish the standards for removal of directors; (ii) prohibit stockholders from acting by written consent in lieu of a meeting; and (iii) provide that special meetings of stockholders may be called only by the President or the Chairman of the Board. The SPCO and TMI Charter Documents contain no such provisions.

  The foregoing summary does not purport to be a complete statement of the rights of holders of Sequoia Common Stock, SPCO Common Stock and TMI Common Stock under, and is qualified in its entirety by reference to, the DGCL, the Sequoia Charter Documents, SPCO Charter Documents and the TMI Charter Documents. See "Description of Sequoia Capital Stock" for a summary of certain other rights relating to the Sequoia Common Stock.

                      DESCRIPTION OF SEQUOIA CAPITAL STOCK

GENERAL

  The authorized capital stock of Sequoia presently consists of 25,000,000 shares of Sequoia Common Stock and 12,500,000 shares of Preferred Stock. The amendment of Sequoia's Restated Certificate of Incorporation, to increase the number of authorized shares of Sequoia Common Stock from 25,000,000 shares to 35,000,000 shares, is being proposed to stockholders of Sequoia at the Special Meeting. See "Item 2--Amendment to Sequoia's Restated Certificate of Incorporation". As of the date of this Proxy Statement/Prospectus, no shares of Sequoia Preferred Stock are issued and outstanding.

  The following are summaries of the terms of the Sequoia Common Stock and Sequoia Preferred Stock. Such summaries do not purport to be complete. For a discussion of the significant differences between the Sequoia Charter Documents, the SPCO Charter Documents and the TMI Charter Documents, see "Comparison of Stockholder Rights".

SEQUOIA COMMON STOCK

  Holders of Sequoia Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Sequoia Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Sequoia Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Sequoia Board out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of Sequoia, the holders of Sequoia Common Stock are entitled to receive ratably the net assets of Sequoia available after the payment of all debts, and other liabilities and subject to the prior rights of any outstanding shares of Preferred Stock. Holders of Sequoia Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Sequoia Common Stock are, and the shares of Sequoia Common Stock to be issued pursuant to the Transaction will be, fully paid and nonassessable. The rights, preferences and privileges of holders of Sequoia Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which Sequoia may designate and issue in the future.

SEQUOIA PREFERRED STOCK

  The Sequoia Board is authorized, subject to any limitations prescribed by law, but without further stockholder approval, to issue shares of Preferred Stock in one or more classes or series. Each such class or series of Preferred Stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Sequoia Board. The purpose of authorizing the Sequoia Board to issue Preferred Stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of Sequoia. Sequoia has no present plans to issue any shares of Preferred Stock.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for Sequoia's Common Stock is The First National Bank of Boston, P.O. Box 1865, Boston, Massachusetts 02105 (telephone number: 617-575-2900).

                     APPRAISAL RIGHTS OF SPCO STOCKHOLDERS

  When the Merger is effected, stockholders of SPCO who comply with the procedures prescribed in Section 262 of the DGCL ("Section 262") will be entitled to a judicial determination of the "fair value" of their shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) and to receive from SPCO payment of such fair value in cash. Shares of SPCO Common Stock which are outstanding immediately prior to the Effective Time and with respect to which appraisal shall have been properly demanded in accordance with Section 262 shall not be converted into the right to receive shares of Sequoia Common Stock in the Merger (the "Merger Consideration") at or after the Effective Time unless and until the holder of such shares withdraws his demand for such appraisal or becomes ineligible for such appraisal.

  Holders of Sequoia Common Stock, holders of the Unvested TMI Options and Keystone are not entitled to appraisal rights in connection with the Transaction.

  The following is a brief summary of the statutory procedures to be followed by a stockholder of SPCO in order to dissent from the Merger and perfect appraisal rights under the DGCL. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262, THE TEXT OF WHICH IS INCLUDED AS APPENDIX C OF THIS PROXY STATEMENT/PROSPECTUS. ANY SPCO STOCKHOLDER CONSIDERING DEMANDING APPRAISAL IS ADVISED TO CONSULT LEGAL COUNSEL.

WRITTEN DEMAND FOR APPRAISAL

  A written demand for appraisal of shares of SPCO Common Stock must be delivered to SPCO by a SPCO stockholder seeking appraisal within 20 days after the date of mailing of this Proxy Statement/Prospectus, and such stockholder cannot consent to the approval of the Merger and the Acquisition Agreement. This written demand must be separate from the document pursuant to which such stockholder withholds consent to the SPCO Written Consent. Failing to consent to the approval of the Merger and the Acquisition Agreement will not constitute a demand for appraisal within the meaning of Section 262.

  STOCKHOLDERS ELECTING TO EXERCISE THEIR APPRAISAL RIGHTS UNDER SECTION 262 MUST NOT CONSENT TO THE APPROVAL OF THE MERGER AND THE ACQUISITION AGREEMENT.

  A demand for appraisal must be executed by or for the SPCO stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificates. If SPCO Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If SPCO Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

  A record owner who holds SPCO Common Stock as a nominee for others may exercise appraisal rights with respect to the SPCO Common Stock held for all or less than all beneficial owners of SPCO Common Stock as to which the holder is the record owner. In such case, the written demand must set forth the number of shares of SPCO Common Stock covered by such demand. Where the number of shares of SPCO Common Stock is not expressly stated, the demand will be presumed to cover all shares of SPCO Common Stock outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of written demand prior to the execution of the SPCO Written Consent.

  A SPCO stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to: Secretary, SPCO, Inc., c/o Texas Microsystems, Inc., 5959 Corporate Drive, Houston, Texas 77036. The written demand for appraisal should specify the stockholder's name and mailing address and the number of shares of SPCO Common Stock covered by the demand, and should state that the stockholder is thereby demanding appraisal in accordance with
Section 262.

OTHER PROCEDURES

  Within 10 days after the Effective Time, SPCO must provide notice as to the date of effectiveness of the Merger to all SPCO stockholders who have duly and timely delivered demands for appraisal and who have not executed the SPCO Written Consent (a "Dissenting Stockholder").

  Within 120 days after the Effective Time, any Dissenting Stockholder is entitled, upon written request, to receive from SPCO a statement setting forth the aggregate number of shares not voted in favor of approving the Merger and the Acquisition Agreement and with respect to which demands for appraisal have been received by SPCO, and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by SPCO.

  Within 120 days after the Effective Date, either SPCO or any Dissenting Stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of each share of SPCO Common Stock of all Dissenting Stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which SPCO stockholders are entitled to appraisal rights and thereafter will appraise the shares of SPCO Common Stock owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be fair value. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company". The Delaware Supreme Court stated that in making this determination of fair value, the court and the appraiser may consider "all factors and elements which reasonably might enter into the fixing of value," including "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of merger and which throw any light on future prospects of the merged corporation . . . ." The Delaware Supreme Court has construed Section
262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered". However, the court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger".

  Stockholders of SPCO considering whether to seek appraisal should bear in mind that the fair value of their SPCO Common Stock determined under Section 262 could be more than, the same as or less than the value of the Merger Consideration, and that an opinion of an investment banking firm as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Moreover, Sequoia intends to cause SPCO to argue in any appraisal proceeding that, for purposes thereof, the "fair value" of each share of SPCO Common Stock is less than the value of the Merger Consideration to be received in the Merger for shares of SPCO Common Stock.

  The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and assessed upon the parties as the Court deems equitable in the circumstances. Upon application of a Dissenting Stockholder, the Court may order that all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

  A Dissenting Stockholder who has duly demanded appraisal in compliance with
Section 262 will not, after the Effective Date, be entitled to vote for any purpose the SPCO Common Stock subject to such demand or to receive payment of dividends or other distributions on such SPCO Common Stock, except for dividends or other distributions payable to stockholders of record at a date prior to the Effective Time.

  At any time within 60 days after the Effective Time, any Dissenting Stockholder will have the right to withdraw his demand for appraisal and to accept the Merger Consideration. After this period, a Dissenting Stockholder may withdraw his demand for appraisal only with the consent of SPCO. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the Effective Time, Dissenting Stockholders' rights to appraisal shall cease and they shall be entitled to receive the Merger Consideration. Inasmuch as SPCO has no obligation to file such a petition, any SPCO stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any SPCO stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

  Failure to take any required step in connection with the exercise of appraisal rights may result in the termination or waiver of such rights.

      ITEM 2--AMENDMENT TO SEQUOIA'S RESTATED CERTIFICATE OF INCORPORATION

  At the Special Meeting, Sequoia stockholders will consider and vote upon a proposal to amend Sequoia's Restated Certificate of Incorporation to increase the number of authorized shares of Sequoia Common Stock from 25,000,000 to 35,000,000 shares.

  Sequoia currently is authorized to issue 25,000,000 shares of Sequoia Common Stock and 12,500,000 shares of Preferred Stock. As of January 31, 1995, there were 9,866,956 shares of Sequoia Common Stock outstanding, 468,297 shares of Sequoia Common Stock reserved for issuance under stock and option plans of Sequoia and no shares of Preferred Stock outstanding. It is anticipated that approximately 5,273,000 shares of Sequoia Common Stock will be issued in connection with the Transaction. Based on the number of shares outstanding or reserved for issuance as of January 31, 1995 and after giving effect to the issuance of 5,273,000 shares of Sequoia Common Stock in the Transaction, a total of approximately 9,391,747 shares of Sequoia Common Stock will be unissued and not reserved for issuance. See "The Acquisition Agreement-- Conversion of Securities".

  The additional shares of Sequoia Common Stock to be authorized would be available for possible future financing and acquisition transactions, stock dividends or splits and other corporate purposes. Having such shares available for issuance in the future would give Sequoia greater flexibility and allow shares of Sequoia Common Stock to be issued without the expense and delay of a stockholders' meeting. The additional shares of Sequoia Common Stock would be available for issuance without further action by the stockholders except as required by applicable law or the rules of any stock exchange on which Sequoia securities may be listed. The Nasdaq National Market, on which the Sequoia Common Stock is listed, currently requires stockholder approval for the issuance of additional shares in certain instances, including in connection with acquisition transactions where the issuance of shares could result in an increase in the number of shares of Common Stock outstanding by 20% or more.

  The stockholders of Sequoia do not have preemptive rights under the Restated Certificate of Incorporation and the stockholders of Sequoia will not have such rights with respect to the additional authorized shares of Sequoia Common Stock.

  At the present time, Sequoia has no plans to issue shares of Sequoia Common Stock for which authorization is being sought other than as contemplated by the Acquisition Agreement and under Sequoia's existing and proposed stock and option plans.

  The approval of the amendment of Sequoia's Restated Certificate of Incorporation increasing its authorized Common Stock is not being presented to stockholders of Sequoia as part of the Acquisition Proposal and is a separate proposal. See "Item 1--Approval of the Transaction".

BOARD RECOMMENDATION

  The Sequoia Board believes that the Charter Amendment is in the best interests of Sequoia and its stockholders and therefore recommends a vote FOR this proposal.

                         ITEM 3--ELECTION OF DIRECTORS

  Sequoia has a classified Board of Directors consisting of two Class I Directors, two Class II Directors and one Class III Director. Pursuant to Sequoia's By-laws, directors are elected for terms ending on the date of the third annual meeting following the annual meeting at which any given director is elected.

  The persons named in the enclosed proxy will vote to elect as Class I Directors Dean C. Campbell and John F. Smith (the "Nominees") named below, unless the proxy is marked otherwise. Both Nominees are currently directors of Sequoia. Sequoia has no nominating committee and all nominations are made by the Sequoia Board.

  The Nominees have indicated their willingness to serve, if elected; however, if either Nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Sequoia Board.

  There are no family relationships between or among any officers or directors of Sequoia.

  The following table sets forth the name, age, length of service as a director of each member of the Sequoia Board, including the Nominees, information given by each concerning all positions he has held with Sequoia, his principal occupation and business experience for the past five years and the names of other publicly held companies of which he serves as a director:

                 NAME, PRINCIPAL OCCUPATION,                        FIRST BECAME
            BUSINESS EXPERIENCE AND DIRECTORSHIPS               AGE  A DIRECTOR
            -------------------------------------               --- ------------
NOMINEES FOR TERM EXPIRING AT ANNUAL MEETING HELD AFTER FISCAL
 YEAR ENDING JUNE 30, 1997 (CLASS I DIRECTORS)
DEAN C. CAMPBELL..............................................   44     1989
General Partner of Campbell Venture Management, L.P. Mr.
 Campbell is also a director of Telco Systems Corp. and R. F.
 Monolithics, Inc.
JOHN F. SMITH.................................................   59     1993
President of Mycos International, Inc., a real estate
 development company, and Senior Vice President and Chief
 Operating Officer (retired) of Digital Equipment Corporation.
 Mr. Smith is also a director of Instron Corporation.
DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING HELD AFTER
 FISCAL YEAR ENDING JUNE 30, 1995 (CLASS II DIRECTORS)
FRANCIS J. HUGHES, JR.........................................   44     1987
General Partner (or general partner of a general partner) of
 American Research and Development I L.P., II L.P. and III
 L.P. Mr. Hughes is also a director of Ceramics Process
 Systems Corporation, Fusion Systems Corporation and
 R. F. Monolithics, Inc.
A. THEODORE ENGKVIST..........................................   59     1994
President of ENJO Consulting, a management consulting company.
 Mr. Engkvist is also a director of Cycare Systems, Inc.
DIRECTOR WHOSE TERM EXPIRES AT THE ANNUAL MEETING HELD AFTER
FISCAL YEAR ENDING JUNE 30, 1996 (CLASS III DIRECTOR)
CORNELIUS P. McMULLAN.........................................   55     1993
President and Chief Executive Officer of Sequoia.
DIRECTORS TO BE ELECTED BY THE SEQUOIA BOARD AT THE EFFECTIVE
TIME(1)
J. MICHAEL STEWART............................................   47      -- (1)
President and Chief Operating Officer of TMI

- --------
(1) Effective as of the Effective Time, the Sequoia Board has agreed to elect
    J. Michael Stewart as a Class III Director of Sequoia to serve for an initial term ending at the Annual Meeting of Stockholders of Sequoia held after the fiscal year ending June 30, 1996 and a designee of W. Wayne Patterson, reasonably acceptable to the Sequoia Board, as a Class II Director to serve for an initial term ending at the Annual Meeting of Stockholders of Sequoia held after the fiscal year ending June 30, 1995. Mr. Patterson has not yet indicated his designation of a Sequoia Board member. See "The Acquisition Agreement--Representation on the Sequoia Board".

BOARD AND COMMITTEE MEETINGS

  Sequoia has a standing Audit Committee which provides the opportunity for direct contact between Sequoia's independent accountants and the Sequoia Board. The Audit Committee has responsibility for recommending the appointment of Sequoia's independent accountants, reviewing the scope and results of audits and reviewing Sequoia's internal accounting control policies and procedures. During the fiscal year ended June 30, 1994, the Audit Committee consisted of Messrs. Campbell, Engkvist, Hughes and Smith and held four meetings.

  Sequoia also has a standing Compensation Committee which is responsible for establishing and administering the policies which govern both annual compensation and, in conjunction with the full Sequoia Board, equity ownership. During the fiscal year ended June 30, 1994, the Compensation Committee consisted of Messrs. Campbell, Hughes and Smith and held three meetings.

  The Board of Directors held nine meetings during the fiscal year ended June 30, 1994 (including consents in lieu of meeting). During fiscal 1994, each director attended at least 75% of the total number of meetings of the Sequoia Board and all committees of the Sequoia Board on which he served.

BOARD RECOMMENDATION

  The Sequoia Board believes that the election of the Nominees is in the best interests of Sequoia and its stockholders and therefore recommends a vote FOR this proposal.

       ITEM 4--APPROVAL OF AMENDMENTS TO 1986 INCENTIVE STOCK OPTION PLAN
                    AND 1986 SUPPLEMENTAL STOCK OPTION PLAN

  The purpose of Sequoia's 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan (collectively, the "Option Plans") is to encourage ownership in Sequoia by officers and other employees and to provide a further incentive to retain and motivate such officers and employees. The Option Plans currently cover 2,425,000 shares of Sequoia's Common Stock. As of January 31, 1995, 996,079 shares had been issued upon exercise of options granted under the Plans, 1,227,799 shares were subject to outstanding options and 201,122 shares were available for future option grants under the Option Plans.

  On December 13, 1994, the Sequoia Board adopted, subject to stockholder approval, an amendment to the Option Plans increasing from 2,425,000 to 3,700,000 the number of shares available for issuance under the Option Plans. In addition, the Sequoia Board adopted, subject to stockholder approval, an amendment to the Option Plans limiting the number of shares for which options may be granted to any one employee in any calendar year. Section 162(m) of the Code disallows a tax deduction of a public corporation for certain compensation in excess of $1 million paid in any one year to the corporation's chief executive officer and four other most-highly compensated executive officers. Taxable gains upon exercise of stock options, however, remain deductible to the corporation beyond the $1 million limit if the plan under which they are granted meets the requirements of Section 162(m). The proposed amendment would conform the Option Plans to the requirements of Section 162(m) by limiting the number of shares for which options may be granted to any one employee to 500,000 shares in any calendar year.

  The following is a summary of the material provisions of the Option Plans.

  The Option Plans are administered by the Compensation Committee of the Sequoia Board. Subject to the limitations set forth in the Option Plans, the Sequoia Board has authority to determine all terms and provisions under which options are granted under the Option Plans.

  All employees (including officers) and consultants of Sequoia are eligible to receive options under the Plans. The exercise price at which shares of Sequoia Common Stock may be purchased upon exercise of incentive stock options granted under the Option Plans must equal at least the fair market value of the Sequoia Common Stock on the date of grant. The exercise price of non-qualified stock options granted under the Option Plans must equal at least 85% of the fair market value of the Sequoia Common Stock on the date of grant. All such options granted to date have had an exercise price equal to the fair market value of the Sequoia Common Stock on the respective dates of grant as determined by the Sequoia Board. Payment of the exercise price for any option may be made in cash, by delivery of shares of Sequoia Common Stock, or by delivery of any other form of legal consideration acceptable to the Compensation Committee or the Sequoia Board. All options are nontransferable, other than by will or the laws of descent and distribution. No option may be exercised after the date on which it terminates. All options are exercisable during the lifetime of the optionee only while the optionee is an employee or consultant of Sequoia or within three months after termination of such employment or consulting (but only to the extent that the option was exercisable on the date of termination). If the optionee dies, the deceased optionee's heirs or executors may exercise the option within 18 months following the death of the optionee to the extent that the option was exercisable at the time of death. If the optionee becomes permanently disabled, the disabled optionee may exercise the option during the one-year period following the optionee's disablement to the extent that the option was exercisable at the time of the optionee's disablement.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the federal income tax treatment of incentive stock options and non-qualified options. For precise advice as to any specific transaction, an option recipient should consult his tax advisor, since tax treatment can vary.

 Incentive Stock Options

  No taxable income will be recognized by the optionee upon the grant or exercise of an incentive stock option granted under the Option Plans, and no corresponding expense deduction will be available to Sequoia. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years from the grant of the option and (ii) one year from the date of transfer of the purchased shares to him (the "Statutory Holding Period"), any gain recognized by the optionee on a sale of the shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise.

  If the optionee sells the stock prior to the expiration of the Statutory Holding Period (a "disqualifying disposition"), he will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise less the option price or (ii) the amount realized on sale less the option price, and Sequoia will receive a corresponding business expense deduction. However, special rules may apply to an officer-optionee. Any additional gain will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If the optionee sells the stock for less than the option price, he will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be a long-term capital loss if the shares are held for more than one year prior to the sale and as a short-term capital loss if the shares are held for a shorter period.

  For purposes of the "alternative minimum tax" applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a non-qualified option. Thus, in the year of option exercise an optionee must include the difference between the exercise price and the fair market value of the stock on the date of exercise in alternative minimum taxable income. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

 Non-Qualified Options

  No taxable income is recognized by the optionee upon the grant of a non-qualified option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to an officer-optionee. Sequoia will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

BOARD RECOMMENDATION

  The Sequoia Board believes that these amendments to the Option Plans are in the best interests of Sequoia and its stockholders and therefore recommends a vote FOR this proposal.

      ITEM 5--APPROVAL OF AMENDMENTS TO 1993 EMPLOYEE STOCK PURCHASE PLAN

  The purpose of Sequoia's 1993 Employee Stock Purchase Plan (the "1993 Purchase Plan") is to encourage ownership in Sequoia by officers and other employees and to provide a further incentive to retain and motivate such officers and employees. The 1993 Purchase Plan currently covers 250,000 shares of Sequoia Common Stock, and its current six month offering period will close on June 30, 1995. As of January 31, 1995, 69,924 shares have been issued under the 1993 Purchase Plan. On December 13, 1994, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1993 Purchase Plan increasing from 250,000 to 750,000 the number of shares available for issuance under the 1993 Purchase Plan. In addition, the Sequoia Board adopted an amendment to the 1993 Purchase Plan adding four six-month offering periods to such Plan commencing July 1, 1995 and ending June 30, 1997.

  The following is a summary of the material provisions of the 1993 Purchase
Plan.

  The 1993 Purchase Plan is administered by the Sequoia Board and currently covers 250,000 shares of Sequoia's Common Stock (subject to adjustment for any dividend, stock split or other relevant changes in Sequoia's capitalization). With certain limited exceptions, all full-time employees, including officers, employed by Sequoia for at least three months are eligible to participate in the 1993 Purchase Plan.

  The 1993 Purchase Plan consists of four consecutive offerings of 62,500 shares each. The number of shares available for an offering may be increased at the election of the Sequoia Board by the number of shares of Common Stock, if any, which were made available, but not purchased during an earlier offering. Under the current 1993 Purchase Plan: the first offering commenced on July 1, 1993 and terminated on December 31, 1993; the second offering commenced on January 1, 1994 and terminated on June 30, 1994; the third offering commenced on July 1, 1994 and terminated on December 31, 1994; and the fourth offering commenced on January 1, 1995 and will terminate on June 30, 1995. The proposed amendments will add four additional six-month offering periods consecutively after July 1, 1995.

  On the first day of a designated six-month payroll deduction period (the "Offering Period"), Sequoia grants to each eligible employee who has elected to participate in the 1993 Purchase Plan an option to purchase shares as follows: the employee may authorize an amount (a whole percentage from 1% to 10%) of such employee's monetary compensation (as defined in the 1993 Purchase Plan), to be deducted by Sequoia from such compensation during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the 1993 Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of the Sequoia Common Stock on either the first day or the last day of the Offering Period, whichever is lower. Pursuant to the terms of the 1993 Purchase Plan, in no event may an employee purchase more than 500 shares of Common Stock in any one Offering Period.

FEDERAL INCOME TAX CONSEQUENCES

  The 1993 Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code. Section 423 provides that a participating employee does not have to pay any federal income tax when such employee joins the 1993 Purchase Plan or when an offering ends and such employee receives shares of Sequoia Common Stock. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he sells the shares and the price he paid for them.

  If the employee has owned the shares for more than one year and disposes of them at least two years after the date an offering commenced, he will be taxed as described below. If the market price of the shares on the date they are sold is equal to or less than the price paid for the shares under the 1993 Purchase Plan, the employee will incur a long-term capital loss in the amount equal to the price paid over the sale price. If the sale price is higher than the price paid under the 1993 Purchase Plan, such employee will have to recognize ordinary income in an amount equal to the lesser of (i) the market price of the shares on the date the offering commenced over the price paid or
(ii) the excess of the sale price over the price paid. Any further gain is treated as long-term capital gain. Except as set forth below, Sequoia will generally not be entitled to a tax deduction upon the purchase or sale of shares under the 1993 Purchase Plan. If the employee sells the shares before he has owned them for more than one year or before the expiration of a two-year period commencing on the date the offering period commenced, the employee will have to recognize ordinary income in the amount of the difference between the option price and the market price of the shares on the date of purchase and Sequoia will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss for the difference between the sale price and the fair market value on the date of purchase.

BOARD RECOMMENDATION

  The Sequoia Board believes that the adoption of these amendments to the 1993 Purchase Plan are in the best interests of Sequoia and its stockholders and therefore recommends a vote FOR this proposal.

       ITEM 6--APPROVAL OF THE 1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN

  The purpose of Sequoia's 1995 Outside Directors' Stock Option Plan (the "1995 Outside Directors' Plan") is to encourage ownership in Sequoia by its outside directors and to provide a further incentive for such persons to serve as directors. The 1995 Outside Directors' Plan covers 150,000 shares of Sequoia's Common Stock.

  The following is a summary of the material provisions of the 1995 Outside Directors' Plan. Such summary is qualified in its entirety by reference to the 1995 Outside Directors' Plan attached hereto as Annex D.

  The 1995 Outside Directors' Plan provides for automatic grants of non-qualified stock options to members of the Sequoia Board who are not employees of Sequoia. The 1995 Outside Directors' Plan provides that (i) each person who becomes an eligible director after June 1994 will be granted an option to purchase 12,000 shares of Common Stock on the close of business on the date of his initial election to the Sequoia Board, and (ii) each then eligible director will be granted an option to purchase 2,500 shares of Common Stock on each July 1 from July 1, 1995 through and including July 1, 1999.

  The 1995 Outside Directors' Plan is administered and supervised by the Sequoia Board. The exercise price of an option granted under the 1995 Outside Directors' Plan must not be less than 100% of the fair market value of Sequoia's Common Stock as of the grant date. The term of each option is ten years, and options are immediately exercisable upon grant. Directors must exercise their options while serving as, or within six months after ceasing to be, a director of Sequoia. Options are not assignable except to an entity which is a stockholder of Sequoia and with which the optionee is affiliated as his principal occupation.

FEDERAL INCOME TAX CONSEQUENCES

  The federal income tax consequences of the options granted pursuant to the 1995 Outside Directors' Plan are the same as the federal income tax consequences described for non-qualified stock options granted pursuant to the Option Plans. See "Item 4--Approval of Amendments to 1986 Incentive Stock Option and 1986 Supplemental Stock Option Plan".

BOARD RECOMMENDATION

  The Sequoia Board believes that the adoption of the 1995 Outside Directors' Plan is in the best interests of Sequoia and its stockholders and therefore recommends a vote FOR this proposal.

          ITEM 7--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  On August 2, 1993, the Audit Committee of Sequoia approved Coopers & Lybrand as Sequoia's independent accountants effective for fiscal 1993, replacing Arthur Andersen, Sequoia's former independent accountants. The change occurred following the naming of Arthur Andersen as a defendant in certain litigation relating to the financial results of Sequoia for fiscal years 1991 and 1992. The Sequoia Board approved such change of independent accountants. During fiscal years 1991 and 1992 and any subsequent interim period preceding the change in independent accountants, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference thereto in their report on the financial statements for such years, except for disagreements with Sequoia management during the audit of the financial statements for the year ended June 30, 1992 regarding the recognition of revenue on certain sales transactions. Such disagreements were resolved to the satisfaction of Arthur Andersen at the date of the issuance of their report on Sequoia's financial statements included in Sequoia's Annual Report included in Amendment No. 1 on Form 8 to Sequoia's 1992 10-K, dated October 14, 1992.

  Subsequent to the filing of Amendment No. 1 to the Annual Report on October 14, 1992, the Sequoia Board and Arthur Andersen became aware of letter agreements, remarketing arrangements and other information which indicated that Sequoia had previously recorded sales to customers and certain distributors who had been granted rights of return, remarketing rights or who were not required to pay for certain purchases until such systems and system upgrades were resold to end-users. As a result, Sequoia restated its financial statements for fiscal years 1991 and 1992 and Arthur Andersen reissued its report thereon. The revenue recognition issues giving rise to such restatements are described in
Note 1B of the Notes to the Consolidated Financial Statements of Sequoia for fiscal 1992, as included in Sequoia's Annual Report on Form 10-K, dated September 28, 1992, as amended by Amendment No. 2 on Form 8, dated December 10, 1992.

  None of the audit reports of Arthur Andersen for any period, including the fiscal years ended June 30, 1991 and 1992, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of Arthur Andersen dated August 19, 1992 (except with respect to the matters discussed in Notes 1, 5 and 7, as to which the date is December 9, 1992), on Sequoia's financial statements for the years ended June 30, 1991 and 1992 included an explanatory paragraph regarding the impact on such financial statements of uncertainties concerning the ability of Sequoia to continue operating as a going concern and the outcome of several legal complaints which had been filed against Sequoia by certain stockholders. See "Sequoia Systems, Inc.--Certain Legal Proceedings".

  Subject to ratification by the stockholders, the Sequoia Board, on the recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand as Sequoia's independent accountants for the fiscal year ending June 30, 1995.

  Representatives of Coopers & Lybrand are expected to be present at the Special Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

  If the stockholders of Sequoia do not ratify the selection of Coopers & Lybrand as Sequoia's independent accountants, the selection of such accountants will be reconsidered by the Sequoia Board.

BOARD RECOMMENDATION

  The Sequoia Board believes that the ratification of the selection of Coopers & Lybrand as Sequoia's independent accountants for the fiscal year ending June 30, 1995 is in the best interests of Sequoia and its stockholders and therefore recommends a vote FOR this proposal.

                                 LEGAL MATTERS

  The validity of the shares of Sequoia Common Stock to be issued in connection with the Transaction will be passed upon for Sequoia by Hale and Dorr, Boston, Massachusetts.

                                    EXPERTS

  The consolidated balance sheets as of June 30, 1993 and 1994 and the consolidated statements of income, cash flows and stockholders' equity for each of the two years in the period ended June 30, 1994 of Sequoia incorporated by reference in this Proxy Statement/Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting. The consolidated statements of operations, cash flows and stockholders' equity of Sequoia for the year ended June 30, 1992 which are incorporated by reference in this Proxy Statement/Prospectus have been audited by Arthur Andersen, independent accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

  The combined financial statements of the TMI Group as of June 30, 1992, 1993 and 1994 and for the years then ended included in this Proxy
Statement/Prospectus have been audited by Arthur Andersen LLP, independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             STOCKHOLDER PROPOSALS

  Pursuant to Rule 14a-8 under the Exchange Act, Sequoia stockholders may present proper proposals for inclusion in Sequoia's proxy statement for consideration at the next annual meeting of Sequoia's stockholders by submitting their proposals to Sequoia in a timely manner. In order to be considered for inclusion in the proxy statement for Sequoia's annual meeting of stockholders to be held after the fiscal year ending June 30, 1995, stockholder proposals must be received by Sequoia by October , 1995.

                          ACCOMPANYING SEQUOIA REPORTS

  Copies of Sequoia's (i) Annual Report on Form 10-K for the fiscal year ended June 30, 1994, (ii) Amendment No. 1 to such annual report on Form 10-K/A, (iii) Amendment No. 2 to such annual report on Form 10-K/A, and (iv) Quarterly Report on Form 10-Q for the quarter ended January 1, 1995 are being delivered to Sequoia's stockholders, SPCO's stockholders and Keystone with this Proxy Statement/Prospectus.

                       GLOSSARY OF CERTAIN DEFINED TERMS

  The following defined terms are used in this Proxy Statement/Prospectus:

Accountants Proposal.........  The proposed appointment of Coopers & Lybrand,
                               L.L.P. as Sequoia's independent accountants for the fiscal year ending June 30, 1995.

Acquisition Agreement........  The Merger and Stock Purchase Agreement, dated as of November 9, 1994 and amended as of February 7, 1995, among Sequoia, Sub, SPCO and Keystone.

Acquisition Proposal.........  The proposed issuance of approximately
                               5,273,000 shares of Sequoia Common Stock pursuant to the Acquisition Agreement.

Arthur Andersen..............  Arthur Andersen LLP, independent accountants to the TMI Group.

BriskHeat....................  BriskHeat Corporation, a Delaware corporation.

BriskHeat Common Stock.......  Common Stock, $.01 par value per share, of
                               BriskHeat.

BriskHeat Spin-Off...........  The pro rata spin-off of the BriskHeat Common
                               Stock by SPCO among SPCO's stockholders on October 31, 1994.

Broadview....................  Broadview Associates, L.P., Sequoia's financial advisor.

Charter Amendment............  The proposed amendment to Sequoia's Restated
                               Certificate of Incorporation increasing the number of authorized shares of Sequoia Common Stock from 25,000,000 shares to 35,000,000 shares.

Closing......................  The Closing of the Transaction.

Closing Date.................  The date of the Closing.

Code.........................  Internal Revenue Code of 1986, as amended.

Commission...................  Securities and Exchange Commission.

Compensation Committee.......  Compensation Committee of the Sequoia Board.

Continuing Corporation.......  The surviving corporation following the merger of Sub with and into SPCO, which will be the surviving corporation and a wholly-owned subsidiary of Sequoia.

Conversion Ratio.............  .5015674

Coopers & Lybrand............  Coopers & Lybrand, L.L.P., Sequoia's
                               independent accountants.

DGCL.........................  Delaware General Corporation Law.

Director Proposal............  The proposed election at the Special Meeting of
                               Dean C. Campbell and John F. Smith as the Class I Directors of Sequoia.

Effective Time...............  The time of filing a Certificate of Merger with the Secretary of State of the State of Delaware relating to the Merger.

Escrow Agent.................  The First National Bank of Boston, pursuant to the terms of the Escrow Agreement.

Escrow Agreement.............  The Escrow Agreement among W. Wayne Patterson, as the Indemnification Representative of the Indemnifying Persons, Sequoia and the Escrow Agent.

Escrow Shares................  10% of the shares of Sequoia Common Stock issued in the Transaction.

Exchange Act.................  Securities Exchange Act of 1934, as amended.

Execution Date...............  The date of the execution of the Acquisition
                               Agreement.

Indemnifying Persons.........  The stockholders of SPCO, the holders of
                               Unvested TMI Options and Keystone.

IRS..........................  Internal Revenue Service.

Keystone.....................  Keystone International, Inc., a Delaware
                               corporation.

Keystone Shares..............  The shares of TMI Common Stock and TME Common
                               Stock, collectively, owned by Keystone.

Merger.......................  The proposed merger of Sub with and into SPCO.

1995 Outside Directors'
Plan.........................  Sequoia's proposed 1995 Outside Directors'
                               Stock Option Plan.

OEMs.........................  Original equipment manufacturers.

OLTP.........................  On-line transaction processing.

Option Plans.................  Sequoia's 1986 Incentive Stock Option Plan and
                               1986 Supplemental Stock Option Plan.

Pick OA......................  Pick Open Architecture.

Plan Proposals...............  The proposed amendments to Sequoia's 1986
                               Incentive Stock Option Plan and 1986
                               Supplemental Stock Option Plan, the proposed amendments to Sequoia's 1993 Employee Stock Purchase Plan and the proposed adoption of Sequoia's 1995 Outside Directors' Stock Option Plan, collectively.

RDBMS........................  Relational database management systems.

Record Date..................  The close of business on January 30, 1995.

Registration Statement.......  The Registration Statement filed by Sequoia with the Commission on Form S-4 (together with any amendments or supplements thereto).

Restructuring................  The series of transactions forming the background of the Transaction.

Securities Act...............  Securities Act of 1933, as amended.

Sequoia......................  Sequoia Systems, Inc., a Delaware corporation.

Sequoia Board................  The Board of Directors of Sequoia.

Sequoia Charter Documents....  Restated Certificate of Incorporation and the
                               By-laws of Sequoia, collectively.

Sequoia Common Stock.........  Common Stock, par value $.40 per share, of
                               Sequoia.

Special Meeting..............  The Special Meeting of Stockholders of Sequoia
                               to be held on Wednesday, March 29, 1995 at the Radisson Inn, 75 Felton Street, Marlborough, Massachusetts 01752, commencing at 9:00 a.m., local time, and any adjournments or postponements thereof.

SPCO.........................  SPCO, Inc., a Delaware corporation (after giving effect to the BriskHeat Spin-Off
                               described herein).

SPCO Board...................  The Board of Directors of SPCO.

SPCO Charter Documents.......  Certificate of Incorporation and By-laws of
                               SPCO, collectively.

SPCO Common Stock............  Common Stock, par value $.01 per share, of
                               SPCO.

SPCO Written Consent.........  The written consent being solicited hereby of
                               SPCO's stockholders pursuant to Section 228 of the DGCL approving the Merger and the Acquisition Agreement.

Sub..........................  Sequoia Acquisition Corporation, a Delaware
                               corporation and wholly-owned subsidiary of
                               Sequoia.

Tax Opinion..................  The tax opinion of Arthur Andersen to be rendered at the Closing.

TME..........................  Texas Micro Electronics, Inc., a Delaware
                               corporation and, at the Effective Time, a majority-owned subsidiary of TMI.

TME Common Stock.............  Common Stock, $.01 par value per share, of TME.

TME Stock Contribution.......  The capital contribution to TMI of the shares of TME Common Stock held by W. Wayne Patterson and J. Michael Stewart.

TMI..........................  Texas Microsystems, Inc., a Delaware
                               corporation and a majority-owned subsidiary of SPCO.

TMI Charter Documents........  Certificate of Incorporation and By-laws of
                               TMI, collectively.

TMI Common Stock.............  Common Stock, $.01 par value per share, of TMI.

TMI Group....................  SPCO, TMI and TME, collectively (after giving effect to the BriskHeat Spin-Off described herein).

TMI Option Exchange..........  The exercise of certain options to acquire TMI
                               Common Stock and the exchange of the shares issued thereupon for an aggregate of 367,500 shares of SPCO Common Stock.

TMI Options..................  Outstanding options to purchase an aggregate of
                               965,000 shares of TMI Common Stock, of which 367,500 shares were exercisable at the Execution Date and the balance were unexercisable.

Transaction..................  The issuance of approximately 5,273,000 shares of Sequoia Common Stock in exchange for (i) all outstanding shares of SPCO Common Stock in the Merger, (ii) the Unvested TMI Options and (iii) the Keystone Shares.

Unvested TMI Options.........  The unvested TMI Options for which Sequoia will issue, at the Effective Time, approximately
                               73,000 shares of Sequoia Common Stock.

VARs.........................
                               Value-added resellers.

      INDEX TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Unaudited Pro Forma Combined Condensed Balance Sheet January 1, 1995...... F-3
Unaudited Pro Forma Combined Condensed Statements of Operations for the
 Six Months Ended January 1, 1995......................................... F-4
Unaudited Pro Forma Combined Condensed Statements of Operations for the
 Six Months Ended January 2, 1994......................................... F-5
Unaudited Pro Forma Combined Condensed Statements of Operations for the
 Fiscal Year Ended June 30, 1994.......................................... F-6
Unaudited Pro Forma Combined Condensed Statements of Operations for the
 Fiscal Year Ended June 30, 1993.......................................... F-7
Unaudited Pro Forma Combined Condensed Statements of Operations for the
 Fiscal Year Ended June 30, 1992.......................................... F-8
Notes to Unaudited Pro Forma Combined Condensed Financial Statements...... F-9

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  The following unaudited pro forma combined condensed financial statements give effect to the proposed Transaction between Sequoia and the TMI Group accounted for on a pooling of interests basis. The pro forma combined balance sheet gives effect to the Transaction as if it had been consummated as of January 1, 1995 (the last day of Sequoia's second fiscal quarter in the fiscal year ending June 30, 1995). The pro forma statements of operations for the six months ended January 1, 1995 and January 2, 1994 and each of the fiscal years ended June 30, 1994, 1993 and 1992 give effect to the Transaction as if it had occurred at the beginning of the earliest period presented.

  These unaudited pro forma combined condensed financial statements are based on and are prepared from the historical financial statements and the related notes thereto of Sequoia and the TMI Group, included or incorporated by reference in the Proxy Statement/Prospectus.

  The unaudited pro forma combined condensed information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                JANUARY 1, 1995
                                 (IN THOUSANDS)

                                                      SEQUOIA   TMI   PRO FORMA
                                                      SYSTEMS  GROUP  COMBINED
                                                      ------- ------- ---------
                       ASSETS
Current Assets:
  Cash and cash equivalents.......................... $19,614 $   381  $19,995
  Accounts receivable, net...........................   5,829   8,333   14,162
  Accounts receivable from related parties...........      78      55      133
  Inventories........................................   6,293   6,765   13,058
  Deferred tax asset.................................     --      771      771
  Other current assets...............................     573     179      752
                                                      ------- -------  -------
    Total current assets.............................  32,387  16,484   48,871
  Property and equipment, net........................   2,311   2,381    4,692
  Other assets.......................................     381     226      607
                                                      ------- -------  -------
    Total Assets..................................... $35,079 $19,091  $54,170
                                                      ======= =======  =======
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Short term borrowings on line of credit............ $   --  $ 1,705  $ 1,705
  Current maturities of long-term liabilities debt
   and capital lease obligations.....................     118     667      785
  Accounts payable...................................   1,401   4,700    6,101
  Accrued expenses...................................   7,212   3,596   10,808
  Deferred revenue...................................     873     --       873
                                                      ------- -------  -------
    Total current liabilities........................   9,604  10,668   20,272
                                                      ------- -------  -------
Long term liabilities and capital lease obligation,
 net of current portion..............................     130   1,332    1,462
Stockholders' Equity.................................  25,345   7,091   32,436
                                                      ------- -------  -------
    Total Liabilities and Stockholders' Equity....... $35,079 $19,091  $54,170
                                                      ======= =======  =======

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JANUARY 1, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    SEQUOIA    TMI    PRO FORMA
                                                    SYSTEMS   GROUP   COMBINED
                                                    -------  -------  ---------
Revenues........................................... $21,849  $24,694   $46,543
Cost of Revenues...................................   9,803   14,668    24,471
                                                    -------  -------   -------
    Gross Profit...................................  12,046   10,026    22,072
Research and Development Expenses..................   3,984    2,152     6,136
Selling, General and Administrative Expenses.......   6,621    6,263    12,884
                                                    -------  -------   -------
  Total operating expenses.........................  10,605    8,415    19,020
                                                    -------  -------   -------
  Income from operations...........................   1,441    1,611     3,052
                                                    -------  -------   -------
Other income (expense):
  Interest Income..................................     391      --        391
  Interest Expense.................................     (14)    (132)     (146)
  Other Income (Expense)...........................      84      (10)       74
                                                    -------  -------   -------
                                                        461     (142)      319
                                                    -------  -------   -------
    Income before provision for income taxes.......   1,902    1,469     3,371
Provision for Income Taxes.........................     110      534       644
                                                    -------  -------   -------
    Net income..................................... $ 1,792  $   935   $ 2,727
                                                    =======  =======   =======
Net Income Per Common and Common Share Equivalent.. $  0.17            $  0.18
                                                    =======            =======
Weighted Average Number of Common and Common Share
 Equivalents.......................................  10,300             15,573

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JANUARY 2, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    SEQUOIA    TMI    PRO FORMA
                                                    SYSTEMS   GROUP   COMBINED
                                                    -------  -------  ---------
Revenues........................................... $21,475  $22,930   $44,405
Cost of Revenues...................................   8,853   14,430    23,283
                                                    -------  -------   -------
    Gross Profit...................................  12,622    8,500    21,122
Research and Development Expenses..................   3,757    1,857     5,614
Selling, General and Administrative Expenses.......   5,020    5,319    10,339
                                                    -------  -------   -------
  Total operating expenses.........................   8,777    7,176    15,953
                                                    -------  -------   -------
  Income from operations...........................   3,845    1,324     5,169
                                                    -------  -------   -------
Other income (expense):
  Interest Income..................................     149      --        149
  Interest Expense.................................     (99)    (322)     (421)
  Other Income.....................................     (46)      67        21
                                                    -------  -------   -------
                                                          4     (255)     (251)
                                                    -------  -------   -------
    Income before provision for income taxes.......   3,849    1,069     4,918
Provision for Income Taxes.........................     --       312       312
                                                    -------  -------   -------
    Net Income..................................... $ 3,849  $   757   $ 4,606
                                                    =======  =======   =======
Net Income Per Common and Common Share Equivalent.. $  0.41            $  0.31
                                                    =======            =======
Weighted Average Number of Common and Common Share
 Equivalents.......................................   9,445             14,718

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    SEQUOIA    TMI    PRO FORMA
                                                    SYSTEMS   GROUP   COMBINED
                                                    -------  -------  ---------
Revenues........................................... $44,765  $47,061   $91,826
Cost of Revenues...................................  18,535   29,474    48,009
                                                    -------  -------   -------
    Gross Profit...................................  26,230   17,587    43,817
Research and Development Expenses..................   7,750    3,871    11,621
Selling, General and Administrative Expenses.......  10,982   11,070    22,052
Restructuring Credit...............................  (1,109)     --     (1,109)
                                                    -------  -------   -------
  Total operating expenses.........................  17,623   14,941    32,564
                                                    -------  -------   -------
  Income from operations...........................   8,607    2,646    11,253
                                                    -------  -------   -------
Other income (expense):
  Interest Income..................................     344      --        344
  Interest Expense.................................    (115)    (445)     (560)
  Other Income.....................................      38       64       102
                                                    -------  -------   -------
                                                        267     (381)     (114)
                                                    -------  -------   -------
    Income before provision for income taxes.......   8,874    2,265    11,139
Provision for Income Taxes.........................     307      351       658
                                                    -------  -------   -------
    Net Income..................................... $ 8,567  $ 1,914   $10,481
                                                    =======  =======   =======
Net Income Per Common and Common Share Equivalent.. $  0.87            $  0.69
                                                    =======            =======
Weighted Average Number of Common and Common Share
 Equivalents.......................................   9,877             15,150

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    SEQUOIA     TMI    PRO FORMA
                                                    SYSTEMS    GROUP   COMBINED
                                                    --------  -------  ---------
Revenues..........................................  $ 41,019  $40,304  $ 81,323
Cost of Revenues..................................    22,259   24,608    46,867
                                                    --------  -------  --------
    Gross Profit..................................    18,760   15,696    34,456
Research and Development Expenses.................    11,353    3,751    15,104
Selling, General and Administrative Expenses......    20,318   10,869    31,187
Restructuring Charge..............................    13,990      --     13,990
                                                    --------  -------  --------
  Total operating expenses........................    45,661   14,620    60,281
                                                    --------  -------  --------
  Income (loss) from operations...................   (26,901)   1,076   (25,825)
                                                    --------  -------  --------
Other income (expense):
  Interest Income.................................       160      --        160
  Interest Expense................................      (371)    (646)   (1,017)
  Other Income (Expense)..........................       (46)      63        17
  Provision for settlement of class action law-
   suit...........................................    (3,875)     --     (3,875)
                                                    --------  -------  --------
                                                      (4,132)    (583)   (4,715)
                                                    --------  -------  --------
    Income (loss) before provision for income
     taxes and cumulative effect of change in
     accounting method............................   (31,033)     493   (30,540)
Provision for Income Taxes........................       --       512       512
                                                    --------  -------  --------
    Net loss before cumulative effect of change in
     accounting method............................   (31,033)     (19)  (31,052)
                                                    --------  -------  --------
Cumulative effect of change in accounting for in-
 come taxes.......................................       --       171       171
                                                    --------  -------  --------
    Net income (loss).............................  $(31,033) $   152  $(30,881)
                                                    ========  =======  ========
Net Income (Loss) Per Common and Common Share
 Equivalent.......................................  $  (3.63)          $  (2.23)
                                                    ========           ========
Weighted Average Number of Common and Common Share
 Equivalents......................................     8,556             13,829

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1992
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    SEQUOIA    TMI    PRO FORMA
                                                    SYSTEMS   GROUP   COMBINED
                                                    -------  -------  ---------
Revenues........................................... $62,588  $37,427  $100,015
Cost of Revenues...................................  26,152   22,353    48,505
                                                    -------  -------  --------
    Gross Profit...................................  36,436   15,074    51,510
Research and Development Expenses..................  13,637    4,137    17,774
Selling, General and Administrative Expenses.......  26,670   10,413    37,083
                                                    -------  -------  --------
  Total operating expenses.........................  40,307   14,550    54,857
                                                    -------  -------  --------
  Income (loss) from operations....................  (3,871)     524    (3,347)
                                                    -------  -------  --------
Other income (expense):
  Interest Income..................................     508      --        508
  Interest Expense.................................    (239)    (816)   (1,055)
  Other Income.....................................     --        63        63
                                                    -------  -------  --------
                                                        269     (753)     (484)
                                                    -------  -------  --------
    Loss before provision for income taxes and cu-
     mulative......................................  (3,602)    (229)   (3,831)
Provision for Income Taxes.........................     338     (521)     (183)
                                                    -------  -------  --------
    Net Income (Loss).............................. $(3,940) $   292  $ (3,648)
                                                    =======  =======  ========
Net Loss Per Common and Common Share Equivalent.... $ (0.48)          $  (0.27)
                                                    =======           ========
Weighted Average Number of Common and Common Share
 Equivalents.......................................   8,255             13,528

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                      SEQUOIA SYSTEMS, INC. AND TMI GROUP

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. The unaudited pro forma combined condensed financial statements reflect the issuance of approximately 5,273,000 shares of Sequoia Common Stock in exchange for all shares of SPCO Common Stock outstanding immediately prior to the Effective Time, the Keystone Shares and the Unvested TMI Options. The actual number of shares of Sequoia Common Stock to be issued for the Unvested TMI Options pursuant to the Transaction will be based upon the fair market value of the Sequoia Common Stock at the date of consummation of the Transaction.

2. Total transaction costs to be incurred by Sequoia and the TMI Group in connection with the Transaction are estimated to be approximately $2,100,000. Except for $650,000 the effects of these costs have not been reflected in the unaudited pro forma combined condensed financial statements.

3. There were no material differences in accounting policies of Sequoia and the TMI Group.

4. The unaudited pro forma combined condensed balance sheet as of January 1, 1995 reflects the exercise of 240,000 options for proceeds of $42,360, but does not reflect the exercise of options to purchase 127,500 shares of TMI Common Stock with proceeds estimated to be approximately $43,000 which is expected to occur immediately prior to the Effective Time.

5. Sequoia's second fiscal quarter ended on January 1, 1995 and the TMI Group's second fiscal quarter ended on December 31, 1994. Both Sequoia and the TMI Group's fiscal years end on June 30.

                              ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Boards of Directors of the
 Texas Microsystems Group:

  We have audited the accompanying combined balance sheets of the Texas Microsystems Group, as described in Note 1, as of June 30, 1994, 1993 and 1992, and the related combined statements of operations, shareholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Texas Microsystems Group as of June 30, 1994, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

  As explained in Note 2, effective July 1, 1992, the Group adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

  The accompanying combined balance sheet of the Texas Microsystems Group as of December 31, 1994, the related combined statements of operations for the six and three-month periods ended December 31, 1994 and 1993, the related combined statements of cash flows for the six-month periods ended December 31, 1994 and 1993, and the related combined statement of shareholders' equity as of and for the six-month period ended December 31, 1994, were not audited by us and, accordingly, we do not express an opinion on them.

Houston, Texas
November 30, 1994

                            TEXAS MICROSYSTEMS GROUP

                            COMBINED BALANCE SHEETS

                                                          JUNE 30
                               DECEMBER 31, ------------------------------------
                                   1994        1994        1993         1992
                               ------------ ----------- -----------  -----------
                               (UNAUDITED)
           ASSETS
Current Assets:
  Cash and cash equivalents..  $   380,894  $   283,552 $   239,640  $   180,459
  Accounts receivable, net of
   allowance of $339,455,
   $300,000, $275,000 and
   $212,800, respectively....    8,332,965    7,326,677   6,987,858    5,118,417
  Receivables from affili-
   ates......................       54,810       29,979      35,802      303,840
  Federal income taxes
   receivable/prepaid........          --       422,992      33,454      202,941
  Inventories................    6,765,702    6,266,447   7,312,821    6,122,850
  Deferred tax asset.........      770,812      504,488     516,988          --
  Prepaid expenses and other.      179,117      378,240     702,259      229,414
                               -----------  ----------- -----------  -----------
    Total current assets.....   16,484,300   15,212,375  15,828,822   12,157,921
Property and Equipment, net..    2,380,507    2,360,649   2,264,991    1,471,243
Other assets, including
 accumulated amortization of
 intangible assets totaling
 $693,085 and $526,745 in
 1993 and 1992, respectively.      226,247       25,794      96,704      275,462
                               -----------  ----------- -----------  -----------
    Total assets.............  $19,091,054  $17,598,818 $18,190,517  $13,904,626
                               ===========  =========== ===========  ===========
LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current Liabilities:
  Short-term borrowings on
   line of credit............  $ 1,705,000  $ 1,705,000 $ 3,240,000  $   950,000
  Current maturities of long-
   term debt.................      666,667      666,667     732,969      642,955
  Accounts payable...........    4,700,036    4,493,263   3,582,363    1,971,374
  Federal income taxes pay-
   able......................      201,409          --          --           --
  Accrued liabilities........    3,344,467    2,969,420   3,185,439    2,257,810
  Payable to affiliate.......       50,021       95,945      10,735          --
                               -----------  ----------- -----------  -----------
    Total current liabili-
     ties....................   10,667,600    9,930,295  10,751,506    5,822,139
Long-term Debt...............    1,332,412    1,644,945   3,381,270    4,152,800
Commitments and Contingencies
Shareholders' Equity:
  SPCO, Inc., common stock,
   $.01 par value, 75,000
   shares authorized, 50,000
   shares issued and
   outstanding...............          500          500         500          500
  Texas Microsystems, Inc.,
   common stock, $.01 par
   value, 20,000,000 shares
   authorized, 10,240,000
   shares issued and
   outstanding, net of the
   8,500,000 shares held by
   SPCO, Inc.................       17,400       15,000      15,000       15,000
  Texas Micro Electronics,
   Inc., common stock, $.01
   par value, 100 shares
   authorized, issued and
   outstanding, all shares
   were held by SPCO, Inc.,
   in 1993 and 1992..........            1            1         --           --
  Additional paid-in capital.    1,412,534    1,289,570   1,289,570    1,289,570
  Retained earnings..........    5,615,966    4,681,309   2,767,174    2,615,245
  Cumulative translation ad-
   justment..................       44,641       37,198     (14,503)       9,372
                               -----------  ----------- -----------  -----------
                                 7,091,042    6,023,578   4,057,741    3,929,687
                               -----------  ----------- -----------  -----------
    Total liabilities and
     shareholders' equity....  $19,091,054  $17,598,818 $18,190,517  $13,904,626
                               ===========  =========== ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                            TEXAS MICROSYSTEMS GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                  FOR THE                  FOR THE
                                 SIX-MONTH               THREE-MONTH
                               PERIOD ENDED             PERIOD ENDED
                               DECEMBER 31,             DECEMBER 31,             FOR THE YEAR ENDED JUNE 30,
                          -----------------------  ------------------------  -------------------------------------
                             1994        1993         1994         1993         1994         1993         1992
                          ----------- -----------  -----------  -----------  -----------  -----------  -----------
                                (UNAUDITED)              (UNAUDITED)
Revenue.................  $24,693,723 $22,929,751  $12,966,485  $11,357,955  $47,060,861  $40,303,689  $37,426,551
Cost of Revenue.........   14,667,353  14,429,768    7,440,566    7,293,957   29,474,209   24,607,673   22,352,841
                          ----------- -----------  -----------  -----------  -----------  -----------  -----------
    Gross Margin........   10,026,370   8,499,983    5,525,919    4,063,998   17,586,652   15,696,016   15,073,710
                          ----------- -----------  -----------  -----------  -----------  -----------  -----------
Operating Expenses......
  Product development...    2,152,239   1,856,437    1,032,526      904,671    3,870,968    3,750,663    4,136,951
  Marketing, selling,
   general and
   administrative.......    6,263,133   5,236,044    3,359,372    2,439,541   10,981,601   10,702,971   10,090,028
  Amortization of
   intangible assets....          --       83,170          --        41,585       88,715      166,340      323,010
                          ----------- -----------  -----------  -----------  -----------  -----------  -----------
                            8,415,372   7,175,651    4,391,898    3,385,797   14,941,284   14,619,974   14,549,989
                          ----------- -----------  -----------  -----------  -----------  -----------  -----------
    Income from Opera-
     tions..............    1,610,998   1,324,332    1,134,021      678,201    2,645,368    1,076,042      523,721
Interest Expense........      131,985     321,545      100,104      156,841      444,913      645,678      816,072
Other (Income) Expense,
 net....................       10,377     (66,632)      (2,452)     (35,732)     (64,620)     (62,640)     (63,199)
                          ----------- -----------  -----------  -----------  -----------  -----------  -----------
    Income before income
     taxes and
     cumulative effect
     of change in
     accounting for
     income taxes.......    1,468,636   1,069,419    1,036,369      557,092    2,265,075      493,004     (229,152)
Provision for income
 tax....................      533,979     311,993      363,439      172,579      350,940      511,580     (520,776)
                          ----------- -----------  -----------  -----------  -----------  -----------  -----------
Income before cumulative
 effect of change in
 accounting for income
 taxes..................      934,657     757,426      672,930      384,513    1,914,135      (18,576)     291,624
Cumulative effect of
 change in accounting
 for income taxes.......          --          --           --           --           --       170,505          --
                          ----------- -----------  -----------  -----------  -----------  -----------  -----------
    Net income..........  $   934,657 $   757,426  $   672,930  $   384,513  $ 1,914,135  $   151,929  $   291,624
                          =========== ===========  ===========  ===========  ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                            TEXAS MICROSYSTEMS GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                 FOR THE
                                SIX-MONTH
                               PERIOD ENDED
                               DECEMBER 31             FOR THE YEAR ENDED JUNE 30
                          -----------------------  -------------------------------------
                             1994        1993         1994         1993         1992
                          ----------  -----------  -----------  -----------  -----------
                               (UNAUDITED)
Cash flows from operat-
 ing activities:
 Net income.............  $  934,657  $   757,426  $ 1,914,135  $   151,929  $   291,624
 Adjustments to recon-
  cile net income to net
  cash provided (used)
  by operating activi-
  ties--
 Depreciation...........     385,591      400,796      720,142      687,207      895,751
 Amortization of intan-
  gible assets..........         --        83,170       88,715      166,340      323,010
 Amortization of long-
  term debt discount....         --       (33,302)     111,185       67,477       65,305
 Increase (decrease) in
  accrued interest
  included in long-term
  debt..................      20,800       18,646     (251,211)    (106,039)    (102,228)
 Provision for uncol-
  lectible receivables..     116,940       65,140      191,035          610        8,516
 Changes in other as-
  sets and liabili-
  ties--
  (Increase) decrease
   in accounts receiv-
   able.................  (1,095,799)    (376,777)    (509,364)  (1,881,625)     487,250
  (Increase) decrease
   in receivables from
   affiliates...........     (24,831)     (35,802)       5,823      268,038     (209,840)
  (Increase) decrease
   in federal income
   taxes receivable.....     422,992     (100,265)    (389,538)     169,487       31,738
  (Increase) decrease
   in inventories.......    (467,345)     755,725    1,053,956   (1,195,066)   2,033,896
  (Increase) decrease
   in deferred tax as-
   set..................    (266,324)         --        12,500     (516,988)         --
  (Increase) decrease
   in prepaid expenses
   and other............     202,728      355,051      338,612     (488,111)    (188,081)
  Increase (decrease)
   in accounts payable..     213,290     (228,931)     888,802    1,608,706     (990,475)
  Increase (decrease)
   in accrued liabili-
   ties.................     386,406      192,406     (209,026)     961,170       85,211
  Increase in federal
   income taxes pay-
   able.................     284,413          --           --           --           --
  Increase (decrease)
   in payable to affil-
   iates................     (45,924)       8,340       85,210       10,735     (102,165)
  Other.................    (200,453)       3,734        4,575       14,541        4,885
                          ----------  -----------  -----------  -----------  -----------
   Net cash provided
    (used) by operating
    activities..........     867,141    1,865,357    4,055,551      (81,589)   2,634,397
                          ----------  -----------  -----------  -----------  -----------
Cash flows from invest-
 ing activities:
 Capital expenditures
  for property and
  equipment.............    (393,763)    (211,474)    (821,759)  (1,484,906)    (723,686)
 Proceeds from sale of
  property and
  equipment.............         --           --         2,350          --         7,407
                          ----------  -----------  -----------  -----------  -----------
   Net cash used by in-
    vesting activities..    (393,763)    (211,474)    (819,409)  (1,484,906)    (716,279)
                          ----------  -----------  -----------  -----------  -----------
Cash flows from financ-
 ing activities:
 Net increase (decrease)
  in short-term
  borrowings............         --    (1,650,000)  (1,535,000)   2,290,000   (1,810,000)
 Proceeds from long-term
  debt..................         --           --     2,000,000          --           --
 Repayment of long-term
  debt..................    (333,333)         --    (3,662,601)    (642,955)         --
 Proceeds from exercise
  of stock options......      42,360          --           --           --           --
                          ----------  -----------  -----------  -----------  -----------
   Net cash provided
    (used) by financing
    activities..........    (290,973)  (1,650,000)  (3,197,601)   1,647,045   (1,810,000)
                          ----------  -----------  -----------  -----------  -----------
Net increase (decrease)
 in cash and cash
 equivalents............     182,405        3,883       38,541       80,550      108,118
Cash and cash equiva-
 lents at beginning of
 period.................     283,552      239,640      239,640      180,459       54,979
Effect of exchange rate
 changes on cash........     (85,063)      32,527        5,371      (21,369)      17,362
                          ----------  -----------  -----------  -----------  -----------
Cash and cash equiva-
 lents at end of period.  $  380,894  $   276,050  $   283,552  $   239,640  $   180,459
                          ==========  ===========  ===========  ===========  ===========
Supplemental cash flow
 disclosures:
 Interest paid..........  $  159,718  $    88,534  $   919,528  $   700,034  $   840,790
 Income taxes paid (re-
  ceived)...............     267,000      461,000      868,000      968,722     (366,962)

   The accompanying notes are an integral part of these financial statements.

                            TEXAS MICROSYSTEMS GROUP

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                      COMMON STOCK
                  -------------------------------------------------------------------------------------
                                    SHARES                                     AMOUNT
                  ------------------------------------------ ------------------------------------------
                                 TEXAS           TEXAS                      TEXAS           TEXAS
                             MICROSYSTEMS,       MICRO                  MICROSYSTEMS,       MICRO
                  SPCO, INC.     INC.      ELECTRONICS, INC. SPCO, INC.     INC.      ELECTRONICS, INC.
                  ---------- ------------- ----------------- ---------- ------------- -----------------
BALANCE, JUNE
30, 1991........    50,000     1,500,000          --            $500       $15,000          $--
Net income......       --            --           --             --            --            --
Cumulative
translation
adjustment......       --            --           --             --            --            --
                    ------     ---------          ---           ----       -------          ----
BALANCE, JUNE
30, 1992........    50,000     1,500,000          --             500        15,000           --
Net income......       --            --           --             --            --            --
Cumulative
translation
adjustment......       --            --           --             --            --            --
                    ------     ---------          ---           ----       -------          ----
BALANCE, JUNE
30, 1993.........   50,000     1,500,000          --             500        15,000           --
Net income......       --            --           --             --            --            --
Sale of Texas
Micro
Electronics,
Inc., shares
(Note 1)........       --            --           100            --            --              1
Cumulative
translation
adjustment......       --            --           --             --            --            --
                    ------     ---------          ---           ----       -------          ----
BALANCE, JUNE
30, 1994........    50,000     1,500,000          100            500        15,000             1
Net income (Un-
audited)........       --            --           --             --            --            --
Exercise of em-
ployee stock op-
tions (unau-
dited)..........       --        240,000          --             --          2,400           --
Cumulative
translation
adjustment
(Unaudited).....       --            --           --             --            --            --
                    ------     ---------          ---           ----       -------          ----
BALANCE,
DECEMBER 31,
1994
(UNAUDITED).....    50,000     1,740,000          100           $500       $17,400          $  1
                    ======     =========          ===           ====       =======          ====
                  ADDITIONAL            CUMULATIVE
                   PAID-IN    RETAINED  TRANSLATION
                   CAPITAL    EARNINGS  ADJUSTMENT    TOTAL
                  ---------- ---------- ----------- -----------
BALANCE, JUNE
30, 1991........  $1,289,570 $2,323,621   $   --    $3,628,691
Net income......         --     291,624       --       291,624
Cumulative
translation
adjustment......         --         --      9,372        9,372
                  ---------- ---------- ----------- -----------
BALANCE, JUNE
30, 1992........   1,289,570  2,615,245     9,372    3,929,687
Net income......         --     151,929       --       151,929
Cumulative
translation
adjustment......         --         --    (23,875)     (23,875)
                  ---------- ---------- ----------- -----------
BALANCE, JUNE
30, 1993.........  1,289,570  2,767,174   (14,503)   4,057,741
Net income......         --   1,914,135       --     1,914,135
Sale of Texas
Micro
Electronics,
Inc., shares
(Note 1)........         --         --        --             1
Cumulative
translation
adjustment......         --         --     51,701       51,701
                  ---------- ---------- ----------- -----------
BALANCE, JUNE
30, 1994........   1,289,570  4,681,309    37,198    6,023,578
Net income (Un-
audited)........         --     934,657       --       934,657
Exercise of em-
ployee stock op-
tions (unau-
dited)..........     122,964        --        --       122,964
Cumulative
translation
adjustment
(Unaudited).....         --         --      7,443        7,443
                  ---------- ---------- ----------- -----------
BALANCE,
DECEMBER 31,
1994
(UNAUDITED).....  $1,412,534 $5,615,966   $44,641   $7,091,042
                  ========== ========== =========== ===========

   The accompanying notes are an integral part of these financial statements.

                            TEXAS MICROSYSTEMS GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION:

  The accompanying combined financial statements include the accounts of SPCO, Inc. (a Delaware corporation), Texas Microsystems, Inc. (a Delaware corporation 85 percent owned by SPCO, Inc.), and its wholly owned subsidiaries (collectively TMI), and Texas Micro Electronics, Inc. (TME) (a Delaware corporation), all of which are collectively referred to as the Texas Microsystems Group or the Group. Financial statements of the Group represent the assets, liabilities and operations of several entities being acquired by Sequoia Systems Inc. (Sequoia) in a business combination to be accounted for as a pooling of interests. These combined financial statements exclude the accounts of Briskheat Corporation (a Delaware corporation and wholly owned subsidiary of SPCO, Inc.) and its subsidiaries (collectively Briskheat), which are not being acquired by Sequoia. TME was a wholly owned subsidiary of SPCO, Inc., until July 1, 1993, at which time its common stock was sold for a nominal amount to certain shareholders of SPCO, Inc. (85 percent), and Keystone International, Inc. (15 percent).

  On November 9, 1994, the principal shareholders of the Group entered into an agreement with Sequoia in which the shareholders of the Group will receive shares of Sequoia common stock for their ownership interests in the entities comprising the Group. Prior to the consummation of this agreement, SPCO, Inc., will distribute its common stock of Briskheat to SPCO, Inc.'s shareholders.

  The Group develops, manufactures and distributes commercial and industrial microcomputers. The Group markets its products to domestic and international customers.

  SPCO, Inc., formed TMI on May 1, 1989, to acquire (the Acquisition) the assets of a division of Keystone Technology, Inc., a subsidiary of Keystone International, Inc. (Keystone), in a transaction which was effective May 19, 1989. Due to Keystone's continuing economic interest (Keystone received 15 percent of TMI's common stock at the Acquisition), the Acquisition was accounted for as a partial purchase in accordance with guidance provided by the Emerging Issues Task Force of the Financial Accounting Standards Board. The excess of the consideration paid over the value of the net assets acquired was assigned to goodwill (see Note 2).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Interim Financial Information

  The combined unaudited financial statements for the six and three months ended December 31, 1994 and 1993, as applicable, include all normal, recurring adjustments which, in the opinion of management are necessary for a fair presentation of the results of operations for such periods. The results of operations for the six months ended December 31, 1994, are not necessarily indicative of the actual results that will be realized for the fiscal year ending June 30, 1995. The interim financial information provided has been presented in accordance with the Securities and Exchange Commission's rules for interim financial statements.

 Principles of Combination

  The combined financial statements include the accounts of SPCO, Inc., TMI, and TME and, as discussed above, they do not include the accounts of Briskheat. All significant intercompany accounts and transactions have been eliminated. SPCO, Inc.'s investments in TMI's common stock and paid-in capital and in TME's common stock have been eliminated in the accompanying combined financial statements (see Note 1).

  The Group's fiscal year begins on July 1 and ends on June 30 (i.e., fiscal 1994 commenced on July 1, 1993, and ended on June 30, 1994).

                            TEXAS MICROSYSTEMS GROUP

 Revenue Recognition

  Revenues are primarily from the sale of computer systems, peripherals and boards. The Group recognizes revenue at the time of shipment of its products.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Group considers all highly liquid investments with maturities of three months or less to be cash equivalents.

 Inventories

  Inventories are valued at the lower of average cost or market and include material, labor and manufacturing overhead. Allowances for excess and obsolete items are provided as necessary. Inventories consist of the following:

                                                            JUNE 30
                                   DECEMBER 31, --------------------------------
                                       1994        1994       1993       1992
                                   ------------ ---------- ---------- ----------
                                   (UNAUDITED)
   Raw materials..................  $5,314,909  $4,037,267 $4,185,649 $4,333,619
   Work in progress...............     891,629   1,485,964  2,407,563  1,609,152
   Finished goods.................     559,164     743,216    719,609    180,079
                                    ----------  ---------- ---------- ----------
                                    $6,765,702  $6,266,447 $7,312,821 $6,122,850
                                    ==========  ========== ========== ==========

 Property and Equipment

  The costs of ordinary maintenance and repairs ($65,994, $59,619 and $47,144 in 1994, 1993 and 1992, respectively) are expensed, while renewals and betterments are capitalized. Depreciation of property and equipment is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. At June 30, 1994, 1993 and 1992, property and equipment owned by the Group consist of the following:

                              ESTIMATED
                             USEFUL LIFE    1994       1993       1992
                             ----------- ---------- ---------- ----------
   Machinery and equipment.   3-8 years  $1,952,239 $1,470,746 $1,187,549
   Furniture and fixtures..  3-10 years   2,507,432  2,217,901  1,929,794
   Leasehold improvements..  2-15 years     887,803    881,846    147,835
                                         ---------- ---------- ----------
                                          5,347,474  4,570,493  3,265,178
   Less--Accumulated depre-
    ciation................               2,986,825  2,305,502  1,793,935
                                         ---------- ---------- ----------
                                         $2,360,649 $2,264,991 $1,471,243
                                         ========== ========== ==========

 Other Assets

  Other assets include certain costs incurred in connection with the Acquisition which were allocated to various intangible assets. Intangible assets are amortized over a three- to five-year period. Amortization expense related to these intangible assets totaled $88,715, $166,340 and $323,010 for fiscal 1994, 1993 and 1992, respectively.

                            TEXAS MICROSYSTEMS GROUP

 Income Taxes

  Income taxes are computed using the liability method. Deferred income tax assets and liabilities result from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Effective July 1, 1992, the Group adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which replaces SFAS No. 96. The benefit of adopting the statement on the Group's financial position and results of operations of $170,505 was recorded as a cumulative effect of change in accounting for income taxes in the accompanying financial statements (see Note 3) in fiscal 1993.

 Cash Management Program

  Under the terms of the Group's revolving line of credit (described in Note
4), working capital expenditures can be funded under the line of credit if such amounts are not funded by the Group's cash receipts. As a result, $1,762,422, $1,530,233 and $879,855 of outstanding bank drafts are included in accounts payable as of June 30, 1994, 1993 and 1992, respectively.

 Concentration of Credit Risk and Export Sales

  The Group's financial instruments that are exposed to concentrations of credit risk consist primarily of trade accounts receivable. The Group routinely assesses the financial strength of its customers and believes that its trade accounts receivable exposure is limited to that provided for in the receivable allowance balance. United States export sales to international customers totaled $7,973,000, $6,275,000 and $3,997,000 for fiscal 1994, 1993 and 1992, respectively. No single customer accounted for 10 percent or more of revenues in 1994, 1993 and 1992.

3. INCOME TAXES:

  SPCO, Inc., files a consolidated federal income tax return which includes the accounts of the Group and Briskheat. SPCO, Inc., has entered into a tax-sharing agreement with TMI, TME and Briskheat which provides that each entity calculate its income tax provision/benefit on a separate-entity basis, except that the recognition by an entity (other than Briskheat) of a current tax benefit is deferred until the tax benefit can be realized in the consolidated federal income tax return. Tax benefits generated by Briskheat are retained by SPCO, Inc. No Briskheat tax benefits have been recognized in the accompanying financial statements, and no net operating losses related to Briskheat exist in the Group's tax position. The accompanying consolidated financial statements reflect the Group's tax provision calculated in accordance with the tax-sharing agreement. Briskheat tax provisions are not included in the accompanying financial statements (see Note 1).

  The components of income tax provision (benefit) for the fiscal years ended June 30, 1994, 1993 and 1992, are as follows:

                                                   1994     1993       1992
                                                 -------- ---------  ---------
   U.S. federal income tax--
     Current.................................... $288,484 $ 805,502  $(536,224)
     Deferred...................................   12,500  (346,483)       --
                                                 -------- ---------  ---------
                                                  300,984   459,019   (536,224)
   State taxes..................................   49,956    52,561     15,448
                                                 -------- ---------  ---------
                                                 $350,940 $ 511,580  $(520,776)
                                                 ======== =========  =========

                            TEXAS MICROSYSTEMS GROUP

  The components of pretax income and a reconciliation of the income tax provision (benefit) computed by applying the U.S. statutory rate to that included in the accompanying financial statements for fiscal years ended June 30, 1994, 1993 and 1992, are as follows:

                                                  1994       1993       1992
                                               ----------  ---------  ---------
   Pretax income (loss)--
     U.S. federal............................  $2,233,179  $ 719,006  $(311,209)
     Foreign.................................      31,896   (226,002)    82,057
                                               ----------  ---------  ---------
       Total.................................  $2,265,075  $ 493,004  $(229,152)
                                               ==========  =========  =========
   Taxes computed using U.S. statutory rate..  $  770,126  $ 167,621  $ (77,912)
   Tax deductions in excess of book deduc-
    tions as a result of the Acquisition.....     (54,010)   (28,130)   (17,691)
   Research and development tax credit.......    (105,902)  (116,756)  (158,787)
   Adjustments to prior-year accrual.........     (32,476)   100,161   (154,854)
   Revenue Agent Review (RAR) adjustments....    (215,172)   345,795        --
   Change in valuation allowance.............     (54,571)       --         --
   Net change in future tax benefits not rec-
    ognized..................................         --         --    (110,055)
   State taxes...............................      32,971     34,690     10,196
   Other.....................................       9,974      8,199    (11,673)
                                               ----------  ---------  ---------
                                               $  350,940  $ 511,580  $(520,776)
                                               ==========  =========  =========

  The components of the net deferred tax asset recognized in the accompanying financial statements at June 30, 1994 and 1993, are as follows:

                                                             1994       1993
                                                           ---------  ---------
   Basis difference--
     Provisions for bad debts and inventory allowances.... $ 401,554  $ 488,036
     Accrued liabilities..................................   227,915    196,151
     Fixed asset depreciation.............................    55,749     54,367
     Foreign operating loss carryforwards.................    64,170     77,905
                                                           ---------  ---------
   Deferred tax assets....................................   749,388    816,459
   Valuation allowance....................................  (244,900)  (299,471)
                                                           ---------  ---------
                                                           $ 504,488  $ 516,988
                                                           =========  =========

  The Group's deferred tax assets are attributable to provisions for bad debts and inventory allowances, certain accrued liabilities, depreciation and foreign net operating loss carryforwards. The Group has recorded a valuation allowance for the estimated amount of deferred tax assets which may not be realized. Prior to 1993, the Group accounted for deferred income taxes under SFAS No. 96. The Group had approximately $1,382,000 of future tax benefits at June 30, 1992, attributable to net temporary differences which were not recognized pursuant to the requirements of SFAS No. 96.

  During fiscal 1993, the Internal Revenue Service (IRS) disallowed certain of the Group's deductions related to the Acquisition (see Note 1) for tax purposes. During 1994, the Group reached a final agreement with the IRS regarding the disallowed deductions. As a result of this agreement, the original assessment of $345,795 was reduced by $215,172. Since the original assessment was expensed by the Group in 1993, a benefit of $215,172 has been recorded in the 1994 tax provision.

                            TEXAS MICROSYSTEMS GROUP

4. DEBT:

 Long-Term Debt

  Long-term debt at June 30, 1994, 1993 and 1992, consisted of the following:

                                                 1994       1993       1992
                                              ---------- ---------- ----------
   $4,250,000 original face amount
    subordinated note payable to Keystone,
    extinguished in 1994..................... $      --  $3,533,871 $4,143,425
   $500,000 face amount subordinated zero
    coupon note payable to Keystone, dated
    May 19, 1989 (less unamortized discount
    of $132,832, $170,843 and $204,920,
    respectively, with an effective interest
    rate of 11.54%), due May 1, 1997.........    367,168    329,157    295,080
   $2,000,000 term note payable to Texas
    Commerce Bank, dated June 7, 1994........  1,944,444        --         --
   Accrued interest..........................        --     251,211    357,250
                                              ---------- ---------- ----------
                                               2,311,612  4,114,239  4,795,755
   Less--Current portion of long-term debt...    666,667    732,969    642,955
                                              ---------- ---------- ----------
                                              $1,644,945 $3,381,270 $4,152,800
                                              ========== ========== ==========

  Stated principal payments on outstanding long-term debt are as follows:

                 1995............ $  666,667
                 1996............    666,667
                 1997............    978,278
                                  ----------
                                  $2,311,612
                                  ==========

  The Group's note payable to Keystone was incurred in connection with the Acquisition and is subordinate only to the bank term note and line of credit.

 Term Loan

  The term note is payable in equal monthly installments based on a three-year amortization with the balance due on June 1, 1997. Interest on this note is due monthly at prime plus 3/4 percent per annum (8 percent at June 30, 1994). There are various financial ratios and other restrictive covenants governing the borrowing arrangement. The term note is collateralized by substantially all of TMI's assets and the personal guarantees of two shareholders of SPCO, Inc.

 Line of Credit

  TMI has a $4,000,000 revolving line of credit from a bank, of which $1,705,000 had been borrowed at June 30, 1994. Borrowings under this line are limited to a certain percent of accounts receivable, as defined. At fiscal year-end, TMI had unused borrowing capacity under the terms of this agreement of $2,295,000. The line of credit expires November 1, 1995, and requires interest payable monthly at the bank's prime rate plus 1/2 percent per annum (7 3/4 percent at June 30, 1994). There are various financial ratios and other restrictive covenants governing the borrowing arrangement. The line of credit is collateralized by substantially all of the assets of TMI and the personal guarantees of two shareholders of SPCO, Inc.

  Average short-term borrowings outstanding during fiscal years 1994, 1993 and 1992, were $1,989,846, $1,611,154, and $2,861,250, respectively, with an average interest rate thereon of 7.5 percent, 6.75 percent

                            TEXAS MICROSYSTEMS GROUP
and 7.9 percent, respectively. Maximum short-term borrowings at any month-end were $2,790,000, $3,240,000 and $4,245,000 in fiscal years 1994, 1993 and 1992, respectively.

5. RELATED-PARTY TRANSACTIONS:

  Below is a summary of the transactions with related parties during fiscal years 1994, 1993 and 1992.

                                                 SPCO
                                              MANAGEMENT           BRISKHEAT
                                                 CO.     KEYSTONE CORPORATION
                                              ---------- -------- -----------
   Receivables for federal tax
    advances/refunds--
     June 30, 1994...........................  $    --   $    --   $ 29,979
     June 30, 1993...........................       --        --     35,802
     June 30, 1992...........................       --        --    299,662
   Advances (including interest charges)--
     June 30, 1992...........................     4,178       --        --
   Accounts payable and other liabilities--
     June 30, 1994...........................    95,945       --        --
     June 30, 1993...........................    10,735       --        --
   Management fees incurred--
     Fiscal 1994.............................   913,544       --        --
     Fiscal 1993.............................   810,333       --        --
     Fiscal 1992.............................   736,853       --        --
   Interest expense:
     Subordinated notes payable--
       Fiscal 1994...........................       --    286,815       --
       Fiscal 1993...........................       --    496,320       --
       Fiscal 1992...........................       --    558,077       --

  SPCO Management Co., an affiliated entity, pays the salaries and related benefits of certain Group executives and receives a monthly management fee from the Group.

6. SHAREHOLDER AGREEMENTS:

  In conjunction with the Acquisition, TMI entered into a registration and preferential purchase rights agreement (the Agreement) with its shareholders. The Agreement provides Keystone with certain demand registration rights. Additionally, in the event TMI issues or sells shares of common stock or other convertible securities at an equivalent postsplit price less than $.1765, as defined, for other than certain employee compensation programs or pro-rata stock dividends, splits or similar transactions, Keystone has the right to purchase, at $.0001 per share, additional shares of TMI common stock to maintain its relative percentage ownership in TMI. The preferential purchase right expires May 1, 1997. Both the registration and preferential purchase rights are transferable to future beneficial owners of 5 percent or more of the then outstanding common stock previously held by Keystone. The agreement also restricts TMI from changing the $.01 stated par value of the common stock and from authorizing or issuing any other class of stock. TMI's shareholders have also entered into an agreement which provides SPCO, Inc., with the right of first refusal to purchase the common stock held by Keystone.

7. COMMITMENTS AND CONTINGENCIES:

  The Group leases office space under various operating leases expiring during fiscal years 1995 through 1998. Minimum future rental payments total $671,289, $647,006, $611,904 and $458,928 for fiscal years 1995,

                            TEXAS MICROSYSTEMS GROUP

1996, 1997 and 1998, respectively. Rent expense totaled $791,489, $450,242 and $342,946 for the fiscal years 1994, 1993 and 1992, respectively.

  The Group is a party to a number of legal actions or claims arising in the ordinary course of its business. In management's opinion, the Group has adequate legal defenses, reserves and insurance coverage with respect to these matters and does not believe that they will materially affect the Group's operations or financial position.

8. SAVINGS PLAN:

  The Group has a 401(k) savings plan which permits participants to contribute up to 15 percent of their base compensation (as defined), each year. The Group matches 50 percent of a participant's contribution, paying up to a maximum of 3 percent of the participant's gross pay. The Group paid matching contributions to the plan of $126,177, $125,439 and $128,038 for fiscal years 1994, 1993 and
1992, respectively.

9. STOCK OPTIONS:

  TMI has a stock option plan which provides for nonqualified stock options or stock appreciation rights to be granted to key employees to purchase up to 1,000,000 shares of common stock. The plan provides that the option price of the common stock to be issued be not less than the fair market value of the common stock on the date of the grant. The options granted are as follows:

                   OPTIONS OPTION PRICE
   DATE AWARDED    AWARDED  PER SHARE                     VESTING DATE
   ------------    ------- ------------ ------------------------------------------------
May 1989.......... 240,000    $.1765    100% on May 31, 1994
September 1990.... 575,000     .3500    50,000 shares on September 1, 1991, and
                                         remainder subsequently vest based on
                                         performance
August 1991....... 100,000     .5000    20% per year
September 1993....  50,000     .4050    100% on September 12, 1998

  On November 10, 1994, the 240,000 options awarded in May 1989 were exercised.

10. PRO FORMA EARNINGS PER SHARE (UNAUDITED):

  As discussed in Note 1, the accompanying financial statements reflect the combined financial statements of several entities which have separate common stocks outstanding; accordingly, a historical earnings per share calculation in accordance with Accounting Principles Board Opinion No. 15, "Earnings Per Share," has not been calculated. However, pro forma earnings per share for the six and three-month periods ended December 31, 1994 and 1993, and the fiscal years ended June 30, 1994, 1993 and 1992, have been made by assuming that the relationship between the SPCO, Inc., and TMI common stocks can be constructed for all periods presented due to the planned exchange ratio of SPCO, Inc., and TMI common stocks for shares of Sequoia. Assumptions made in computing this pro forma information include (a) SPCO, Inc.'s common stock will be split 170 to 1 as indicated in the merger agreement (see Note 1), (b) a Group share is equivalent to an SPCO, Inc., common share after the stock split or a TMI common share (total Group common shares outstanding for purposes of this pro forma earnings per share computation are 10,000,000), (c) TME common

                            TEXAS MICROSYSTEMS GROUP

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONCLUDED) shares have no significance for purposes of this calculation and (d) TMI's stock options are common stock equivalents for the purpose of this calculation.

                                                        THE GROUP--PRO FORMA
                                                     ---------------------------
                                                     WEIGHTED AVERAGE
                                                       COMMON SHARES
                                                        AND COMMON
                                                     SHARE EQUIVALENTS EARNINGS
                                                        OUTSTANDING    PER SHARE
                                                     ----------------- ---------
                                                             (UNAUDITED)
   Year ended--
     June 30, 1992..................................    10,182,411        .03
     June 30, 1993..................................    10,201,373        .01
     June 30, 1994..................................    10,340,403        .19
   Six months ended--
     December 31, 1993..............................    10,267,491        .07
     December 31, 1994..............................    10,374,151        .09
   Three months ended--
     December 31, 1993..............................    10,289,264        .04
     December 31, 1994..............................    10,451,849        .06

                                                                         ANNEX A


                      MERGER AND STOCK PURCHASE AGREEMENT

                                     AMONG

                             SEQUOIA SYSTEMS, INC.,

                        SEQUOIA ACQUISITION CORPORATION,

                                   SPCO, INC.

                                      AND

                          KEYSTONE INTERNATIONAL, INC.

                          DATED AS OF NOVEMBER 9, 1994

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 PRELIMINARY STATEMENT.....................................................  A-1

            ARTICLE I--THE MERGER AND PURCHASE OF THE KEYSTONE SHARES

  1.1  The Merger and Purchase of the Keystone Shares.....................   A-2
  1.2  The Closing........................................................   A-3
  1.3  Actions at the Closing.............................................   A-3
  1.4  Additional Action..................................................   A-3
  1.5  Conversion of Company Shares and Purchase of the Keystone Shares...   A-3
  1.6  Dissenting Shares..................................................   A-5
  1.7  Options............................................................   A-5
  1.8  Exchange of Certificates...........................................   A-5
  1.9  Dividends..........................................................   A-6
  1.10 Fractional Shares..................................................   A-6
  1.11 Escrow.............................................................   A-6
  1.12 Certificate of Incorporation.......................................   A-7
  1.13 By-laws............................................................   A-7
  1.14 Directors and Officers.............................................   A-7
  1.15 No Further Rights..................................................   A-7
  1.16 Closing of Transfer Books..........................................   A-7
  1.17 Further Assurances.................................................   A-7

            ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  2.1  Organization, Qualification and Corporate Power....................   A-8
  2.2  Capitalization.....................................................   A-8
  2.3  Authority..........................................................   A-8
  2.4  Noncontravention...................................................   A-8
  2.5  Company Subsidiaries...............................................  A-10
  2.6  Financial Statements...............................................  A-10
  2.7  Absence of Certain Changes.........................................  A-11
  2.8  Undisclosed Liabilities............................................  A-11
  2.9  Tax Matters........................................................  A-12
  2.10 Tangible Assets....................................................  A-13
  2.11 No Real Property...................................................  A-13
  2.12 Intellectual Property..............................................  A-14
  2.13 Inventory..........................................................  A-15
  2.14 Real Property Leases...............................................  A-15
  2.15 Contracts..........................................................  A-16
  2.16 Accounts Receivable................................................  A-16
  2.17 Powers of Attorney.................................................  A-17
  2.18 Insurance..........................................................  A-17
  2.19 Litigation.........................................................  A-17
  2.20 Product Warranty...................................................  A-17
  2.21 Employees..........................................................  A-17
  2.22 Employee Benefits..................................................  A-18
  2.23 Environmental Matters..............................................  A-19
  2.24 Legal Compliance...................................................  A-20
  2.25 Permits............................................................  A-20
  2.26 Certain Business Relationships.....................................  A-21

                                                                            PAGE
                                                                            ----
  2.27 Brokers' Fees......................................................  A-21
  2.28 Books and Records..................................................  A-21
  2.29 Customers and Suppliers............................................  A-21
  2.30 Banking Facilities.................................................  A-21
  2.31 Powers of Attorney.................................................  A-22
  2.32 Pooling............................................................  A-22
  2.33 IBM License Agreement..............................................  A-22
  2.34 Disclosure.........................................................  A-22

             ARTICLE III--REPRESENTATIONS AND WARRANTIES OF KEYSTONE

  3.1  Organization, Qualification and Corporate Power....................  A-22
  3.2  Authority..........................................................  A-23
  3.3  Noncontravention...................................................  A-23
  3.4  Title to the Keystone Shares.......................................  A-23
  3.5  Certain Business Relationships.....................................  A-23
  3.6  Brokers' Fees......................................................  A-24
  3.7  Pooling............................................................  A-24
  3.8  Disclosure.........................................................  A-24

                   ARTICLE IV--REPRESENTATIONS AND WARRANTIES
                   OF THE BUYER AND THE TRANSITORY SUBSIDIARY

  4.1  Organization.......................................................  A-24
  4.2  Capitalization.....................................................  A-24
  4.3  Authority..........................................................  A-25
  4.4  Noncontravention...................................................  A-25
  4.5  Reports and Financial Statements...................................  A-25
  4.6  Absence of Material Adverse Change.................................  A-26
  4.7  Undisclosed Liabilities............................................  A-26
  4.8  Brokers' Fees......................................................  A-26
  4.9  Pooling............................................................  A-26

                              ARTICLE V--COVENANTS

  5.1  Best Efforts.......................................................  A-26
  5.2  Notices and Consents...............................................  A-26
  5.3  Special Meeting, Prospectus/Proxy Statement and Form S-4...........  A-26
  5.4  Operation of Business..............................................  A-28
  5.5  Interim Financial Statements.......................................  A-29
  5.6  Communications with Customers and Suppliers........................  A-29
  5.7  Compliance with Laws...............................................  A-29
  5.8  Reports, Taxes.....................................................  A-29
  5.9  Full Access........................................................  A-30
  5.10 Notice of Breaches.................................................  A-30
  5.11 Exclusivity........................................................  A-30
  5.12 Environmental Investigation........................................  A-31
  5.13 Registration Rights................................................  A-31
  5.14 Board Representation...............................................  A-36
  5.15 Non-Competition....................................................  A-36
  5.16 Pooling Accounting.................................................  A-37
  5.17 Affiliate Agreements...............................................  A-37

                                                                           PAGE
                                                                           ----
   5.18 Nasdaq Quotation.................................................  A-37
   5.19 Termination of Management Fees...................................  A-37
   5.20 Certain Tax Returns..............................................  A-37

             ARTICLE VI--CONDITIONS TO CONSUMMATION OF TRANSACTIONS

   6.1  Conditions of Obligations of the Buyer and the Transitory
         Subsidiary......................................................  A-38
   6.2  Conditions to Obligations of the Company and Keystone............  A-40

                          ARTICLE VII--INDEMNIFICATION

   7.1  Indemnification..................................................  A-42
   7.2  Method of Asserting Claims.......................................  A-42
   7.3  Survival.........................................................  A-43
   7.4  Limitations......................................................  A-43

                           ARTICLE VIII--TERMINATION

   8.1  Termination of Agreement.........................................  A-44
   8.2  Effect of Termination............................................  A-44
   8.3  Termination Fee..................................................  A-45

                            ARTICLE IX--DEFINITIONS

         ................................................................  A-45

                            ARTICLE X--MISCELLANEOUS

  10.1  Press Releases and Announcements.................................  A-47
  10.2  No Third Party Beneficiaries.....................................  A-47
  10.3  Entire Agreement.................................................  A-47
  10.4  Succession and Assignment........................................  A-48
  10.5  Counterparts.....................................................  A-48
  10.6  Headings.........................................................  A-48
  10.7  Notices..........................................................  A-48
  10.8  Governing Law....................................................  A-49
  10.9  Amendments and Waivers...........................................  A-49
  10.10 Severability.....................................................  A-49
  10.11 Expenses.........................................................  A-49
  10.12 Specific Performance.............................................  A-49
  10.13 Submission to Jurisdiction.......................................  A-50
  10.14 Dispute Resolution; Arbitration..................................  A-50
  10.15 Construction.....................................................  A-51
  10.16 Incorporation of Exhibits and Schedules..........................  A-51

Exhibit A--Escrow Agreement
Exhibit B--Substance of Opinion of Vinson & Elkins, L.L.P.
Exhibit C--Substance of Opinion of Porter & Hedges, L.L.P.
Exhibit D--Agreement between W. Wayne Patterson and Sequoia Systems, Inc.
Exhibit E--Employment letter between J. Michael Stewart and Sequoia Systems,Inc.
Exhibit F--Opinion of Hale and Dorr

                      MERGER AND STOCK PURCHASE AGREEMENT

  AGREEMENT entered into as of November 9, 1994 by and among Sequoia Systems, Inc., a Delaware corporation (the "Buyer"), Sequoia Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), SPCO, Inc., a Delaware corporation (the "Company"), and Keystone International, Inc., a Texas corporation ("Keystone"). The Buyer, the Transitory Subsidiary, the Company and Keystone are referred to collectively herein as the "Parties".

                             PRELIMINARY STATEMENT

  1. At the date hereof, W. Wayne Patterson ("Patterson"), J. Michael Stewart ("Stewart") and their respective Affiliates (as defined in Section 2.15(f) below) own, in the aggregate, 50,000 of the issued and outstanding shares of the common stock, $.01 par value per share (the "Company Common Stock"), of the Company, representing 100% of the issued and outstanding capital stock of the Company. The Company has no class of capital stock issued or outstanding except for the Company Common Stock. The Company is a holding company and, at the date hereof, has no material net assets other than its shares of TMI Common Stock (as defined below).

  2. At the date hereof, the Company owns 8,500,000 of the issued and outstanding shares of the common stock, $.01 par value per share (the "TMI Common Stock"), of Texas Microsystems, Inc., a Delaware corporation ("TMI"), representing 85% of the issued and outstanding capital stock of TMI, and Keystone owns 1,500,000 of the issued and outstanding shares of TMI Common Stock (the "Keystone TMI Shares"), representing 15% of the issued and outstanding capital stock of TMI. TMI has no class of capital stock issued or outstanding except for the TMI Common Stock. At the date hereof, there are outstanding options to purchase 965,000 shares of TMI Common Stock (the "TMI Options"), of which 367,500 shares are exercisable at the date hereof.

  3. Prior to October 31, 1994, the Company owned 50,000 of the issued and outstanding shares of the common stock, $.01 par value per share (the "BriskHeat Common Stock"), of BriskHeat Corporation, a Delaware corporation ("BriskHeat"), representing 100% of the issued and outstanding capital stock of BriskHeat. BriskHeat has no class of capital stock issued or outstanding except for the BriskHeat Common Stock. On October 31, 1994, the Company distributed its BriskHeat Common Stock pro rata among the Company's stockholders (the "BriskHeat Spin-Off").

  4. At the date hereof, Patterson and Stewart each own 425,000 of the issued and outstanding shares of the common stock, $.01 par value per share (the "TME Common Stock"), of Texas Micro Electronics, Inc., a Delaware corporation ("TME"), collectively representing 85% of the issued and outstanding capital stock of TME, and Keystone owns 150,000 of the issued and outstanding shares of TME Common Stock (the "Keystone TME Shares"), representing 15% of the issued and outstanding capital stock of TME. TME has no class of capital stock issued or outstanding except for the TME Common Stock.

  5. Prior to the closing of the transactions contemplated by this Agreement (the "Closing"), the following transactions will be consummated in the following sequence:

    (a) The Company will effect a 170-for-1 stock split with respect to the 50,000 shares of Company Common Stock issued and outstanding at the date hereof (the "Company Stock Split"), as a result of which there will be 8,500,000 shares of Company Common Stock issued and outstanding immediately after the Company Stock Split.

    (b) Patterson and Stewart will contribute their TME Common Stock to TMI as a capital contribution (the "TME Stock Contribution").

    (c) The TMI Options, to the extent exercisable at the date hereof, will be exercised and the 367,500 shares of TMI Common Stock issued upon such exercise will be contributed to the Company in exchange for an aggregate of 367,500 shares of Company Common Stock (the "TMI Option Exercise and Exchange").

  6. Immediately prior to the Closing, and after giving effect to the foregoing transactions, (i) the Company will own 8,867,500 shares of TMI Common Stock, representing approximately 85.53% of the issued and outstanding capital stock of TMI, (ii) TMI will own 850,000 shares of TME Common Stock, representing 85% of the issued and outstanding capital stock of TME, (iii) Keystone will own 1,500,000 shares of TMI Common Stock, representing approximately 14.47% of the issued and outstanding capital stock of TMI, and (iv) Keystone will own 150,000 shares of TME Common Stock, representing 15% of the issued and outstanding capital stock of TME.

  7. This Agreement contemplates the merger of the Transitory Subsidiary with and into the Company (the "Merger"). In the Merger, the stockholders of record of the Company ("Company Stockholders") at the Effective Time (as hereinafter defined) will receive capital stock of the Buyer in exchange for all of the issued and outstanding capital stock of the Company. Simultaneously with the Merger, the Buyer will purchase from Keystone the Keystone TMI Shares and the Keystone TME Shares (collectively, the "Keystone Shares") in exchange for capital stock of the Buyer and will issue the Additional Buyer Shares (as hereinafter defined) in exchange for the Unvested TMI Options (as hereinafter defined).

  8. At the Effective Time, and after giving effect to the Merger and the other transactions described in this Preliminary Statement: (i) the Buyer will own 100% of the issued and outstanding capital stock of the Company, approximately 14.47% of the issued and outstanding capital stock of TMI and 15% of the issued and outstanding capital stock of TME, (ii) the Company will own approximately 85.53% of the issued and outstanding capital stock of TMI, and (iii) TMI will own 85% of the issued and outstanding capital stock of TME.

  9. For purposes of this Agreement, a "Subsidiary" is any corporation with respect to which another corporation, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, and the term "Company Subsidiaries" shall mean Subsidiaries of the Company. Except as otherwise specifically provided herein, all references herein to Company Subsidiaries shall include TMI, TMI's Subsidiaries, TME and TME's Subsidiaries but shall not include BriskHeat and BriskHeat's Subsidiaries. Except where the context otherwise requires, all references herein to TMI shall include TMI's Subsidiaries, all references herein to TME shall include TME's Subsidiaries and all references herein to BriskHeat shall include BriskHeat's Subsidiaries.

  NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I

                 THE MERGER AND PURCHASE OF THE KEYSTONE SHARES

  1.1 The Merger and Purchase of the Keystone Shares.

    (a) Upon and subject to the terms and conditions of this Agreement, the Merger of the Transitory Subsidiary with and into the Company shall occur at the Effective Time. From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file the certificate of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

    (b) Upon and subject to the terms and conditions of this Agreement, and simultaneously with the Merger, Keystone shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from Keystone, the Keystone Shares.

  1.2 The Closing. The Closing, including without limitation the filing of the Certificate of Merger, shall take place at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

  1.3 Actions at the Closing. At the Closing:

    (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 6.1;

    (b) Keystone shall deliver to the Buyer and the Transitory Subsidiary the certificate referred to in Section 6.1(g)(ii);

    (c) the Buyer and the Transitory Subsidiary shall deliver to the Company and Keystone the various respective certificates, instruments and documents referred to in Section 6.2;

    (d) the Company and the Transitory Subsidiary shall file the Certificate of Merger with the Secretary of State of the State of Delaware;

    (e) the Company shall deliver to the Buyer stock certificates representing all of the Outstanding Company Shares (as hereinafter defined), other than certificates representing Dissenting Shares (as hereinafter defined), and, in exchange therefor, the Buyer shall deliver to the Company Stockholders, other than the holders of certificates representing Dissenting Shares, certificates representing the Company Initial Buyer Shares (as hereinafter defined) in accordance with Section 1.8;

    (f) Keystone shall deliver to the Buyer stock certificates representing the Keystone Shares duly endorsed in blank or with stock powers duly executed by Keystone, and, in exchange therefor, the Buyer shall deliver to Keystone certificates representing the Keystone Initial Buyer Shares (as hereinafter defined) in accordance with Section 1.8;

    (g) the Buyer, the Indemnification Representative named in the Escrow Agreement and the Escrow Agent named in the Escrow Agreement (or another Escrow Agent mutually agreeable to the Buyer and the Indemnification Representative) shall execute and deliver an Escrow Agreement in the form attached hereto as Exhibit A, with such reasonable changes therein as may be requested by the Escrow Agent and mutually agreeable to the Buyer and the Indemnification Representative (the "Escrow Agreement"); and

    (h) the Buyer shall deposit with the Escrow Agent certificates representing the Escrow Shares (as hereinafter defined) in accordance with Sections 1.7(c) and 1.11.

  1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

  1.5 Conversion of Company Shares and Purchase of the Keystone Shares.

    (a) Certain definitions:

      (i) "Buyer Common Stock" shall mean the common stock, $.40 par value per share, of the Buyer.

      (ii) "Aggregate Buyer Shares" shall mean 5,200,000 shares of Buyer Common Stock, regardless of the price per share of the Buyer Common Stock on Nasdaq (as hereinafter defined). The number of Aggregate Buyer Shares shall be subject to equitable adjustment in the event of any stock split, cash or stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time.

      (iii) "Nasdaq" shall mean the Nasdaq National Market.

      (iv) "Company Shares" shall mean shares of Company Common Stock.

      (v) "Outstanding Company Shares" shall mean the aggregate number of Company Shares outstanding at the Effective Time.

      (vi) "Company Buyer Shares" shall mean the Aggregate Buyer Shares multiplied by the Company Percentage (as hereinafter defined).

      (vii) "Keystone Buyer Shares" shall mean the Aggregate Buyer Shares multiplied by the Keystone Percentage (as hereinafter defined).

      (viii) "Company Percentage" shall mean one minus the Keystone
    Percentage.

      (ix) "Keystone Percentage" shall mean (A) 1,500,000 divided by (B) the Outstanding Company Shares plus 1,500,000.

      (x) "Conversion Ratio" shall mean (A) the Company Buyer Shares divided by (B) the Outstanding Company Shares.

      (xi) "Initial Conversion Ratio" shall mean 0.90 multiplied by the Conversion Ratio.

      (xii) "Escrow Conversion Ratio" shall mean 0.10 multiplied by the Conversion Ratio.

      (xiii) "Keystone Initial Buyer Shares" shall mean the Initial Conversion Ratio multiplied by the Keystone Buyer Shares.

      (xiv) "Keystone Escrow Buyer Shares" shall mean the Escrow Conversion Ratio multiplied by the Keystone Buyer Shares.

    (b) At the Effective Time, each one Company Share outstanding at the Effective Time, other than Dissenting Shares and shares held in the Company's treasury, shall, by virtue of the Merger, be converted into (i) that number of fully paid and nonassessable shares of Buyer Common Stock equal to the Initial Conversion Ratio (such shares, together with the shares issued pursuant to Section 1.6(a)(i) are, collectively, the "Company Initial Buyer Shares") plus (ii) that number of fully paid and nonassessable shares of Buyer Common Stock as is equal to the Escrow Conversion Ratio (such shares, together with the shares issued pursuant to Section 1.6(a)(ii) are, collectively, the "Company Escrow Buyer Shares"), if and when the Company Escrow Buyer Shares are released from escrow pursuant to the terms of the Escrow Agreement.

    (c) At the Effective Time, Keystone shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from Keystone, the Keystone Shares in exchange for (i) the Keystone Initial Buyer Shares plus (ii) the Keystone Escrow Buyer Shares, if and when the Keystone Escrow Buyer Shares are released from escrow pursuant to the terms of the Escrow Agreement.

    (d) The Company Initial Buyer Shares and the Keystone Initial Buyer Shares shall, together with the Initial Option Shares (as defined in Section 1.7(c) below), collectively be referred to herein as the "Initial Shares". The Company Escrow Buyer Shares and the Keystone Escrow Buyer Shares shall, together with the Escrow Option Shares (as defined in Section 1.7(c) below), collectively be referred to herein as the "Escrow Shares". The Initial Shares and the Escrow Shares shall collectively be referred to herein as the "Transaction Shares".

    (e) At the Effective Time, each share of Company Common Stock held in the Company's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

    (f) At the Effective Time, each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

  1.6 Dissenting Shares.

    (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by any Company Stockholder who has not voted his or its shares in favor of the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with
  Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Company Buyer Shares, unless such Company Stockholder shall have forfeited his or its right to appraisal under the Delaware General Corporation Law or withdrawn, with the consent of the Company, his or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his or its right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Company Buyer Shares issuable in respect of such Company Shares pursuant to Section 1.5, and (ii) promptly following the occurrence of such event, the Buyer shall deliver to such Company Stockholder his or its Company Initial Buyer Shares and to the Escrow Agent a certificate representing such Company Stockholder's Company Escrow Buyer Shares.

    (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

  1.7 Options.

    (a) Prior to the Effective Time, the TMI Options, to the extent exercisable at the date hereof, will be exercised as part of the TMI Option Exercise and Exchange.

    (b) Prior to the Effective Time, all outstanding options, warrants, rights, agreements or commitments, if any, other than the TMI Options to the extent exercisable at the date hereof, to which the Company or any Company Subsidiary is a party or which are binding upon the Company or any Company Subsidiary providing for the issuance of any capital stock of the Company or any Company Subsidiary shall be terminated.

    (c) For purposes of this Agreement, the term "Additional Buyer Shares" shall mean that number of fully paid and nonassessable shares of Buyer Common Stock equal in value, based on the closing sales price per share of Buyer Common Stock on Nasdaq on the Closing Date, to the value, based on the Black-Scholes method of option valuation, of the TMI Options which are not exercisable at the date hereof (the "Unvested TMI Options"). At the Effective Time, the Unvested TMI Options shall be converted into (i) ninety percent (90%) of the Additional Buyer Shares (the "Initial Option Shares") plus (ii) ten percent (10%) of the Additional Buyer Shares (the "Escrow Option Shares"), if and when the Escrow Option Shares are released from escrow pursuant to the terms of the Escrow Agreement. Within five days after the Closing, but effective as of the Effective Time, the Buyer shall issue the Initial Option Shares to the holders of the Unvested TMI Options (the "Unvested TMI Option Holders") and shall deliver to the Escrow Agent certificates representing the Escrow Option Shares.

  1.8 Exchange of Certificates.

    (a) Until surrendered, each outstanding certificate or certificates (collectively, "Certificates") which represented Company Shares or Keystone Shares at the Effective Time shall be deemed for all corporate purposes to evidence ownership of the Transaction Shares into which the Company Common Stock or Keystone Shares evidenced by the Certificate(s) so surrendered shall have been converted in accordance with Section 1.5. From and after the Effective Time, the holders of Company Shares and Keystone Shares shall cease to have any rights in respect of such Company Shares and Keystone Shares and their rights shall be solely in respect of the Transaction Shares into which the Company Shares and Keystone Shares evidenced by the Certificate(s) so surrendered shall have been converted (in the case of the Company Shares) or exchanged (in the case of the Keystone Shares) in accordance with Section 1.5.

    (b) If any Transaction Shares are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered it shall be a condition to the issuance of such Transaction Shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and
  (iii) the person requesting such transfer shall pay the Buyer, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Buyer that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, no Party shall be liable to a holder of Company Shares or Keystone Shares for any Transaction Shares issuable to such holder pursuant to Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Transaction Shares issuable in exchange therefor pursuant to Section 1.5. The Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to the Buyer an indemnity agreement against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

  1.9 Dividends. No dividends or other distributions that are payable to the holders of record of the Buyer Common Stock as of a date on or after the Effective Time shall be paid to former Company Stockholders or Keystone entitled by reason of the Merger to receive Transaction Shares until such holders surrender their Certificates in accordance with Section 1.8. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions (and shall pay or deliver to the Escrow Agent any dividends or other distributions on the Escrow Shares in accordance with the Escrow Agreement) that are payable to the holders of record of the Buyer Common Stock as of a date on or after the Effective Time and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

  1.10 Fractional Shares. No certificates or scrip representing fractional Transaction Shares shall be issued to Keystone, former Company Stockholders or Unvested TMI Option Holders (as defined in Section 1.7(c) below) under this Agreement, and Keystone, former Company Stockholders and Unvested TMI Option Holders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Transaction Shares that would otherwise be issued to them. In lieu of fractional Transaction Shares that would otherwise be issued, Keystone, each former Company Stockholder and each Unvested TMI Option Holder that would have been entitled to receive a fractional Transaction Share shall receive a cash payment equal to the value of such fractional share, based on the closing sales price per share of Buyer Common Stock on Nasdaq on the Closing Date.

  1.11 Escrow.

    (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent certificates (issued in the respective names of Keystone, the Company Stockholders (other than the holders of Dissenting Shares) and the Unvested TMI Option Holders) representing the Escrow Shares, as described in Sections 1.5 and 1.7(c), for the purpose of securing certain of the indemnification obligations of Keystone, the Company Stockholders and the Unvested TMI Option Holders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms hereof and thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement.

    (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders and the execution of this Agreement by Keystone shall, together with the approval of the Unvested TMI Option Holders as contemplated by Section 6.1(z) below, constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation (i) the placement of the Escrow Shares in escrow, (ii) the appointment of the Indemnification Representative and (iii) the authority of the Indemnification Representative to defend and/or settle any claims for which the Company Stockholders, the Unvested TMI Option Holders and/or Keystone may be required to indemnify the Surviving Corporation, the Buyer, the Subsidiaries of the Buyer (the "Buyer Subsidiaries"), the Company and/or the Company Subsidiaries pursuant to Section 6 hereof. All decisions and actions by the Indemnification Representative under the Escrow Agreement shall be binding upon Keystone, all of the Unvested TMI Option Holders and all of the Company Stockholders, and neither Keystone, any Unvested TMI Option Holder nor any Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

  1.12 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to Sequoia Holdings, Inc.

  1.13 By-laws. The By-laws of the Surviving Corporation shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to Sequoia Holdings, Inc.

  1.14 Directors and Officers. The directors of the Transitory Subsidiary shall become the directors of the Surviving Corporation as of the Effective Time. The officers of the Company shall remain as officers of the Surviving Corporation after the Effective Time, retaining their respective positions, except as specified by the Buyer pursuant to Section 6.1(l).

  1.15 No Further Rights. From and after the Effective Time, neither the Keystone Shares nor any of the Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto except as provided herein or by law.

  1.16 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company, TMI and TME shall be closed and no transfer of Company Shares or the Keystone Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for Transaction Shares in accordance with Section 1.5, subject to applicable law in the case of Dissenting Shares.

  1.17 Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, Patterson, Stewart and Keystone each shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, the Company Shares and the Keystone Shares, to put the Buyer in actual possession and operating control of the assets, properties and business of the Company and the Company Subsidiaries, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II, and the disclosures in any section or paragraph of the Company Disclosure Schedule shall qualify only the corresponding section or paragraph in this Article II.

  2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the Company's failure to be so qualified or in such good standing would not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company or any Company Subsidiary and will not adversely affect the ability of the Buyer to own and operate the Company or any Company Subsidiary after the Closing. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

  2.2 Capitalization. At the date hereof, the authorized capital stock of the Company consists solely of 75,000 Company Shares, of which 50,000 shares are issued and outstanding and no shares are held in the treasury of the Company, and 25,000 shares of preferred stock, $.01 par value per share, of which no shares are issued or outstanding or held in the treasury of the Company. The Company Disclosure Schedule sets forth a complete and accurate list of all stockholders of the Company at the date hereof, indicating the number of Company Shares held by each stockholder. All of the issued and outstanding Company Shares are, and the shares of Company Common Stock that will be issued in the TMI Option Exercise and Exchange will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, or proxies or understandings with respect to the voting, or registration under the Securities Act of 1933, as amended (the "Securities Act"), of any Company Shares. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

  2.3 Authority. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger (the "Requisite Company Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Indemnification Representative has all requisite power and authority to execute and deliver the Escrow Agreement and to perform his obligations and the obligations of the Company Stockholders, the Unvested TMI Option Holders and Keystone thereunder. The Escrow Agreement has been (or will be at the Closing) duly executed and delivered by the Indemnification Representative and constitutes (or will constitute upon execution at the Closing) a legal, valid and binding obligation of the Indemnification Representative, the Company Stockholders, the Unvested TMI Option Holders and Keystone, enforceable against the Indemnification Representative, the Company Stockholders, the Unvested TMI Option Holders and Keystone in accordance with its terms.

  2.4 Noncontravention. Except for the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery of this Agreement by the Company and

Keystone or the execution and delivery of the Escrow Agreement by the Indemnification Representative, nor the consummation by the Company, Keystone, the Company Stockholders and the Unvested TMI Option Holders of the transactions contemplated hereby and thereby, will:

    (a) conflict with or violate any provision of the charter or By-laws of the Company or of any Company Subsidiary (including BriskHeat);

    (b) except for (i) the filing of the Certificate of Merger as required by the Delaware General Corporation Law and (ii) the filing of the Prospectus/Proxy Statement (as hereinafter defined) with the SEC (as hereinafter defined) in accordance with the Exchange Act (as hereinafter defined), require on the part of the Company or any Company Subsidiary (including BriskHeat) any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other federal, state, local or foreign governmental or regulatory authority or agency (a "Governmental Entity"), except where the failure to make any such filing or to obtain any such permit, authorization, consent or approval, individually or in the aggregate, will not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company or any Company Subsidiary and will not adversely affect the ability of the Buyer to own and operate the Company or any Company Subsidiary after the Closing;

    (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as hereinafter defined) or other arrangement to which the Company or any Company Subsidiary (including BriskHeat) is a party or by which the Company or any Company Subsidiary (including BriskHeat) is bound or to which any of their assets is subject, except where any of the foregoing, individually or in the aggregate, will not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company or any Company Subsidiary and will not adversely affect the ability of the Buyer to own and operate the Company or any Company Subsidiary after the Closing;

    (d) result in the imposition of any material Security Interest upon any assets of the Company or any Company Subsidiary;

    (e) violate any order, writ, injunction or decree applicable to the Company, any Company Subsidiary (including BriskHeat) or any of their properties or assets; or

    (f) violate any statute, rule or regulation applicable to the Company, any Company Subsidiary (including BriskHeat) or any of their properties or assets, except for such violations which will not, individually or in the aggregate, have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company or any Company Subsidiary (including BriskHeat) and will not adversely affect the ability of the Buyer to own and operate the Company or any Company Subsidiary after the Closing.

  For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's and similar liens, (ii) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(iii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, (iv) liens on goods in transit incurred pursuant to documentary letters of credit, (v) purchase money liens and liens securing rental payments under capital lease arrangements, and (vi) other liens arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company or any Company Subsidiary and not incurred in connection with the borrowing of money.

  2.5 Company Subsidiaries.

    (a) The Company Disclosure Schedule sets forth for each Company Subsidiary (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock,
  (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder, (iv) the number of shares of its capital stock held in treasury, and (v) its directors and officers. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Company Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where such Company Subsidiary's failure to be so qualified or in such good standing would not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of such Company Subsidiary and will not adversely affect the ability of the Buyer to own and operate such Company Subsidiary after the Closing. Each Company Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer correct and complete copies of the charter and By-laws of each Company Subsidiary, each as amended and as in effect on the date hereof. No Company Subsidiary is in default under or in violation of any provision of its charter or By-laws.

    (b) The Company Disclosure Schedule sets forth a complete and accurate list, at the date hereof, of (i) all stockholders of each Company Subsidiary, indicating the number of shares of capital stock of such Company Subsidiary held by each stockholder, and (ii) the holders of the TMI Options, including the number of shares of TMI Common Stock subject to each TMI Option and portion of each TMI Option which is exercisable at the date hereof. All of the issued and outstanding shares of capital stock of each Company Subsidiary are, and the shares of TMI Common Stock that will be issued upon exercise of the TMI Options will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Company Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Company Subsidiary, other than the TMI Options listed in the Company Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any Company Subsidiary. There are no agreements, voting trusts, or proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of capital stock of any Company Subsidiary. All of the issued and outstanding shares of capital stock of each Company Subsidiary were issued in compliance with applicable federal and state securities laws.

    (c) All shares of each Company Subsidiary that are held of record or owned beneficially by either the Company or any Company Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust or other business association which is not a Company Subsidiary.

  2.6 Financial Statements.

    (a) The Company has provided to the Buyer the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of TMI for each of the fiscal years ended June 30, 1990, 1991, 1992 and 1993, and the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows of TMI for the fiscal year ended June 30, 1994. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of TMI as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of TMI.

    (b) The Company has provided to the Buyer the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of BriskHeat for each of the fiscal years ended June 30, 1990, 1991, 1992, 1993 and 1994. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of BriskHeat as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of BriskHeat.

    (c) The Company has provided to the Buyer the unaudited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company for each of the fiscal years ended June 30, 1992, 1993 and 1994. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company.

    (d) The Company has provided to the Buyer the unaudited pro forma combined balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company and the Company Subsidiaries (including TME but excluding BriskHeat) for each of the fiscal years ended June 30, 1992, 1993 and 1994. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Company Subsidiaries (including TME but excluding BriskHeat) as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Company Subsidiaries (including TME but excluding BriskHeat).

    (e) The Interim Financial Statements referred to in Section 5.5 will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, will fairly present the financial condition, results of operations and cash flows of the Company and the Company Subsidiaries (including TME but excluding BriskHeat) as of the respective dates thereof and for the periods referred to therein and will be consistent with the books and records of the Company and the Company Subsidiaries (including TME but excluding BriskHeat).

    (f) The financial statements referred to in Sections 2.6(a), 2.6(b), 2.6(c) and 2.6(d) are attached to the Company Disclosure Schedule.

  2.7 Absence of Certain Changes. Since June 30, 1994, (a) there has not been any material adverse change in the assets, business, condition (financial or otherwise) or results of operations of the Company or any Company Subsidiary, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, and (b) neither the Company nor any Company Subsidiary has taken any of the actions set forth in paragraphs (a) through (n) of Section 5.4.

  2.8 Undisclosed Liabilities.

    (a) TMI has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (i) liabilities shown on the consolidated balance sheet of TMI dated June 30, 1994 referred to in Section 2.6(a) (the "Most Recent TMI Balance Sheet"), (ii) liabilities which have arisen after June 30, 1994 in the Ordinary Course of Business and which are not in the aggregate material and (iii) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on the Most Recent TMI Balance Sheet and which are not in the aggregate material.

    (b) BriskHeat has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (i) liabilities shown on the consolidated balance sheet of BriskHeat dated June 30, 1994 referred to in Section 2.6(b) (the "Most Recent BriskHeat Balance Sheet"), (ii) liabilities which have arisen after June 30, 1994 in the Ordinary Course of Business and which are not in the aggregate material and (iii) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on the Most Recent BriskHeat Balance Sheet and which are not in the aggregate material.

    (c) The Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (i) liabilities shown on the consolidated balance sheet of the Company dated June 30, 1994 referred to in Section 2.6(c) (the "Most Recent Company Balance Sheet"), (ii) liabilities which have arisen after June 30, 1994 in the Ordinary Course of Business and which are not in the aggregate material and (iii) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on the Most Recent Company Balance Sheet and which are not in the aggregate material.

    (d) Neither the Company nor any Company Subsidiary (including TME but excluding BriskHeat) has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (i) liabilities shown on the pro forma combined balance sheet of the Company and the Company Subsidiaries (including TME but excluding BriskHeat) dated June 30, 1994 referred to in
  Section 2.6(d) (the "Most Recent Combined Balance Sheet"), (ii) liabilities which have arisen after June 30, 1994 in the Ordinary Course of Business and which are not in the aggregate material and (iii) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on the Most Recent Combined Balance Sheet and which are not in the aggregate material.

  2.9 Tax Matters.

    (a) The Company and each Company Subsidiary (including BriskHeat) has timely filed all Tax Returns (as hereinafter defined) that it was required to file and all such Tax Returns were correct and complete in all material respects. The Company and each Company Subsidiary (including BriskHeat) has paid all Taxes (as hereinafter defined) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and each Company Subsidiary (excluding BriskHeat) for tax periods and portions of tax periods through June 30, 1994 do not exceed the accruals and reserves for Taxes set forth on the Most Recent Combined Balance Sheet. The unpaid Taxes of BriskHeat for tax periods and portions of tax periods through June 30, 1994 do not exceed the accruals and reserves for Taxes set forth on the Most Recent BriskHeat Balance Sheet. Neither the Company nor any Company Subsidiary (including BriskHeat) has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Company Subsidiary (including BriskHeat) during a prior period) other than the Company and the Company Subsidiaries (including BriskHeat). All Taxes that the Company or any Company Subsidiary (including BriskHeat) is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

    (b) The Company has delivered to the Buyer correct and complete copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or any Company Subsidiary (including BriskHeat) for the tax years ended June 30, 1989 through June 30, 1993. The income Tax Returns of the Company and the Company Subsidiaries (including BriskHeat) have been audited by the Internal Revenue Service or other Governmental Entity or are closed by the applicable statute of limitations for all tax years through June 30, 1991. No examination or audit of any Tax Returns of the Company or any Company Subsidiary (including BriskHeat) by any Governmental Entity is currently in progress or, to the Company's Knowledge, threatened or contemplated. For purposes of this Agreement, the term "Company's Knowledge" means the knowledge or awareness of either Patterson or Stewart after reasonable inquiry of the senior financial, operational, manufacturing, engineering and marketing management of the Company and each Company Subsidiary (including BriskHeat).

    (c) Neither the Company nor any Company Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and none of the assets of the Company or any Company Subsidiary is subject to an election under Section 341(f) of the Code. Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of
  Section 897(c)(2) of the Code during the applicable period specified in
  Section 897(c)(l)(A)(ii) of the Code. Except as set forth in the Company Disclosure Schedule, neither the Company nor any Company Subsidiary (including BriskHeat) is a party to or bound by any Tax allocation or sharing agreement. Neither the Company nor any Company Subsidiary (including BriskHeat) has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

    (d) Except as set forth in the Company Disclosure Schedule, neither the Company nor any Company Subsidiary (including BriskHeat) is or has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), other than a group of which only the Company and the Company Subsidiaries (including BriskHeat) are members. Neither the Company nor any Company Subsidiary (including BriskHeat) has made an election under Treasury Reg. Section 1.1502-20(g). Neither the Company nor any Company Subsidiary (including BriskHeat) is or has been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).

    (e) Neither the Company nor any Company Subsidiary has participated in or cooperated with an international boycott, within the meaning of Section 999 of the Code, nor has the Company nor any Company Subsidiary had operations which are or may hereafter become reportable under Section 999 of the Code. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has been a "target" or "target affiliate" as the result of an election or deemed election under Section 338 of the Code. Neither the Company nor any Company Subsidiary has engaged in any transaction with any member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code) of which the Company or any Company Subsidiary is a member which would be accounted for as a "deferred intercompany transaction" within the meaning of Treasury Regulation Section 1.1502-13. Neither the Company nor any Company Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. Neither the Company nor any Company Subsidiary has agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise. Neither the Company nor any Company Subsidiary has or has had a permanent establishment in any foreign country, as defined in any applicable treaty or convention between the United States and such foreign country. Neither the Company nor any Company Subsidiary is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income purposes.

  2.10 Tangible Assets. The Company and each Company Subsidiary owns or leases all tangible assets reasonably necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is not subject to any Security Interest, is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

  2.11 No Real Property. Neither the Company nor any Company Subsidiary owns any real property or any interest therein.

  2.12 Intellectual Property.

    (a) The Company and each Company Subsidiary owns or has the right to use all Intellectual Property (as hereinafter defined) used in the operation of its business or reasonably necessary for the operation of its businesses as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the business of the Company or a Company Subsidiary at any time since July 1, 1989 will be owned or available for use by the Surviving Corporation or such Company Subsidiary on identical terms and conditions immediately following the Closing. The Company and each Company Subsidiary has taken all reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the Company's Knowledge, no other person or entity has any rights to any of the Intellectual Property owned or used by the Company or any Company Subsidiary (including BriskHeat) (except pursuant to agreements or licenses specified in the Company Disclosure Schedule), and no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Company or any Company Subsidiary owns or uses. For purposes of this Agreement, "Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof,
  (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing and (viii) copies and tangible embodiments thereof.

    (b) None of the activities or business presently conducted by the Company or any Company Subsidiary (including BriskHeat), or conducted by the Company or any Company Subsidiary at any time within the six years prior to the date of this Agreement, infringes or violates in any material respect, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. Neither the Company nor any Company Subsidiary (including BriskHeat) has received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

    (c) The Company Disclosure Schedule identifies each patent or registration which has been issued to the Company or any Company Subsidiary with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company or any Company Subsidiary has made with respect to any of its Intellectual Property, and identifies each license or other agreement pursuant to which the Company or any Company Subsidiary has granted any rights to any third party with respect to any of its Intellectual Property. The Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. Except as set forth in the Company Disclosure Schedule, with respect to each item of Intellectual Property that the Company or any Company Subsidiary owns:

      (i) the Company or such Company Subsidiary possesses all right, title and interest in and to such item;

      (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

      (iii) neither the Company nor any Company Subsidiary has agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

    (d) The Company Disclosure Schedule identifies each item of Intellectual Property used in the operation of the business of the Company or any Company Subsidiary at any time since July 1, 1989, or that the Company or any Company Subsidiary plans to use in the future, that is owned by a party other than the Company or such Company Subsidiary. The Company has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Company or a Company Subsidiary uses such Intellectual Property, all of which are listed in the Company Disclosure Schedule. Except as set forth in the Company Disclosure Schedule, with respect to each such item of Intellectual
  Property:

      (i) the license, sublicense or other agreement, covering such item is legal, valid, binding, enforceable and in full force and effect;

      (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

      (iii) no party to such license, sublicense or other agreement is in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute a breach or default in any material respect or permit termination, modification or acceleration thereunder;

      (iv) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

      (v) neither the Company nor any Company Subsidiary has agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item.

  2.13 Inventory. All inventory of the Company and each Company Subsidiary, whether or not reflected on the Most Recent Combined Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Most Recent Combined Balance Sheet. All inventories not written-off have been priced at the lower of average cost or market. The quantities of each type of inventory, whether raw materials, work-in-process or finished goods, are not excessive in the present circumstances of the Company and the Company Subsidiary.

  2.14 Real Property Leases. The Company Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company or any Company Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in the Company Disclosure Schedule. With respect to each lease and sublease listed in the Company Disclosure Schedule:

    (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

    (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

    (c) no party to the lease or sublease is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time, would constitute a breach or default in any material respect or permit termination, modification, or acceleration thereunder;

    (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

    (e) neither the Company nor any Company Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

    (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

    (g) to the Company's Knowledge, but with no independent investigation, the owner of the facility leased or subleased has good and clear record and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except for recorded easements, covenants, and other restrictions which do not impair the use, occupancy or value of such parcel as currently used by the Company or any Company Subsidiary, occupancy or value of the property subject thereto.

  2.15 Contracts. The Company Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Company or any Company Subsidiary is a party:

    (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $5,000 per annum;

    (b) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $10,000, or (iii) in which the Company or any Company Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

    (c) any written arrangement establishing a partnership or joint venture;

    (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

    (e) any written arrangement concerning confidentiality or non-competition;

    (f) any written arrangement involving any of the Company Stockholders or their affiliates, as defined in Rule 12b-2 under the Exchange Act ("Affiliates");

    (g) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company or any Company Subsidiary;

    (h) any written arrangement under which the Company or any Company Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement; and

    (i) any other written arrangement (or group of related written arrangements) either involving more than $5,000 or not entered into in the Ordinary Course of Business.

The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in the Company Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and
(iii) no party is in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute a breach or default in any material respect or permit termination, modification, or acceleration, under the written arrangement. Neither the Company nor any Company Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in the Company Disclosure Schedule under the terms of this Section 2.15.

  2.16 Accounts Receivable. All accounts receivable of the Company and the Company Subsidiaries reflected on the Most Recent Combined Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts shown on the Most Recent Combined Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company and the Company Subsidiaries that have arisen since June 30, 1994 are valid receivables subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Combined Balance Sheet.

  2.17 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Company Subsidiary.

  2.18 Insurance. The Company Disclosure Schedule sets forth the following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Company Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years:

    (a) the name of the insurer, the name of the policyholder and the name of each covered insured;

    (b) the policy number and the period of coverage;

    (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

    (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

Except as set forth in the Company Disclosure Schedule, (i) each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) neither the Company nor any Company Subsidiary is in breach or default in any material respect (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default in any material respect or permit termination, modification or acceleration, under such policy; and (iv) neither the Company nor any Company Subsidiary has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Neither the Company nor any Company Subsidiary has incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

  2.19 Litigation. The Company Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company or any Company Subsidiary (including BriskHeat) is a party or, to the Company's Knowledge, is threatened to be made a party. None of the complaints, actions, suits, proceedings, hearings or investigations set forth in the Company Disclosure Schedule is, individually or in the aggregate, likely to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company or any Company Subsidiary (including BriskHeat).

  2.20 Product Warranty. No product manufactured, sold, leased or delivered by the Company or any Company Subsidiary is subject to any guaranty, warranty, right of return or other indemnity beyond the applicable standard terms and conditions of sale or lease, which are set forth in the Company Disclosure Schedule. The Company Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Company Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years since July 1, 1989; and, to the Company's Knowledge, such expenses will not significantly increase as a percentage of sales in the future.

  2.21 Employees. The Company Disclosure Schedule contains a list of all employees of the Company and each Company Subsidiary, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a confidentiality/assignment of inventions agreement with the Company or a Company Subsidiary, a copy of which has previously been delivered to the Buyer. To the Company's Knowledge, no key employee or group of employees has any plans to terminate employment with the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the Company's Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any Company Subsidiary.

  2.22 Employee Benefits.

    (a) The Company Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as hereinafter defined) maintained, or contributed to, by the Company, any Company Subsidiary or any ERISA Affiliate (as hereinafter defined). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Company Subsidiary (including BriskHeat). Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Company Subsidiaries (including BriskHeat) and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, the Company Subsidiaries (including BriskHeat) and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

    (b) Except as set forth in the Company Disclosure Schedule, there are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

    (c) Except as set forth in the Company Disclosure Schedule, all the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

    (d) Neither the Company, any Company Subsidiary (including BriskHeat) nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to
  Section 412 of the Code or Title IV of ERISA.

    (e) At no time has the Company, any Company Subsidiary (including BriskHeat) or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

    (f) Except as set forth in the Company Disclosure Schedule, there are no unfunded obligations under any Employee Benefit Plan providing benefits after termination or employment to any employee of the Company or any Company Subsidiary (including BriskHeat) (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

    (g) Except as set forth in the Company Disclosure Schedule, no act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any of its Affiliates or any ERISA Affiliate that would subject the Company, any Company Subsidiary (including BriskHeat) or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

    (h) Except as set forth in the Company Disclosure Schedule, no Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

    (i) Except as set forth in the Company Disclosure Schedule, no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

    (j) The Company Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company or any Company Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Company Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Company Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Company Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

  2.23 Environmental Matters.

    (a) Except as set forth in the Company Disclosure Schedule, the Company and each Company Subsidiary (including BriskHeat) has complied in all material respects with all applicable Environmental Laws (as hereinafter defined). There is no pending or, to the Company's Knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Company Subsidiary (including BriskHeat). For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and
  (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

    (b) Except as set forth in the Company Disclosure Schedule, there have been no releases of any Materials of Environmental Concern (as hereinafter defined) into the environment at any parcel of real property or any facility formerly or currently owned, operated, leased or controlled by the Company or any Company Subsidiary (including BriskHeat). With respect to any such releases of Materials of Environmental Concern, the Company or such Company Subsidiary (including BriskHeat) has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). To the Company's Knowledge, there have been no releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated, leased or controlled by the Company or any Company Subsidiary (including BriskHeat) that could reasonably be expected to have an impact on the real property or facilities owned, operated, leased or controlled by the Company or any Company Subsidiary (including BriskHeat). For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products.

    (c) Set forth in the Company Disclosure Schedule is a list of all environmental reports, investigations and audits (whether conducted by or on behalf of the Company or any Company Subsidiary (including BriskHeat) or a third party, and whether done at the initiative of the Company or any Company Subsidiary (including BriskHeat) or directed by a Governmental Entity or other third party) relating to premises currently or previously owned or operated by the Company or any Company Subsidiary (including BriskHeat). Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

    (d) Set forth in the Company Disclosure Schedule is a list of all of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company or any Company Subsidiary (including BriskHeat). To the Company's Knowledge, no such transporter or facility has any material environmental liability.

  2.24 Legal Compliance. The Company and each Company Subsidiary, and the conduct and operations of their respective businesses, are in compliance in all material respects with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or such Company Subsidiary or business, except for any violation of or default under a law referred to in the immediately preceding clause (b) which reasonably may be expected not to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company or such Company Subsidiary.

  2.25 Permits. The Company Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Company Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Company Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which would not have any material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and the Company Subsidiaries. Each such Permit is in full force and effect and, to the Company's Knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Except as set forth in the Company Disclosure Schedule, each such Permit will continue in full force and effect following the Closing.

  2.26 Certain Business Relationships.

    (a) Except as set forth in the Company Disclosure Schedule, no Affiliate of the Company or of any Company Subsidiary (including BriskHeat): (i) owns any property or right, tangible or intangible, which is used in the business of the Company or any Company Subsidiary (including BriskHeat);
  (ii) has any claim or cause of action against the Company or any Company Subsidiary (including BriskHeat); or (iii) owes any money to the Company or any Company Subsidiary (including BriskHeat).

    (b) The business and operations of BriskHeat are unrelated to the business and operations of TMI and TME.

    (c) The Company is a holding company and has no assets other than cash and its shares of TMI Common Stock and BriskHeat Common Stock.

  2.27 Brokers' Fees. Neither the Company, any Company Subsidiary nor any of their Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or agent, other than Needham & Company and IBK Corporation pursuant to the agreements listed on the Company Disclosure Schedule, with respect to the transactions contemplated by this Agreement. All fees to be paid to Needham & Company and IBK Corporation will be paid by the Buyer.

  2.28 Books and Records. The minute books and other similar records of the Company and each Company Subsidiary contain true and complete records of all actions taken at any meetings of the Company's or such Company Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Company Subsidiary accurately reflect in all material respects the assets, liabilities, business, condition (financial or otherwise) and results of operations of the Company or such Company Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

  2.29 Customers and Suppliers. To the Company's Knowledge, no unfilled customer order or commitment obligating the Company or any Company Subsidiary to process, manufacture or deliver products or perform services will result in a loss to the Company or any Company Subsidiary upon completion of performance. No purchase order or commitment of the Company or any Company Subsidiary is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. No material supplier of the Company or any Company Subsidiary has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products, or services to them and no material customer of the Company or any Company Subsidiary has indicated within the past year that it will stop, or decrease the rate of, buying materials, products or services from them, the cessation of which would, individually or in the aggregate, have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company or any Company Subsidiary or adversely affect the ability of the Buyer to own and operate Company or any Company Subsidiary after the Closing. The Company Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 1% of the consolidated revenues of TMI during the fiscal year ended June 30, 1994 and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or component to the Company or a Company Subsidiary.

  2.30 Banking Facilities. The Company Disclosure Schedule sets forth a true, correct and complete list of:

    (a) each bank, savings and loan or similar financial institution at which the Company or any Company Subsidiary has an account, safety deposit box line of credit or credit facility and the numbers of the accounts or safety deposit boxes maintained by the Company or any Company Subsidiary thereat and details, including terms, of any line of credit or credit facility; and

    (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

  2.31 Powers of Attorney. Except as set forth on the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the Ordinary Course of Business.

  2.32 Pooling. To the Company's Knowledge, neither the Company, any Company Subsidiary (including BriskHeat) nor any of their Affiliates has, through the date of this Agreement, taken or agreed to take any action that would prevent the Buyer from accounting for the transactions contemplated by this Agreement as a "pooling of interests" in accordance with GAAP and applicable SEC rules.

  2.33 IBM License Agreement. For the one-year period following the Closing Date, royalties payable by the Company, TME and/or the Buyer to International Business Machines Corporation ("IBM") pursuant to the Agreement dated as of October 1, 1993 between IBM and TME, in respect of the use by the Company and/or TME of IBM's patents licensed thereunder, will not exceed $400,000 based on sales of $35,000,000 of central processing units and PC-compatible systems when calculated in accordance with the method of calculating royalty payments described in the letter of Michael Stewart dated September 22, 1994 to Frank W. Casey of IBM and attached to the Company Disclosure Schedule.

  2.34 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company or any Company Subsidiary (including BriskHeat) pursuant to this Agreement, and no other statement made by the Company or any Company Subsidiary (including BriskHeat) or any of their representatives in connection with this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. To the Company's Knowledge, the Company has disclosed to the Buyer all material information relating to the business of the Company or any Company Subsidiary and the transactions contemplated by this Agreement.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF KEYSTONE

  Keystone represents and warrants to the Buyer that the statements contained in this Article III are true and correct.

  3.1 Organization, Qualification and Corporate Power. Keystone is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Keystone is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where Keystone's failure to be so qualified or in such good standing would not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of Keystone. Keystone has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

  3.2 Authority. Keystone has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Keystone and the consummation by Keystone of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Keystone. This Agreement has been duly and validly executed and delivered by Keystone and constitutes a valid and binding obligation of Keystone, enforceable against Keystone in accordance with its terms. The Escrow Agreement constitutes (or will constitute upon execution at the Closing) a legal, valid and binding obligation of Keystone, enforceable against Keystone in accordance with its terms.

  3.3 Noncontravention. Neither the execution and delivery of this Agreement by Keystone, nor the consummation by Keystone of the transactions contemplated hereby, will:

    (a) conflict with or violate any provision of the charter or By-laws of Keystone;

    (b) require on the part of Keystone any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, except where the failure to make any such filing or to obtain any such permit, authorization, consent or approval, individually or in the aggregate, will not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company or any Company Subsidiary and will not adversely affect the ability of the Buyer to own and operate the Company or any Company Subsidiary after the Closing;

    (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Keystone is a party or by which Keystone is bound or to which any of its assets is subject, except where any of the foregoing, individually or in the aggregate, will not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company or any Company Subsidiary and will not adversely affect the ability of the Buyer to own and operate the Company or any Company Subsidiary after the Closing;

    (d) result in the imposition of any material Security Interest upon any assets of the Company or any Company Subsidiary;

    (e) violate any order, writ, injunction or decree applicable to Keystone or any of its properties or assets; or

    (f) violate any statute, rule or regulation applicable to Keystone or any of its properties or assets, except for such violations which will not, individually or in the aggregate, have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company or any Company Subsidiary (including BriskHeat) and will not adversely affect the ability of the Buyer to own and operate the Company or any Company Subsidiary after the Closing.

  3.4 Title to the Keystone Shares. Keystone has good, valid and marketable title to the Keystone Shares, free and clear of all liens, encumbrances, claims, pledges, adverse claims and charges, covenants, conditions, restrictions, voting trust arrangements and options of any nature whatsoever. Upon consummation of the Buyer's purchase of the Keystone Shares contemplated hereby, the Buyer will acquire from Keystone good, valid and marketable title to such Keystone Shares, free and clear of all liens, encumbrances, claims, pledges, adverse claims and charges, covenants, conditions, restrictions, voting trust arrangements and options of any nature whatsoever.

  3.5 Certain Business Relationships. Neither Keystone nor any of its
Affiliates: (i) owns any property or right, tangible or intangible, which is used in the business of the Company or any Company Subsidiary;

(ii) has any claim or cause of action against the Company or any Company Subsidiary; or (iii) owes any money to the Company or any Company Subsidiary.

  3.6 Brokers' Fees. Neither Keystone nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

  3.7 Pooling. To Keystone's knowledge, neither Keystone nor any of its Affiliates has, through the date of this Agreement, taken or agreed to take any action that would prevent the Buyer from accounting for the transactions contemplated by this Agreement as a "pooling of interests" in accordance with GAAP and applicable SEC rules.

  3.8 Disclosure. No representation or warranty by Keystone contained in this Agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of Keystone pursuant to this Agreement, and no other statement made by Keystone or any of its representatives in connection with this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                         AND THE TRANSITORY SUBSIDIARY

  Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company and Keystone that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule attached hereto (the "Buyer Disclosure Schedule"):

  4.1 Organization. The Buyer and each Buyer Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer and each Buyer Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure so to qualify or to be in such good standing would not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Buyer and the Buyer Subsidiaries taken as a whole. The Buyer has furnished to the Company true and complete copies of the Buyer's Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Buyer is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities.

  4.2 Capitalization. The authorized capital stock of the Buyer consists solely of 25,000,000 shares of Buyer Common Stock and 12,500,000 shares of Preferred Stock, $.40 par value per share. As of June 30, 1994, (i) 9,811,000 shares of Buyer Common Stock were issued and outstanding and no shares were held in treasury, (ii) no shares of Preferred Stock were issued or outstanding, (iii) an aggregate of 1,119,860 shares of Buyer Common Stock were reserved for future issuance pursuant to stock options granted and outstanding under the Buyer's 1986 Incentive Stock Option Plan, 1986 Supplemental Stock Option Plan and 1990 Outside Directors' Stock Option Plan, and (iv) 250,000 shares of Buyer Common Stock were reserved for future issuance under the Buyer's 1993 Employee Stock Purchase Plan. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Buyer is a party or which are binding upon the Buyer providing for the issuance of any of its capital stock, other than as described in the preceding sentence or disclosed in the Buyer Reports (as hereinafter defined). All of the Transaction Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

  4.3 Authority. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Escrow Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding shares of Buyer Common Stock entitled to vote on this Agreement and the Merger (the "Requisite Buyer Stockholder Approval"), the performance by the Buyer and the Transitory Subsidiary of this Agreement and the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms. The Escrow Agreement has been (or will be at the Closing) duly executed and delivered by the Buyer and constitutes (or will constitute upon execution at the Closing) a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

  4.4 Noncontravention. Neither the execution and delivery of this Agreement or the Escrow Agreement by the Buyer or the Transitory Subsidiary, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby and thereby, will:

    (a) conflict or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary;

    (b) except for (i) the filing of the Certificate of Merger as required by the Delaware General Corporation Law, (ii) the filing of the Prospectus/Proxy Statement with the SEC in accordance with the Exchange Act and (iii) the filing of the Form S-4 with the SEC in accordance with the Securities Act, require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except where the failure to make any such filing or to obtain any such permit, authorization, consent or approval, individually or in the aggregate, will not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Buyer;

    (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except where any of the foregoing, individually or in the aggregate, will not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company and except for the required consent from State Street Bank and Trust Company;

    (d) violate any order, writ, injunction or decree applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets; or

    (e) violate any statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets, except for such violations which will not, individually or in the aggregate, have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Buyer.

  4.5 Reports and Financial Statements. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its
(i) Annual Report on Form 10-K for the fiscal year ended June 30, 1994, together with all exhibits thereto, together with Amendment No. 1 thereto on Form 10-K/A, as filed with the Securities and Exchange Commission (the "SEC"),
(ii) proxy statement relating to the Annual Meeting of Stockholders held on January 28, 1994 and (iii) audited financial statements as of and for the periods ended June 30, 1994 (such reports and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

  4.6 Absence of Material Adverse Change. Since June 30, 1994, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Buyer and the Buyer Subsidiaries taken as a whole (a "Buyer Material Adverse Change"); provided, however, that the events specified in the Buyer Disclosure Schedule under the caption "Events Deemed not to Constitute a Buyer Material Adverse Change" shall be deemed not to constitute a Buyer Material Adverse Change for purposes of this Section 4.6.

  4.7 Undisclosed Liabilities. The Buyer and the Buyer Subsidiaries taken as a whole do not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the consolidated balance sheet of the Buyer and the Buyer Subsidiaries as of June 30, 1994 (the "Buyer Balance Sheet"), (b) liabilities which have arisen after June 30, 1994 in the Ordinary Course of Business and (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on the Buyer Balance Sheet.

  4.8 Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent, other than Broadview Associates, with respect to the transactions contemplated by this Agreement. The fee to be paid to Broadview Associates will be paid by the Buyer.

  4.9 Pooling. To the knowledge of the Buyer, neither the Buyer nor any of its Affiliates has, through the date of this Agreement, taken or agreed to take any action that would prevent the Buyer from accounting for the transactions contemplated by this Agreement as a "pooling of interests" in accordance with GAAP and applicable SEC rules.

                                   ARTICLE V

                                   COVENANTS

  5.1 Best Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Patterson and Stewart each agree to use his best efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

  5.2 Notices and Consents. Each of the Parties shall use its best efforts, to the extent commercially reasonable, to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as are necessary to consummate the transactions contemplated by this Agreement.

  5.3 Special Meeting, Prospectus/Proxy Statement and Form S-4.

    (a)(i) As promptly as practicable after the date hereof, but in any event not before all required financial statements have been prepared, the Buyer and the Company shall jointly prepare and file with the SEC under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), preliminary proxy materials for the purpose of soliciting proxies from the Buyer's stockholders to obtain the Requisite Buyer Stockholder Approval at a special meeting of the Buyer's stockholders to be called and held for such purpose (the "Special Meeting"). Such proxy materials shall be in the form of a prospectus/proxy statement to be used for the purpose of offering the Transaction Shares to the Company Stockholders, Keystone and the Unvested TMI Option Holders and soliciting such proxies from the Buyer's stockholders (such prospectus/proxy statement, together with any accompanying letter to stockholders, notice of meeting and form of proxy, shall be referred to herein as the "Prospectus/Proxy Statement"). The Company and the Buyer shall promptly respond to any SEC comments on the Prospectus/Proxy Statement and shall otherwise use their best efforts to resolve as promptly as practicable all SEC comments to the satisfaction of the SEC.

    (ii) Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the Prospectus/Proxy Statement (or the expiration of the ten-day period under Rule 14a-6(a) under the Exchange Act, if no SEC comments are received by such date), the Buyer shall file with the SEC under the Securities Act a Registration Statement on Form S-4 (the "Form S-4"), which shall include the Prospectus/Proxy Statement as a part thereof. The Buyer, with the assistance of the Company, shall promptly respond to any SEC comments on the Form S-4 and shall otherwise use its best efforts to cause the Form S-4 to be declared effective as promptly as practicable. The Buyer shall also take any and all such actions as may be necessary or as it may deem advisable for the purpose of complying with all applicable state securities laws in connection with the offering and issuance of the Transaction Shares; provided, however, that the Buyer shall not be required in connection with this paragraph (ii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

    (iii) Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the Prospectus/Proxy Statement and the Form S-4, the Buyer shall distribute the Prospectus/Proxy Statement to its stockholders and, pursuant thereto, shall call the Special Meeting in accordance with Delaware General Corporation Law and solicit proxies from the Buyer's stockholders to obtain the Requisite Buyer Stockholder Approval. The Prospectus/Proxy Statement shall include the recommendation of the Board of Directors of the Buyer in favor of this Agreement and the Merger and the issuance of the Transaction Shares; provided, however, that the Board of Directors of the Buyer may withdraw such recommendation if it believes in good faith, after consultation with its outside legal counsel, that the withdrawal of such recommendation is necessary for it to comply with its fiduciary duties under applicable law.

    (iv) The Buyer shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the Delaware General Corporation Law in the preparation, filing and distribution of the Prospectus/Proxy Statement, the solicitation of proxies thereunder and the calling and holding of the Special Meeting. Without limiting the foregoing, the Buyer shall ensure that the Prospectus/Proxy Statement does not, as of the date on which it is distributed to the Buyer's stockholders, the Company Stockholders and the Unvested TMI Option Holders and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Buyer shall not be responsible for the accuracy or completeness of any information furnished by the Company in writing for inclusion in the Prospectus/Proxy Statement).

    (v) The Company shall comply with all applicable provisions of and rules under the Securities Act and state securities laws in the preparation and filing of the Form S-4. Without limiting the foregoing, the Company shall ensure that the Form S-4 does not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information furnished by the Buyer in writing for inclusion in the Form S-4).

    (b) Prior to the Closing Date, and at the earliest practicable date, the Company shall solicit written consent from its stockholders to obtain the Requisite Company Stockholder Approval in accordance with the Delaware General Corporation Law and the Company's By-laws. In soliciting such consents, the Company's Board of Directors shall recommend to the Company Stockholders that they approve the Merger and shall use its best efforts to obtain the Requisite Company Stockholder Approval.

    (c) The Buyer shall use all reasonable efforts to cause to be delivered to the Company a "comfort" letter of Coopers & Lybrand, L.L.P., the Buyer's independent auditors, dated a date within three business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    (d) The Company shall use all reasonable efforts to cause to be delivered to the Buyer a "comfort" letter of Arthur Andersen LLP, the Company's independent auditors, dated a date within three business days before the date on which the Form S-4 shall become effective and addressed to the Buyer, in form reasonably satisfactory to the Buyer and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

  5.4 Operation of Business. Except as contemplated by this Agreement, including without limitation the transactions described in paragraph 5 of the Preliminary Statement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Company Subsidiary to) conduct its operations in the Ordinary Course of Business and use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, neither the Company nor any Company Subsidiary shall, without the written consent of the Buyer:

    (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities, or amend any of the terms of or accelerate the exercisability of any TMI Options;

    (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

    (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases), except advances in the Ordinary Course of Business under TMI's existing line of credit with Texas Commerce Bank National Association; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or make any loans, advances or capital contributions to, or investments in, any other person;

    (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
  Section 2.22(j) or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

    (e) acquire, sell, lease, encumber or dispose of any shares or other equity interests in or securities of any Company Subsidiary or any corporation, partnership, association or other business organization or division thereof or any assets, other than purchases and sales of assets in the Ordinary Course of Business;

    (f) amend its charter or By-laws;

    (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

    (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

    (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

    (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

    (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

    (l) make or commit to make any capital expenditure in excess of $10,000 per item;

    (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article VI not being satisfied; or

    (n) agree in writing or otherwise to take any of the foregoing actions.

  5.5 Interim Financial Statements. As promptly as possible following the last day of each fiscal month end after the date hereof until the Closing Date, and in any event within 20 days after the end of each such fiscal month end, the Company shall deliver to the Buyer the combined and combining balance sheet of the Company and the Company Subsidiaries (including TME but excluding BriskHeat) and the related combined and combining statements of income, changes in stockholders' equity and cash flows of the Company and the Company Subsidiaries (including TME but excluding BriskHeat) for the one-month period then ended and for the period then ended since June 30, 1994 (collectively, the "Interim Financial Statements"). The Interim Financial Statements shall be prepared so as to present fairly, in all material respects, the combined and combining financial condition, retained earnings, assets and liabilities of the Company and the Company Subsidiaries (including TME but excluding BriskHeat) as of the date thereof and the combined and combining results of operations and cash flows of the Company and the Company Subsidiaries (including TME but excluding BriskHeat) for the periods covered thereby in conformity with GAAP.

  5.6 Communications with Customers and Suppliers.

    (a) Unless instructed otherwise by the Buyer in writing, and subject to
  Section 5.4 hereof, the Company shall (and shall cause each Company Subsidiary to) continue to accept customer orders in the Ordinary Course of Business for all products offered by the Company and the Company Subsidiaries.

    (b) From and after the Closing, the Company shall (and shall cause each Company Subsidiary to) cooperate in communications with suppliers and customers in connection with the change in ownership of the Company and the Company Subsidiaries resulting from the transactions contemplated hereby.

  5.7 Compliance with Laws. The Company shall (and shall cause each Company Subsidiary (including BriskHeat) to) comply in all material respects with all laws, rules and regulations of any federal, state, local or foreign government, or any Governmental Entity, which are applicable to the Company or any Company Subsidiary (including BriskHeat) and will perform and comply with all contracts, commitments and obligations by which they are bound.

  5.8 Reports, Taxes. The Company shall (and shall cause each Company Subsidiary (including BriskHeat) to) duly and timely file all reports or returns required to be filed with any Governmental Entity and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges levied or assessed upon the Company or any Company Subsidiary (including BriskHeat) or any of their properties (unless contesting such in good faith and adequate provision has been made therefor).

  5.9 Full Access. The Company shall (and shall cause each Company Subsidiary (including BriskHeat) to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Company Subsidiaries (including BriskHeat) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Company Subsidiary (including BriskHeat). Each of the Buyer and the Transitory Subsidiary (a) shall treat and hold as confidential any Confidential Information (as hereinafter defined), (b) shall not use any of the Confidential Information except in connection with this Agreement, and (c) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information of the Company or any Company Subsidiary (including BriskHeat) that is furnished in writing to the Buyer or the Transitory Subsidiary by the Company or any Company Subsidiary (including BriskHeat) in connection with this Agreement and is labelled confidential or proprietary; provided, however, that it shall not include any information (i) which, at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the Buyer or the Transitory Subsidiary, or (iii) which the Buyer or the Transitory Subsidiary knew or to which the Buyer or the Transitory Subsidiary had access prior to disclosure.

  5.10 Notice of Breaches. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Company Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement (including the Buyer Disclosure Schedule) inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

  5.11 Exclusivity.

    (a) The Company shall not (and shall cause each Company Subsidiary not to), and the Company shall use its best efforts to cause each of its Affiliates, officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company Shares, proxy solicitation or other business combination involving the Company, any Company Subsidiary or any division of the Company or any Company Subsidiary, or (b) provide any non-public information concerning the business, properties or assets of the Company or any Company Subsidiary to any person or entity (other than the Buyer). The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 5.11(a).

    (b) Keystone shall not, and Keystone shall use its best efforts to cause each of its Affiliates, officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company Shares, proxy solicitation or other business combination involving the Company, any Company Subsidiary or any division of the Company or any Company Subsidiary, or the sale of any of the Keystone Shares, or (b) provide any non-public information concerning the business, properties or assets of the Company or any Company Subsidiary or the Keystone Shares to any person or entity (other than the Buyer). Keystone shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 5.11(b).

  5.12 Environmental Investigation. The Buyer shall have the right to retain a third party to conduct an environmental investigation with respect to the premises currently or formerly owned, occupied, leased or operated by the Company or any Company Subsidiary (including BriskHeat) or Affiliate. The Company shall cooperate (and cause each Company Subsidiary (including BriskHeat) to cooperate) and shall use its best efforts to cause each related party to cooperate in such environmental investigation. The Buyer shall bear the cost of such environmental investigation.

  5.13 Registration Rights.

    (a) Certain Definitions. The following terms shall have the following respective meanings:

      "Registration Statement" means a registration statement filed by the Company with the SEC for a public offering and sale of Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

      "Registration Expenses" means the expenses described in Section
    5.13(f).

      "Registrable Shares" means (i) the Transaction Shares and (ii) any other shares of Buyer Common Stock issued in respect of the Transaction Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale of such Registrable Shares pursuant to a Registration Statement or Rule 145 promulgated under the Securities Act ("Rule 145") or (ii) upon any sale in any manner to a person or entity which, by virtue of Section 5.13(k) of this Agreement, is not entitled to the rights provided by this Agreement.

      "Registration Rights Holders" means the Company Stockholders, Keystone and the Unvested TMI Option Holders.

    (b) Required Registrations.

      (i) Commencing one year after the Closing Date, Registration Rights Holders holding Registrable Shares may request, in writing, that the Buyer effect the registration on Form S-3, or if the Buyer is not then eligible to use Form S-3 for such a registration, on Form S-1, of Registrable Shares owned by such Registration Rights Holders covering the resale of such shares which exceeds for each such selling Registration Rights Holder 1% of the total number of shares of Buyer Common Stock outstanding as shown in the most recent report or statement published by the Buyer. If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Buyer in their request. In the event such registration is underwritten, the right of other Registration Rights Holders to participate shall be conditioned on such Registration Rights Holders' participation in such underwriting. Upon receipt of any such request, the Buyer shall promptly give written notice of such proposed registration to all Registration Rights Holders. Such Registration Rights Holders shall have the right, by giving written notice to the Buyer within 20 days after the Buyer provides its notice, to elect to have included in such registration such of their Registrable Shares as such Registration Rights Holders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all Registration Rights Holders may not be included in the offering, then all Registration Rights Holders who have requested registration shall participate in the registration pro rata based upon the number of Registrable Shares which they have requested to be so registered. Thereupon, the Buyer shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 or on Form S-1, as the case may be, of all Registrable Shares which the Buyer has been requested to so register.

      (ii) The Buyer shall not be required to effect more than two registrations pursuant to paragraph (i) above.

      (iii) The Buyer shall be entitled to postpone the effective date of such Registration Statement (and the use of the prospectus contained therein) if the Buyer determines, in its reasonable judgment, after consultation with counsel, that such effectiveness would require the premature announcement of any financing, acquisition, corporate reorganization or other material corporate transaction or development involving Buyer which, in the Buyer's reasonable determination, would be materially detrimental to the interests of the Buyer and its stockholders. The postponement will be for the minimum period reasonably required to avoid such premature disclosure. The Buyer will promptly give the Registration Rights Holders notice of any such postponement and will use all reasonable efforts to minimize the length of the postponement or interruption.

    (c) Incidental Registration.

      (i) Whenever the Buyer proposes to file a Registration Statement (other than pursuant to Section 5.13(b) above) at any time and from time to time, it will, prior to such filing, give written notice to all Registration Rights Holders of its intention to do so and, upon the written request of Registration Rights Holders given within 20 days after the Buyer provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Buyer shall use its best efforts to cause all Registrable Shares which the Buyer has been requested by such Registration Rights Holders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Registration Rights Holders; provided that the Buyer shall have the right to postpone or withdraw any registration effected pursuant to this Section 5.13(c) without obligation to any Registration Rights Holder.

      (ii) In connection with any registration under this Section 5.13(c) involving an underwriting, the Buyer shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Buyer and the underwriters selected by it (provided that such terms must be consistent with this Agreement). If in the opinion of the managing underwriter it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Buyer shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein; provided that no persons or entities other than the Buyer, the Registration Rights Holders and other persons or entities holding registration rights relating to Buyer Common Stock shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of securities entitled to include them in such registration shall participate in the registration pro rata based upon their total ownership of shares of Buyer Common Stock (giving effect to the conversion into Buyer Common Stock of all securities convertible thereinto). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

    (d) Registration Procedures. If and whenever the Buyer is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Buyer shall:

      (i) file with the SEC a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective until the earlier of (x) the time all Registrable Shares have been sold pursuant thereto or otherwise; (y) the time all Registrable Shares then held by all Registration Rights Holders could be sold within a three-month period without a registration statement under Rule 145 or otherwise; or (z) 45 days from the date that each Registration Statement is declared effective by the SEC;

      (ii) as expeditiously as possible prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective;

      (iii) as expeditiously as possible furnish to each selling Registration Rights Holder participating in the offering such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling Registration Rights Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such selling Registration Rights Holder; and

      (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or "Blue Sky" laws of such states as the selling Registration Rights Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Registration Rights Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Registration Rights Holders; provided, however, that the Buyer shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

    If the Buyer has delivered preliminary or final prospectuses to the selling Registration Rights Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Buyer shall promptly notify the selling Registration Rights Holders and, if requested, the selling Registration Rights Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Buyer. The Buyer shall promptly provide the selling Registration Rights Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Registration Rights Holders shall be free to resume making offers of the Registrable Shares.

    (e) The Registration Rights Holders shall not make any sales of Registrable Shares without causing the prospectus delivery requirements under the Securities Act to be satisfied and each selling Registration Rights Holder shall promptly advise the Buyer of any changes in the information concerning such selling Registration Rights Holders contained in any prospectus included in any Registration Statement. The Registration Rights Holders acknowledge that occasionally there may be times when the Buyer must suspend the use of the prospectus forming a part of a Registration Statement until such time as an amendment to such Registration Statement has been filed by the Buyer and declared effective by the SEC, or until such time as the Buyer has filed an appropriate report with the SEC pursuant to the Exchange Act. Without limiting the generality of the foregoing, the Buyer shall be entitled to suspend the use of the prospectus forming a part of such Registration Statement in any of the following periods:

      (i) any period during which the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction ("Buyer Activity") that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Registration Statement would require disclosure of Buyer Activity; or

      (ii) any period during which the Buyer is offering or selling shares of its capital stock pursuant to a registration statement (other than a registration statement on Form S-4 or Form S-8, or any successor Form) filed with the SEC under the Securities Act (with such period to begin three weeks prior to the date established in good faith by the Buyer as its target date for the pricing of such offering and terminate upon the closing of (or decision to abandon) the sale of such shares).

    Each Registration Rights Holder hereby covenants that it will not offer or sell any Registrable Shares pursuant to any prospectus during the period commencing at the time at which the Buyer gives it notice of the suspension of the use of said prospectus and ending at the time the Buyer gives it notice that the Registration Rights Holders may thereafter effect sales pursuant to said prospectus.

    (f) Allocation of Expenses. The Buyer shall pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration under Section 5.13(b) is withdrawn at the request of the Registration Rights Holders requesting such registration (other than as a result of information concerning the business or financial condition of the Buyer which is made known to the Registration Rights Holders after the date on which such registration was requested) and if the requesting Registration Rights Holders elect not to have such registration counted as a registration requested under Section 5.13(b), the requesting Registration Rights Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section 5.13(f), the term "Registration Expenses" shall mean all expenses incurred by the Buyer in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Buyer and the fees, state "Blue Sky" fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Registration Rights Holders' own counsel.

    (g) Indemnification.

      (i) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Buyer will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or "Blue Sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Buyer will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Buyer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Buyer, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

      (ii) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Buyer, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Buyer or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Buyer, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or "Blue Sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Buyer by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Registration Rights Holders hereunder shall be limited to an amount equal to the proceeds to each Registration Rights Holder of the Registrable Shares sold in connection with such registration.

      (iii) Each party entitled to indemnification under this Section 5.13(g) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.13(g). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

    (h) Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 5.13(b), the Buyer agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Buyer of the underwriters of such offering.

    (i) Information by Holder. Each Registration Rights Holder including Registrable Shares in any registration shall furnish to the Buyer such information regarding such Registration Rights Holder and the distribution proposed by such Registration Rights Holder as the Buyer may reasonably request in connection with, and otherwise cooperate with the Buyer in the filing of, any registration, qualification or compliance referred to in this Agreement.

    (j) Termination. All of the Buyer's obligations to register Registrable Shares under this Agreement shall terminate on the fifth anniversary of this Agreement.

    (k) Transfers of Rights. None of the rights set forth in paragraphs (a) through (j) of this Section 5.13 shall be transferrable without the prior written consent of the Buyer.

    (l) Company Stockholder Approval. The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the registration rights provisions contained in this Section
  5.13 by the Company Stockholders and of all of the arrangements relating thereto, including without limitation the indemnification provisions contained in Section 5.13(g).

  5.14 Board Representation.

    (a) Effective as of the Effective Time, the Board of Directors of the Buyer shall elect, in its discretion, either Stewart or a designee of Stewart reasonably acceptable to the Board of Directors of the Buyer (the "Stewart Designee") as a Class III director of the Buyer to serve for an initial term ending at the 1996 Annual Meeting of Stockholders of the Buyer. The tenure of Stewart or the Stewart Designee shall be subject to the provisions of the Certificate of Incorporation and By-laws of the Buyer and the Delaware General Corporation Law.

    (b) Patterson shall be entitled to nominate, subject to the reasonable approval of the Board of Directors of the Buyer, one designee (the "Patterson Designee") for election to the Board of Directors of the Buyer. Effective as of the Effective Time, the Board of Directors of the Buyer shall elect, as a Class II Director to serve for an initial term ending at the 1995 Annual Meeting of Stockholders of the Buyer, the Patterson Designee. The tenure of the Patterson Designee shall be subject to the provisions of the Certificate of Incorporation and By-laws of the Buyer and the Delaware General Corporation Law.

    (c) The Buyer shall provide to each of Stewart and Patterson copies of the monthly financial reports furnished to the Stewart Designee, if any, and the Patterson Designee, respectively, provided that each of Stewart and Patterson execute a confidentiality agreement relating thereto containing customary provisions and in a form satisfactory to the Buyer.

  5.15 Non-Competition.

    (a) For a period of five years after the Effective Time, neither Patterson, Stewart nor any of their respective Affiliates (including BriskHeat) shall, except as an officer or employee of the Buyer, TMI or TME, develop, manufacture, market or sell any product which competes with any existing or proposed product manufactured, marketed, sold or under development by the Company, TMI, TME or the Buyer at or prior to the Effective Time, or otherwise engage in any business competitive with the business of the Company, TMI, TME or the Buyer as conducted on the date hereof or at the Effective Time. Without limiting the generality of the foregoing, for a period of five years after the Effective Time, neither Patterson, Stewart nor any of their respective Affiliates (including BriskHeat) shall:

      (i) be employed by, provide consulting or other services to, or otherwise be involved with, whether as an investor or otherwise (other than as an investor holding less than 2% of the total outstanding stock of a publicly held company), any competitor of the Company, TMI, TME or the Buyer;

      (ii) recruit, solicit or induce, or attempt to induce, any employee, employees, consultant, consultants, subcontractor or subcontractors of the Company, TMI, TME or the Buyer to terminate their employment or consulting with, or otherwise cease their relationship with, the Company, TMI, TME or the Buyer; or

      (iii) solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company, TMI, TME or the Buyer.

    (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 5.15 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. Patterson and Stewart agree that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

  5.16 Pooling Accounting. The Buyer and the Company shall each use its best efforts to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests. Each of the Buyer and the Company shall use its best efforts (i) to cause its respective Rule 145 Affiliates (as defined in Section 5.17) not to take any action that would adversely affect the ability of the Buyer to account for the transactions contemplated by this Agreement as a pooling of interests and (ii) to cause its respective Rule 145 Affiliates to sign and deliver to the Buyer a customary "pooling letter" in form and substance agreed upon by the Buyer and the Company.

  5.17 Affiliate Agreements. Within two weeks after the date of this Agreement, the Buyer and the Company will provide to each other a list of those persons who are (or will be at the Effective Time), in the Buyer's or the Company's respective reasonable judgment, "affiliates" of the Buyer or the Company, respectively, within the meaning of Rule 145 (each such person who is an "affiliate" of the Buyer or the Company within the meaning of Rule 145 is referred to as a "Rule 145 Affiliate"). The Buyer and the Company shall provide to each other such information and documents as the Company or the Buyer shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Rule 145 Affiliates prior to the Closing Date. The Company shall deliver to the Buyer prior to the Effective Time an Affiliate Agreement, in form and substance satisfactory to the Buyer and the Company, executed by each of the Rule 145 Affiliates of the Company, by which each Rule 145 Affiliate of the Company agrees to comply with the applicable requirements of Rule 145 ("Affiliate Agreement"). The Buyer shall be entitled to place appropriate legends on the certificates evidencing any Buyer Common Stock to be received by such Rule 145 Affiliates of the Company in the Merger, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, consistent with the terms of the Affiliate Agreements.

  5.18 Nasdaq Quotation. The Buyer shall use its best efforts to cause the Transaction Shares to be approved for quotation on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

  5.19 Termination of Management Fees. Effective as of the Closing, Patterson, Stewart and the Company, on behalf of itself and all Company Subsidiaries, hereby terminate any and all agreements, written or oral, for the payment of management or other fees or other payments by the Company, TMI or TME to Patterson or Stewart or any of their Affiliates (other than under the agreements referenced in Sections 6.1(o) and 6.1(p)).

  5.20 Certain Tax Returns. If Arthur Andersen LLP renders at the Closing an unqualified opinion to the effect that the BriskHeat Spin-Off constitutes a tax-free transaction to the Company and the stockholders of the Company under
Section 355 of the Code, and if Coopers & Lybrand, L.L.P. determines at the Closing that there is a reasonable basis to report the BriskHeat Spin-Off as a tax-free transaction and so advises the Buyer and the Company in writing, then the Buyer shall cause all Tax Returns of the Company for periods that include the date of the BriskHeat Spin-Off to report the BriskHeat Spin-Off as a tax-free transaction. At or prior to the Closing, Patterson and Stewart shall supply the Buyer with copies of all appraisals and other information to be utilized as a basis for determining the tax treatment of the BriskHeat Spin-Off.

                                   ARTICLE VI

                   CONDITIONS TO CONSUMMATION OF TRANSACTIONS

  6.1 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions:

    (a) Requisite Buyer Stockholder Approval. This Agreement and the Merger shall have received the Requisite Buyer Stockholder Approval.

    (b) Requisite Company Stockholder Approval; Dissenting Shares. This Agreement and the Merger shall have received the Requisite Company Stockholder Approval, and the number of Dissenting Shares shall not exceed 1% of the Outstanding Company Shares.

    (c) Consents. The Company, the Company Subsidiaries and Keystone, on the one hand, and the Buyer and the Buyer Subsidiaries, on the other hand, shall have obtained all waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as are necessary to consummate the transactions contemplated by this Agreement, except where the failure to obtain or effect any of the foregoing will not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company, any Company Subsidiary or Keystone, will not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Buyer and the Buyer Subsidiaries taken as a whole, and will not adversely affect the ability of the Buyer to own and operate the Company or any Company Subsidiary after the Closing.

    (d) Representations and Warranties. The representations and warranties of the Company set forth in Article II shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, and the representations and warranties of Keystone set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except in any case for representations and warranties made as of a specific date, which shall be true and correct as of such date.

    (e) Agreements and Covenants. The Company, each Company Subsidiary and Keystone shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time.

    (f) No Proceedings. No action, suit or proceeding shall be pending before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the assets or operations of the Surviving Corporation or any Company Subsidiary, and no such judgment, order, decree, stipulation or injunction shall be in effect.

    (g) Certificates.

      (i) The Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clause (b), clauses (c), (d), (e) and (f) with respect to the Company and the Company Subsidiaries, and clauses (m), (r), (s),
    (x) and (y) of this Section 6.1 is satisfied in all respects.

      (ii) Keystone shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (c), (d), (e) and (f) of this Section 6.1 is satisfied, with respect to Keystone, in all respects.

    (h) Form S-4 Effective. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (i) Nasdaq. The Transaction Shares shall have been approved for quotation on Nasdaq.

    (j) Legal Opinions. The Buyer and the Transitory Subsidiary shall have received (i) from Vinson & Elkins, L.L.P., counsel to the Company, Patterson and Stewart, an opinion to the effect set forth in Exhibit B attached hereto, such opinion to be satisfactory to the Buyer in form and substance, and (ii) from Porter & Hedges, L.L.P., counsel to Keystone, an opinion to the effect set forth in Exhibit C attached hereto, such opinion to be satisfactory to the Buyer in form and substance.

    (k) Pooling Letters. The Buyer and the Company shall have received letters from Coopers & Lybrand, L.L.P. and Arthur Andersen LLP, each dated the date of the Prospectus/Proxy Statement and confirmed in writing at the Effective Time and addressed to the Buyer and the Company, stating that the transactions contemplated by this Agreement will qualify as a "pooling of interests" in accordance with GAAP and applicable SEC rules.

    (l) Resignations. The Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director and officer of the Company and the Company Subsidiaries specified by the Buyer in writing at least five business days prior to the Closing.

    (m) No Material Adverse Change. From the date of this Agreement to the Effective Time, there shall not have been any material adverse change in the assets, business, financial condition or results of operations of the Company or any Company Subsidiary (a "Company Material Adverse Change"), nor shall there have occurred any event or development which could reasonably be expected to result in a Company Material Adverse Change in the future; provided, however, that the events specified in the Company Disclosure Schedule under the caption "Events Deemed not to Constitute a Company Material Adverse Change" shall be deemed not to constitute a Company Material Adverse Change for purposes of this Section 6.1.

    (n) Fairness Opinion. The Buyer shall have received the written opinion of Broadview Associates to the effect that the terms of the Merger and the purchase of the Keystone Shares are fair from a financial point of view to the Buyer's stockholders.

    (o) Patterson Agreement. Patterson and the Buyer shall have executed an agreement in the form of Exhibit D attached hereto.

    (p) Stewart Agreement. Stewart and the Buyer shall have executed an employment letter in the form of Exhibit E attached hereto.

    (q) Escrow Agreement. The Buyer, the Indemnification Representative and the Escrow Agent shall have executed the Escrow Agreement.

    (r) IBM License Agreement. The Buyer shall be reasonably satisfied that, for the one-year period following the Closing Date, royalties payable by the Company, TME and/or the Buyer to IBM pursuant to the Agreement dated as of October 1, 1993 between IBM and TME, in respect of the use by the Company and/or TME of IBM's patents licensed thereunder, will not exceed $400,000 based on sales of $35,000,000 of central processing units and PC-compatible systems when calculated in accordance with the method of calculating royalty payments described in the letter of Michael Stewart dated September 22, 1994 to Frank W. Casey of IBM and attached to the Company Disclosure Schedule.

    (s) Estoppel Certificate. The Company shall have used its best efforts to obtain and deliver to the Buyer an estoppel certificate, in form and substance satisfactory to the Buyer, from the lessor of TMI's principal premises located at 5959 Corporate Drive, Houston, Texas (i) consenting to the Merger, (ii) representing that it has no outstanding claims against TMI, the Company or any Company Subsidiary under the lease for such premises and (iii) representing that such premises are not encumbered by any mortgage or deed of trust.

    (t) BriskHeat Spin-Off. All actions taken and documents executed in connection with the BriskHeat Spin-Off shall be satisfactory to the Buyer in form and substance.

    (u) Company Stock Split. The Company Stock Split shall have been completed, and all actions taken and documents executed in connection with the Company Stock Split shall be satisfactory to the Buyer in form and substance.

    (v) TME Stock Contribution. The TME Stock Contribution shall have been completed, and all actions taken and documents executed in connection with the TME Stock Contribution shall be satisfactory to the Buyer in form and substance.

    (w) Options. The TMI Option Exercise and Exchange shall have been completed, and all actions taken and documents executed in connection with the TMI Option Exercise and Exchange shall be satisfactory to the Buyer in form and substance. All outstanding options, warrants, rights, agreements or commitments, if any, other than the TMI Options to the extent exercisable at the date hereof, to which the Company or any Company Subsidiary is a party or which are binding upon the Company or any Company Subsidiary providing for the issuance of any capital stock of the Company or any Company Subsidiary shall have been terminated.

    (x) Ownership Structure. The ownership structure of the Company, TMI and TME shall be as set forth in paragraph 6 of the Preliminary Statement.

    (y) Tax Opinion. The Buyer shall have received from Arthur Andersen LLP, the Company's independent auditors, an unqualified opinion to the effect that (i) the Merger and the exchange of shares contemplated hereby constitutes a tax-free reorganization under Section 368(a) of the Code and
  (ii) the BriskHeat Spin-Off constitutes a tax-free transaction to the Company and the stockholders of the Company under Section 355 of the Code, such opinion to be satisfactory to the Buyer in form and substance; and Coopers & Lybrand, L.L.P. shall have advised the Buyer in writing that it has determined that there is a reasonable basis to report the BriskHeat Spin-Off as a tax-free transaction.

    (z) Unvested TMI Option Holders. Each Unvested TMI Option Holder shall have agreed in writing, in form and substance satisfactory to the Buyer, to the treatment of his Unvested TMI Options as contemplated by this Agreement.

    (aa) Proceedings Satisfactory. All actions to be taken by the Company, the Company Subsidiaries and Keystone in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

  6.2 Conditions to Obligations of the Company and Keystone. The respective obligations of the Company and Keystone to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

    (a) Requisite Buyer Stockholder Approval. This Agreement and the Merger shall have received the Requisite Buyer Stockholder Approval.

    (b) Requisite Company Stockholder Approval. This Agreement and the Merger shall have received the Requisite Company Stockholder Approval.

    (c) Consents. The Company, the Company Subsidiaries and Keystone, on the one hand, and the Buyer, on the other hand, shall have obtained all waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as are necessary to consummate the transactions contemplated by this Agreement, except where the failure to obtain or effect any of the foregoing will not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company, any Company Subsidiary or Keystone, will not have a material adverse effect on the assets, business, properties or condition (financial or otherwise) of the Buyer and the Buyer Subsidiaries taken as a whole, and will not adversely affect the ability of the Buyer to own and operate the Company or any Company Subsidiary after the Closing.

    (d) Representations and Warranties. The representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article IV shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date.

    (e) Agreements and Covenants. Each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time.

    (f) No Proceedings. No action, suit or proceeding shall be pending before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

    (g) Certificate. Each of the Buyer and the Transitory Subsidiary shall have delivered to the Company and Keystone a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clause (a), clause (c) with respect to the Buyer, and clauses (d), (e), (f) and (o) of this Section 6.2 is satisfied in all respects.

    (h) Form S-4 Effective. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (i) Nasdaq. The Transaction Shares shall have been approved for quotation on Nasdaq.

    (j) Pooling Letters. The Buyer and the Company shall have received letters from Coopers & Lybrand, L.L.P. and Arthur Andersen LLP, each dated the date of the Prospectus/Proxy Statement and confirmed in writing at the Effective Time and addressed to the Buyer and the Company, stating that the transactions contemplated by this Agreement will qualify as a "pooling of interests" in accordance with GAAP and applicable SEC rules.

    (k) Legal Opinion. The Company Stockholders and Keystone shall have received from Hale and Dorr, counsel to the Buyer and the Transitory Subsidiary, an opinion in the form attached hereto as Exhibit F.

    (l) Tax Opinion. Patterson and Stewart shall have received from Arthur Andersen LLP, the Company's independent auditors, an unqualified opinion to the effect that (i) the Merger and the exchange of shares contemplated hereby constitutes a tax-free reorganization under Section 368(a) of the Code and (ii) the BriskHeat Spin-Off constitutes a tax-free transaction to the Company and the stockholders of the Company under Section 355 of the Code; and Coopers & Lybrand, L.L.P. shall have advised the Company in writing that it has determined that there is a reasonable basis to report the BriskHeat Spin-Off as a tax-free transaction.

    (m) Patterson Agreement. Patterson and the Buyer shall have executed an agreement in the form of Exhibit D attached hereto.

    (n) Stewart Agreement. Stewart and the Buyer shall have executed an employment letter in the form of Exhibit E attached hereto.

    (o) No Material Adverse Change. From the date of this Agreement to the Effective Time, there shall not have been any Buyer Material Adverse Change, nor shall there have occurred any event or development which could reasonably be expected to result in a Buyer Material Adverse Change in the future; provided, however, that the events specified in the Buyer Disclosure Schedule under the caption "Events Deemed not to Constitute a Buyer Material Adverse Change" shall be deemed not to constitute a Buyer Material Adverse Change for purposes of this Section 6.2(o).

    (p) Proceedings Satisfactory. All actions to be taken by the Buyer and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company and Keystone.

                                  ARTICLE VII

                                INDEMNIFICATION

  7.1 Indemnification. The Company Stockholders, the Unvested TMI Option Holders and Keystone, jointly and severally, shall indemnify and hold harmless the Surviving Corporation, the Buyer, the Buyer Subsidiaries, the Company and the Company Subsidiaries, from and against any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by any of the foregoing persons indemnified hereunder or any Affiliate thereof (the "Indemnified Persons"):

    (a) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company, any of the Company Stockholders or Unvested TMI Option Holders or Keystone contained in this Agreement;

    (b) resulting from any failure of any Company Stockholders to have good, valid and marketable title to the issued and outstanding Company Shares held by such Company Stockholders at the Effective Time, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever, or any failure of any Unvested TMI Option Holders to have good, valid and marketable title to the Unvested TMI Options held by such Unvested TMI Option Holders at the Effective Time, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever;

    (c) resulting from any failure of Keystone to have good, valid and marketable title to the Keystone Shares at the Effective Time, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever;

    (d) resulting from any claim by a stockholder or former stockholder of the Company or any Company Subsidiary, or any other person, firm, corporation or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company or any Company Subsidiary; (ii) any rights of a stockholder, including any option, dissenter's or preemptive rights or rights to notice or to vote; (iii) any rights under the charter or By-laws of the Company or any Company Subsidiary; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company or any Company Subsidiary; and

    (e) the BriskHeat Spin-Off (including without limitation liabilities for Taxes).

  7.2 Method of Asserting Claims.

    (a) All claims for indemnification by an Indemnified Person pursuant to this Article VII shall be made in accordance with the provisions of the Escrow Agreement and this Agreement.

    (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Article VII, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnification Representative, (ii) such Indemnified Person may make a claim for indemnification pursuant to this Article VII in accordance with the provisions of the Escrow Agreement and this Agreement, and (iii) such Indemnified Person shall be reimbursed, in accordance with the provisions of the Escrow Agreement and this Agreement, for any such Damages for which it is entitled to indemnification pursuant to this Article VII.

    (c) The Indemnified Person shall give prompt written notification to the Indemnification Representative of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VII may be sought. Within 20 days after delivery of such notification, the Indemnification Representative may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnification Representative acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Article VII. If the Indemnification Representative does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnification Representative assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representative, which shall not be unreasonably withheld. The Indemnification Representative shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld.

  7.3. Survival. The representations, warranties, covenants and agreements of the Company, the Company Stockholders, the Unvested TMI Option Holders and Keystone set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents. All representations and warranties set forth in this Agreement shall expire twelve months after the Closing Date, except that (i) the representations contained in
Section 2.23 relating to the generation, on-site storage or arrangement for treatment, storage, disposal or recycling of Materials of Environmental Concern, including but not limited to spent solder waste, by TMI and/or TME shall survive the Closing and the consummation of the transactions contemplated thereby and continue until 36 months after the Closing Date; (ii) the representation contained in Section 2.33 shall survive the Closing and the consummation of the transactions contemplated thereby and continue until 18 months after the Closing Date; and (iii) any claim based upon fraud or a willful misrepresentation by any party shall survive the Closing without limitation. If a claim for indemnification is made before expiration of such periods, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

  7.4 Limitations.

    (a) If the Closing occurs, and subject to Section 7.4(b), (i) the aggregate liability of the Company Stockholders, the Unvested TMI Option Holders and Keystone for Damages under this Article VII shall not exceed an amount equal to the fair market value of the Escrow Shares, as determined in accordance with the Escrow Agreement, and (ii) the Company Stockholders, the Unvested TMI Option Holders and Keystone shall not be liable under this
  Article VII unless and until, and only to the extent that, the aggregate Damages exceed $150,000.

    (b) Notwithstanding the foregoing Section 7.4(a), the indemnification obligations of the Company Stockholders, the Unvested TMI Option Holders and Keystone under Section 7.1 shall, with respect to the BriskHeat Spin-Off, (i) survive until expiration of all applicable statutes of limitation in the relevant jurisdictions of each taxing authority and (ii) not be subject to the $150,000 threshold specified in Section 7.4(a). If a claim for indemnification with respect to the BriskHeat Spin-Off is made before expiration of the period specified in the preceding sentence, then (notwithstanding the expiration of such time period) the indemnification obligations of the Company Stockholders, the Unvested TMI Option Holders and Keystone under Section 7.1 shall survive until, but only for purposes of, the resolution of such claim.

    (c) Except with respect to claims based on fraud or willful misrepresentation, the rights of the Indemnified Persons under this Article VII shall be the exclusive remedy of the Indemnified Persons with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company, the Company Stockholders, the Unvested TMI Option Holders or Keystone contained in this Agreement.

                                  ARTICLE VIII

                                  TERMINATION

  8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time (whether before or after the Requisite Buyer Stockholder Approval or the Requisite Company Stockholder Approval) with the prior authorization of their Boards of Directors, as provided below:

    (a) the Parties may terminate this Agreement by mutual written consent;

    (b) the Buyer may terminate this Agreement by giving written notice to the Company and Keystone in the event the Company or Keystone is in breach of any material representation, warranty, covenant or agreement contained in this Agreement, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within ten business days following receipt by the Company and Keystone of written notice of such breach from the Buyer;

    (c) the Company or Keystone may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any material representation, warranty, covenant or agreement contained in this Agreement, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within ten business days following receipt by the Buyer of written notice of such breach from the Company or Keystone;

    (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the stockholders of the Buyer have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Buyer Stockholder Approval;

    (e) the Buyer may terminate this Agreement by giving written notice to the Company and Keystone if the Closing shall not have occurred on or before March 31, 1995 by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement);

    (f) the Company or Keystone may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before March 31, 1995 by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from a breach by the Company or Keystone of any representation, warranty, covenant or agreement contained in this Agreement); or

    (g) the Buyer may terminate this Agreement by giving written notice to the Company and Keystone if, by the thirtieth business day after the date of this Agreement, the Buyer has not completed to its satisfaction its due diligence investigation of the Company (excluding the Company Subsidiaries other than BriskHeat) and BriskHeat.

  8.2 Effect of Termination. If any Party terminates this Agreement pursuant to
Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement); provided, however, that the confidentiality provisions contained in Section 5.9 shall survive any such termination.

  8.3 Termination Fee. In the event that the Requisite Buyer Stockholder Approval is not obtained, and this Agreement has not been terminated pursuant to Sections 8.1(a), 8.1(b), 8.1(e) or 8.1(g), the Buyer shall promptly pay (a) to the Company, in full satisfaction of any and all obligations of the Buyer to the Company, the Company Stockholders or the Unvested TMI Option Holders in respect thereof, a termination fee equal to the Company's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement from August 12, 1994 until the Buyer notifies the Company that the Requisite Buyer Stockholder Approval has not been obtained, and (b) to Keystone, in full satisfaction of any and all obligations of the Buyer to Keystone in respect thereof, a termination fee equal to the Keystone's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement from August 12, 1994 until the Buyer notifies Keystone that the Requisite Buyer Stockholder Approval has not been obtained; provided, however, that in no event shall the aggregate amount of such termination fees exceed $150,000.

                                   ARTICLE IX

                                  DEFINITIONS

  For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

     DEFINED TERM                                          SECTION
     ------------                                          -------
     Additional Buyer Shares.............................. 1.7(c)
     Affiliate............................................ 2.15(f)
     Affiliate Agreement.................................. 5.17
     Aggregate Buyer Shares............................... 1.5(a)
     Arbitrators.......................................... 10.14(b)
     BriskHeat............................................ Preliminary Statement
     BriskHeat Common Stock............................... Preliminary Statement
     BriskHeat Spin-Off................................... Preliminary Statement
     Buyer................................................ Introduction
     Buyer Activity....................................... 5.13(e)
     Buyer Balance Sheet.................................. 4.7
     Buyer Common Stock................................... 1.5(a)
     Buyer Disclosure Schedule............................ Article IV
     Buyer Material Adverse Change........................ 4.6
     Buyer Reports........................................ 4.5
     Buyer Subsidiary..................................... 1.11(b)
     CERCLA............................................... 2.23(a)
     Certificate of Merger................................ 1.1(a)
     Certificates......................................... 1.8(a)
     Closing.............................................. Preliminary Statement
     Closing Date......................................... 1.2
     Code................................................. 2.9(c)
     Company.............................................. Introduction
     Company Buyer Shares................................. 1.5(a)
     Company Common Stock................................. Preliminary Statement
     Company Disclosure Schedule.......................... Article II
     Company Escrow Buyer Shares.......................... 1.5(b)
     Company Initial Buyer Shares......................... 1.5(b)
     Company Material Adverse Change...................... 6.1(m)
     Company Percentage................................... 1.5(a)
     Company Shares....................................... 1.5(a)

     DEFINED TERM                                          SECTION
     ------------                                          -------
     Company Stockholder.................................. Preliminary Statement
     Company Stock Split.................................. Preliminary Statement
     Company Subsidiary................................... Preliminary Statement
     Company's Knowledge.................................. 2.9(b)
     Confidential Information............................. 5.9
     Conversion Ratio..................................... 1.5(a)
     Damages.............................................. 7.1
     Dissenting Shares.................................... 1.6(a)
     Effective Time....................................... 1.1(a)
     Employee Benefit Plan................................ 2.22(a)
     Environmental Law.................................... 2.23(a)
     ERISA................................................ 2.22(a)
     ERISA Affiliate...................................... 2.22(a)
     Escrow Agreement..................................... 1.3
     Escrow Agent......................................... 1.3
     Escrow Conversion Ratio.............................. 1.5(a)
     Escrow Option Shares................................. 1.7(c)
     Escrow Shares........................................ 1.5(d)
     Exchange Act......................................... 5.3(a)
     Form S-4............................................. 5.3(a)
     GAAP................................................. 2.6(a)
     Governmental Entity.................................. 2.4(b)
     IBM.................................................. 2.33
     Indemnification Representative....................... 1.3
     Indemnified Party.................................... 5.13(g)
     Indemnified Persons.................................. 7.1
     Indemnifying Party................................... 5.13(g)
     Initial Conversion Ratio............................. 1.5(a)
     Initial Option Shares................................ 1.7(c)
     Initial Shares....................................... 1.5(d)
     Intellectual Property................................ 2.12(a)
     Interim Financial Statements......................... 5.5
     Keystone............................................. Introduction
     Keystone Buyer Shares................................ 1.5(a)
     Keystone Escrow Buyer Shares......................... 1.5(a)
     Keystone Initial Buyer Shares........................ 1.5(a)
     Keystone Percentage.................................. 1.5(a)
     Keystone Shares...................................... Preliminary Statement
     Keystone TME Shares.................................. Preliminary Statement
     Keystone TMI Shares.................................. Preliminary Statement
     Materials of Environmental Concern................... 2.23(b)
     Merger............................................... Preliminary Statement
     Most Recent BriskHeat Balance Sheet.................. 2.8(b)
     Most Recent Combined Balance Sheet................... 2.8(d)
     Most Recent Company Balance Sheet.................... 2.8(c)
     Most Recent TMI Balance Sheet........................ 2.8(a)
     Nasdaq............................................... 1.5(a)
     Ordinary Course of Business.......................... 2.4(f)
     Outstanding Company Shares........................... 1.5(a)
     Parties.............................................. Introduction
     Patterson............................................ Preliminary Statement

     DEFINED TERM                                          SECTION
     ------------                                          -------
     Patterson Designee................................... 5.14(b)
     Permits.............................................. 2.25
     Prospectus/Proxy Statement........................... 5.3(a)
     Registrable Shares................................... 5.13(a)
     Registration Expenses................................ 5.13(a)
     Registration Rights Holders.......................... 5.13(a)
     Registration Statement............................... 5.13(a)
     Requisite Buyer Stockholder Approval................. 4.3
     Requisite Company Stockholder Approval............... 2.3
     Rule 145............................................. 5.13(a)
     Rule 145 Affiliates.................................. 5.17
     SEC.................................................. 4.5
     Securities Act....................................... 2.2
     Security Interest.................................... 2.4
     Special Meeting...................................... 5.3(a)
     Stewart.............................................. Preliminary Statement
     Stewart Designee..................................... 5.14(a)
     Subsidiary........................................... Preliminary Statement
     Surviving Corporation................................ 1.1(a)
     Taxes................................................ 2.9(a)
     Tax Returns.......................................... 2.9(a)
     TME.................................................. Preliminary Statement
     TME Common Stock..................................... Preliminary Statement
     TME Stock Contribution............................... Preliminary Statement
     TMI.................................................. Preliminary Statement
     TMI Common Stock..................................... Preliminary Statement
     TMI Option Exercise and Exchange..................... Preliminary Statement
     TMI Options.......................................... Preliminary Statement
     Transaction Shares................................... 1.5(d)
     Transitory Subsidiary................................ Introduction
     Unvested TMI Option Holder........................... 1.7(c)
     Unvested TMI Options................................. 1.7(c)

                                   ARTICLE X

                                 MISCELLANEOUS

  10.1 Press Releases and Announcements. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

  10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Article I concerning payment of the Company Buyer Shares are intended for the benefit of the Company Stockholders and the provisions in Article I concerning payment of the Additional Buyer Shares are intended for the benefit of the Unvested TMI Option Holders.

  10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof (other than the confidentiality letter agreement dated May 9, 1994 between the Buyer and the Company, which shall continue in accordance with its terms).

  10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

  10.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

  10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

  10.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

  If to the Company:

  c/o Texas Microsystems, Inc.
  5959 Corporate Drive
  Houston, Texas 77036
  Attention: President

  Copy to:

  Robert H. Whilden, Jr., Esq.
  Vinson & Elkins, L.L.P.
  2500 First City Tower
  1001 Fannin
  Houston, Texas 77002

  If to Keystone:

  Keystone International, Inc.
  9600 West Gulf Bank Drive
  Houston, Texas 77040
  Attention: Mark E. Baldwin

  Copy to:

  T. William Porter, Esq.
  Porter & Hedges, L.L.P.
  700 Louisiana, 35th Floor
  Houston, Texas 77002

  If to the Buyer or Transitory Subsidiary:

  Sequoia Systems, Inc.
  400 Nickerson Road
  Marlborough, Massachusetts 01752
  Attention: President

  Copies to:

  Sequoia Systems, Inc.
  400 Nickerson Road
  Marlborough, Massachusetts 01752
  Attention: General Counsel

  David A. Westenberg, Esq.
  Hale and Dorr
  60 State Street
  Boston, Massachusetts 02109

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

  10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

  10.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective Boards of Directors; provided, however, that any amendment effected subsequent to the Requisite Buyer Stockholder Approval shall be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty, covenant or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

  10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

  10.11 Expenses. Except as set forth in the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, the Company and the Company Subsidiaries shall incur only reasonable legal, accounting and other fees and expenses in connection with the Merger and, in no event, shall the Company or any Company Subsidiary incur any legal, accounting or other fees and expenses on behalf of any Company Stockholder or Unvested TMI Option Holder personally; any fees and expenses incurred by the Company or any Company Subsidiary in violation of the foregoing restrictions shall be recovered by the Buyer without regard to the provisions of Section 7.4(a).

  10.12 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 10.13), in addition to any other remedy to which it may be entitled, at law or in equity.

  10.13 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.7. Nothing in this Section 10.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

  10.14 Dispute Resolution; Arbitration.

    (a) All disputes under the Escrow Agreement shall be governed exclusively by the provisions of the Escrow Agreement. In the event of any other dispute between the Parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the Parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute shall submitted to arbitration in accordance with
  Section 10.14(b) hereof.

    (b)(i) Either the Buyer or the Indemnification Representative may submit any matter referred to in Section 10.14(a) hereof to arbitration by notifying the other Parties hereto, in writing, of such dispute. Within 10 days after receipt of such notice, the Buyer shall designate in writing one arbitrator, the Indemnification Representative shall designate a second arbitrator and the two arbitrators shall jointly designate a third arbitrator (collectively, the "Arbitrators") to resolved the dispute. None of the Arbitrators shall be an employee, consultant, officer, director or stockholder of any of the Parties hereto or an affiliate of any Party hereto.

    (ii) Within 15 days of after the designation of the Arbitrators hereunder, the Arbitrators, the Buyer and the Indemnification
  Representative shall meet, at which time the Buyer and the Indemnification Representative shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

    (iii) The Arbitrators shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to 10.14(b)(ii) above, to discuss each of the issues identified by the Buyer and the Indemnification Representative. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the Arbitrators shall have sole discretion with regard to the admissibility of evidence.

    (iv) The Arbitrators shall use their best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in Section 10.14(b)(iii) above. The determination of the Arbitrators as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the Arbitrators shall be in writing, determined by at least a majority of their number and shall be delivered to the Parties hereto.

    (v) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the Arbitrators and the costs and expenses of the arbitration.

    (vi) Any arbitration pursuant to this Section 10.14(b) shall be conducted in Boston, Massachusetts. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the Parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Massachusetts for purposes of the enforcement of any arbitration award.

  10.15 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

  10.16 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          SEQUOIA SYSTEMS, INC.

                                                 /s/ Cornelius P. McMullan
                                          By: _________________________________

                                                     President and CEO
                                          Title: ______________________________

                                          SEQUOIA ACQUISITION CORPORATION

                                                 /s/ Cornelius P. McMullan
                                          By: _________________________________

                                                         President
                                          Title: ______________________________

                                          SPCO, INC.

                                                  /s/ J. Michael Stewart
                                          By: _________________________________

                                                         President
                                          Title: ______________________________

                                          KEYSTONE INTERNATIONAL, INC.

                                                    /s/ Mark E. Baldwin
                                          By: _________________________________

                                                      Vice President
                                          Title: ______________________________

  The undersigned stockholders of the Company hereby execute this Agreement for the limited purposes of agreeing to and becoming bound by the provisions of Sections 1.17, 5.1, 5.13, 5.14, 5.15, 5.19 and 5.20. In addition, Patterson hereby agrees at the Closing to execute the agreement in the form of Exhibit D attached hereto, and Stewart hereby agrees at the Closing to execute the employment letter in the form of Exhibit E attached hereto.

                                                  /s/ W. Wayne Patterson
                                          _____________________________________
                                                    W. WAYNE PATTERSON

                                                  /s/ J. Michael Stewart
                                          _____________________________________
                                                    J. MICHAEL STEWART

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

  This Escrow Agreement is entered into as of       , 1995 among Sequoia
Systems, Inc., a Delaware corporation (the "Buyer"), W. Wayne Patterson (the "Indemnification Representative") and The First National Bank of Boston (the "Escrow Agent").

  WHEREAS, the Buyer, a transitory subsidiary of the Buyer, SPCO, Inc., a Delaware corporation (the "Company"), and Keystone International, Inc., a Texas corporation ("Keystone"), have entered into a Merger and Stock Purchase Agreement dated as of November 9, 1994 (the "Acquisition Agreement") pursuant to which such transitory subsidiary will be merged with and into the Company which, as the surviving corporation (the "Surviving Corporation"), will become a wholly-owned subsidiary of the Buyer, and simultaneously the Buyer will purchase the Keystone Shares (as defined in the Acquisition Agreement) from Keystone.

  WHEREAS, the Acquisition Agreement provides that an escrow account will be established to secure the indemnification obligations of Keystone, the Company Stockholders and the Unvested TMI Option Holders to the Indemnified Persons under the Acquisition Agreement on the terms and conditions set forth herein and in the Acquisition Agreement.

  WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

  NOW, THEREFORE, the parties hereto hereby agree as follows:

  1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Acquisition Agreement.

  2. Consent of Keystone, Company Stockholders and Unvested TMI Option
Holders. By virtue of the execution of the Acquisition Agreement by Keystone and approval of the Acquisition Agreement by the Company Stockholders, together with the approval of the Unvested TMI Option Holders as contemplated by Section 6.1(z) of the Acquisition Agreement, Keystone, the Company Stockholders and the Unvested TMI Option Holders entitled to receive Transaction Shares pursuant to the Acquisition Agreement have, without any further act of Keystone, any Company Stockholder or any Unvested TMI Option Holder, consented to: (a) the establishment of the Escrow Account (as defined below) to secure the indemnification obligations of Keystone, the Company Stockholders and the Unvested TMI Option Holders under Article VII of the Acquisition Agreement in the manner set forth herein, (b) the appointment of the Indemnification Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of Keystone, each Company Stockholder and each Unvested TMI Option Holder, and the taking by the Indemnification Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and (c) all of the other terms, conditions and limitations in this Agreement.

  3. Escrow and Indemnification.

  (a) Escrow Shares. On the Closing Date, the Buyer shall deposit with the Escrow Agent certificates for the Escrow Shares, issued in the names of Keystone, the respective Company Stockholders (other than the holders of Dissenting Shares, if any) and the respective Unvested TMI Option Holders. The Buyer may from time to time deposit additional Company Escrow Shares with the Escrow Agent pursuant to the final sentence of Section 1.6(a) of the Acquisition Agreement. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold such Escrow Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

  (b) Indemnification. Keystone, the Company Stockholders and the Unvested TMI Option Holders, jointly and severally, have agreed in Article VII of the Acquisition Agreement to indemnify and hold harmless the Indemnified Persons from and against specified Damages. The Escrow Shares shall be security for the indemnification obligation of Keystone, the Company Stockholders and the Unvested TMI Option Holders, subject to the limitations, and in the manner provided, in this Agreement and the Acquisition Agreement.

  (c) Dividends, Etc. Any securities distributable to Keystone, the Company Stockholders or the Unvested TMI Option Holders in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be issued in the names of Keystone, the respective Company Stockholders (other than the holders of Dissenting Shares) and the respective Unvested TMI Option Holders and shall be considered Escrow Shares for purposes hereof. Any cash dividends or property (other than securities) distributable to Keystone, the Company Stockholders or the Unvested TMI Option Holders in respect of the Escrow Shares shall be distributed to Keystone, the Company Stockholders and the Unvested TMI Option Holders, respectively.

  (d) Voting of Escrow Shares. Keystone, the Company Stockholders and the Unvested TMI Option Holders shall be entitled to vote their Escrow Shares and the Buyer shall deliver proxy materials to and accept proxies from the Escrow Agent with respect to such Escrow Shares on the same basis as other stockholders of the Buyer.

  (e) Transferability. The respective interests of Keystone, the Company Stockholders and the Unvested TMI Option Holders in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

  4. Administration of Escrow Account. The Escrow Agent shall administer the Escrow Account as follows:

  (a) If an Indemnified Person has incurred or suffered Damages for which it is or may be entitled to indemnification under Article VII of the Acquisition Agreement, the Indemnified Person shall give written notice of such claim (a "Claim Notice") to the Indemnification Representative and the Escrow Agent. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount") and the basis for such claim.

  (b) Within 20 days after delivery of a Claim Notice, the Indemnification Representative shall provide to the Indemnified Person, with a copy to the Escrow Agent, a written response (the "Response Notice") in which the Indemnification Representative shall: (i) agree that Escrow Shares having a Fair Market Value (as computed pursuant to Section 6 hereof) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnified Person, (ii) agree that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnified Person or (iii) contest that all or any of the Escrow Shares may be released from the Escrow Account to the Indemnified Person. The Indemnification Representative may contest the release of Escrow Shares having a Fair Market Value equal to all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Person is entitled to indemnification under Article VII of the Acquisition Agreement. If no Response Notice is delivered by the Indemnification Representative within such 20-day period, the Indemnification Representative shall be deemed to have agreed that Escrow Shares having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person from the Escrow Account.

  (c) If the Indemnification Representative in the Response Notice agrees (or is deemed to have agreed) that Escrow Shares having a Fair Market Value equal to all of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall promptly thereafter deliver and assign to the Indemnified Person such number of Escrow Shares held in the Escrow Account which have a Fair Market Value equal to the Claimed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account).

  (d) If the Indemnification Representative in the Response Notice agrees that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall promptly thereafter deliver and assign to the Indemnified Person such number of Escrow Shares held in the Escrow Account which have a Fair Market Value equal to the Agreed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account).

  (e) If the Indemnification Representative in the Response Notice contests the release of Escrow Shares having a Fair Market Value equal to all or part of the Claimed Amount (the "Contested Amount"), the matter shall be settled by binding arbitration in Boston, Massachusetts. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Indemnification Representative and the Indemnified Person shall each designate one arbitrator within 15 days of the delivery of the Indemnification Representative's Response Notice contesting the Claimed Amount. The Indemnification Representative and the Indemnified Person shall cause such designated arbitrators mutually to agree upon and shall designate a third arbitrator; provided, however, that (i) failing such agreement within 45 days of delivery of the Indemnification Representative's Response Notice, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Indemnification Representative or the Indemnified Person fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. Keystone, the Company Stockholders and the Unvested TMI Option Holders, on the one hand, and the Indemnified Person, on the other hand, shall pay the fees and expenses of the arbitrators respectively designated by the Indemnification Representative and the Indemnified Person and shall bear equally the fees and expenses of the third arbitrator. The Indemnification Representative and the Indemnified Person shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Indemnified Person is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Acquisition Agreement and this Agreement. The final decision of the majority of the arbitrators shall be furnished to the Indemnification Representative, the Indemnified Person and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Indemnification Representative, Keystone, the Company Stockholders, the Unvested TMI Option Holders, the Indemnified Person and the Escrow Agent and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. After delivery of a Response Notice that the Claimed Amount is contested by the Indemnification Representative, the Escrow Agent shall continue to hold in the Escrow Account such number of Escrow Shares having a Fair Market Value sufficient to cover the Contested Amount (up to the number of Escrow Shares then available in the Escrow Account), notwithstanding the occurrence of the First Termination Date or Second Termination Date (as defined below), until (i) delivery of a copy of a settlement agreement executed by the Indemnified Person and the Indemnification Representative setting forth instructions to the Escrow Agent as to the release of Escrow Shares, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the majority of the arbitrators setting forth instructions to the Escrow Agent as to the release of Escrow Shares, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Shares from the Escrow Account (to the extent Escrow Shares are then held in the Escrow Account) to the Indemnified Person in accordance with such agreement or instructions.

  5. Release of Escrow Account.

  (a) For purposes of this Agreement, (i) the "First Termination Date" shall be the first anniversary of the date of this Agreement, and (ii) the "Second Termination Date" shall be the date on which the last applicable statute of limitation in any relevant jurisdiction of any taxing authority shall have expired with respect to the BriskHeat Spin-Off (as defined in the Acquisition Agreement).

  (b) Promptly after the First Termination Date, the Escrow Agent shall distribute to Keystone, the Company Stockholders and the Unvested TMI Option Holders fifty percent (50%) of the Escrow Account then held in escrow. Notwithstanding the foregoing, if an Indemnified Person has previously given a Claim Notice which has not then been resolved in accordance with Section 4, the Escrow Agent shall retain in escrow after the First Termination Date at least such number of Escrow Shares having a Fair Market Value as equals the Claimed Amount which has not then been resolved.

  (c) Buyer shall give notice to the Escrow Agent of the occurrence of the Second Termination Date. Promptly after receipt of said notice, the Escrow Agent shall distribute to Keystone, the Company Stockholders and the Unvested TMI Option Holders the Escrow Account then held in escrow. Notwithstanding the foregoing, if an Indemnified Person has previously given a Claim Notice which has not then been resolved in accordance with Section 4, the Escrow Agent shall retain in escrow after the Second Termination Date such number of Escrow Shares having a Fair Market Value equal to the Claimed Amount which has not then been resolved.

  (d) Concurrently with the execution of this Agreement, the Company shall provide the Escrow Agent with a written record of the name and address of Keystone, each Company Stockholder and each Unvested TMI Option Holders and the number of Escrow Shares credited to his or its account, and such list shall be attached hereto as Attachment A. Any distribution of all or a portion of the Escrow Shares to the Keystone, Company Stockholders and Unvested TMI Option Holders shall be made in accordance with the percentages set forth opposite such holders' respective names on Attachment A attached hereto; provided, however, that the Escrow Agent shall withhold the distribution of the portion of the Escrow Shares otherwise distributable to Keystone or Company Stockholders who have not, according to written notice provided by the Buyer to the Escrow Agent, prior to such distribution, surrendered their respective Certificates pursuant to the terms and conditions of the Acquisition Agreement ("Withheld Escrow Shares"); and provided further that such Attachment A shall be appropriately revised in the event the Buyer deposits additional Company Escrow Shares with the Escrow Agent pursuant to the final sentence of Section 1.6(a) of the Acquisition Agreement following the date of this Agreement. Any such Withheld Escrow Shares shall be delivered to the Buyer promptly after the Second Termination Date, and shall be delivered by the Buyer to Keystone or the Company Stockholders to whom such shares would have otherwise been distributed upon surrender of their respective Certificates. Distributions to Keystone, the Company Stockholders and Unvested TMI Option Holders shall be made by mailing stock certificates to such holders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by any such holder). No fractional Escrow Shares shall be distributed to Keystone, Company Stockholders or Unvested TMI Option Holders pursuant to this Agreement. In lieu of fractional shares that Keystone, Company Stockholders or Unvested TMI Option Holders would otherwise be entitled to receive, Keystone and such Company Stockholders and Unvested TMI Option Holders shall receive a cash payment equal to the value of the such fractional share, based on the average of the last sale prices of the Buyer Common Stock on the Nasdaq National Market ("Nasdaq") on the Closing Date.

  6. Valuation of Escrow Shares. For purposes of this Agreement, the Fair Market Value of the Escrow Shares shall be determined based upon the closing sales price per share of the Buyer Common Stock on Nasdaq on the Closing Date. Buyer shall certify such closing sales price on the Closing to the Escrow Agent.

  7. Fees and Expenses.

  (a) The Buyer, on the one hand, and Keystone, the Company Stockholders and the Unvested TMI Option Holders, on the other hand, shall each pay one-half of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder. Such fees shall be nonrefundable and paid in advance. Said parties also agree to pay on demand Escrow Agent's costs and expenses, including the reasonable fees and expenses of counsel to the Escrow Agent, other than costs and expenses reimbursed pursuant to Section 8(b) hereof incurred in connection with its duties hereafter.

  (b) All reasonable expenses (including attorneys' fees) incurred by the Indemnification Representative in connection with the performance of his duties hereunder shall be reimbursed to the Indemnification Representative by Keystone, the Company Stockholders and the Unvested TMI Option Holders.

  8. Limitation of Escrow Agent's Liability.

  (a) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. The duties of the Escrow Agent shall be determined only with reference to this Escrow Agreement and applicable laws and Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

  (b) The Buyer, Keystone, the Company Stockholders and the Unvested TMI Option Holders hereby jointly and severally agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder, including the cost and expenses of defending itself against any claim of liability. As between themselves, the Buyer, on the one hand, and Keystone, the Company Stockholders and the Unvested TMI Option Holders, on the other hand, shall each be liable for one-half of such amounts.

  9. Liability and Authority of Indemnification Representative; Successors and Assigns.

  (a) The Indemnification Representative shall incur no liability with respect to any action taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for other action or inaction except his own willful misconduct or negligence. The Indemnification Representative may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Indemnification Representative based on such advice, the Indemnification Representative shall not be liable to anyone. The Indemnification Representative shall be indemnified and held harmless by Keystone, the Company Stockholders and the Unvested TMI Option Holders from all losses, costs and expenses which he may incur as a result of involvement in any legal proceedings arising from the performance of his duties hereunder.

  (b) In the event of the death or permanent disability of the Indemnification Representative, or his resignation as an Indemnification Representative, a successor Indemnification Representative shall be elected by a majority vote of Keystone, the Company Stockholders and the Unvested TMI Option Holders, with Keystone and each Company Stockholder and each Unvested TMI Option Holder (or his or her successors or assigns) to be given a vote equal to the number of votes represented by the Transaction Shares held by Keystone or such Company Stockholder or Unvested TMI Option Holder immediately prior to the Effective Time. Each successor Indemnification Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Indemnification Representative, and the term "Indemnification Representative" as used herein shall be deemed to include any successor Indemnification Representatives.

  (c) The Indemnification Representative shall have full power and authority to represent Keystone, the Company Stockholders and the Unvested TMI Option Holders, and any successors to Keystone, the Company Stockholders or the Unvested TMI Option Holders, with respect to all matters arising under this Agreement and all action taken by any Indemnification Representative hereunder shall be binding upon Keystone, the Company Stockholders and the Unvested TMI Option Holders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Indemnification Representative shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize payments to be made with respect thereto, on behalf of Keystone, the Company Stockholders and the Unvested TMI Option Holders and their successors. All actions to be taken by the Indemnification Representative hereunder shall be evidenced by, and taken upon, the written direction of a majority thereof.

  10. Termination. This Agreement shall terminate upon the later of the Second Termination Date or the disbursement by the Escrow Agent of all of the Escrow Shares in the Escrow Account in accordance with this Agreement; provided that the provisions of Sections 8 and 9 shall survive such termination.

  11. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

  If to the Buyer:                        Copies to:

  Sequoia Systems, Inc.                   Jeremy Swett, Esq.
  400 Nickerson Road                      Sequoia Systems, Inc.
  Marlborough, MA 01752                   400 Nickerson Road
  Attention: President                    Marlborough, MA 01752

                                          David A. Westenberg, Esq.
                                          Hale and Dorr
                                          60 State Street
                                          Boston, MA 02109

  If to the Indemnification
   Representative:                        Copy to:

  W. Wayne Patterson                      Robert H. Whilden, Jr., Esq.
  3324 Ella Lee Lane                      Vinson & Elkins, L.L.P.
  Houston, TX 77019                       2500 First City Tower
                                          1001 Fannin
                                          Houston, TX 77002

  If to the Escrow Agent:

  The First National Bank of Boston
  150 Royall Street
  Mail Stop 45-02-15
  Canton, MA 02021
  Attention: Corporate Trust Administration

  Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this
Section 11.

  12. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 30 days prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of the Indemnification Representative so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Indemnification Representative, which shall not be unreasonably withheld. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor

Escrow Agent and directions for the transfer of any Escrow Account then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Account to such designated successor. If no successor is appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

  13. General.

  (a) Governing Law, Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

  (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  (c) Entire Agreement. Except as set forth in the Acquisition Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

  (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

  (e) Amendment. This Agreement may be amended only with the written consent of the Buyer, the Escrow Agent and the Indemnification Representative.

  (f) This Agreement shall become effective only upon the occurrence of the Closing as defined in the Acquisition Agreement.

  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          SEQUOIA SYSTEMS, INC.


                                          By: _________________________________
                                          Title: ______________________________


                                          _____________________________________
                                          W. Wayne Patterson

                                          THE FIRST NATIONAL BANK OF BOSTON


                                          By: _________________________________
                                          Title: ______________________________

                                  ATTACHMENT A

      NAME                    PERCENTAGE
      ----                    ----------
Keystone International, Inc.
Company Stockholders:
Unvested TMI Option Holders:
                                ------
                                100.00%

                                                                       EXHIBIT B

                SUBSTANCE OF OPINION OF VINSON & ELKINS, L.L.P.

  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which both (i) the nature of its business or the ownership or leasing of its properties requires such qualification and (ii) the failure to be so qualified would have a material adverse effect upon its business or financial condition. The Company has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws, each as amended to date.

  2. The authorized capital stock of the Company consists solely of     Company
Shares, of which 8,867,500 shares are issued and outstanding and no shares are
held in the treasury of the Company, and    shares of preferred stock, $.01 par
value per share, of which no shares are issued or outstanding or held in the treasury of the Company. All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, non-assessable and free of all preemptive rights. To such counsel's knowledge, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company or any Company Stockholder is a party or which are binding upon the Company or any Company Stockholder providing for the issuance, disposition or acquisition of any capital stock of the Company. To such counsel's knowledge, there are no agreements, voting trusts or proxies or understandings with respect to the voting, or registration under the Securities Act, of any Company Shares. All of the issued and outstanding Company Shares were issued pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

  3. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Company Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which both (i) the nature of its business or the ownership or leasing of its properties requires such qualification and (ii) the failure to be so qualified would have a material adverse effect upon its business or financial condition. Each Company Subsidiary has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. No Company Subsidiary is in default under or in violation of any provision of its charter or By-laws, each as amended to date.

  4. The authorized, issued and outstanding capital stock of each Company Subsidiary is as set forth in the Company Disclosure Schedule. All of the issued and outstanding shares of capital stock of each Company Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. To such counsel's knowledge, all shares of capital stock of each Company Subsidiary (other than the Keystone Shares) are held at the Effective Time of record and beneficially by the Company (or, in the case of the TME Common Stock, by TMI), free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever (other than restrictions under the Securities Act and state securities laws). To such counsel's knowledge, other than the TMI Options, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company, any Company Subsidiary or any Company Stockholder is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Company Subsidiary. To such counsel's knowledge, there are no agreements, voting trusts or proxies or understandings with respect to the voting, or registration under the Securities Act, of the capital stock of any Company Subsidiary. All of the issued and outstanding shares of capital stock of each Company Subsidiary were issued pursuant to exemptions from registration under the Securities Act and applicable state securities laws. To such counsel's knowledge, the Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Company Subsidiary.

  5. The Company, Stewart and Patterson have all requisite power and authority to execute and deliver the Agreement and to perform their respective obligations thereunder. The execution and delivery of the Agreement and the performance of the Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action (including the Requisite Company Stockholder Approval) on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company, Stewart and Patterson and constitutes a legal, valid and binding obligation of the Company, Stewart and Patterson, enforceable against the Company, Stewart and Patterson in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

  6. The Indemnification Representative has all requisite power and authority to execute and deliver the Escrow Agreement and to perform his obligations and the obligations of the Company Stockholders and Keystone thereunder. The Escrow Agreement has been duly authorized by the Company Stockholders. The Escrow Agreement has been duly executed and delivered by the Indemnification Representative and constitutes a legal, valid and binding obligation of the Indemnification Representative and the Company Stockholders, enforceable against the Indemnification Representative and the Company Stockholders in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

  7. Except as set forth in the Agreement (including the Exhibits and Schedules thereto), neither the execution and delivery of the Agreement or the Escrow Agreement, nor the consummation of the transactions contemplated thereby, (i) conflicts with or violates any provision of the charter or By-laws of the Company or any Company Subsidiary, (ii) to such counsel's knowledge, requires on the part of the Company, any Company Subsidiary or any Company Stockholder any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) to such counsel's knowledge, conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel or requires any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Company, any Company Subsidiary or any Company Stockholder is a party or by which the Company, any Company Subsidiary or any Company Stockholder is bound or to which any of their assets is subject, (iv) to such counsel's knowledge, results in the imposition of any Security Interest upon any assets of the Company or any Company Subsidiary or (v) to such counsel's knowledge, violates any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any Company Stockholder or any properties or assets of the Company or any Company Subsidiary.

  8. Neither the Company nor any Company Subsidiary (i) is subject to any unsatisfied judgment, order, decree, stipulation or injunction or (ii) is a party to or, to such counsel's knowledge, is threatened to be made a party to any complaint, action, suit, proceeding, hearing or investigation of or in any court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

  9. All authorizations, consents and approvals of all Governmental Entities required in order to permit consummation by the Company, the Company Subsidiaries and the Company Stockholders of the transactions contemplated by the Agreement and the Escrow Agreement have been obtained.

  10. Prior to or upon consummation of Merger, all outstanding warrants, options or other rights to acquire capital stock of the Company or any Company Subsidiary (including without limitation the TMI Options) have been cancelled or exercised and no longer represent the right to receive capital stock of the Company, any Company Subsidiary, the Buyer or the Transitory Subsidiary.

  11. To such counsel's knowledge, each Company Stockholder at the Effective Time has good and marketable title to the Company Shares listed as held by him or it in the Company Disclosure Schedule or contemplated under the Agreement to be held by him or it at the Effective Time, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever (other than restrictions under the Securities Act and state securities laws).

  12. The information with respect to the Company, the Company Subsidiaries and the Company Stockholders contained in the Registration Statement and the Proxy Statement/Prospectus, as of the effective date of [Post-Effective] Amendment No. , complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act (except that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included therein).

  13. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will be effective under Delaware law.

                                                                       EXHIBIT C

                SUBSTANCE OF OPINION OF PORTER & HEDGES, L.L.P.

  1. Keystone is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Keystone is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which both (i) the nature of its business or the ownership or leasing of its properties requires such qualification and (ii) the failure to be so qualified would have a material adverse effect upon its business or financial condition. Keystone has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

  2. Keystone has all requisite power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Keystone. The Agreement has been duly and validly executed and delivered by Keystone. The Agreement and the Escrow Agreement constitute legal, valid and binding obligations of Keystone, enforceable against Keystone in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

  3. Neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated thereby, (i) conflicts with or violates any provision of the charter or By-laws of Keystone, (ii) to such counsel's knowledge, requires on the part of Keystone any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) to such counsel's knowledge, conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel or requires any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Keystone is a party or by which Keystone is bound or to which any of its assets is subject, (iv) to such counsel's knowledge, results in the imposition of any Security Interest upon any assets of the Company or any Company Subsidiary or (v) to such counsel's knowledge, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Keystone or any of its properties or assets.

  4. All authorizations, consents and approvals of all Governmental Entities required in order to permit consummation by Keystone of the transactions contemplated by the Agreement and the Escrow Agreement have been obtained.

  5. To such counsel's knowledge, Keystone at the Effective Time has good and marketable title to the Keystone Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever (other than restrictions under the Securities Act and state securities laws).

  6. The information with respect to Keystone contained in the Registration Statement and the Proxy Statement/Prospectus, as of the effective date of [Post-Effective] Amendment No. , complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act (except that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included therein).

                                                                       EXHIBIT D

                                   AGREEMENT

  THIS AGREEMENT (the "Agreement"), made this   day of      , 1995 is entered
into by Sequoia Systems, Inc., a Delaware corporation with its principal place of business at 400 Nickerson Road, Marlborough, Massachusetts 01752 (the "Buyer"), and W. Wayne Patterson, residing at 3324 Ella Lee Lane, Houston, Texas 77019 ("Patterson").

                                  INTRODUCTION

  WHEREAS, the Buyer desires to retain the services of Patterson and Patterson desires to perform certain services for the Buyer; and

  WHEREAS, pursuant to a Merger and Stock Purchase Agreement dated as of November 9, 1994 among the Buyer, Sequoia Acquisition Corporation, a wholly-owned transitory subsidiary of the Buyer (the "Transitory Subsidiary"), SPCO, Inc. (the "Company") and Keystone International, Inc. ("Keystone") (the "Acquisition Agreement"), the Buyer is acquiring all of the issued and outstanding capital stock of the Company through the merger of the Transitory Subsidiary with and into the Company and is simultaneously purchasing the Keystone Shares (as defined in the Acquisition Agreement) from Keystone. Except where the context otherwise requires, all references to the Company shall be deemed to include the Company's direct and indirect subsidiaries, including without limitation Texas Microsystems, Inc., a Delaware corporation ("TMI"), and Texas Micro Electronic, Inc., a Delaware corporation ("TME").

  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

  1. Services. Patterson agrees to perform such business advisory and related services to and for the Buyer as may be reasonably requested from time to time by the Buyer, including but not limited to the services specified on Schedule A to this Agreement (the "Services"), for up to 75 days per year during the Advisory Period (as defined below) at mutually agreeable times and places. The Buyer agrees to cause the Company or TMI to continue to provide to Patterson his current office space and secretarial services, at no cost to Patterson, in Houston, Texas in connection with the provision of Services hereunder by Patterson.

  2. Term. This Agreement shall commence on the Effective Time, as defined in the Acquisition Agreement, and shall continue until the first anniversary of such date (such period, as it may be sooner terminated in accordance with the provisions of Section 4, being referred to as the "Advisory Period").

  3. Compensation.

    3.1 Fees. The Buyer shall pay to Patterson fees equal to twelve thousand five hundred dollars ($12,500.00) per month during the Advisory Period, payable in arrears on the last day of each such month, without obligation on the part of the Buyer or Transitory Subsidiary to withhold any sums in respect of, or make any payment whatsoever relating to, Patterson's tax obligations to any taxing authority.

    3.2 Reimbursement of Expenses. The Buyer shall reimburse Patterson for all reasonable and necessary expenses incurred or paid by Patterson in connection with, or related to, the performance of Services under this Agreement. Patterson shall submit to the Buyer itemized monthly statements, in a form satisfactory to the Buyer, of such expenses incurred in the previous month. The Buyer shall pay to Patterson amounts shown on each such statement within 30 days after receipt thereof. Notwithstanding the foregoing Patterson shall not, without the prior written approval of the
  Buyer: (i) incur total expenses for which reimbursement is sought in excess of $1,000 per month; or (ii) travel outside Houston, Texas in connection with, or related to, the performance of Services under this Agreement.

    3.3 Benefits. Patterson shall not be entitled to any benefits or perquisites, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Buyer; provided that the Buyer shall reimburse Patterson for the cost of premiums paid or incurred by Patterson required to retain COBRA benefits provided by the Company (or TMI) for the one-year period immediately following the Effective Time.

    3.4 Automobile and Office Furniture. Patterson and the Buyer agree that, as part of Patterson's obligations hereunder, at the Effective Time, Patterson shall cause TMI to sell to BriskHeat Corporation, a Delaware corporation, the 1994 Cadillac Seville (V.I.N. No. 1G6KY5290RU838810) and office furniture currently used by Patterson at a purchase price equal to the respective book values of such vehicle and office furniture as of the Effective Time.

  4. Termination. This Agreement shall terminate upon the occurrence of any of the following:

    4.1 Expiration of the Advisory Period in accordance with Section 2;

    4.2 At the election of the Buyer, for cause, immediately upon written notice by the Buyer to Patterson. For the purposes of this Section 4.2, cause for termination shall be deemed to exist upon (a) a good faith finding by the Board of Directors of the Buyer (the "Board") of the failure of Patterson to perform his assigned duties, dishonesty, gross negligence or misconduct, or (b) the conviction of Patterson of, or the entry of a pleading of guilty or nolo contendere by Patterson to, any crime involving moral turpitude or any felony; or

    4.3 Thirty days after the death or disability of Patterson. As used in this Agreement, the term "disability" shall mean the inability of Patterson, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the Services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both Patterson and the Buyer, provided that if Patterson and the Buyer do not agree on a physician, Patterson and the Buyer shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

  5. Effect of Termination.

    5.1 Termination for Cause or at Election of Either Party. In the event this Agreement is terminated for cause pursuant to Section 4.2, the Buyer shall pay to Patterson the compensation and expenses otherwise payable to him under Section 3 through the last day of the Advisory Period.

    5.2 Termination for Death or Disability. If the provision of Services by Patterson to the Buyer hereunder is terminated by death or because of disability pursuant to Section 4.3, the Buyer shall pay to the estate of Patterson or to Patterson, as the case may be, the compensation which would otherwise be payable to Patterson up to the end of the month in which the termination of the Advisory Period because of death or disability occurs.

    5.3 Survival. The provisions of Section 7 shall survive the termination of this Agreement.

  6. Cooperation. Patterson shall use his best efforts in the performance of his obligations under this Agreement. The Buyer shall provide such access to its information and property as may be reasonably required in order to permit Patterson to perform his obligations hereunder. Patterson shall cooperate with the Buyer's and the Company's personnel, shall not interfere with the conduct of the Buyer's or the Company's business and shall observe all rules, regulations and security requirements of the Buyer or the Company concerning the safety of persons and property.

  7. Inventions and Proprietary Information.

    7.1 Inventions.

    (a) All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) ("Inventions") related to the business of the Buyer or the Company which are made, conceived, reduced to practice, created, written, designed or developed by Patterson, solely or jointly with others and whether during normal business hours or otherwise, during the Advisory Period or thereafter if resulting or directly derived from Proprietary Information (as defined below), shall be the sole property of the Buyer. Patterson hereby assigns to the Buyer all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Buyer as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of the Buyer and at the Buyer's expense, Patterson shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Buyer and to assist the Buyer in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.

    (b) Patterson shall promptly disclose to the Buyer all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Buyer) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Buyer at all times.

    7.2 Proprietary Information.

    (a) Patterson acknowledges that his relationship with the Buyer is one of high trust and confidence and that in the course of his service to the Buyer he will have access to and contact with Proprietary Information. Patterson agrees that he will not, during the Advisory Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or Invention.

    (b) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Buyer, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by Patterson in the course of his service to the Buyer.

    (c) Patterson's obligations under this Section 7.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by Patterson or others of the terms of this Section 7.2, (ii) is generally disclosed to third parties by the Buyer without restriction on such third parties, or (iii) is approved for release by written authorization of the Board.

    (d) Upon termination of this Agreement or at any other time upon request by the Buyer, Patterson shall promptly deliver to the Buyer all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Buyer.

    (e) Patterson represents that his retention hereunder with the Buyer and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. Patterson shall not disclose to the Buyer any trade secrets or confidential or proprietary information of any other party.

    (f) Patterson acknowledges that the Buyer from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Buyer regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. Patterson agrees to be bound by all such obligations and restrictions that are known to him and to take all action necessary to discharge the obligations of the Buyer under such agreements.

    7.3 Remedies. Patterson acknowledges that any breach of the provisions of this Section 7 shall result in serious and irreparable injury to the Buyer for which the Buyer cannot be adequately compensated by monetary damages alone. Patterson agrees, therefore, that, in addition to any other remedy it may have, the Buyer shall be entitled to enforce the specific performance of this Agreement by Patterson and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

  8. Independent Contractor Status. Patterson shall perform all Services under this Agreement as an "independent contractor" and not as an employee or agent of the Buyer or the Company. Patterson is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Buyer or the Company or to bind the Buyer or the Company in any manner.

  9. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

    If to Patterson:                       Copy to:

  W. Wayne Patterson                    Robert H. Whilden, Jr., Esq.
  3324 Ella Lee Lane                    Vinson & Elkins, L.L.P.
  Houston, Texas 77019                  2500 First City Tower
                                        1001 Fannin
                                        Houston, Texas 77002-6760

    If to the Buyer:                       Copies to:

  Sequoia Systems, Inc.                 Jeremy Swett, Esq.
  400 Nickerson Road                    Sequoia Systems, Inc.
  Marlborough, MA 01752                 400 Nickerson Road
  Attention: President                  Marlborough, MA 01752

                                        David A. Westenberg, Esq.
                                        Hale and Dorr
                                        60 State Street
                                        Boston, MA 02109

  Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

  10. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

  11. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

  12. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Buyer and Patterson.

  13. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

  14. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Buyer may be merged or which may succeed to its assets or business, provided, however, that the obligations of Patterson are personal and shall not be assigned by him.

  15. Miscellaneous.

    15.1 No delay or omission by the Buyer in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Buyer on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

    15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

    15.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                          SEQUOIA SYSTEMS, INC.

                                          By:
                                              ---------------------------------

                                          Title:
                                                 ------------------------------


                                          -------------------------------------
                                          W. Wayne Patterson

                                   SCHEDULE A

  1. Provide assistance in transferring responsibilities as CEO of TMI/TME to the CEO of Sequoia.

  2. Provide assistance in transferring responsibilities for financial management of TMI/TME to the CFO of Sequoia.

  3. Develop and assist in developing and implementing a plan to communicate the benefits of the merger to TMI/TME's employees, customer base and markets, as well as to the investment community.

  4. Direct TMI/TME's financial planning and budget activities.

  5. Assist Sequoia is evaluating, qualifying and securing consolidated term loan and revolving credit lines.

  6. Assist Sequoia's CEO and CFO in assessing the proper organizational approach and actions required to achieve operating and cost synergies between Sequoia and TMI/TME.

                                                                       EXHIBIT E

                                                                          , 1995

Mr. J. Michael Stewart
Texas Microsystems, Inc.
5959 Corporate Drive
Houston, TX 77242

Dear Michael:

  On behalf of Sequoia Systems, Inc. it is my pleasure to offer you the position of Executive Vice President of Sequoia and President of the TMI/TME division based at TMI's headquarters in Houston, Texas, commencing with the closing of Sequoia's acquisition of TMI/TME. Your starting salary will be $7,211.54 (which calculates to $187,500 annually) paid bi-weekly. Your salary will be reviewed on an annual basis. This position reports directly to me.

  You will be entitled to all employee benefits, including group insurance, employee stock purchase plan, 401(k) plan, etc., normally extended to new Sequoia employees. Additionally, as an officer of Sequoia, you will receive an additional executive life insurance policy of two times your base salary. You should understand and agree that your employment is governed by the employee policies and practices of Sequoia and that you will be an employee at will rather than for any fixed period of time.

  You will be eligible to participate in Sequoia's Officer Incentive Compensation Plan targeted to provide additional earnings potential, dependent on achievement of individual goals and the financial results of the new company, on the same basis as other Sequoia officers. For FY94, such incentive compensation was generally in the range of 30-60% of base salary.

  This offer is contingent upon your completing and signing several documents, as well as the closing of Sequoia's acquisition of TMI/TME. You must sign a Proprietary Information and Inventions Agreement, and you should complete a Direct Deposit form. Additionally, we will provide you with a copy of Form I-9, which must be completed by all newly hired employees.

  Please indicate your acceptance by signing and returning the copy of this letter to me, together with the signed copy of the Proprietary Information and Inventions Agreement.

  Please call me with any particular questions regarding this offer. You may contact Don Colanton, Director of Human Resources, for additional information concerning Sequoia benefits.

  The Board of Directors and the management team at Sequoia join me in enthusiasm at the prospect of your joining Sequoia.

                                          Sincerely,

                                          Neil McMullan President & CEO

I accept your offer of employment with Sequoia Systems, Inc.

Signed: _____________________________  Date: _______________

                                                                       EXHIBIT F

                         [LETTERHEAD OF HALE AND DORR]

                                                                          , 1995

To: Stockholders of SPCO, Inc.
    5959 Corporate Drive
    Houston, Texas 77036

    Keystone International, Inc.
    9600 West Gulf Bank Drive
    Houston, Texas 77040

Ladies and Gentlemen:

  This opinion is furnished to you pursuant to Section 6.2(k) of the Merger and Stock Purchase Agreement (the "Agreement") dated as of November 9, 1994 among Sequoia Systems, Inc., a Delaware corporation (the "Buyer"), Sequoia Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), SPCO, Inc., a Delaware corporation (the "Company"), and Keystone International, Inc., a Texas corporation ("Keystone"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

  We have acted as counsel to the Buyer and the Transitory Subsidiary in connection with the preparation, execution and delivery of the Agreement and
the Escrow Agreement dated       , 1995 among the Buyer, the Indemnification
Representative named therein and the Escrow Agent named therein (the "Escrow Agreement"), and are familiar with the proceedings taken by the Buyer and the Transitory Subsidiary in connection therewith. As such counsel, we have assisted in the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (File No.
33-     ), as amended by [list amendments], which became effective on       ,
1995, and including as a part thereof the Proxy Statement/Prospectus, dated
      , 1995, in the form contained in [Post-Effective] Amendment No.   (the
"Proxy Statement/Prospectus"). The Registration Statement, as amended by all pre-effective and post-effective amendments, is referred to herein as the "Registration Statement".

  In connection with this opinion, we have examined and relied upon the following:

    1. an executed copy of the Agreement;

    2. an executed copy of the Escrow Agreement;

    3. the Registration Statement;

    4. the Proxy Statement/Prospectus;

    5. the Buyer's Restated Certificate of Incorporation, as amended to date (the "Buyer Certificate of Incorporation");

    6. the Buyer's By-Laws, as amended to date (the "Buyer By-Laws");

    7. the Certificate of Incorporation of the Transitory Subsidiary (the "Sub Certificate of Incorporation");

    8. the By-Laws of the Transitory Subsidiary (the "Sub By-Laws");

    9. a certificate, dated       , 1995, of the Secretary of State of the
  State of Delaware certifying to the legal existence and good standing of the Buyer in Delaware (the "Buyer Delaware Certificate");

    10. a certificate, dated       , 1995, of the Secretary of State of the
  Commonwealth of Massachusetts certifying to the due qualification of the Buyer in the Commonwealth of Massachusetts (the "Buyer Foreign
  Certificate");

    11. a certificate, dated       , 1995, of the Secretary of State of the
  State of Delaware certifying to the legal existence and good standing of the Transitory Subsidiary in Delaware (the "Sub Delaware Certificate");

    12. a Certificate of the Buyer, executed on behalf of the Buyer by the Buyer's Secretary, dated of even date herewith, certifying, among other things, as to (a) the Buyer Certificate of Incorporation, (b) the Buyer By-Laws and (c) certain resolutions of the Board of Directors of the Buyer relating to the Agreement and the transactions contemplated thereby;

    13. a Certificate of the Transitory Subsidiary, executed on behalf of the Transitory Subsidiary by the Secretary of the Transitory Subsidiary, dated of even date herewith, certifying, among other things, as to (a) the Sub Certificate of Incorporation, (b) the Sub By-Laws and (c) certain resolutions of the Board of Directors and sole stockholder of the Transitory Subsidiary relating to the Agreement and the transactions contemplated thereby; and

    14. such other agreements, documents, corporate records, certificates and materials as we have deemed necessary for the purposes of the opinions rendered herein.

  In our examination of the documents described above, we have assumed the genuineness of all signatures, the completeness of all corporate records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, telecopied or photostatic copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

  In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Buyer and the Transitory Subsidiary and upon the representations and warranties made by the Buyer, the Transitory Subsidiary, the Company and Keystone in the Agreement. We have not attempted to verify independently such facts, although we know of no facts which lead us to question the accuracy of such certificates or representations and warranties.

  Any reference herein to "our knowledge," "known to us," "know" or to any matter "coming to our attention" or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to the transactions contemplated by the Agreement of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Buyer and the Transitory Subsidiary. Without limiting the foregoing, we have not conducted a search of any computerized or electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

  For purposes of this opinion, we have assumed that the Agreement has been duly authorized, executed and delivered by the Company and Keystone, that each of the Company and Keystone has all requisite power and authority to effect the transactions contemplated by the Agreement, that the Escrow Agreement has been duly authorized, executed and delivered by the Indemnification Representative and the Escrow Agent, and that the Indemnification Representative and the Escrow Agent have all requisite power and authority to effect the transactions contemplated by the Escrow Agreement. We have also assumed that the Agreement is the valid and binding obligation of the Company and Keystone, enforceable against the Company and Keystone in accordance with its terms, and that the Escrow Agreement is the valid and binding obligation of the Company Stockholders, Keystone, the Indemnification Representative and the Escrow Agent, enforceable against the Company Stockholders, Keystone, the Indemnification Representative and the Escrow Agent in accordance with its terms. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or competence of the Company, the Company Stockholders, Keystone, the Indemnification Representative or the Escrow Agent.

  Our opinions set forth below are qualified to the extent that the validity or enforceability of the documents referred to or of any of the rights granted to any party pursuant thereto may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, public policy, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, (iv) the enforceability of remedies for breaches which are determined by a court to be immaterial, and (v) provisions which purport to grant remedies which are wholly disproportionate to the damages suffered or expenses incurred by a party, or which provide that rights or remedies are not exclusive and are cumulative. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of such documents or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court. We express no opinion herein as to the enforceability of Sections 5.13(g), 5.13(h), 5.14(a) and 5.14(b) of the Agreement.

  For purposes of our opinions as to the legal existence and good standing of the Buyer and the Transitory Subsidiary expressed in the first sentence of paragraph 1 below, we have relied solely upon the Buyer Delaware Certificate and the Sub Delaware Certificate, respectively, and such opinions are limited accordingly. For purposes of our opinion in the second sentence of paragraph 1 below, we have relied solely upon the Buyer Foreign Certificate, and such opinion is limited accordingly. We express no opinion as to the tax good standing of the Buyer or the Transitory Subsidiary.

  Our opinion in paragraph 6 below is limited in that we express no opinion with respect to any securities anti-fraud laws or fraudulent transfer laws.

  In connection with our opinion expressed in paragraph 6 below, we were
advised by       of the Commission by telephone on       , 1995 that the
Commission had declared [Post-Effective] Amendment No.   to the Registration
Statement effective as of    p.m. on       , 1995, but we have not yet received
written confirmation from the Commission of the effectiveness of the
Registration Statement [or of Post-Effective Amendment No.   thereto].

  We express no opinion concerning the treatment for tax purposes of the transactions contemplated by the Agreement.

  We express no opinion with regard to any state securities or "Blue Sky" laws.

  We are opining herein only with respect to the laws of the Commonwealth of Massachusetts, the Delaware General Corporate Law statute and the federal laws of the United States of America as in our experience are normally applicable to transactions of the type contemplated by the Agreement, and, with your permission, our opinions exclude the applicability and effect of (i) any city or county laws and (ii) antitrust and unfair competition laws. Accordingly, to the extent that any law of any jurisdiction other than the federal laws of the United States of America, the laws of the Commonwealth of Massachusetts or the Delaware General Corporate Law statute governs any of the matters as to which we express an opinion below, we have assumed, without independent investigation and with your permission, that the law of such jurisdiction is the same as that of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable.

  For the purposes of this opinion, we have assumed that the facts and law governing the performance by the parties of their respective obligations under the Agreement and the Escrow Agreement will be identical to the facts and law governing such performance as of the date of this opinion.

  Based upon and subject to the foregoing, we are of the opinion that:

    1. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer is qualified to conduct business in and is in good standing as a foreign corporation under the laws of the Commonwealth of Massachusetts. Each of the Buyer and the Transitory Subsidiary has the corporate power and authority to carry on its business as now conducted and to own and operate its properties in connection therewith.

    2. The authorized capital stock of the Buyer consists solely of 25,000,000 shares of common stock, $.01 par value (the "Buyer Common Stock"), and 5,000,000 shares of undesignated preferred stock, $.01 par value. The authorized capital stock of the Transitory Subsidiary consists of 1,000 shares of common stock, $.01 par value, of which 1,000 shares are of record issued and outstanding. All of the issued and outstanding capital stock of the Transitory Subsidiary is owned of record by the Buyer.

    3. The Transaction Shares will be, when issued in accordance with the Agreement, duly authorized, validly issued, fully paid and nonassessable.

    4. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver the Agreement and to perform its respective obligations thereunder. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary. The Agreement has been duly and validly executed and delivered by each of the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against the Buyer and the Transitory Subsidiary in accordance with its terms (other than Sections 5.13(g), 5.13(h), 5.14(a) and 5.14(b) of the Agreement, as to which we express no opinion). The Buyer has all requisite power and authority to execute and deliver the Escrow Agreement and to perform its obligations thereunder. The execution and delivery of the Escrow Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. The Escrow Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

    5. Except as set forth in the Agreement (including the Exhibits and Schedules thereto), neither the execution and delivery of the Agreement or the Escrow Agreement, nor the consummation of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Buyer Certificate of Incorporation, the Buyer By-Laws, the Sub Certificate of Incorporation or the Sub By-Laws, (ii) to our knowledge, requires on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) to our knowledge, conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, or requires any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness or other agreement or instrument to which the Buyer or any of its subsidiaries is a party or by which the Buyer or any of its subsidiaries is bound or any of their respective assets is subject and which has been filed or incorporated by reference as an exhibit to the Registration Statement by the Buyer, (iv) to our knowledge, violates any order, writ, injunction or decree specifically naming the Buyer or the Transitory Subsidiary or any of their properties or assets or (v) to our knowledge, violates any statute, rule or regulation; provided, however, that we express no opinion as to the violation of any statute, rule, regulation, order, writ, injunction or decree which does not have any material adverse effect on you and does not deprive you of any material benefit under the Agreement, and we express no opinion as to the absence of any filing, permit, authorization, consent or approval (i) which may be required by or otherwise applicable to the Buyer or the Transitory Subsidiary as a result of the involvement of other parties in the transactions contemplated by the Agreement because of the legal or regulatory status of such other parties or because of any other facts specifically pertaining to any of them, or (ii) which does not have any material adverse effect on you and does not deprive you of any material benefit under the Agreement.

    6. The Transaction Shares have been registered under the Securities Act pursuant to the Registration Statement. The Buyer Common Stock has been registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Shares have been authorized for listing on the Nasdaq National Market.

    7. The information with respect to the Buyer and the Transitory Subsidiary contained in the Registration Statement and the Proxy Statement/Prospectus, as of the effective date of [Post-Effective] Amendment No. , complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act (except the financial statements, schedules and other financial and statistical data included therein, as to which no opinion is expressed).

    8. To our knowledge, neither the Buyer nor the Transitory Subsidiary is
  (i) subject to any unsatisfied judgment, order, decree, stipulation or injunction or (ii) party to any legal or governmental actions or proceedings which, if adversely determined, individually or in the aggregate, are likely to have a material adverse effect on the Buyer or its business, financial condition or properties.

  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

  Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is solely for your benefit in connection with the transactions contemplated by the Agreement and the Escrow Agreement and may not be quoted or relied upon by any other person or used for any other purpose without our prior written consent.

                                          Very truly yours,

                                          Hale and Dorr

                                                                         ANNEX A

                             AMENDMENT NUMBER 1 TO

                      MERGER AND STOCK PURCHASE AGREEMENT

                                     AMONG

                             SEQUOIA SYSTEMS, INC.,

                        SEQUOIA ACQUISITION CORPORATION,

                                   SPCO, INC.

                                      AND

                          KEYSTONE INTERNATIONAL, INC.

  AGREEMENT entered into as of the 7th day of February, 1995 by and among Sequoia Systems, Inc., a Delaware corporation (the "Buyer"), Sequoia Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Buyer ("Transitory Subsidiary"), SPCO, Inc., a Delaware corporation (the "Company"), and Keystone International, Inc., a Texas corporation ("Keystone").

  WHEREAS, the parties hereto are parties to a Merger and Stock Purchase Agreement dated as of November 9, 1994 (as the same may be amended from time to time, the "Merger Agreement") (terms not otherwise defined herein shall be deemed to have the meaning ascribed to such term in the Merger Agreement); and

  WHEREAS, the parties now desire to amend the Merger Agreement as hereinafter set forth.

  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

  1. Section 4 of the Preliminary Statement is hereby eliminated in its entirety and replaced with the following:

    4. At and as of the date hereof, Patterson and Stewart each own 42.5 of the issued and outstanding shares of the common stock, $.01 par value per share (the "TME Common Stock"), of Texas Micro Electronics, Inc., a Delaware corporation ("TME") collectively representing 85% of the issued and outstanding capital stock of TME, and Keystone owns 15 of the issued and outstanding capital stock of shares of TME Stock (the "Keystone TME Shares"), representing 15% of the issued and outstanding capital stock of TME. TME has no class of capital stock issued or outstanding except for the TME Common Stock.

  2. Section 6(ii) of the Preliminary Statement is hereby deleted in its entirety and replaced with the following:

  (ii) TMI will own 85 shares of TME Common Stock, representing 85% of the issued and outstanding capital stock of TME;

  3. Section 6(iv) of the Preliminary Statement is hereby deleted in its entirety and replaced with the following:

  (iv) Keystone will own 15 shares of TME Common Stock, representing 15% of the issued and outstanding capital stock of TME.

  4. Section 6.2(1) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

    (1) Tax Opinion. The Company shall have received from Arthur Andersen LLP, the Company's independent auditors, an unqualified opinion to the effect that (i) the Merger and the exchange of shares contemplated hereby constitutes a tax-free reorganization under Section 368(a) of the Code and (ii) the BriskHeat Spin-Off constitutes a tax-free transaction to the Company and the stockholders of the Company under
  Section 355 of the Code; and Coopers & Lybrand, L.L.P. shall have advised the Company in writing that it has determined that there is a reasonable basis to report the BriskHeat Spin-Off as a tax-free transaction.

  5. All other terms and conditions of the Merger Agreement are ratified, confirmed and approved.

  IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement as of the date first above written.

                                          SEQUOIA SYSTEMS, INC.

                                                 /s/ Cornelius P. McMullan
                                          By: _________________________________

                                               President and Chief Executive
                                                          Officer
                                          Title: ______________________________

                                          SEQUOIA ACQUISITION CORPORATION.

                                                 /s/ Cornelius P. McMullan
                                          By: _________________________________

                                                         President
                                          Title: ______________________________

                                          SPCO, INC.

                                                  /s/ J. Michael Stewart
                                          By: _________________________________

                                                         President
                                          Title: ______________________________

                                          KEYSTONE INTERNATIONAL, INC.

                                                    /s/ Mark E. Baldwin
                                          By: _________________________________

                                                      Vice President
                                          Title: ______________________________

                                                                         ANNEX B


                             SEQUOIA SYSTEMS, INC.

                    ACQUISITION OF TEXAS MICROSYSTEMS, INC.

                         FAIRNESS OPINION DOCUMENTATION

                                November 9, 1994



                           BROADVIEW ASSOCIATES, L.P.

One Bridge Plaza             555 Twin Dolphin Drive               55 Drury Lane
5th Floor                          Suite 570                   London WC 2B 5SQ
Fort Lee, NJ 07024           Redwood City, CA 94065                     England
(201) 346-9000                   (415) 802-5900                  (071) 836-8081
Fax: (201) 346-9191           Fax: (415) 802-5910           Fax: (071) 497-0085

                           BROADVIEW ASSOCIATES, L.P.
                   BROADVIEW ASSOCIATES INC., GENERAL PARTNER

One Bridge Plaza
Fort Lee, New Jersey 07021
201 346-9000
FAX 201 3416-9191

                                                                November 9, 1994

                                                                    CONFIDENTIAL

Board of Directors
Sequoia Systems, Inc.
400 Nickerson Road
Marlborough, MA 01752

Dear Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be paid by Sequoia Systems, Inc. (the "Company") to the shareholders of SPCO, Inc. ("SPCO") and to Keystone International, Inc. ("Keystone") pursuant to the Merger and Stock Purchase Agreement to be dated and executed by November 9, 1994 (the "Agreement").

  Immediately prior to the closing under the Agreement, and after giving effect to the pre-closing transactions contemplated by the Agreement, (i) SPCO will own approximately 85.53% of the issued and outstanding capital stock of Texas Microsystems, Inc. ("Texas Microsystems"), (ii) Texas Microsystems will own 85% of the issued and outstanding capital stock of Texas Micro Electronics, Inc. ("TME"), (iii) Keystone will own approximately 14.47% of the issued and outstanding capital stock of Texas Microsystems, and (iv) Keystone will own 15% of the issued and outstanding capital stock of TME. Except where the context otherwise requires, all references herein to Texas Microsystems shall include TME and Texas Microsystems' other subsidiaries.

  Under the Agreement, the Company will simultaneously acquire for an aggregate of 5.2 million shares of the Company's common stock (i) all the outstanding shares of SPCO in a merger which is intended to qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended and (ii) all shares of Texas Microsystems and TME held by Keystone. As of the close of trading on November 8, 1994 these shares had an aggregate market value of $18.85 million and represented 33.35% of the Company's common stock outstanding on a fully-diluted basis (based on 9,836,664 common shares outstanding as of October 2, 1994 and 554,557 common stock equivalents based on in-the-money options and the treasury stock method). The parties intend that the transaction, which is subject to the approval of the shareholders of the Company and Texas Microsystems, will be treated as a pooling of interests. Reference is made to the Agreement for a more complete description of the transaction.

  Broadview Associates specializes in mergers and acquisitions of information technology ("IT") businesses. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to the Company's board of directors and will receive a fee from the Company upon the successful conclusion of the proposed transaction.

Redwood City, CA                       Fort Lee, NJ                       London

            Member, National Association of Securities Dealers, Inc.

  In rendering our opinion, we have, among other things:

  . reviewed the terms of the Agreement and the associated exhibits in the form of the draft dated November 9, 1994 furnished to us by your counsel (which, for the purposes of this letter, we have assumed, with your permission, to be identical in all material respects to the Agreement to be executed);

  . reviewed Texas Microsystems' audited financial statements for the fiscal year ended June 30, 1994 marked Tentative and Preliminary and dated August 12, 1994, as well as the historical financial statements of Texas Microsystems for the fiscal years 1991-1993 as audited by Arthur Andersen;

  . analyzed forecasts of Texas Microsystems' financial performance for the fiscal years 1995-1997 provided to us by its management;

  . reviewed multi-year pro forma forecasts of the financial performance of the Company combined with Texas Microsystems, provided to Broadview by the managements of the Company and Texas Microsystems, to determine the effect of the transaction on projected revenues, profits and earnings per share compared to the Company's projections as a stand-alone entity;

  . reviewed certain information relating to the business, revenue backlog, earnings, assets, acquisitions, distributor agreements, customers, markets and prospects provided by Texas Microsystems management;

  . participated in discussions with Texas Microsystems management concerning the operations, business strategy, financial performance and prospects for Texas Microsystems;

  . reviewed market research studies provided by Texas Microsystems and considered the prospects of Texas Microsystems and competitive trends in the IT industry;

  . considered the recent history of Texas Microsystems and its relations with its principal business partners;

  . analyzed available information, both public and private, concerning other companies and other mergers and acquisitions we believe to be comparable in whole or in part to this transaction;

  . conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

  In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by the Company or Texas Microsystems. With respect to the financial projections and forecasts examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the managements of Texas Microsystems and the Company as to the future performance of Texas Microsystems and the Company, respectively. We have not made nor obtained an independent appraisal or valuation of any of Texas Microsystems' assets.

  Based upon and subject to the foregoing, we are of the opinion that the consideration to be paid by the Company to the shareholders of SPCO and to Keystone pursuant to the Agreement is fair to the Company's stockholders from a financial point of view.

  This opinion speaks only as of the date hereof and may be relied upon only by the Board of Directors of the Company and no other person. This opinion may not be published or referred to in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview Associates hereby consents to references to and the inclusion of this letter in its entirety in the Registration Statement on Form S-4 and the Prospectus/Proxy Statement contained therein to be prepared in connection with the proposed transaction.

                                          Sincerely,

                                          BROADVIEW ASSOCIATES, L.P.

                                                                    CONFIDENTIAL
                            VALUATION CONSIDERATIONS

  In reviewing the business of Texas Microsystems, Inc. ("Texas Microsystems," "TMI" or the "Company"), along with the current activity within the Information Technology ("IT") Industry, we have identified the following factors which, among others, have a material impact on valuation.

FACTORS POSITIVELY AFFECTING VALUE:

. Diversified Products--Texas Microsystems has successfully diversified its products from those of standard computer providers thus preventing the Company from having to compete in the commodity PC market. Unlike standard PCs, TMI's products feature heavy gauge steel, extruded aluminum, extra cooling fans, industrial strength plastic and can withstand temperatures over 110 degrees Fahrenheit and 95% humidity. Fault tolerant models are self diagnosing and alarming and have redundant power supplies and peripherals. These differentiating features have permitted Texas Microsystems to maintain higher margins and overall profitability than the median of the computer industry.

. Market Share--Texas Microsystems is the third largest provider of industrial
  PCs worldwide behind IBM and Siemens. The Company is well known among users of industrial computers and enjoys a considerable size advantage over the majority of industrial computer providers. The Company commands market shares of 13.9%, 1.8% and 13.1% in the United States, Europe and the Far East, respectively.

. Telecommunications Market Penetration--In addition to its success in the industrial and fault tolerant PC market, Texas Microsystems has begun to successfully penetrate the telecommunications market for similar hardware products. The Company has introduced SPARC computer systems which meet Bellcore Network Equipment Building Specifications (NEBS). TMI has shipped over 120 of these systems to telecommunications providers including AT&T and NYNEX. The introduction of these systems has greatly increased the potential markets for TMI products and should contribute to positive revenue growth in the future.

. High Growth Market--The industrial PC market is growing at a healthy rate both domestically and internationally. According to a 1993 market study by Venture Development Corporation, the worldwide industrial PC market is projected to grow from approximately $565 million in 1994 to $757 million in 1997. From 1992-1997 North America, Europe and the Far East are forecasted to grow by CAGRs of 8.2%, 9.8% and 28.0%, respectively.

. Large and Referencable Installed Base--Current customers of Texas
  Microsystems' products include AT&T, Fujitsu, Reuters, GM, Ford, U.S. Robotics, GE and Boston Technology. The Company's installed base has proven to be an excellent source of repeat business and new sales opportunities via referrals and references.

FACTORS NEGATIVELY AFFECTING VALUE:

. Highly Competitive Market--Although not as competitive as the overall computer industry, the industrial computer market contains numerous large and formidable competitors including IBM and Siemens. In addition to these large competitors, TMI also competes against smaller companies including Diversified Technology, Industrial Computer Source, I-Bus, Kontron, and Alan Bradley; as well as lower-price, lower-end competitors including Advantech, Arise and Multitech.

. Lack of Significant Proprietary Technology--Unlike other vendors in the industrial and fault-tolerant computer market, Texas Microsystems does not rely on a substantial amount of proprietary intellectual

                                                                    CONFIDENTIAL
 property. The Company primarily utilizes standard technology and components in most of its products. This limits TMI's protection against existing and future competitive pressures.

. Limited Management Infrastructure--Texas Microsystems has a board of directors and a management team which is not as large or experienced as the Company's publicly-traded competitors. This lack of management infrastructure and resources could impact the future strategic direction of the firm and limit the Company's growth prospects.

                                                                   CONFIDENTIAL
                 SUMMARY EXPLANATION OF VALUATION METHODOLOGY

  The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview Associates, L.P. ("Broadview") in valuing Texas Microsystems, Inc. ("Texas Microsystems" or the "Company") in conjunction with rendering its Fairness Opinion regarding the proposed acquisition:

  Broadview employed a comparable transaction-based analysis, public company comparables-based analysis and discounted cash flow (DCF) analysis to determine the value of the Company. Each of these methodologies was equally weighted in determining the final value of the Company because each provides an appropriate measure of value.

  TRANSACTION COMPARABLES ANALYSIS--Transaction comparables indicate the Adjusted Price/Revenue/1/ (Adj. P/R) multiples acquirers are willing to pay for comparable companies in a particular market segment. Broadview reviewed 7 M&A transaction comparables from 1991 through the present which represent sellers which share many characteristics with the Company, including product type, size, international presence, business model, management structure, et al. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the Information Technology (IT) industry and excluded minority investments. These transactions represent public and private sellers in the industrial and fault-tolerant computer market. In reverse chronological order, the transactions used are the acquisition of 1) Datawatch Corporation by Secure Systems Group; 2) Sentinel Systems by Helionetics; 3) Rugged Digital Systems by Datametrics; 4) KMS Industries by North Atlantic Industries; 5) Industrial Computer Source by Dynatech; 6) Teradata Corporation by AT&T and 7) Heurikon Corporation by Computer Products. The median Adj. P/R multiple of these transactions was
0.55. A premium of 25% was applied to the median Adj. P/R multiple of the transaction comparables to reflect the strong market position of the Company, as well as a careful weighting of all the other factors having a positive or negative effect on the value of Texas Microsystems (see the attached document titled: "Valuation Considerations"). Broadview elected to apply a premium to the median Adj. P/R ratio rather than to apply the median from a subset of the transaction comparables, such as a specific quartile above the median, due to the limited size of the set of transaction comparables.

  PUBLIC COMPANY COMPARABLES ANALYSIS--Total Market Capitalization/Revenue (TMC/R) and Price/Earnings multiples of public company comparables indicate the value public markets place on companies in a particular market segment. Although there are a limited number of public company "pure plays" in each of the markets in which Texas Microsystems competes, there are a number of public company comparables which share many characteristics with the Company, including product type, size, international presence, business model, management structure, et al. Broadview reviewed 10 public company comparables from a financial point of view including each company's: Trailing Twelve Month
(TTM) Revenues; Growth in TTM Revenues; TTM Pre-tax Income and Margins; TTM Net Income; TTM EPS; Total Debt; Cash and Equivalents; Equity Market Capitalization; Total Market Capitalization; TMC/R ratio and Price/Earnings ratio. The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded IT companies maintained by Broadview Associates and broken down by industry segment.

- --------
/1/ The Adjusted Price/Revenue (Adj. P/R) ratio is employed in this analysis because it allows two critical balance sheet items--cash and debt--to be factored directly into the valuation. The formula for the Adj. P/R ratio is as follows:

  ((Market Value of Equity) + (Short-Term Debt + Long-Term Debt) - (Cash and
                           Equivalents)) / Revenues

To determine value using this approach, the first step is to calculate the appropriate Adj. P/R ratio for each comparable publicly-traded company and for each acquired company. Next, the revenues of the company being valued are multiplied by the appropriate Adj. P/Revenue ratio determined in step one. This provides a total "entity" value which represents the company's value based on its operating performance, i.e., excluding the effects of capitalization. The final step is to subtract all short-term and long-term debt from the total entity value and then add back cash and equivalents. The result is the fair market value of the company's equity.

                                                                    CONFIDENTIAL
In alphabetical order, the public company comparables consisted of: Auspex Systems, Integrated Micro Products, Netframe Systems, Parallan, Pyramid Technology, Sequent Computer Systems, Sequoia Systems, Stratus Computer, Tandem Computers and Tricord Systems. These comparables have a median TTM Revenue Growth of 11.5%, Pre-tax Margin of 8.0%, TMC/R ratio of 0.93 and P/E ratio of
15.4. After a careful weighting of all the factors having a positive or negative effect on the value of Texas Microsystems (see the attached document titled: "Valuation Considerations"), including the illiquidity of Texas Microsystems' privately-held shares and the strong market position of the Company, no net discount or premium was applied to the TMC/R and P/E multiples of the public company comparables.

  DISCOUNTED CASH FLOW ANALYSIS--Broadview valued Texas Microsystems based upon free cash flow estimates over a three year period from June 30, 1994 through June 30, 1997. These free cash flow figures were taken from projections made by Texas Microsystems' management team and based on growth and operating assumptions which Texas Microsystems' management believes are reasonable and prudent. After completing an analysis of those projections, Broadview concluded that, in general, they were reasonable and prudent, and in certain respects overly conservative. Specifically, planned working capital requirements and PP&E expenditures were viewed as high and curtailed in the DCF analysis. The residual value at the end of the terminal year was computed by applying the median adjusted Price/Earnings multiple of the public company comparables to Texas Microsystems' earnings in the terminal year. Discount rates of 12%-18% were applied using a base case of 15%. After adjusting for cash and debt as of June 30, 1994, total equity values for Texas Microsystems ranged from $31.0 million to $37.2 million, with a base case of $33.9 million. The residual value at the end of the terminal year was also calculated as a perpetuity of cash flow in the terminal year grown at 10%. This equates to applying a cash flow multiple in the terminal year and yields a total equity value of $23.8 million using a discount rate of 15%.

  SUPPLEMENTAL ANALYSIS--Broadview also compared Texas Microsystems to all of the public companies (36 in total) in the "Computer System" segment of the Broadview Barometer. These companies have a median TTM Revenue Growth of 1.7%, Pre-tax Margin of 2.0%, Net Margin of 1.3%, TMC/R ratio of 0.57 and P/E ratio of 13.9. Using the maximum consideration of $26.7 million, the proposed transaction represents a TMC/Revenue ratio of 0.58 placing it slightly above the median of all of the publicly-traded computer companies and below the median (at the 45th percentile) of the publicly-traded industrial and fault-tolerant computer companies.

  SUMMARY VALUATION ANALYSIS--Equally weighting Texas Microsystems' implied valuation based on the transaction comparables analysis of $31.2, the public company comparable analysis of $28.4 million and the discounted cash flow analysis of $33.9 million, Broadview placed a total equity value on the Company of $31.2 million.

  Additionally, Broadview performed a relative contribution analysis based on Sequoia's and Texas Microsystems' projected revenue and operating incomes for FYE June 30, 1995. This analysis adjusts each company's number of shares for cash and debt levels to determine the relative contributions of each company independent of their respective balance sheets. This analysis showed that the valuation of Texas Microsystems based on revenue and operating income contributions, respectively, is 35.3% and 27.1% of the combined entity. Equally weighted, these figures represent a value 31.2%, slightly below the agreed upon consideration of 5.2 million shares, or approximately 33.35% of Sequoia's Common Stock outstanding on a fully-diluted basis.

                                                                        ANNEX C

                              SECTION 262 OF THE
                       DELAWARE GENERAL CORPORATION LAW

  262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251, 252, 54, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock/1/, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice or and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000/2/ holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the/2/ holders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 or this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation/1/, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000/2/ holders;

      c. Cash in lieu of fractional shares/3/ or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S)228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statements shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the

Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rate against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 262, L. '94, eff. 7-1-94.)

                                                                         ANNEX D

                             SEQUOIA SYSTEMS, INC.

                   1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN

1. Purpose.

  The purpose of this 1995 Outside Directors' Stock Option Plan (the "Plan") of Sequoia Systems, Inc. (the "Company") is to encourage stock ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future success and to provide them with a further incentive to remain as directors of the Company.

2. Administration.

  The Board of Directors of Sequoia Systems (the "Board") shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the options to be granted shall be automatic in accordance with
Section 5. However, all questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board and such resolution shall be final and binding upon all persons having an interest in the Plan.

3. Participation in the Plan.

  Directors of the Company who are not employees of the Company or any subsidiary of the Company ("outside directors") shall be eligible to receive options under the Plan.

4. Stock Subject to the Plan.

  (a) The maximum number of shares of the Company's Common Stock, par value $.40 per share ("Common Stock"), which may be issued under the Plan shall be 150,000 shares, subject to adjustment as provided in Section 7.

  (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

  (c) All options granted under the Plan shall be non- statutory options not under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5. Terms, Conditions and Form of Options.

  Each option granted under the Plan shall be evidenced by a written agreement in such form as the Chairman of the Board of Directors shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

    (a) Option Grant Dates and Shares Subject to Option.

      (i) Initial Grants. A fully-vested option to purchase 12,000 shares of Common Stock shall be granted automatically to each person who becomes an outside director of the Company after the date of the Board's adoption of the Plan.

      (ii) Subsequent Grants. A fully-vested option to purchase 2,500 shares of the Common Stock shall be granted automatically to each outside director on each July 1 from July 1, 1995 through and including July 1, 1999, provided, that he or she is an eligible director on the date of grant of such option.

    (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall be equal to the fair market value per share of Common Stock on the date of grant, which shall be determined as follows: (i) if the Common Stock is listed on the Nasdaq National Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be deemed to be the last reported sale price per share of Common Stock thereon on such date (or, if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported); and (ii) if the Common Stock is not listed on the Nasdaq National Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be deemed to be the book value per share of the Common Stock as of the end of the most recent fiscal quarter preceding such date.

    (c) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and shall be exercised during the lifetime of the optionee only by the optionee or his or her legal representative. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

    (d) Exercise Period. Each option may be exercised at any time and from time to time, in whole or in part, prior to the tenth anniversary of the date of grant, except that no option may be exercised more than six months after the optionee ceases to serve as a director of the Company.

    (e) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date 10 years after the date of grant or (ii) the date one year after the optionee ceases to serve as a director of the Company for any reason, whether by death, resignation, removal or otherwise.

    (f) Exercise Procedure. An option may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which the option is exercised.

    (g) Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6. Limitation of Rights.

  (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the optionee shall be entitled to continue as a director for any period of time.

  (b) No Stockholder Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.

7. Adjustment Provisions for Mergers, Recapitalizations and Related
Transactions.

  If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board shall make an appropriate and proportionate adjustment in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and/or (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he or she had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

8. Modification, Extension and Renewal of Options.

  The Board shall have the power to modify or amend outstanding options; provided, however, that no modification or amendment may (i) have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee, or (ii) modify the number of shares of Common Stock subject to the option (except as provided in Section 7).

9. Termination and Amendment of the Plan.

  The Board may suspend, terminate or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company, no amendment may (i) increase the number of shares subject to the Plan (except as provided in Section 7), (ii) materially modify the requirements as to eligibility to receive options under the Plan, or (iii) materially increase the benefits accruing to participants in the Plan; and provided further that the Board may not amend the provisions of Sections 3 or 5, insofar as they relate to the amount, price and timing of options to be granted hereunder, more frequently than once every six months, other than to comply with changes in the Code or the rules thereunder.

10. Notice.

  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

11. Governing Law.

  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.

12. Stockholder Approval.

  The Plan is conditional upon approval by the Company's stockholders of the Plan within one year from its date of adoption by the Board. No option under the Plan may be exercised until such stockholder approval is obtained, and the Plan and all options granted under the Plan shall be null and void if the Plan is not so approved by the Company's stockholders.

                                          As adopted by the Board on
                                          December 13, 1994.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article SEVENTH of Sequoia's Restated Certificate of Incorporation sets forth the extent to which officers and directors of Sequoia may be indemnified against any liabilities which they may incur in their capacities as directors or officers of Sequoia. The Restated Certificate of Incorporation provides that Sequoia shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify any director or officer against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification is not exclusive of any other rights to which the officers or directors may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, continues after such person has ceased to be a director or officer and inures to the benefit of such person's, heirs, executors and administrators. The indemnification provided by the Restated Certificate of Incorporation specifically includes indemnification of all officers and directors who are deemed fiduciaries under any employee benefit plan and any action taken or omitted by such officer or director with respect to an employee benefit plan reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of Sequoia.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

  *2.1  --Merger and Stock Purchase Agreement Among Sequoia Systems, Inc.,
          Sequoia Acquisition Corporation, SPCO, Inc. and Keystone Interna-tional, Inc., dated as of November 9, 1994.

  *2.2  --Amendment No. 1 to Merger and Stock Purchase Agreement Among Sequoia
          Systems, Inc., Sequoia Acquisition Corporation, SPCO, Inc. and Keystone International, Inc. dated as of February 7, 1995.

   3.1  --Restated Certificate of Incorporation (incorporated by reference to
          Exhibit 3.1 to the Company's 1994 Annual Report on Form 10-K, as amended by Form 10-K/A (File No. 0-18238)).

   3.2 --Amended and Restated By-Laws of the Company (incorporated by ref-erence to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-33024)).

  *5.1  --Opinion of Hale and Dorr.

  10.1 --Amended Registration Rights Agreement, as amended, among the Company and certain investors (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1 (File No. 33-33024)).

  10.2 --Amended Registration Rights Agreement, as amended, among the Company and certain investors (incorporated by reference to Exhibit 10.28 to the Company's Registration Statement on Form S-1 (File No. 33-33024)).

  10.3 --1986 Incentive Stock Option Plan and related form of stock option agreement (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1 (File No. 33-33024)).

  10.4 --Second Amendment to 1986 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.42 to the Company's 1990 Annual Report on Form 10-K (File No. 0-18238)).

  10.5 --1986 Supplemental Stock Option Plan and related form of stock option agreement (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1 (File No. 33-33024)).

  10.6 --Second Amendment to 1986 Supplemental Stock Option Plan (incorpo-rated by reference to Exhibit 10.43 to the Company's 1990 Annual Report on Form 10-K (File No. 0-18238)).

  10.7 --1990 Outside Director's Stock Option Plan (incorporated by reference to Exhibit 10.45 to the Company's 1990 Annual Report on Form 10-K (File No. 0-18238)).

 *10.8  --1993 Employee Stock Purchase Plan.

  10.9  --401(k) Plan of the Company (incorporated by reference to Exhibit
          10.37 to the Company's Registration Statement on Form S-1 (File No. 33-33024)).

 10.10 --Lease dated November 23, 1983 between the Company and Metropolitan Life Insurance Company (incorporated by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-1 (File No. 33-33024)).

 10.11 --Third Amendment dated April 2, 1990 to Lease of November 23, 1983, between the Company and Metropolitan Life Insurance Company (incor-porated by reference to Exhibit 10.38 to the Company's 1990 Annual Report on Form 10-K (File No. 0-18238)).

 10.12 --Lease dated March 20, 1992 between the Company and Metropolitan Life Insurance Company (incorporated by reference to Exhibit 10.14 to the Company's 1992 Annual Report on Form 10-K, Amendment No. 1 (File No. 0-18238)).

 10.13 --Employment Agreement dated October 20, 1987 between the Company and Jack J. Stiffler (incorporated by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-1 (File No. 33-33024)).

 10.14 --Pick Systems-Open Architecture License Agreement dated October 10, 1986 among the Company, Concurrent Operating Systems Technology and Pick Systems, and assigned to the Company on February 24, 1988 (in-corporated by reference to Exhibit 10.19 to the Company's Registra-tion Statement on Form S-1 (File No. 33-33024)).

 10.15 --Credit Agreement dated as of March 22, 1994 between the Company and State Street Bank and Trust Company (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the Quarter Ended April 13, 1994 (File No. 0-18238)).

 10.16 --Product Development and Technology License Agreement dated July 24, 1990 between the Company and Samsung Electronics Company Ltd. (incorporated by reference to Exhibit 10.40 to the Company's 1990 Annual Report on Form 10-K (File No. 0-18238)).

 10.17 --OEM Agreement dated July 24, 1990 between the Company and Samsung Electronics Company Ltd. (incorporated by reference to Exhibit
          10.41 to the Company's 1990 Annual Report on Form 10-K (File No. 18238)).

 10.18 --Service Provider II Maintenance Agreement dated January 1, 1992 between the Company and Samsung Electronics Company Ltd. (incorpo-rated by reference to Exhibit 10.45 to the Company's 1992 Annual Report on Form 10-K, Amendment No. 1 (File No. 0-18238)).

 10.19 --OEM Agreement dated September 7, 1993 between the Company and Samsung Electronics Co., Ltd. (incorporated by reference to Exhibit
          10.43 to the Company's 1993 Annual Report on Form 10-K (File No. 0-18238)).

 10.20 --Master Agreement dated September 7, 1993 between the Company and Samsung Electronics Co., Ltd. (incorporated by reference to Exhibit
          10.44 to the Company's 1993 Annual Report on Form 10-K (File No. 0-18238)).

 10.21 --Development, Manufacturing, and Distribution Agreement dated as of December 26, 1991 between the Company and Toshiba Corporation (in-corporated by reference to Exhibit 10.48 to the Company's 1992 An-nual Report on Form 10-K, Amendment No. 1 (File No. 0-18238)).

 10.22 --Revised Development, Manufacturing, and Distribution Agreement ex-ecuted as of May 13, 1994 between the Company and Toshiba Corpora-tion.

 10.23 --Software Cooperation Agreement executed April 5, 1994 between the Company and UNIX System Laboratories, Inc. (Incorporated by refer-ence to Exhibit 10.23 to the Company's 1994 Annual Report on Form 10-K (File No. 0-18238)).

 10.24 --Joint Venture Agreement dated as of September, 1991 by and among the Company, Tricom Computer Pty. Ltd. and Sequoia Systems (Austra-lia) Pty. Ltd., together with material exhibits (incorporated by reference to Exhibit 10.49 to the Company's 1992 Annual Report on Form 10-K, Amendment No. 1 (File No. 0-18238)).

 10.25 --International Distributorship Agreement dated October 15, 1991 by and among the Company, Tricom Computer Pty, Ltd. and Sequoia Systems (Australia) Pty. Ltd., together with material exhibits (incorporated by reference to Exhibit 10.50 to the Company's 1992 Annual Report on Form 10-K, Amendment No. 1 (File No. 0-18238)).

 10.26 --Settlement Agreement and Mutual General Release dated February 1, 1993 between the Company and Ultimate Corp. (incorporated by refer-ence to Exhibit 10.54 to the Company's 1993 Annual Report on Form 10-K (File No. 0-18238)).

 10.27 --Order of Final Approval and Final Judgment and Order of Dismissal dated September 10, 1993, of the United States District Court for the District of Massachusetts (incorporated by reference to Exhibit 10.55 to the Company's 1993 Annual Report on Form 10-K (File No. 0-18238)).

 10.28 --Employment Agreement dated November 5, 1992, as amended January 22, 1993, between the Company and Cornelius P. McMullan (incorporated by reference to Exhibit 10.56 to Amendment No. 1 to the Company's 1993 Annual Report on Form 10-K/A (File No. 0-18238)).

 10.29 --Employment Agreement dated October 2, 1992, as amended November 7, 1992, between the Company and Richard B. Goldman (incorporated by reference to Exhibit 10.57 to Amendment No. 1 to the Company's 1993 Annual Report on Form 10-K/A (File No. 0-18238)).

*10.30  --Escrow Agreement, dated as of February 17, 1995, among the Company,
          W. Wayne Patterson and The First National Bank of Boston.

*21.1   --Subsidiaries of Sequoia.

*23.1   --Consent of Coopers & Lybrand LLP.

*23.2   --Consent of Arthur Andersen LLP (Boston, Massachusetts).

*23.3   --Consent of Arthur Andersen LLP (Houston, Texas).

*23.4   --Consent of Hale and Dorr (included in Exhibit 5.1).

*24.1   --Power of Attorney (See page II-5).

*99.1   --Form of Proxy Card of Sequoia.

*99.2   --Form of Written Consent of SPCO.
- --------
 * Filed herewith.

  (b) Financial Statement Schedules

ITEM 22. UNDERTAKINGS.

  A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  B. Sequoia hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Sequoia's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Sequoia hereby undertakes as follows:

    (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), Sequoia undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  D. Sequoia hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  E. Sequoia hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF MARLBOROUGH, COMMONWEALTH OF MASSACHUSETTS, ON THE 17TH DAY OF FEBRUARY, 1995.

                                          Sequoia Systems, Inc.


                                          By:    /s/ Cornelius P. McMullan
                                             ----------------------------------
                                                   Cornelius P. McMullan
                                               President and Chief Executive
                                                          Officer

                        POWER OF ATTORNEY AND SIGNATURES

  We, the undersigned officers and directors of Sequoia Systems, Inc., hereby severally constitute and appoint Cornelius P. McMullan, Richard B. Goldman, Jeremy F. Swett and David A. Westenberg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Sequoia Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURES                         TITLE                DATE
             ----------                         -----                ----

      /s/ Cornelius P. McMullan         President, Chief      February 17, 1995
- -------------------------------------    Executive Officer
        CORNELIUS P. MCMULLAN            and Director
                                         (Principal
                                         Executive Officer)

       /s/ Richard B. Goldman           Vice President,       February 17, 1995
- -------------------------------------    Finance and Chief
         RICHARD B. GOLDMAN              Financial Officer
                                         (Principal
                                         Financial and
                                         Accounting Officer)

     /s/ Francis J. Hughes, Jr.         Chairman of the       February 16, 1995
- -------------------------------------    Board
       FRANCIS J. HUGHES, JR.

        /s/ Dean C. Campbell            Director              February 16, 1995
- -------------------------------------
          DEAN C. CAMPBELL

      /s/ A. Theodore Engkvist          Director              February 16, 1995
- -------------------------------------
        A. THEODORE ENGKVIST

          /s/ John F. Smith             Director              February 16, 1995
- -------------------------------------
            JOHN F. SMITH